Exhibit 10.1

EXECUTION COPY

AMENDED AND RESTATED CREDIT AGREEMENT

among

ALERIS INTERNATIONAL, INC.,

AURORA ACQUISITION MERGER SUB, INC.

(to be merged with and into Aleris International, Inc.),

EACH OTHER U.S. BORROWER PARTY HERETO,

CORUS S.E.C./CORUS L.P.,

acting and represented by its general partner Corus Aluminium Inc.,

EACH OTHER CANADIAN BORROWER PARTY HERETO,

ALERIS SWITZERLAND GMBH,

VARIOUS LENDERS,

DEUTSCHE BANK AG NEW YORK BRANCH,

as ADMINISTRATIVE AGENT,

DEUTSCHE BANK AG, CANADA BRANCH,

as CANADIAN ADMINISTRATIVE AGENT,

GOLDMAN SACHS CREDIT PARTNERS L.P.,

as SYNDICATION AGENT,

and

PNC BANK, NATIONAL ASSOCIATION,

NATIONAL CITY BUSINESS CREDIT, INC.

and

KEY BANK NATIONAL ASSOCIATION

as CO-DOCUMENTATION AGENTS

Dated as of August 1, 2006

and amended and restated as of December 19, 2006

DEUTSCHE BANK SECURITIES INC.

and

GOLDMAN SACHS CREDIT PARTNERS L.P.,

as JOINT LEAD ARRANGERS

and

JOINT BOOK RUNNING MANAGERS

(i)

(continued)

(ii)

(continued)

(iii)

(continued)

		Page
10.08	Limitations on Payments of Certain Indebtedness; Modifications of Certain Indebtedness Documents, Certificate of Incorporation, By-Laws and Certain Other Agreements, etc.	176
10.09	Limitation on Certain Restrictions on Subsidiaries	178
10.10	Business, etc.	178
10.11	Limitation on Issuance of Equity Interests	179
10.12	Changes to Legal Names, Organizational Identification Numbers, Jurisdiction or Type or Organization	180
10.13	No Additional Deposit Accounts; etc.	180
10.14	Negative Covenants of Non-U.S. Credit Parties	181
10.15	No Personal Assets of Corus Aluminium Inc.	181

SECTION 11.	Events of Default	181

11.01	Payments	181
11.02	Representations, etc.	181
11.03	Covenants	182
11.04	Default Under Other Agreements	182
11.05	Bankruptcy, etc.	183
11.06	ERISA	183
11.07	Security Documents	183
11.08	Guaranties	183
11.09	Judgments	183
11.10	Subordination Provisions	184
11.11	Change of Control	184

SECTION 12.	The Administrative Agent	185

12.01	Appointment	185
12.02	Nature of Duties	186
12.03	Lack of Reliance on the Administrative Agent	186
12.04	Certain Rights of the Administrative Agent	187
12.05	Reliance	187
12.06	Indemnification	187
12.07	The Administrative Agent in its Individual Capacity	188
12.08	Holders	188
12.09	Resignation by the Administrative Agent	188
12.10	Collateral Matters	189
12.11	Amendments to Guaranties and Security Documents on the Restatement Effective Date	190
12.12	Delivery of Information	190

SECTION 13.	Miscellaneous	191

(iv)

(continued)

(v)

(continued)

(vi)

Page
SCHEDULES

SCHEDULE I-A	—	Commitments
SCHEDULE I-B	—	Canadian Lenders
SCHEDULE I-C	—	Swiss Qualifying Banks
SCHEDULE II	—	Lender Addresses
SCHEDULE III	—	Provisions Relating to Bankers’ Acceptance Loans
SCHEDULE IV	—	Existing Letters of Credit
SCHEDULE V	—	Real Property
SCHEDULE VI	—	Deposit Accounts
SCHEDULE VII	—	Certain Tax Matters
SCHEDULE VIII-A	—	Subsidiaries
SCHEDULE VIII-B	—	European Manufacturing Subsidiaries
SCHEDULE IX	—	Existing Indebtedness
SCHEDULE X	—	Insurance
SCHEDULE XI	—	Existing Liens
SCHEDULE XII	—	Existing Investments
SCHEDULE XIII	—	Eligible Inventory Locations
SCHEDULE XIV	—	Designated Assets
SCHEDULE XV	—	Post Closing Actions
SCHEDULE XVI	—	Tier I Countries
SCHEDULE XVII	—	Tier II Countries
SCHEDULE XVIII	—	Applicable Jurisdiction Requirements
SCHEDULE XIX	—	Immaterial Subsidiaries
SCHEDULE XX	—	Local Law Pledge Agreements
SCHEDULE XXI	—	Affiliate Transactions
SCHEDULE XXII	—	ERISA

EXHIBIT

EXHIBIT A-1	—	Notice of Borrowing
EXHIBIT A-2	—	Notice of Conversion/Continuation
EXHIBIT B-1	—	U.S. Borrower Revolving Note
EXHIBIT B-2	—	Canadian Revolving Note
EXHIBIT B-3	—	European Borrower Revolving Note
EXHIBIT B-4	—	U.S. Borrower Swingline Note
EXHIBIT B-5	—	Canadian Swingline Note
EXHIBIT B-6	—	European Borrower Swingline Note
EXHIBIT C	—	Letter of Credit Request
EXHIBIT D	—	Section 5.04(b)(ii) Certificate
EXHIBIT E-1	—	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP
EXHIBIT E-2	—	Opinion of Torys LLP
EXHIBIT E-3	—	Opinion of Pestalozzi Lachenal Patry
EXHIBIT F	—	Officers’ Certificate
EXHIBIT G-1	—	U.S. Pledge Agreement

(vii)

(continued)

Page
EXHIBIT G-2	—	European Parent Pledge Agreement
EXHIBIT G-3	—	Canadian Parent Pledge Agreement
EXHIBIT G-4	—	Credit Document Acknowledgement and Amendment
EXHIBIT H-1	—	U.S. Subsidiaries Guaranty
EXHIBIT H-2	—	Canadian Subsidiaries Guaranty
EXHIBIT H-3	—	European Distribution Subsidiaries Guaranty
EXHIBIT H-4	—	European Parent Guaranty
EXHIBIT H-5	—	Canadian Parent Guaranty
EXHIBIT I	—	U.S. Security Agreement
EXHIBIT J	—	Solvency Certificate
EXHIBIT K	—	Compliance Certificate
EXHIBIT L	—	Borrowing Base Certificate
EXHIBIT M	—	[Intentionally Omitted]
EXHIBIT N-1	—	ABL Creditor Mortgage
EXHIBIT N-2	—	Canadian Mortgage
EXHIBIT O	—	Incremental Revolving Loan Commitment Agreement
EXHIBIT P	—	Intercreditor Agreement
EXHIBIT Q	—	Joinder Agreement

(viii)

AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 1, 2006 and amended and restated as of December 19, 2006, among AURORA ACQUISITION MERGER SUB, INC. (“Merger Sub”), a Delaware corporation to be merged with and into ALERIS INTERNATIONAL, INC., a Delaware corporation (“Aleris”), Aleris, each Domestic Subsidiary of Aleris set forth on the signature pages hereto (together with Merger Sub, Aleris and any entity that becomes a U.S. Borrower pursuant to Section 9.11, collectively, the “U.S. Borrowers” and each, a “U.S. Borrower”), CORUS S.E.C./CORUS L.P., a limited partnership existing under the laws of Québec, acting and represented by its general partner, Corus Aluminium Inc., a corporation organized under the laws of Québec (“Aleris Canada”, and together with any entity that becomes a Canadian Borrower pursuant to Section 9.11, collectively, the “Canadian Borrowers” and each, a “Canadian Borrower”), ALERIS SWITZERLAND GMBH, a company with limited liability organized under the laws of Switzerland (the “European Borrower” and, together with the Canadian Borrowers and the U.S. Borrowers, the “Borrowers” and each, a “Borrower”), the Lenders party hereto from time to time, PNC BANK, NATIONAL ASSOCIATION, NATIONAL CITY BUSINESS CREDIT, INC. and KEY BANK NATIONAL ASSOCIATION, as co-documentation agents, GOLDMAN SACHS CREDIT PARTNERS L.P. as Syndication Agent, DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent and DEUTSCHE BANK AG, CANADA BRANCH, as Canadian administrative agent (in such capacity, the “Canadian Administrative Agent”).

W I T N E S S E T H :

WHEREAS, the Borrowers, the Existing Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of August 1, 2006 (as the same has been amended, modified or supplemented to, but not including the Restatement Effective Date, the “Existing ABL Credit Agreement”); and

WHEREAS, the Borrowers have requested that the Existing ABL Credit Agreement be amended and restated in its entirety and, subject to and upon the terms and conditions set forth herein, the Borrowers have requested the credit facilities more fully provided pursuant to the terms of this Agreement, namely (i) the facility evidenced by the Canadian Commitments (and the extensions of credit made pursuant thereto), which extensions of credit shall be made to the Canadian Borrowers (who, subject to Section 15.09 shall be jointly and severally obligated therefor) and (ii) the facility evidenced by the U.S./European Commitments (and the extensions of credit made pursuant thereto), which extensions of credit shall be made (x) subject to Section 15.09 to the U.S. Borrowers on a joint and several basis and (y) subject to the Total European Sub-Commitment, to the European Borrower; and

WHEREAS, extensions of credit hereunder to the Canadian Borrowers shall be made to them on a joint and several basis, and shall be fully guaranteed (as more fully provided and described herein) by the U.S. Credit Parties and the Canadian Credit Parties; and

WHEREAS, the extensions of credit to the European Borrower hereunder shall be guaranteed by the U.S. Credit Parties, the European Parent Guarantors and Subsidiaries of the European Borrower, but shall not be guaranteed by German Sub-Holdco and its Subsidiaries or any other Foreign Subsidiary of Aleris (except to the extent any such Subsidiary constitutes a Transitory European Subsidiary); and

WHEREAS, all obligations of the U.S. Credit Parties hereunder (whether as borrowers or guarantors) shall be secured pursuant to the relevant U.S. Security Documents executed and delivered by the U.S. Credit Parties, with the intent being that (x) First Priority security interests be granted to secure the ABL Obligations in all ABL Priority Collateral of the U.S. Credit Parties and (y) second priority security interests be granted to secure the ABL Obligations in all Term Priority Collateral of the U.S. Credit Parties; and

WHEREAS, all obligations of the Canadian Credit Parties (whether as borrowers or guarantors) shall be secured by First Priority security interests in the assets of the Canadian Credit Parties provided as collateral pursuant to the relevant Security Documents; and

WHEREAS, all obligations of the European Borrower (pursuant to the U.S./European Commitments, and subject to the Total European Sub-Commitment) shall be secured by First Priority security interest in all Collateral provided by the European Borrower and the guaranties of the European Subsidiary Guarantors shall be unsecured; and

WHEREAS, Collateral consisting of all Equity Interests in the European Parent Guarantors and any Collateral provided by them pursuant to the Security Documents entered into and delivered by them will be shared (with the creditors pursuant to the Term Loan Agreement and any refinancing thereof as permitted pursuant to the Intercreditor Agreement) on the basis provided in the Intercreditor Agreement; and

WHEREAS, the Term Loan Agreement is being entered into substantially concurrently with the amendment and restatement of this Agreement, and all Collateral provided by the U.S. Credit Parties is intended to provide the Term Secured Parties pursuant to the Term Loan Agreement with second priority security interests in the ABL Priority Collateral, and with First Priority security interests in the Term Priority Collateral, granted pursuant to the relevant security documents securing the Term Obligations; and

WHEREAS, a portion of the loans made available pursuant to the Term Loan Agreement shall be borrowed directly by German Sub-Holdco, which, as of the Restatement Effective Date, shall be a sister subsidiary of the European Borrower (with each of the European Borrower and German Sub-Holdco being owned by a common parent which is a European Parent Guarantor), and the Term Obligations may be secured by assets of German Sub-Holdco and its Subsidiaries and other Foreign Subsidiaries of Aleris (other than the European Borrower and its Subsidiaries), which assets shall not (except to the extent at any time constituting assets of a Transitory European Subsidiary or assets sold to the European Borrower pursuant to a Receivables Purchase Agreement) secure the ABL Obligations; and

WHEREAS, this Agreement (and all Lenders from time to time party hereto) shall be subject to the terms and conditions of the Intercreditor Agreement, which more fully describes the sharing arrangements referenced above (and which in the event of any conflict with this Agreement, including the above description, shall be binding); and

WHEREAS, subject to the terms and conditions of this Agreement and the other Credit Documents, and subject to the terms of the Intercreditor Agreement, the Lenders are willing to amend and restate the Existing ABL Credit Agreement, and to make available to the Borrowers the respective credit facilities provided for herein;

NOW, THEREFORE, IT IS AGREED:

SECTION 1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“ABL Creditor Mortgage” shall mean a mortgage substantially in the form of Exhibit N-1, with such modifications thereto as the relevant local counsel of the Collateral Agent may deem necessary or appropriate in order to create and perfect the mortgage liens intended to be created thereby under the local law of the jurisdiction in which the relevant property is located.

“ABL Obligations” shall mean all obligations (including guaranty obligations) of every nature of each Credit Party from time to time owed to the Agents (including former Agents), Issuing Lenders, Lenders, or any of them, under any Credit Document, whether for principal, premium, interest (including interest which, but for the filing of a petition in bankruptcy or a similar proceeding with respect to such Credit Party, would have accrued on any ABL Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy or similar proceeding), reimbursement of amounts drawn under (and obligations to cash collateralize) Letters of Credit and Bankers’ Acceptances, fees, expenses (including Expenses), indemnification (including, without limitation, pursuant to Section 13.01) or otherwise.

“ABL Priority Collateral” shall mean, all “ABL Priority Collateral” as defined in the Intercreditor Agreement and shall include, collectively, all of the personal property in which First Priority Liens are granted (or purported to be granted) pursuant to the Security Documents as security for the ABL Obligations including, without limitation, all Accounts and Inventory of Borrowers and certain of the Guarantors.

“ABL Secured Parties” shall mean (i) Lenders (including, in any event, each Issuing Lender and each Swingline Lender) and Agents, (ii) the Other Creditors and (iii) the Treasury Services Creditors.

“Account” shall mean an “account” (as such term is defined in Article 9 of the UCC), and any and all supporting obligations (as such term is defined in Article 9 of the UCC) in respect thereof.

“Account Debtor” shall mean each Person who is obligated on an Account, chattel paper (as such term is defined in Article 9 of the UCC), or a General Intangible constituting a payment intangible (as such term is defined in Article 9 of the UCC).

“Account Party” shall mean, with respect to any Letter of Credit, (i) in the case of a U.S. Letter of Credit, all of the U.S. Borrowers, as joint and several account parties with respect to such Letter of Credit, (ii) in the case of a Canadian Letter of Credit, all of the Canadian Borrowers, as joint and several account parties with respect to such Letter of Credit and (iii) in the case of a European Letter of Credit, the European Borrower as the account party with respect to such Letter of Credit.

“Acquired Entity or Business” shall mean either (x) the assets constituting a business, division or product line of any Person or (y) the assets or business of a Person who shall, as a result of the respective acquisition, become a Subsidiary (or, in accordance with Section 9.16, an Unrestricted Subsidiary) of Aleris (or shall be merged with and into Aleris (with Aleris being the surviving Person) or a Subsidiary of Aleris with the surviving Person being a Subsidiary (or, in accordance with Section 9.16, an Unrestricted Subsidiary) of Aleris).

“Action” shall have the meaning provided in Section 9.13(a).

“Additional Debt” shall have the meaning provided in Section 10.04(xiv).

“Additional Security Documents” shall mean each additional security agreement, pledge, mortgage or other document granting a lien in the Collateral delivered pursuant to Section 9.11 (as amended, modified or supplemented from time to time).

“Adjustment Date” shall mean the first day of each Fiscal Quarter of Aleris.

“Administrative Agent” shall mean DBNY, in its capacity as Administrative Agent for the Lenders hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09; provided that with respect to the facility made available to the Canadian Borrowers hereunder, references in this Agreement and the other Credit Documents to the Administrative Agent shall be deemed a reference to the Canadian Administrative Agent.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that neither the Administrative Agent nor any Lender nor any Affiliate thereof shall, as a result of its acting as such, be considered an Affiliate of Aleris or any Subsidiary thereof.

“Agent Advance” shall have the meaning provided in Section 2.01(f).

“Agent Advance Period” shall have the meaning provided in Section 2.01(f).

“Agents” shall mean the Administrative Agent, the Canadian Administrative Agent, the Collateral Agent, the Syndication Agent, each Co-Documentation Agent, the Joint Lead Arrangers and the Joint Book Running Managers.

“Aggregate Canadian Exposure” at any time shall mean the sum of (i) the aggregate principal amount of all Canadian Revolving Loans (including the Face Amount of all Bankers’ Acceptance Loans) then outstanding (for this purpose, using the Dollar Equivalent of each Canadian Dollar Denominated Loan then outstanding), (ii) the aggregate amount of all

Letter of Credit Outstandings with respect to Canadian Letters of Credit (for this purpose, using the Dollar Equivalent of all amounts denominated in a currency other than U.S. Dollars) at such time and (iii) the aggregate principal amount of all Canadian Swingline Loans (for this purpose, using the Dollar Equivalent of each Canadian Dollar Denominated Loan then outstanding) then outstanding.

“Aggregate European Borrower Exposure” at any time shall mean (i) the aggregate principal amount of all European Borrower Revolving Loans then outstanding (for this purpose, using the Dollar Equivalent of each Non-Dollar Denominated Loan then outstanding), (ii) the aggregate amount of all Letter of Credit Outstandings with respect to European Letters of Credit (for this purpose, using the Dollar Equivalent of all amounts denominated in a currency other than U.S. Dollars) at such time and (iii) the aggregate principal amount of all European Borrower Swingline Loans then outstanding (for this purpose, using the Dollar Equivalent of each Non-Dollar Denominated Loan then outstanding).

“Aggregate Exposure” at any time shall mean the sum of the Aggregate U.S./European Exposure and the Aggregate Canadian Exposure.

“Aggregate Non-U.S. Borrowing Base Usage” shall mean, at any time, the sum of the European U.S. Borrowing Base Usage and the Canadian U.S. Borrowing Base Usage at such time.

“Aggregate U.S. Borrower Exposure” at any time shall mean the sum of (i) the aggregate principal amount of all U.S. Borrower Revolving Loans then outstanding, (ii) the aggregate amount of all Letter of Credit Outstandings with respect to U.S. Letters of Credit at such time and (iii) the aggregate principal amount of all U.S. Borrower Swingline Loans then outstanding.

“Aggregate U.S./European Exposure” at any time shall mean the sum of (i) the Aggregate U.S. Borrower Exposure at such time and (ii) the Aggregate European Borrower Exposure at such time.

“Agreement” shall mean this Amended and Restated Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended or renewed from time to time.

“Aleris” shall have the meaning provided in the first paragraph of this Agreement.

“Aleris Canada” shall have the meaning provided in the first paragraph of this Agreement.

“Aleris Common Stock” shall mean the common stock of Aleris.

“Applicable Commitment Commission Percentage” shall mean with respect to any period during which Commitment Commission is payable hereunder, (x) if on or prior to March 31, 2007, a percentage per annum equal to 0.375% and (y) if on or after April 1, 2007, the percentage per annum set forth below opposite the applicable daily average Total Unutilized Commitment for the period for which such Commitment Commission is payable:

Total Unutilized Commitment	Applicable Commitment Commission
Less than 50% of the Total Commitment	0.25%
Greater than or equal to 50% of the Total Commitment	0.375%

“Applicable Eligible Jurisdiction” shall mean (i) in the case of Eligible Accounts or Eligible Inventory of the U.S. Borrowers, the United States, Canada and, in the case of Eligible Accounts only, Puerto Rico, (ii) in the case of Eligible Accounts or Eligible Inventory of the Canadian Borrowers, Canada and the United States and (iii) in the case of Eligible Accounts of the European Borrower, an Applicable European Jurisdiction.

“Applicable European Jurisdiction” shall mean each Tier I Country and each Tier II Country.

“Applicable Margin” initially shall mean a percentage per annum equal to in the case of Revolving Loans maintained as (A) Base Rate Loans, Canadian Prime Rate Loans or Swingline Loans, 0.50% and (B) Euro Rate Loans or Bankers’ Acceptance Loans, 1.50%; provided that the Applicable Margin shall be adjusted quarterly on a prospective basis on each Adjustment Date (commencing with the Adjustment Date to occur on April 1, 2007) in accordance with the table below based on the Average Historical Excess Availability for such Adjustment Date:

Average Historical Excess Availability	Revolving Loan Euro Rate Applicable Margin and/or Drawing Fee	Revolving Loan Base Rate and Canadian Prime Rate Margin and Swingline Loan Base Rate Applicable Margin
Less than $150,000,000	2.00%	1.00%
Greater than or equal to $150,000,000 but less than $250,000,000	1.75%	0.75%
Greater than or equal to $250,000,000 but less than $350,000,000	1.50%	0.50%
Greater than or equal to $350,000,000	1.25%	0.25%

The Applicable Margins as so determined shall apply from the relevant Adjustment Date to the next Adjustment Date; provided that if an Event of Default shall have occurred and be continuing at the time any reduction in the Applicable Margin would otherwise be implemented, no such reduction shall be implemented until the date on which such Event of Default shall have been cured or waived.

“Asset Sale” shall mean (a) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of Aleris or any Restricted Subsidiary (each referred to in this definition as a “disposition”), and (b) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions, in each case, other than:

(i) a disposition of cash, Cash Equivalents or Investment Grade Securities or excess, damaged, obsolete or worn out assets in the ordinary course of business or any disposition of inventory or goods held for sale in the ordinary course of business;

(ii) the disposition of all or substantially all of the assets of Aleris in a manner permitted pursuant to Section 10.02 or any disposition that constitutes a Change of Control;

(iii) the making of any Permitted Investment or the making of any Dividend that is not prohibited by Section 10.03;

(iv) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary, in each case that do not or would not upon issuance constitute Fixed Assets, in any transaction or series of transactions with an aggregate fair market value of less than $25,000,000;

(v) any disposition of Fixed Assets in any transaction or series of transactions with an applicable fair market value of less than $10,000,000;

(vi) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to Aleris or by Aleris or a Restricted Subsidiary to a Restricted Subsidiary;

(vii) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(viii) the lease, assignment, license, sublicense, or sub-lease of any real or personal property in the ordinary course of business;

(ix) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(x) foreclosures on assets;

(xi) the unwinding of any Hedging Obligations; and

(xii) the sale or discount, in each case without recourse and in the ordinary course of business, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction or bulk sale.

“Asset Swap” shall mean the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or

Cash Equivalents between Aleris or any of its Subsidiaries and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 5.02(c).

“Assignment and Assumption Agreement” shall mean an Assignment and Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent.

“Attributable Debt” in respect of a Sale and Lease-Back Transaction shall mean, as at the time of determination, the present value (discounted at the interest rate then borne by the Loans, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended); provided, however, that if such Sale and Lease-Back Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation”.

“Available Currency” shall mean with respect to (i) U.S. Borrower Revolving Loans, U.S. Borrower Swingline Loans and U.S. Letters of Credit, U.S. Dollars, (ii) European Borrower Revolving Loans and European Letters of Credit, U.S. Dollars, Euros, Swiss Francs, Pounds Sterling and any other currency that the European Borrower requests, by at least ten Business Days’ prior written notice to the U.S./European Lenders through the Administrative Agent, be included as an additional Available Currency for purposes of this Agreement, so long as at such time (A) such currency is dealt with in the London interbank deposit market, (B) such currency is freely transferable and convertible into U.S. Dollars in the London foreign exchange market or the European foreign exchange market, as applicable, (C) no central bank or other governmental authorization in the country of issue of such currency is required to permit the use of such currency by any U.S./European Lender or any Issuing Lender, as applicable, for making any European Borrower Revolving Loan or issuing any European Letter of Credit hereunder and/or to permit the European Borrower to borrow and repay the principal thereof (or, in the case of European Letters of Credit, to request the issuance of and reimburse Unpaid Drawings in respect thereof) and to pay interest thereon, unless such authorization has been obtained and remains in full force and effect and (D) no U.S./European Lender or Issuing Lender shall have objected to the inclusion of such currency as an Available Currency by notice to Aleris and the Administrative Agent given within ten Business Days of such U.S./European Lender’s or Issuing Lender’s, as applicable, receipt of the notice referred to above (which notice shall be promptly transmitted by the Administrative Agent to such Lenders upon its receipt thereof), (iii) with respect to European Borrower Swingline Loans, Euros and (iv) with respect to Canadian Revolving Loans, Canadian Swingline Loans and Canadian Letters of Credit, U.S. Dollars and Canadian Dollars.

“Average Historical Excess Availability” shall mean, at any Adjustment Date, the average daily Excess Availability for the three-month period immediately preceding such Adjustment Date (with the Borrowing Base for any day during such period calculated by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent on or prior to such day pursuant to Section 9.01(h)).

“B/A Discount Proceeds” shall mean, in respect of any Bankers’ Acceptance or Draft to be purchased by a Canadian Lender on any date pursuant to Section 2.01(b), and Schedule III hereto, the difference between (i) the result (rounded to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up) calculated on such day by dividing the aggregate Face Amount of such Bankers’ Acceptance or Draft by the sum of one plus the product of (x) the Reference Discount Rate (expressed as a decimal) applicable to such Bankers’ Acceptance or Draft multiplied by (y) a fraction, the numerator of which is the number of days in the term of such Bankers’ Acceptance or Draft and the denominator of which is 365; and (ii) the aggregate applicable Drawing Fee with such product being rounded up or down to the fifth decimal place and .000005 being rounded up.

“B/A Equivalent Note” shall have the meaning provided in Schedule III hereto.

“B/A Instruments” shall mean, collectively, Bankers’ Acceptances, Drafts and B/A Equivalent Notes, and, in the singular, any one of them.

“B/A Lender” shall mean any Canadian Lender other than a Non-B/A Lender.

“Bank Product Provider” shall mean each Guaranteed Creditor party to a Treasury Services Agreement with a Guaranteed Party.

“Bank Product Reserve” shall mean, as of any date of determination, the Guaranteed Parties’ exposure (as determined by the Administrative Agent in its Permitted Discretion) under any Treasury Services Agreement which exposure is to be secured by a First Priority Lien on the Collateral as notified by the respective Bank Product Provider or any Borrower to the Administrative Agent and updated from time to time.

“Bankers’ Acceptance” shall mean a Draft drawn by the Canadian Borrowers and accepted by a Canadian Lender pursuant to Section 2.01(b) and Schedule III hereto.

“Bankers’ Acceptance Loans” shall mean (i) the creation of Bankers’ Acceptances or (ii) the creation and purchase of completed Drafts and the exchange of such Drafts for B/A Equivalent Notes, in each case as contemplated in Sections 2.01(b) and Schedule III hereto.

“Bankruptcy Code” shall have the meaning provided in Section 11.05.

“Base Rate” shall mean, at any time, the higher of (i) the Prime Lending Rate at such time and (ii) 1/2 of 1% in excess of the overnight Federal Funds Rate at such time.

“Base Rate Loan” shall mean (i) each U.S. Borrower Swingline Loan and (ii) each other Dollar Denominated Loan designated or deemed designated as such by the applicable Borrower or Borrowers at the time of the incurrence thereof or conversion thereto.

“Books” shall mean all of each Borrower’s and its Subsidiaries’ now owned or hereafter acquired books and records (including all of their Records indicating, summarizing, or evidencing their assets (including the Collateral) or liabilities, all of each Borrower’s or its

Subsidiaries’ Records relating to their business operations or financial condition, and all of their goods or General Intangibles related to such information).

“Borrowers” shall have the meaning provided in the first paragraph of this Agreement. Unless the context otherwise requires, and subject to Section 15.09, each reference in this Agreement to “each Borrower” or “the applicable Borrower” shall be deemed to be a reference to (x) each U.S. Borrower on a joint and several basis, (y) each Canadian Borrower on a joint and several basis or (z) the European Borrower, as the case may be.

“Borrowing” shall mean the borrowing of one Type of Loan of a single Tranche and currency by either the U.S. Borrowers (on a joint and several basis), the Canadian Borrowers (on a joint and several basis) or the European Borrower, from all the Lenders having Commitments under the applicable Tranche (or from the U.S./European Swingline Lender, in the case of U.S./European Borrower Swingline Loans and the Canadian Swingline Lender, in the case of Canadian Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Euro Rate Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 2.10(b) shall be considered part of the related Borrowing of Euro Rate Loans.

“Borrowing Base” shall mean the U.S. Borrowing Base, the Canadian Borrowing Base, the European Borrowing Base and/or the Total Borrowing Base, as the context may require.

“Borrowing Base Certificate” shall have the meaning provided in Section 9.01(h).

“Business Day” shall mean (i) for all purposes other than as covered by clauses (ii) and (iii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close, (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on or with respect to, Euro Rate Loans, any day which is a Business Day described in clause (i) and which is also (A) a day for trading by and between banks in deposits in the applicable Available Currency in which such Euro Rate Loans was incurred in the London interbank market and which shall not be a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in the country in whose Available Currency the applicable payment is denominated and (B) in relation to any transaction in Euros (or a notice with respect thereto), a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open and (iii) with respect to all notices and determinations in connection with, and payments of principal (or, Face Amount, as applicable) and interest on, Canadian Revolving Loans, any day which is a Business Day described in clauses (i) and, if relevant, (ii) above and which is also a day which is not a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in Toronto, Ontario.

“Calculation Period” shall mean, in the case of any Permitted Acquisition, the Test Period most recently ended prior to the date of any such Permitted Acquisition for which financial statements are available.

“Canadian Administrative Agent” shall have the meaning provided in the first paragraph of this Agreement.

“Canadian Borrower Obligations” shall mean all ABL Obligations owing to the Canadian Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender by the Canadian Borrowers.

“Canadian Borrowers” shall have the meaning provided in the first paragraph of this Agreement.

“Canadian Borrowing Base” shall mean, as of any date of determination, the result of, in each case using the Dollar Equivalent of all amounts not denominated in U.S. Dollars:

(a) 85% of the amount of Eligible Canadian Accounts, plus

(b) the lower of:

(i) 75% of the net book value of Eligible Canadian Inventory, and

(ii) 85% times the then extant Net Liquidation Percentage times the net book value of the Eligible Canadian Inventory, minus

(c) the aggregate amount of reserves, if any, established by the Administrative Agent under Section 2.01(e) with respect to the Canadian Borrowing Base.

“Canadian Collection Account” shall mean each account established at a Canadian Collection Bank and subject to a Cash Management Control Agreement into which funds shall be transferred as provided in Section 5.03(b).

“Canadian Collection Banks” shall have the meaning provided in Section 5.03(b)(i).

“Canadian Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule I-A directly below the column entitled “Canadian Commitment,” as the same may be (x) reduced from time to time or terminated pursuant to Sections 4.02, 4.03 and/or 11, as applicable, (y) increased pursuant to Section 2.15 and (z) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 2.13 or 13.04(b).

“Canadian Credit Party” shall mean the Canadian Borrowers, each Canadian Parent Guarantor and each Canadian Subsidiary Guarantor.

“Canadian Disbursement Account” shall mean each checking and/or disbursement account of the Canadian Borrowers for their general corporate purposes, including for the purpose of paying the Canadian Borrowers’ trade payables and other operating expenses.

“Canadian Dollar Denominated Loan” shall mean each Canadian Swingline Loan and each Canadian Revolving Loan denominated in Canadian Dollars at the time of the incurrence thereof, unless and until converted into Dollar Denominated Loans pursuant to Section 2.14.

“Canadian Dollars” shall mean the lawful currency of Canada, as in effect from time to time.

“Canadian Lender” shall mean each Lender which has a Canadian Commitment (without giving effect to any termination of the Total Canadian Commitment if any Canadian Swingline Loans remain outstanding or there are any Letter of Credit Outstandings in respect of Canadian Letters of Credit) or which has any outstanding Canadian Revolving Loans. Unless the context otherwise requires, each reference in this Agreement to a Lender includes each Canadian Lender and shall include references to any Affiliate of any such Lender which is acting as a Canadian Lender.

“Canadian Letter of Credit” shall have the meaning provided in Section 3.01(a).

“Canadian Parent Guarantor” shall mean each Person (other than a U.S. Credit Party) which (i) owns an Equity Interest in Aleris Canada and (ii) is the direct or indirect parent of any entity described in clause (i). On the Restatement Effective Date, the Canadian Parent Guarantors are Aleris Holding Canada Limited, Aleris Holding Luxembourg S.A.R.L. and Aleris Global Luxembourg S.A.R.L.

“Canadian Parent Guaranty” shall mean each Canadian Parent Guaranty in the form of Exhibit H-5 or such other guaranty in form and substance reasonably satisfactory to the Administrative Agent (as amended, modified or supplemented from time to time).

“Canadian Parent Pledge Agreement” shall have the meaning provided in Section 6.08(b).

“Canadian Percentage” of any Canadian Lender at any time shall be that percentage which is equal to a fraction (expressed as a percentage) the numerator of which is the Canadian Commitment of such Canadian Lender at such time and the denominator of which is the Total Canadian Commitment at such time, provided that if any such determination is to be made after the Total Canadian Commitment (and the related Canadian Commitments of the Lenders) has (or have) terminated, the determination of such percentages shall be made immediately before giving effect to such termination.

“Canadian Prime Rate” shall mean, for any day, the rate of interest per annum equal to the greater of (i) the per annum rate of interest quoted or established as the “prime rate” of DBAG which it quotes or establishes for such day as its reference rate of interest in order to determine interest rates for commercial loans in Canadian Dollars in Canada to its Canadian borrowers; and (ii) the average rate for Canadian Dollar banker’s acceptances having a term of 30 days that appears on Reuters Screen CDOR Page (or such other page as may be selected by the Canadian Administrative Agent as a replacement page for such Banker’s Acceptances if such screen is not available) at approximately 10:00 a.m. (Toronto time) on such day plus 75 basis points per annum, adjusted automatically with each quoted or established change in such rate, all without the necessity of any notice to any Borrower or any other Person.

“Canadian Prime Rate Loans” shall mean any Canadian Dollar Denominated Loan designated or deemed designated as such by the Canadian Borrowers at the time of the incurrence thereof or conversion thereto.

“Canadian Reference Lender” shall mean DBAG.

“Canadian Resident” shall mean, (a) a person resident in Canada for purposes of the Income Tax Act (Canada), (b) an authorized foreign bank which at all times holds all of its interest in any Canadian Borrower Obligations owed by the Canadian Borrowers hereunder in the course of its Canadian banking business for purposes of subsection 212(13.3) of the Income Tax Act (Canada) or (c) any Lender or other Person able to establish to the satisfaction of the Canadian Administrative Agent and the Canadian Borrowers based on applicable law in effect on the date on which it becomes a Lender that such Lender is not subject to deduction or withholding of income or similar Taxes imposed by Canada (or any political subdivision or taxing authority thereof or therein) with respect to any payments to such Lender of interest, fees, commission, or any other amount payable by the Canadian Borrowers under the Credit Documents.

“Canadian Revolving Loan” shall have the meaning provided in Section 2.01(b).

“Canadian Revolving Note” shall have the meaning provided in Section 2.05(a).

“Canadian Security Agreement” shall mean each security agreement or document delivered by a Canadian Credit Party pursuant to the Existing ABL Credit Agreement.

“Canadian Security Documents” shall mean each Canadian Security Agreement, each Canadian Parent Pledge Agreement and each Additional Security Document covering assets of any Canadian Credit Party.

“Canadian Subsidiaries Guaranty” shall mean a guarantee of the ABL Obligations of the Canadian Borrowers substantially in the form of Exhibit H-2 or such other form satisfactory to the Administrative Agent, in each case, as amended, modified, restated and/or supplemented from time to time.

“Canadian Subsidiary” shall mean each Subsidiary of Aleris that is incorporated or organized under the laws of Canada or any province thereof.

“Canadian Subsidiary Guarantor” shall mean each Wholly-Owned Canadian Subsidiary of Aleris, in each case, unless and until such time as the relevant Canadian Subsidiary Guarantor is released from all of its obligations under its Canadian Subsidiaries Guaranty in accordance with the terms and provisions thereof.

“Canadian Swingline Lender” shall mean DBAG, or any Person serving as a successor Canadian Administrative Agent hereunder, in its capacity as a lender of Canadian Swingline Loans.

“Canadian Swingline Loans” shall have the meaning provided in Section 2.01(c).

“Canadian Swingline Note” shall have the meaning provided in Section 2.05(a).

“Canadian U.S. Borrowing Base Usage” shall mean, at any time, the amount by which the Aggregate Canadian Exposure exceeds the Canadian Borrowing Base at such time (based upon the Borrowing Base Certificate most recently delivered).

“Capital Expenditures” shall mean, with respect to any Person, (a) all expenditures by such Person which should be capitalized in accordance with GAAP and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person less (b) any expenditure which is contractually required to be, and is, reimbursed to the Credit Parties in cash by a third party (including landlords and developers) during such period of calculation.

“Capitalized Lease Obligations” shall mean, with respect to any Person, all rental obligations of such Person which, under GAAP, are required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

“Carson Facility” shall mean the manufacturing facility described under clause 8 of Schedule XIV.

“Cash Equivalents” shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency, instrumentality or sponsored corporation thereof and backed by the full faith and credit of the United States, and in each case having maturities of not more than 24 months from the date of acquisition, (ii) U.S. Dollar denominated time deposits, certificates of deposit, overnight bank deposits and bankers’ acceptances having maturities within one year from the date of acquisition thereof issued by any Lender or any commercial bank of recognized standing, having capital and surplus in excess of $250,000,000, (iii) repurchase obligations for underlying securities of the types described in clauses (i) and (ii) above and entered into with any commercial bank meeting the qualifications specified in clause (ii) above, (iv) other investment instruments having maturities within 180 days from the date of acquisition thereof offered or sponsored by financial institutions having capital and surplus in excess of $500,000,000, (v) readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having maturities within 180 days from the date of acquisition thereof and having, at the time of acquisition thereof, one of the two highest rating categories obtainable from either Moody’s or S&P (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (vi) commercial paper rated, at the time of acquisition thereof, at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), in each case maturing within one year after the date of acquisition, (vii) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (vi) above, (viii) in the case of any Foreign Subsidiary of Aleris, (x) certificates of deposit or bankers’ acceptances of any bank organized under the laws of Canada, Japan or any country that is a member of the European economic and monetary union pursuant to the Treaty whose short term commercial paper, at the time of acquisition thereof, is rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), or, if no such commercial paper rating is available, a long term debt rating, at the time of acquisition thereof, of at least A or the equivalent thereof by S&P or at least A-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), in each case maturing not more than one year from the date of acquisition by such Foreign Subsidiary, (y) overnight deposits and demand deposit accounts maintained with any bank that such Foreign Subsidiary regularly transacts business and (z) securities of the type and maturity described in clause (i) above but issued by the principal Governmental Authority in which such Foreign Subsidiary is organized so long as such security has the highest rating available from either S&P or Moody’s, (ix) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of one year or less from the date of acquisition, (x) U.S. Dollars and (xi) Canadian dollars, Japanese yen, pounds sterling, Euros or, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business.

“Cash Management Control Agreement” shall mean a “control agreement,” power of attorney in respect of the respective Deposit Account(s) or other agreement, in each case, in form and substance reasonably acceptable to the Administrative Agent and containing terms regarding the treatment of all cash and other amounts on deposit in the Deposit Account(s) governed by such Cash Management Control Agreement consistent with the requirements of Section 5.03.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same has been amended and may hereafter be amended from time to time, 42 U.S.C. § 9601 et seq.

“Change of Control” shall mean the occurrence of any of the following:

(i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of Aleris and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder;

(ii) Aleris becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b) under the Exchange Act, or any successor provision), other than the Permitted Holders, in a single transaction or in a series of related transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of Aleris or any of its direct or indirect parent companies; or

(iii) a “change of control” or similar event shall occur as provided in the Term Loan Agreement and/or any Permitted Refinancing Indebtedness relating thereto, and/or as provided in the documentation relating to the New Senior Notes or the New Senior Subordinated Notes or, in each case, any Permitted Refinancing Indebtedness relating thereto.

“Chief Executive Office” shall mean, with respect to any Person, the location from which such Person manages the main part of its business operations or other affairs.

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder. Section references to the Code are to the Code as in effect at the date of this Agreement and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

“Co-Documentation Agents” shall mean each of PNC Bank, National Association, National City Business Credit, Inc. and Key Bank National Association, in their respective capacities as Co-Documentation Agents, and any successors thereto.

“Co-Investors” shall mean Persons (and their Affiliates) who, on the Restatement Effective Date, are limited partners of TPG Partners IV, L.P. or TPG Partners V, L.P.

“Collateral” shall mean, collectively, the Term Priority Collateral and the ABL Priority Collateral.

“Collateral Access Agreement” shall mean a landlord waiver, bailee letter, or acknowledgment agreement of any lessor, warehouseman, processor, consignee, or other Person (other than Aleris or any other Credit Party) in possession of, having a Lien upon, or having rights or interests in the Books, Equipment or Inventory of any Borrower or any Subsidiary of a Borrower, in each case, in form and substance reasonably satisfactory to the Collateral Agent.

“Collateral Agent” shall mean DBNY, in its capacity as Collateral Agent for the Lenders hereunder, and shall include any successor to the Collateral Agent appointed pursuant to Section 12.09.

“Collection Accounts” shall mean and include each U.S. Collection Account, each Canadian Collection Account and each European Collection Account.

“Collection Banks” shall mean each U.S. Collection Bank, each Canadian Collection Bank and each European Collection Bank.

“Collections” shall mean all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, proceeds of any issuance of equity interests, and tax refunds).

“Combined Commitments” shall mean, with respect to any Lender at any time, the sum of the Commitments of such Lender at such time.

“Combined U.S./Canadian Borrowing Base” at any time, shall mean the sum of the U.S. Borrowing Base at such time and the Canadian Borrowing Base at such time.

“Combined U.S./European Borrowing Base” at any time, shall mean the sum of the U.S. Borrowing Base at such time and the European Borrowing Base at such time.

“Commitment” shall mean any of the commitments of any Lender, i.e., whether the U.S./European Commitment or the Canadian Commitment.

“Commitment Commission” shall have the meaning provided in Section 4.01(a).

“Company Material Adverse Effect” shall mean a material adverse effect on (i) the business, results of operations or condition (financial or otherwise) of Aleris and its Subsidiaries taken as a whole or (ii) the ability of Aleris to timely consummate the transactions contemplated by the Merger Agreement, provided, that, a Company Material Adverse Effect shall not be deemed to include effects to the extent resulting from (A) changes in general economic conditions, (B) general changes or developments in the industries in which Aleris or its Subsidiaries operate, (C) changes in securities markets generally, (D) any act of war or terrorism (other than any of the foregoing that causes any damage or destruction to or renders unusable any facility or property of Aleris or any of its Subsidiaries), (E) changes, after the date hereof, in generally accepted accounting principles or interpretations thereof, (F) changes, after the date hereof, in Laws (as defined in the Merger Agreement), rules or regulations of general applicability or interpretations thereof by courts or Governmental Entities (as defined in the Merger Agreement), (G) the announcement of the Merger Agreement and the transactions contemplated thereby or (H) changes in the market price of the Shares (as defined in the Merger Agreement), unless in the case of the foregoing clauses (A), (B), (E) and (F), such changes referred to therein have a disproportionate effect on Aleris and its Subsidiaries, taken as a whole, when compared to other companies operating in the same industries in which Aleris or its Subsidiaries operate.

“Compliance Period” shall mean any period during which Excess Availability (as determined pursuant to the Borrowing Base Certificate most recently delivered) is less than the greater of (x) $65,000,000 and (y) 10% of the Total Commitment; provided that the Administrative Agent has notified Aleris thereof.

“Conditions” shall have the meaning provided in Section 8.16(a)(iii).

“Confidential Information Memorandum” shall mean the Confidential Information Memorandum of Aleris, dated November 2006.

“Consolidated EBITDA” shall mean, for any period, the sum of (without duplication) (i) net income (or loss) of Aleris and its Subsidiaries on a consolidated basis for such period (excluding extraordinary, non-recurring or unusual gains or losses), (ii) plus all interest expense of Aleris and its Subsidiaries on a consolidated basis for such period, (iii) plus all charges against or minus credits to income of Aleris and its Subsidiaries on a consolidated basis for such period for federal, state, local and foreign taxes, (iv) plus depreciation expenses of Aleris and its Subsidiaries on a consolidated basis for such period, (v) plus amortization expenses of Aleris and its Subsidiaries (including, without limitation, amortization of goodwill and other intangible assets) on a consolidated basis for such period, (vi) plus all non-cash charges against (including, without limitation, charges in respect of impairment of goodwill and any other non-cash items of loss) and minus all non-cash credits to income (including without limitation, all non-cash items of gain) of Aleris and its Subsidiaries on a consolidated basis for such period, (vii) plus or minus, as applicable, (a) all items of loss or gain arising from non-cash gains or losses accrued during such period as a result of mark to market accounting (pursuant to Financial Accounting Standards number 133) for Interest Rate Protection Agreements and Other Hedging Agreements, and (b) non-cash purchase accounting adjustments during such period as a result of the Corus Transaction, the Transaction or any Permitted Acquisition (or any acquisition of an Acquired Entity or Business permitted pursuant to Section 10.05), (viii) plus, to the extent not otherwise included in the determination of net income for such period, all proceeds of business interruption insurance policies, if any, received during such period, (ix) plus, to the extent deducted from net income for such period, the amount of all financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees and related out-of-pocket fees and expenses incurred (1) on or prior to September 30, 2006 in connection with the Corus Transaction and (2) on or prior to March 31, 2007 in connection with the Transaction, (x) plus, to the extent deducted from net income for such period, any financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees and related out-of-pocket expenses of Aleris and its Subsidiaries incurred in connection with a Permitted Acquisition or any other acquisition permitted pursuant to Section 10.05, (xi) plus factually supportable and identifiable cost savings and expenses relating to the Corus Transaction, or any Permitted Acquisition effected during such period, including, without limitation, cash charges resulting from restructuring, severance, integration and other adjustments, which are reasonably acceptable to the Administrative Agent, as if such cost savings or expenses were realized on the first day of the respective period, (xii) plus, to the extent deducted from net income for such period, restructuring charges (whether cash or non-cash) in connection with the Corus Transaction, any Permitted Acquisition and/or any other acquisition permitted pursuant to Section 10.05, in an aggregate amount not to exceed $25,000,000 since the Restatement Effective Date, (xiii) less the aggregate amount of all cash payments made during such period in connection with non-cash charges incurred in a prior period, to the extent such non-cash charges were added back pursuant to clauses (vi) and/or (vii) above in a prior period, (xiv) plus, to the extent deducted from net income for such period, fees and expenses in connection with any Permitted Refinancing Indebtedness relating to the New Senior Notes and/or the New Senior Subordinated Notes or the exchange of the New Senior Notes or the New Senior Subordinated Notes for registered notes with substantially identical terms as contemplated by the New Senior Notes Documents or the New Senior Subordinated Notes, as applicable, (xv) plus the amount of any minority interest expense deducted in computing net income for such period, (xvi) plus the amount of management, monitoring, consulting and advisory fees and related expenses paid (or any accruals related to such fees or related expenses) during such period to the Sponsor and the Co-Investors to the extent permitted pursuant to Section 10.06 and (xvii) plus the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to Aleris or a Restricted Subsidiary thereof during such period by a Person other than Aleris or a Restricted Subsidiary.

“Consolidated Secured Debt Ratio” as of any date of determination shall mean the ratio of (a) Consolidated Total Indebtedness of Aleris and its Subsidiaries that is secured by Liens as of the end of the most recent Fiscal Quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (b) the aggregate amount of Consolidated EBITDA of Aleris and its

Subsidiaries for the most recently ended consecutive four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio” in the Term Loan Agreement as in effect on the Restatement Effective Date and without giving effect to any amendment, modification or termination thereof.

“Consolidated Total Indebtedness” shall mean, as at any date of determination, an amount equal to the sum of (a) the aggregate amount of all outstanding Indebtedness of Aleris and its Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, obligations in respect of Capitalized Lease Obligations, Attributable Debt in respect of Sale and Lease-Back Transactions and debt obligations evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (and excluding (x) any undrawn letters of credit issued and (y) all obligations relating to Receivables Facilities (as defined in the Term Loan Agreement)) and (b) the aggregate amount of all outstanding Disqualified Stock of Aleris and all Disqualified Stock and Preferred Stock of its Subsidiaries (excluding items eliminated in consolidation), with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and Maximum Fixed Repurchase Prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes of this definition, the “Maximum Fixed Repurchase Price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by Aleris.

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Restatement Effective Date or entered into in connection with any acquisition or disposition of assets permitted hereunder (other than obligations with respect to Indebtedness). The amount of any Contingent Obligation shall be deemed to be an amount equal to the lesser of (x) the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith and (y) in the case of any Contingent Obligation which is expressly limited in amount, the stated maximum amount of such Contingent Obligation.

“Conversion Event” shall mean (i) the occurrence of any Event of Default with respect to any Borrower pursuant to Section 11.05, (ii) the declaration of the termination of any Commitment, or the acceleration of the maturity of any Revolving Loans, in each case pursuant to the last paragraph of Section 11 or (iii) the failure of any Borrower to pay any principal of, or interest on, Loans of any Tranche or any Letter of Credit Outstandings on or before the tenth Business Day following the Final Maturity Date (or in the case of Swingline Loans, the Swingline Expiry Date).

“Converted Canadian Borrower Revolving Loan” shall have the meaning provided in Section 2.01(b).

“Converted Canadian Swingline Loan” shall have the meaning provided in Section 2.01(c).

“Converted European Borrower Swingline Loan” shall have the meaning provided in Section 2.01(c).

“Converted U.S. Borrower Revolving Loan” shall have the meaning provided in Section 2.01(a).

“Converted U.S. Borrower Swingline Loan” shall have the meaning provided in Section 2.01(c).

“Core Canadian Concentration Account” shall have the meaning provided in Section 5.03(c).

“Core European Concentration Account” shall have the meaning provided in Section 5.03(c).

“Core U.S. Concentration Account” shall have the meaning provided in Section 5.03(c).

“Corus Acquisitions” shall mean, the acquisition by Aleris on August 1, 2006 of (i) all of the limited partnership interests in Corus L.P., a limited partnership organized under the laws of Quebec and all of the shares of Corus Aluminium Inc., a corporation organized under the laws of Quebec and each of their respective Subsidiaries and (ii) all of the beneficial interest in the entire share capital of Corus Hylite BV, Corus Aluminium Rolled Products BV, Corus Aluminium NV, Corus Aluminium GmbH, Corus Aluminium Corp. and Hoogovens Aluminium Europe Inc. and each of their respective Subsidiaries.

“Corus Transaction” shall mean, collectively, (i) the entering into of the Existing Term Loan Agreement and the related documentation and the incurrence of Loans on the Initial Borrowing Date, (ii) the refinancing of certain existing Indebtedness of Aleris and the Corus Acquired Business on the Initial Borrowing Date, (iii) the consummation of the Corus

Acquisitions, (iv) the incurrence of the Existing Senior Bridge Loans on the Initial Borrowing Date, (v) the incurrence of the Revolving Loans and the issuance of letters of credit under the Existing ABL Credit Agreement on the Initial Borrowing Date, (vi) all intercompany loans, equity contributions, repayments of intercompany loans, dividends, distributions and other intercompany Investments related to the foregoing and (vii) the payment of all fees and expenses in connection with the foregoing.

“Credit Account” shall have the meaning provided in Section 5.03(e).

“Credit Document Acknowledgment and Amendment” shall mean the Credit Document Acknowledgment and Amendment in the form of Exhibit G-4, as amended, modified, restated or supplemented from time to time.

“Credit Documents” shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, each B/A Instrument, each Guaranty and each Security Document.

“Credit Event” shall mean the making of any Loan or the issuance of any Letter of Credit.

“Credit Party” shall mean each Borrower and each Guarantor.

“Cure Amount” shall have the meaning set forth in Section 10.07(b).

“Cure Right” shall have the meaning provided in Section 10.07(b).

“Currency Hedging Agreement” shall mean any foreign exchange contracts, currency swap agreements, currency hedging agreements or other similar arrangements, or arrangements designed to protect against fluctuations in currency values.

“DB Account” shall have the meaning provided in Section 5.03(d)(iii).

“DBAG” shall mean Deutsche Bank AG, Canada Branch, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

“DBAG Account” shall have the meaning provided in Section 5.03(d)(ii).

“DBNY” shall mean Deutsche Bank AG New York Branch, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

“DBNY Account” shall have the meaning provided in Section 5.03(d)(i).

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, unless cured or waived, would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.

“Deposit Account” shall mean any “deposit account” (as such term is defined in Article 9 of the UCC).

“Disbursement Account” shall mean each U.S. Disbursement Account, each Canadian Disbursement Account and each European Disbursement Account.

“Disqualified Lender” shall mean any Person designated by Aleris in writing to the Administrative Agent in accordance with that certain letter agreement dated as of August 7, 2006 between Aurora Acquisition Holdings, Inc., Deutsche Bank AG Cayman Islands Branch, Deutsche Bank Securities Inc. and DBNY.

“Disqualified Stock” shall mean any Equity Interests that are not Qualified Equity Interests.

“Distribution Subsidiary” shall mean each Subsidiary of the European Borrower.

“Dividend” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in any Borrower or its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in any Borrower or any option, warrant or other right to acquire any such Equity Interests in any Borrower.

“Documents” shall mean the Credit Documents and the Merger Documents.

“Dollar Denominated Loan” shall mean a Loan incurred in U.S. Dollars, including, from and after the date of any conversion of a Loan into U.S. Dollars pursuant to Section 2.14.

“Dollar Equivalent” shall mean, the amount of U.S. Dollars which could be purchased with the amount of the applicable Available Currency involved in such computation at (x) the spot exchange rate as shown in the Wall Street Journal on the date which is one Business Day prior to any such determination (or on such other basis as is satisfactory to the Administrative Agent) or (y) if the provisions of the foregoing clause (x) are not applicable, the “official” exchange rate (if applicable) or the spot exchange rate for the applicable Available Currency in question calculated by the Administrative Agent (each such exchange rate, the “Spot Exchange Rate”); provided that (i) for purposes of (x) determining compliance with Sections 2.01(b), 2.01(c)(II), 3.02 and 5.02(a) and (y) calculating Fees pursuant to Section 4.01, the Dollar Equivalent of any amounts denominated in a currency other than U.S. Dollars shall be calculated on the Restatement Effective Date and revalued on a monthly basis using the Spot Exchange Rate therefor on the first Business Day of each calendar month, (ii) at any time during a calendar month, if the Aggregate Exposure (for the purposes of the determination thereof, using the Dollar Equivalent as recalculated based on the Spot Exchange Rate therefor on the respective date of determination pursuant to this exception) would exceed 95% of the lesser of (x) the Total Commitment and (y) the Total Borrowing Base at such time, then in the sole discretion of the Administrative Agent or at the request of the Required Lenders, the Dollar Equivalent shall be reset based upon the Spot Exchange Rates on such date, which rates shall remain in effect until the last Business Day of such calendar month or such earlier date, if any, as the rate is reset pursuant to this proviso, (iii) notwithstanding anything to the contrary contained in this definition, at any time that a Default or an Event of Default then exists, the Administrative Agent may revalue the Dollar Equivalent of any amounts outstanding under the Credit Documents in a currency other than U.S. Dollars in its reasonable discretion using the Spot Exchange Rates therefor and (iv) the Spot Exchange Rate used to make determination of any Borrowing Base as reported in any Borrowing Base Certificate shall be determined using the Spot Exchange Rate as in effect on the date on which such Borrowing Base Certificate is required to be delivered to the Administrative Agent pursuant to Section 9.01(h).

“Domestic Subsidiary” shall mean each Subsidiary of Aleris incorporated or organized in the United States or any State or territory thereof.

“Dominion Event” shall mean any period (i) commencing on the date on which either (x) an Event of Default has occurred and is continuing or (y) the Excess Availability (based on the Borrowing Base Certificate last delivered) is less than the greater of (x) $65,000,000 and (y) 10% of the Total Commitment and (ii) ending on the first date thereafter on which (x) no Event of Default exists and (y) the Excess Availability (based on the Borrowing Base Certificate last delivered) has been equal to or greater than the greater of (m) $65,000,000 and (n) 10% of the Total Commitment for 30 consecutive days (the “Liquidity Cure”); provided that a Liquidity Cure may be used as the basis for the termination of a Dominion Event no more than four times in any Fiscal Year.

“Draft” shall mean at any time either a depository bill within the meaning of the Depository Bills and Notes Act (Canada), or a bill of exchange, within the meaning of the Bills of Exchange Act (Canada), drawn by the Canadian Borrowers on a Canadian Lender and bearing such distinguishing letters and numbers as such Canadian Lender may determine, but which at such time has not been completed or accepted by such Canadian Lender.

“Drawing” shall have the meaning provided in Section 3.05(b).

“Drawing Date” shall mean any Business Day fixed pursuant to Schedule III for the creation of Bankers’ Acceptances or the purchase of completed Drafts and the exchange thereof for B/A Equivalent Notes, in each case by a Canadian Lender pursuant to Schedule III.

“Drawing Fee” shall mean, in respect of each Draft drawn by any Canadian Borrower hereunder and accepted by a B/A Lender and each Draft purchased by a Non-B/A Lender, a fee calculated on the Face Amount of such Draft at a rate per annum equal to the Applicable Margin on the Drawing Date of such Draft. Drawing Fees shall be calculated on the basis of the term to maturity of the Draft and a year of 365 days.

“Eligible Accounts” shall mean those Accounts created by one of Borrowers in the ordinary course of its business (or, in the case of Accounts of the European Borrower, created by one of the Distribution Subsidiaries or a Transitory European Subsidiary or, prior to the European Restructuring Completion Date, a Specified European Manufacturing Subsidiary, in the ordinary course of its business and acquired by the European Borrower pursuant to a Receivables Purchase Agreement), that arise out of its sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the

Credit Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits, unapplied cash, returns, rebates, discounts, credits, allowances or sales or excise taxes. Eligible Accounts shall not include the following:

(a) Accounts that the Account Debtor has failed to pay within 120 days of original invoice date or more than 60 days after the original due date,

(b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of the total amount of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible hereunder,

(c) Accounts with respect to which the Account Debtor is (i) an Affiliate of any Borrower or (ii) an employee or agent of any Borrower or any Affiliate of such Borrower,

(d) the sale to the Account Debtor is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper,

(e) Accounts that are not payable in U.S. Dollars; provided that (i) Eligible Canadian Accounts may also be payable in Canadian Dollars and (ii) Eligible European Accounts may also be payable in any Available Currency,

(f) Accounts with respect to which the Account Debtor is not a Governmental Authority unless: (i) the Account Debtor either (A) maintains its Chief Executive Office in an Applicable Eligible Jurisdiction, or (B) is organized under the laws of an Applicable Eligible Jurisdiction or any state, territory, province or subdivision thereof; or (ii) (A) the Account is supported by an irrevocable letter of credit reasonably satisfactory to the Administrative Agent in its Permitted Discretion (as to form, substance, and issuer or domestic confirming bank), or (B) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to the Administrative Agent, in its Permitted Discretion,

(g) Accounts with respect to which the Account Debtor is a Governmental Authority (other than Accounts (x) with respect to which the applicable Borrower has complied, to the reasonable satisfaction of the Administrative Agent, with the Assignment of Claims Act, 31 USC § 3727 or any applicable similar laws of the jurisdiction of such Governmental Authority or (y) the assignability of which, and the enforcement of such assignment against the relevant Governmental Authority of which, is not restricted pursuant to the laws of the jurisdiction of such Governmental Authority), unless (i) the Account is supported by an irrevocable letter of credit reasonably satisfactory to the Administrative Agent, in its Permitted Discretion (as to form, substance, and issuer or domestic confirming bank), or (ii) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to the Administrative Agent, in its Permitted Discretion,

(h) Accounts with respect to which the Account Debtor (i) is a creditor of any Borrower, (ii) has or has asserted a right of setoff, or (iii) has disputed its obligation to pay all or any portion of the Account, in each case to the extent of such claim, right of setoff, or dispute or the Account is contingent in any respect or for any reason (the amount of each such offset includes, but is not limited to, tolling liability, which is represented by the value of materials that are owned by any Account Debtor but that are in the possession of a Borrower for the purpose of being tolled into finished goods for an Account Debtor),

(i) Accounts with respect to an Account Debtor whose total obligations owing to one or more Borrowers exceed 15% of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Administrative Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,

(j) Accounts with respect to which the Account Debtor shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing,

(k) Accounts that are not subject to a valid and perfected First Priority Lien in favor of the Collateral Agent pursuant to the relevant Security Document and no other Lien (other than Liens permitted pursuant to Section 10.01),

(l) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped to the Account Debtor or the goods have been shipped to the Account Debtor with shipping terms of FOB destination and the goods have not been received by the Account Debtor, (ii) the services giving rise to such Account have not been performed by the applicable Borrower and its Subsidiaries or (iii) the Account otherwise does not represent a final sale,

(m) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Borrower and its Affiliates of the subject contract for goods or services,

(n) the applicable Borrower has made any agreement with any Account Debtor for any deduction therefrom (but only to the extent of such deductions from time to time), except for discounts or allowances made in the ordinary course of business for prompt payment and except for volume discounts, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto and except for returns, rebates or credits reflected in the calculation of the face value of each such amount,

(o) any return, rejection or repossession of the merchandise has occurred or the rendition of services has been disputed,

(p) such Account is not payable to a Borrower (or, in the case of the European Borrower, has not been sold to the European Borrower by a Distribution Subsidiary or a Transitory European Subsidiary, or, prior to the European Restructuring Completion Date, a Specified European Manufacturing Subsidiary, pursuant to a Receivables Purchase Agreement),

(q) such Account has not been invoiced,

(r) with respect to Accounts of the European Borrower, Accounts that are subject to extended retention of title arrangements (verlängerter Eigentumsvorbehalf) with respect to any part of the Inventory or goods giving rise to such Account or similar arrangements under any applicable law or that are subject to an enforceable restriction on assignment (other than with respect to accounts of Account Debtors located in the United States),

(s) with respect to Accounts of the European Borrower, Accounts which are not otherwise excluded under clause (f) of this definition where the Account Debtor either (A) maintains its Chief Executive Office in a Tier II Country, or (B) is organized under the laws of a Tier II Country or any state, territory, province or subdivision thereof, to the extent aggregate amount of all Accounts described in this clause (s) would exceed $20,000,000,

(t) with respect to Accounts of the European Borrower, Accounts with respect to which the agreement evidencing such Accounts (A) are not governed by the laws of Switzerland, Germany, France, Belgium, England or any state in the United States, or the laws of such other jurisdictions acceptable to the Administrative Agent in its Permitted Discretion, (each, an “Acceptable Governing Law”) or (B) if governed by an Acceptable Governing Law, the requirements, if any, set forth on Schedule XVIII hereto with respect to such Acceptable Governing Law (or the respective Accounts) are not satisfied,

(u) Accounts for which credit insurance has been formally applied for and denied on the basis of the financial condition of the relevant Account Debtor, it being understood and agreed that the amount of any Account which exceeds any applicable credit insurance shall not be deemed ineligible solely as a result of such excess,

(v) with respect to Accounts of the European Borrower, Accounts where the Account Debtor either maintains its Chief Executive Office or is organized under the laws of an Applicable European Jurisdiction and the requirements, if any, set forth on

Schedule XVIII with respect to such Account Debtor in such Applicable European Jurisdiction have not been satisfied,

(w) Accounts to the extent representing service charges and late fees, or

(x) Accounts acquired pursuant to a Receivables Purchase Agreement which is not in full force and effect or under which any party thereto has defaulted in its obligations thereunder or disaffirmed in writing its obligations thereunder.

“Eligible Canadian Accounts” shall mean the Eligible Accounts owned by the Canadian Borrowers.

“Eligible Canadian Inventory” shall mean the Eligible Inventory owned by the Canadian Borrowers.

“Eligible European Accounts” shall mean the Eligible Accounts owned by the European Borrower (including Eligible Accounts acquired from a Distribution Subsidiary, any Transitory European Subsidiary or, prior to the European Restructuring Completion Date, a Specified European Manufacturing Subsidiary, in each case pursuant to a Receivables Purchase Agreement).

“Eligible European Unbilled Accounts” shall mean Accounts (which are Eligible European Accounts except for their failure to comply with clause (q) of the definition of Eligible Accounts) which have not been invoiced but for which Inventory has been sold and shipped or services have been rendered and which shall be billed not more than 30 days after such Account is first included on the Borrowing Base Certificate or otherwise reported to the Administrative Agent as Collateral.

“Eligible Inventory” shall mean Inventory of the U.S. Borrowers and the Canadian Borrowers consisting of first quality goods, including raw materials and work in progress, of a type held for sale in the ordinary course of the Borrowers’ business, that complies with each of the representations and warranties respecting Eligible Inventory made in the Credit Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with the Borrowers’ historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:

(a) a Borrower does not have good, valid, and marketable title thereto,

(b) it is not located at one of the locations in the continental United States or Canada set forth on Schedule XIII, as same may be modified from time to time to the extent promptly notified to the Administrative Agent,

(c) it is located on real property leased by a Borrower, in a contract warehouse or in a warehouse owned or leased by the supplier of such goods (other than a Borrower), in each case, unless (i) it is subject to a Collateral Access Agreement executed by the lessor, warehouseman or supplier, as the case may be, and (except in the case of raw materials consisting of zinc) unless it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises; provided that to the extent a Collateral Access Agreement has not been obtained with respect to Inventory located on any such property on or prior to the Restatement Effective Date, such Inventory shall not be deemed ineligible pursuant to this clause (c)(i) so long as the relevant Collateral Access Agreement is obtained on or prior to the 45th day (or in the case of raw materials consisting of zinc, 90th day) after the Restatement Effective Date (or such later date as may be agreed to by the Administrative Agent), (ii) a Rent Reserve (other than with respect to inventory in a warehouse owned or leased by a supplier of such goods (other than a Borrower)) has been taken against such Inventory in the Administrative Agent’s Permitted Discretion or (iii) the aggregate Dollar Equivalent of the amount of all Inventory of the Borrowers located at such location does not exceed $100,000,

(d) it is not subject to a valid and perfected First Priority Lien in favor of the Collateral Agent pursuant to the relevant Security Document,

(e) it consists of goods that are obsolete or slow moving, restrictive or custom items, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in a Borrower’s business, bill and hold goods, defective or unusable goods, or Inventory acquired on consignment,

(f) it is not owned by such Borrower free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure such Borrower’s performance with respect to that Inventory), except the Liens created pursuant to the Security Documents and other Liens permitted pursuant to Section 10.01,

(g) it is in transit unless such otherwise Eligible Inventory is in transit from (A) (1) a location in an Applicable Eligible Jurisdiction owned or, subject to the restrictions set forth in clause (c) above, leased by a Credit Party or (2) a location in an Applicable Eligible Jurisdiction identified on Schedule XIII (as such Schedule may be updated from time to time as promptly notified to the Administrative Agent) to (B) (1) a location in an Applicable Eligible Jurisdiction owned or, subject to the restrictions set forth in clause (c) above, leased by a Credit Party or (2) a location in an Applicable Eligible Jurisdiction identified on Schedule XIII (as such Schedule may be updated from time to time as promptly notified to the Administrative Agent),

(h) it is covered by a negotiable document of title, unless such document has been delivered to Administrative Agent with all necessary endorsements, free and clear of all Liens except those created pursuant to the Security Documents,

(i) it consists of any costs associated with “freight-in” charges,

(j) it consists of any gross profit mark-up in connection with the sale and distribution thereof to any division of any Borrower or to any Affiliate of such Borrower,

(k) it consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available (unless otherwise deemed to be Eligible Inventory by Administrative Agent in its Permitted Discretion),

(l) it is not covered by casualty insurance as required by terms of this Agreement, or

(m) it was produced in violation of the Fair Labor Standards Act and subject to the “hot goods” provision contained in Title 29 U.S.C. §215(a)(1), to the extent applicable.

“Eligible Transferee” shall mean and include a commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in loans or any other “accredited investor” as defined in Regulation D of the Securities Act) (but excluding natural persons), but in any event excluding the Permitted Holders and their Affiliates and Holdings and its Subsidiaries; provided, however, that, unless otherwise agreed by Aleris, during the existence of an Event of Default, no Person (other than a Lender) shall be an “Eligible Transferee” if the assignment of any Commitment (or, if the Commitments have terminated, outstanding ABL Obligations) to such Person would cause such Person to have Commitments (or, if the Commitments have terminated, outstanding ABL Obligations) in excess of 25% of the Total Commitment (or, if the Commitments have terminated, aggregate outstanding ABL Obligations) at such time.

“Eligible U.S. Accounts” shall mean the Eligible Accounts owned by the U.S. Borrowers.

“Eligible U.S. Inventory” shall mean the Eligible Inventory owned by the U.S. Borrowers.

“Eligible U.S. Unbilled Accounts” shall mean Accounts (which are Eligible U.S. Accounts except for their failure to comply with clause (q) of the definition of Eligible Accounts) which have not been invoiced but for which Inventory has been sold and shipped or services have been rendered and which shall be billed not more than 30 days after such Account is first included on the Borrowing Base Certificate or otherwise reported to the Administrative Agent as Collateral.

“Enhanced Disclosure Period” shall have the meaning provided in Section 9.01(h).

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, written demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, “Claims”), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

“Environmental Law” shall mean any federal, state, provincial, foreign, multi-national or local statute, law, rule, regulation, ordinance, code, directive, guidance or policy having the effect of law, and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment or Hazardous Materials, including, without limitation, CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

“Equipment” shall mean “equipment” (as such term is defined in Article 9 of the UCC) and includes machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), computer hardware, tools, parts, and goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

“Equity Financing” shall have the meaning provided in Section 6.05.

“Equity Interests” shall mean (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that together with Aleris is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Aleris or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Aleris or any ERISA Affiliate from the PBGC or a plan administrator of any notice of an intent to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by Aleris or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by Aleris or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Aleris or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is insolvent or in reorganization, within the meaning of Title IV of ERISA.

“EURIBOR Rate” shall mean, with respect to Other Foreign Currency Denominated Loans, (i) the rate per annum that appears on page 3750 of the Dow Jones Markets Screen (or any successor page) for deposits in the applicable Available Currency with maturities comparable to the Interest Period applicable to the Other Foreign Currency Denominated Loans incurred in such Available Currency subject to the respective Borrowing commencing two Business Days thereafter as of 11:00 a.m. (London time) on the date which is two Business Days prior to the commencement of the respective Interest Period or (ii) if such a rate does not appear on page 3750 of the Dow Jones Markets Screen (or any successor page), the offered quotation to first-class banks in the London interbank market by the Administrative Agent for deposits in the respective Available Currency of amounts in immediately available funds comparable to the outstanding principal amount of the Other Foreign Currency Denominated Loan to be made by the Administrative Agent as part of such Borrowing (or, if the Administrative Agent is not a Lender with respect thereto, taking the average principal amount of Other Foreign Currency Denominated Loans then being made by the various Lenders pursuant thereto) with maturities comparable to the Interest Period applicable to such Other Foreign Currency Denominated Loan commencing two Business Days thereafter as of 11:00 a.m. (London time) on the date which is two Business Days prior to the commencement of such Interest Period; provided that, in the event the Administrative Agent has made any determination pursuant to Section 2.10(a)(i) in respect of Other Foreign Currency Denominated Loans, or in the circumstances described in clause (i) to the proviso to Section 2.10(b) in respect of Other Foreign Currency Denominated Loans, the “EURIBOR Rate” determined pursuant to this definition shall instead be the rate determined by the Administrative Agent as the all-in-cost of funds for the Administrative Agent to fund a Borrowing of Other Foreign Currency Denominated Loans in the applicable Available Currency with maturities comparable to the Interest Period applicable thereto.

“Euro Denominated Loan” shall mean each European Borrower Revolving Loan and European Borrower Swingline Loan, in each case denominated in Euros at the time of the incurrence thereof, unless and until converted into Dollar Denominated Loans pursuant to Section 2.14.

“Euro LIBOR Rate” shall mean, with respect to each Borrowing of Euro Denominated Loans, (i) the rate per annum for deposits in Euros as determined by the Administrative Agent for a period corresponding to the duration of the relevant Interest Period which appears on Reuters Page EURIBOR-01 (or any successor page) at approximately 11:00 a.m. (Brussels time) on the date which is two Business Days prior to the commencement of such Interest Period or (ii) if such rate is not shown on Reuters Page EURIBOR-01 (or any successor page), the average offered quotation to prime banks in the Euro-zone interbank market by the Administrative Agent for Euro deposits of amounts comparable to the principal amount of the Euro Denominated Loan to be made by the Administrative Agent as part of such Borrowing (or, if the Administrative Agent is not a Lender with respect thereto, taking the average principal amount of Euro Denominated Loans then being made by the various Lenders pursuant thereto) with maturities comparable to the Interest Period to be applicable to such Loan (rounded upward to the next whole multiple of 1/16 of 1%), determined as of 11:00 a.m. (Brussels time) on the date which is two Business Days prior to the commencement of such Interest Period; provided that in the event the Administrative Agent has made any determination pursuant to Section 2.10(a)(i) in respect of Euro Denominated Loans, or in the circumstances described in clause (i) to the proviso to Section 2.10(b) in respect of Euro Denominated Loans, Euro LIBOR determined pursuant to this definition shall instead be the rate determined by the Administrative Agent as the all-in-cost of funds for the Administrative Agent (or such other Lenders) to fund a Borrowing of Euro Denominated Loans with maturities comparable to the Interest Period applicable thereto.

“Euro Rate” shall mean and include each of the Eurodollar Rate, Euro LIBOR Rate and the EURIBOR Rate.

“Euro Rate Loan” shall mean and include each Eurodollar Loan, each Euro Denominated Loan and each Other Foreign Currency Denominated Loan.

“Eurodollar Loans” shall mean each Dollar Denominated Loan (excluding Swingline Loans) designated as such by the respective Borrower or Borrowers at the time of the incurrence thereof or conversion thereto.

“Eurodollar Rate” shall mean the rate per annum obtained by dividing (i)(a) the per annum rate that appears on page 3750 of the Dow Jones Markets Screen (or any successor page) for U.S. Dollar deposits with maturities comparable to the Interest Period applicable to the Eurodollar Loan subject to the respective Borrowing commencing two Business Days thereafter as of 10:00 a.m. (New York time) on the date which is two Business Days prior to the commencement of the respective Interest Period or (b) if such a rate does not appear on page 3750 of the Dow Jones Markets Screen (or any successor page), the offered quotation to first-class banks in the New York interbank Eurodollar market by the Administrative Agent for U.S. Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the applicable Eurodollar Loan for which the Eurodollar Rate is being determined with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 10:00 a.m. (New York time) on the applicable Interest Determination Date, in each case, (and rounded upward to the nearest 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

“European Borrower” shall have the meaning provided in the first paragraph of this Agreement.

“European Borrower Obligations” shall mean all ABL Obligations owing to the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender by the European Borrower.

“European Borrower Revolving Loan” shall have the meaning provided in Section 2.01(a).

“European Borrower Revolving Note” shall have the meaning provided in Section 2.05(a).

“European Borrower Swingline Loan” shall have the meaning provided in Section 2.01(c)(I).

“European Borrowing Base” shall mean, as of any date of determination, the result of, in each case using the Dollar Equivalent of all amounts in any Available Currency:

(a) 85% of the amount of Eligible European Accounts, plus

(b) 75% of the amount of Eligible European Unbilled Accounts, provided, however, that the amount calculated under clause (b) of this definition of European Borrowing Base shall not exceed $5,000,000, minus

(c) the aggregate amount of reserves, if any, established by the Administrative Agent under Section 2.01(e) with respect to the European Borrowing Base.

“European Collection Account” shall mean each account established at a European Collection Bank and subject to a Cash Management Control Agreement into which funds shall be transferred as provided in Section 5.03(b).

“European Collection Banks” shall have the meaning provided in Section 5.03(b)(i).

“European Credit Party” shall mean the European Borrower, each European Parent Guarantor and each European Subsidiary Guarantor.

“European Disbursement Account” shall mean each checking and/or disbursement account of the European Borrower for its general corporate purposes, including for the purpose of paying the European Borrower’s trade payables and other operating expenses.

“European Distribution Subsidiary” shall mean each Distribution Subsidiary that is incorporated or organized under the laws of any country which is a member state of the European Community established pursuant to the Treaty.

“European Intercompany Loans” shall have the meaning provided in Section 10.05(viii).

“European Letter of Credit” shall have the meaning provided in Section 3.01(a).

“European Manufacturing Subsidiaries” shall mean each of the Subsidiaries of Aleris organized in any country which is a member state of the European Community established pursuant to the Treaty or any other jurisdiction reasonably satisfactory to the Administrative Agent, designated by Aleris in writing to the Administrative Agent as a “European Manufacturing Subsidiary”; provided that in no event shall such term include the European Borrower or any of its Subsidiaries. On the Restatement Effective Date, the European Manufacturing Subsidiaries consist of the Subsidiaries set forth on Schedule VIII-B.

“European Parent Guarantor” shall mean each of (i) the direct parent of each of the European Borrower and German Sub-Holdco and (ii) the direct or indirect parent of the entity described in preceding clause (i) which is not a U.S. Credit Party. On the Restatement Effective Date, the European Parent Guarantors are Dutch Aluminum CV and IMCO Recycling Holding BV.

“European Parent Guaranty” shall mean the European Parent Guaranty in the form of Exhibit H-4 (as amended, modified or supplemented from time to time).

“European Parent Pledge Agreement” shall mean each European Parent Pledge Agreement in the form of Exhibit G-2 or such other pledge agreement in form and substance reasonably satisfactory to the Administrative Agent (as amended, modified or supplemented from time to time).

“European Restructuring” shall mean the restructuring of certain aspects of the European business of Aleris such that (i) the European Borrower will acquire and own substantially all of the Inventory (including, without limitation, raw materials and finished goods) related to the European business of Aleris, (ii) the European Borrower will enter into Tolling Agreements with Subsidiaries of Aleris, (iii) the Distribution Subsidiaries will market and/or distribute the Inventory produced pursuant to such Tolling Agreements and (iv) substantially all of the Accounts related to the European business of Aleris will be either originated and owned by the European Borrower or originated by the Distribution Subsidiaries and sold to the European Borrower pursuant to one or more Receivables Purchase Agreements (it being understood that (x) receivables generated under existing customer agreements which have not been amended, replaced or have otherwise expired on or prior to the European Restructuring Completion Date may continue to be generated by the Specified European Manufacturing Subsidiaries until the date of any amendment, replacement or expiration of the respective customer agreement and (y) the business of Subsidiaries acquired by Aleris after the Initial Borrowing Date might not be incorporated in the foregoing structure during a transitional period following the acquisition thereof).

“European Restructuring Completion Date” shall mean the date on which the European Restructuring is completed, as certified in certificate of an officer of Aleris delivered to the Administrative Agent.

“European Security Agreement” shall mean each security agreement or document delivered by a European Credit Party pursuant to the Existing ABL Credit Agreement.

“European Security Documents” shall mean each European Security Agreement and each Additional Security Document covering assets of the European Credit Parties.

“European Sub-Commitment” shall mean, for any U.S./European Lender at any time, such Lender’s U.S./European Percentage of the Total European Sub-Commitment as then in effect.

“European Subsidiaries Guaranty” shall mean an amended and restated guarantee of the ABL Obligations of the European Borrower in substantially the form of Exhibit H-3 or such other form as shall be reasonably satisfactory to the Administrative Agent, in each case, as amended, modified, restated and/or supplemented from time to time.

“European Subsidiary Guarantor” shall mean each European Distribution Subsidiary and each of its Subsidiaries and each Transitory European Subsidiary which executes and delivers a European Subsidiaries Guaranty unless and until such time as the applicable European Subsidiary Guarantor is released from all of its obligations under its European Subsidiaries Guaranty in accordance with the terms and provisions hereof or thereof.

“European U.S. Borrowing Base Usage” shall mean, at any time, the amount by which the Aggregate European Borrower Exposure at such time exceeds the European Borrowing Base at such time (based upon the Borrowing Base Certificate most recently delivered).

“Euros” and the designation “€” shall mean the currency introduced on January 1, 1999 at the start of the third stage of European economic and monetary union pursuant to the Treaty.

“Event of Default” shall have the meaning provided in Section 11.

“Excess Availability” shall mean, at any time, the amount by which the lesser of (A) the Total Commitment at such time and (B) the Total Borrowing Base at such time exceeds (y) the Aggregate Exposure at such time.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempted Deposit Account” shall mean a Deposit Account the balance of which consists exclusively of (A) withheld income taxes and federal, state, local or foreign employment taxes in such amounts as are required in the reasonable judgment of any Borrower to be paid to the Internal Revenue Service or any other U.S. federal, state or local or foreign government agencies within the following two months with respect to employees of any of the Credit Parties and (B) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 or any Foreign Plan on behalf of or for the benefit of employees of one or more Credit Parties.

“Exempted Disbursement Account” shall mean a U.S. Disbursement Account, a Canadian Disbursement Account or a European Disbursement Account designated as an “Exempted Disbursement Account” on Part C of Schedule VI from time to time.

“Existing ABL Credit Agreement” shall mean the Credit Agreement, dated as of August 1, 2006 (as amended, supplemented or modified to the Restatement Effective Date), among the U.S. Borrowers, the Canadian Borrowers, the European Borrower, the lenders party hereto from time to time, PNC Bank, National Association, National City Business Credit, Inc. and Key Bank National Association, as co-documentation agents, Citicorp North America, Inc., as syndication Agent and collateral Agent, Deutsche Bank AG New York Branch, as administrative agent and Deutsche Bank AG, Canada Branch, as Canadian administrative agent.

“Existing ABL Creditor Mortgages” shall mean the mortgages, debentures or deeds of trust delivered pursuant to the Existing ABL Credit Agreement.

“Existing Canadian Commitment” shall mean a “Canadian Commitment” under, and as defined in, the Existing ABL Credit Agreement.

“Existing Canadian Revolving Loan” shall mean a “Canadian Revolving Loan” under, and as defined in, the Existing ABL Credit Agreement.

“Existing Canadian Swingline Loan” shall mean a “Canadian Swingline Loan” under, and as defined in, the Existing ABL Credit Agreement.

“Existing European Borrower Revolving Loan” shall mean a “European Borrower Revolving Loan” under, and as defined in, the Existing ABL Credit Agreement.

“Existing European Borrower Swingline Loan” shall mean a “European Borrower Swingline Loan” under, and as defined in, the Existing ABL Credit Agreement.

“Existing Indebtedness” shall have the meaning provided in Section 8.19.

“Existing Lender” shall mean each “Lender” under, and as defined in, the Existing ABL Credit Agreement as of the Restatement Effective Date.

“Existing Letter of Credit” shall have the meaning provided in Section 3.01(c).

“Existing Loan” shall mean a “Loan” under, and as defined in, the Existing ABL Credit Agreement.

“Existing Mortgage Policy” shall mean each mortgagee title insurance policy issued in connection with the Existing ABL Creditor Mortgages.

“Existing Revolving Loan” shall mean a “Revolving Loan” under, and as defined in, the Existing ABL Credit Agreement.

“Existing Senior Bridge Loan Agreement” shall mean the Bridge Loan Credit Agreement dated August 1, 2006 among Aleris and the lenders party thereto as in effect on the Restatement Effective Date.

“Existing Swingline Loan” shall mean a “Swingline Loan” under, and as defined in, the Existing ABL Credit Agreement.

“Existing U.S. Borrower Revolving Loan” shall mean a “U.S. Borrower Revolving Loan” under, and as defined in, the Existing ABL Credit Agreement.

“Existing U.S. Borrower Swingline Loan” shall mean a “U.S. Borrower Swingline Loan” under, and as defined in, the Existing ABL Credit Agreement.

“Existing U.S. Mortgaged Properties” shall have the meaning provided in Section 6.09.

“Existing U.S./European Commitment” shall mean a “U.S./European Commitment” under, and as defined in, the Existing ABL Credit Agreement.

“Expenses” shall mean all present and future reasonable and invoiced expenses incurred by or on behalf of the Administrative Agent, the Collateral Agent, or any Issuing Lender in connection with this Agreement, any other Credit Document or otherwise in its capacity as the Administrative Agent or the Collateral Agent under this Agreement or under any Security Document or as an Issuing Lender under this Agreement, whether incurred heretofore or hereafter, which expenses shall include, without limitation, the cost of record searches, the reasonable fees and expenses of attorneys and paralegals, all reasonable and invoiced costs and expenses incurred by the Administrative Agent in opening bank accounts, depositing checks, electronically or otherwise receiving and transferring funds, and any other charges imposed on the Administrative Agent due to insufficient funds of deposited checks and the standard fee of the Administrative Agent relating thereto, reasonable collateral examination fees and expenses (for examinations conducted as contemplated by Section 9.06(b)), reasonable fees and expenses of accountants, appraisers (for appraisals conducted as contemplated by Section 9.06(b)) or other consultants, experts or advisors employed or retained by the Administrative Agent, fees and taxes related to the filing of financing statements, reasonable costs of preparing and recording any other Credit Documents, all expenses, costs and fees set forth in this Agreement and the other Credit Documents, all other fees and expenses required to be paid pursuant to any other letter agreement and all reasonable fees and expenses incurred in connection with releasing Collateral and the amendment or termination of any of the Credit Documents, in each case to the extent that such costs, fees or expenses are reimbursable pursuant to Section 13.01.

“Face Amount” shall mean, in respect of a Draft, Bankers’ Acceptance or B/A Equivalent Note, as the case may be, the amount payable to the holder thereof on its maturity. The Face Amount of any Bankers’ Acceptance Loan shall be equal to the aggregate Face Amounts of the underlying Bankers’ Acceptances, B/A Equivalent Notes or Drafts, as the case may be.

“Facility Percentage” of any Lender at any time, with respect to the U.S./European Commitments or the Canadian Commitments (or, in each case, the related Loans), such Lender’s U.S./European Percentage or Canadian Percentage, as applicable.

“Facing Fee” shall have the meaning provided in Section 4.01(c).

“Federal Funds Rate” shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

“Fees” shall mean all amounts payable pursuant to or referred to in Section 4.01.

“Final Maturity Date” shall mean December 19, 2011.

“Financial Officer” of any Person shall mean the chief financial officer, controller or treasurer of such Person.

“First Priority” shall mean, with respect to any Lien purported to be created on any Collateral pursuant to any Security Document, that such Lien is prior in right to any other Lien thereon, other than Permitted Liens described in clauses (i), (ii), (v), (viii), (xi), (xii), (xiii), (xvii), (xxvii) and (xviii) of Section 10.01 applicable to such Collateral which have priority over the respective Liens on such Collateral created pursuant to the relevant Security Document.

“Fiscal Quarter” shall mean a fiscal quarter of any Fiscal Year.

“Fiscal Year” shall mean the fiscal year of Aleris and its Subsidiaries ending on December 31 of each calendar year.

“Fixed Assets” shall mean at any time (i) all of the Term Priority Collateral at such time, (ii) the Equity Interests of any Person and (iii) all other Material Real Property and other property, plant, equipment and intellectual property, in each case with a fair market value in excess of $2,500,000 of Aleris and its Restricted Subsidiaries at such time.

“Fixed Charge Coverage Ratio” shall mean and include, with respect to any fiscal period, the ratio of (a) Consolidated EBITDA for such period minus Capital Expenditures that were not specifically funded by Indebtedness (other than a Revolving Loan or Swingline Loan) of Aleris and its Subsidiaries on a consolidated basis with respect to such period, minus cash taxes of Aleris and its Subsidiaries on a consolidated basis paid during such period to (b) Fixed Charges for such period.

“Fixed Charges” shall mean, with respect to any fiscal period, the sum of (a) interest expense of Aleris and its Subsidiaries on a consolidated basis with respect to such period (for this purpose, excluding that portion of interest expense which is capitalized and/or paid-in-kind through the issuance of Indebtedness in the same form as the Indebtedness with respect to which such interest is required to be paid in accordance with the terms thereof, and so long as such interest shall not be paid in cash (until the maturity of the respective Indebtedness and so long as same does not occur in such period), non-cash deferred financing fees and amortization of premiums paid in respect of the repayment or prepayment of Indebtedness), plus (b) any scheduled principal payments on long-term Indebtedness of Aleris and its Subsidiaries on a consolidated basis with respect to such period (other than payments made by Aleris or a Subsidiary to Aleris or a Subsidiary), plus (c) Dividends of Aleris and its Subsidiaries on a consolidated basis paid in cash during such period as permitted by Section 10.03.

“Foreign Lender” shall mean a Lender to the U.S. Borrower that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code).

“Foreign Pension Plan” shall mean a material registered pension plan which is subject to applicable pension legislation other than ERISA or the Code, which Aleris or a Subsidiary of Aleris sponsors or maintains, or to which it makes or is obligated to make contributions with respect to which any liability is borne, outside the 50 states of the United States.

“Foreign Plan” shall mean each Foreign Pension Plan, and each material deferred compensation or other retirement or superannuation plan, fund, program, agreement, commitment or arrangement whether oral or written, funded or unfunded, sponsored, established, maintained or contributed to, or required to be contributed to, or with respect to which any liability is borne, outside the fifty states of the United States of America, by Aleris or any of its Subsidiaries, which plan, fund, agreement, commitment or arrangement provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment and which plan is not subject to ERISA or the Code.

“Foreign Subsidiary” shall mean each Subsidiary of Aleris that is incorporated or organized under the laws of any jurisdiction other than the United States or any State or territory thereof.

“Funded Specified Foreign Currency Participation” shall mean, with respect to any Participating Specified Foreign Currency Lender relating to Specified Foreign Currency Loans funded by DBNY, (i) the aggregate amount paid by such Participating Specified Foreign Currency Lender to DBNY pursuant to Section 16.02 of this Agreement in respect of such Participating Specified Foreign Currency Lender’s participation in the principal amount of Specified Foreign Currency Loans funded by DBNY minus (ii) the aggregate amount paid to such Participating Specified Foreign Currency Lender by DBNY pursuant to Section 16.02 of this Agreement in respect of its participation in the principal amount of Specified Foreign Currency Loans funded by DBNY, excluding in each case any payments made in respect of interest accrued on the Specified Foreign Currency Loans funded by DBNY. DBNY’s Funded Specified Foreign Currency Participation in any Specified Foreign Currency Loans funded by DBNY shall be equal to the outstanding principal amount of such Specified Foreign Currency Loans minus the total Funded Specified Foreign Currency Participation of all other Lenders therein.

“GAAP” shall mean generally accepted accounting principles in the United States as in effect from time to time; provided that determinations in accordance with GAAP for purposes of Section 10, including defined terms as used therein, and for all purposes of determining the Fixed Charge Coverage Ratio, are subject (to the extent provided therein) to Section 13.07(a).

“General Intangibles” shall mean “general intangibles” (as such term is defined in Article 9 of the UCC), including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trade secrets, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims, and any and all supporting obligations in respect thereof, and any other personal property other than Accounts, Deposit Accounts, goods, Investment Property, and Negotiable Collateral.

“German Security” shall have the meaning provided in Section 13.24(b).

“German Sub-Holdco” shall mean Aleris Deutschland Holding GmbH.

“Governmental Authority” shall mean any federal (including the federal government of Canada), state, local, provincial, foreign, multi-national or other governmental or administrative body, instrumentality, department, board, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Guaranteed Creditors” shall mean and include (x) the Administrative Agent, the Collateral Agent, each Lender and each Issuing Lender, (y) each Other Creditor and (z) each Treasury Services Creditor.

“Guaranteed Party” shall mean (x) each Borrower and (y) each Subsidiary thereof party to a Secured Hedging Agreement and/or a Treasury Services Agreement with any Other Creditor.

“Guarantor” shall mean each U.S. Borrower, each U.S. Subsidiary Guarantor, each Canadian Parent Guarantor, each Canadian Subsidiary Guarantor, each European Parent Guarantor, each European Subsidiary Guarantor and the Luxco Guarantor.

“Guaranty” shall mean the U.S. Borrower Guaranty, the U.S. Subsidiaries Guaranty, the Canadian Parent Guaranty, each Canadian Subsidiaries Guaranty, each European Parent Guaranty, each European Subsidiaries Guaranty and the Luxco Guaranty.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and dielectric fluid containing levels of polychlorinated biphenyls; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or Release of which is prohibited, limited or regulated by any Governmental Authority under any applicable Environmental Law.

“Hedge Product Reserve” shall mean, as of any date of determination, the U.S. Borrowers’ exposure (as determined by the Administrative Agent in its Permitted Discretion) under any Secured Hedging Agreement.

“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and other agreements or arrangements, in each case designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holdings” shall mean Aurora Acquisition Holdings, Inc., a Delaware corporation.

“IFRS” shall mean the body of pronouncements issued by the International Accounting Standards Board (IASB), including International Financial Reporting Standards and interpretations approved by the IASB, International Accounting Standards and Standing Interpretations Committee interpretations approved by the predecessor International Accounting Standards Committee and adapted for use in the European Union.

“Immaterial Subsidiary” shall mean, at any date of determination, any Subsidiary designated as such in writing by Aleris to the Administrative Agent that (i) contributed 2.5% or less of Consolidated EBITDA for the period of four Fiscal Quarters most recently ended more than 45 days prior to the date of determination, (ii) had consolidated assets representing 2.5% or less of the consolidated total assets of Aleris and its Subsidiaries on the last day of the most recent Fiscal Quarter ended more than 45 days prior to the date of determination and (iii) owned Accounts and Inventory with an aggregate value representing 2.5% or less of the total Accounts and Inventory included in the Total Borrowing Base as of the last day of the most recent Fiscal Quarter ended more than 45 days prior to the date of determination. The Immaterial Subsidiaries as of the Restatement Effective Date are listed on Schedule XIX.

“Incremental Commitment” shall mean, for any Lender, any commitment by such Lender to make Revolving Loans and participate in Swingline Loans and Letters of Credit pursuant to Section 2.01 as agreed to by such Lender in an Incremental Commitment Agreement delivered pursuant to Section 2.15; it being understood that on each date upon which an Incremental Commitment of any Lender becomes effective, such Incremental Commitment of such Lender shall be added to (and thereafter become a part of) the Commitment of such Lender under the Tranche or Tranches specified in the related Incremental Commitment Agreement for all purposes of this Agreement as contemplated by Section 2.15.

“Incremental Commitment Agreement” shall mean each Incremental Commitment Agreement in substantially the form of Exhibit O (appropriately completed) executed and delivered in accordance with Section 2.15.

“Incremental Commitment Date” shall mean each date upon which an Incremental Commitment under an Incremental Commitment Agreement becomes effective as provided in Section 2.15(b).

“Incremental Commitment Requirements” shall mean with respect to any provision of an Incremental Commitment on a given Incremental Commitment Date, the satisfaction of each of the following conditions on or prior to the effective date of the respective Incremental Commitment Agreement: (i) the delivery by Aleris to the Administrative Agent of an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Credit Parties reasonably satisfactory to the Administrative Agent and dated such date, covering such matters incident to the transactions contemplated thereby as the Administrative Agent may reasonably request; and (ii) the completion by each Credit Party under the relevant Tranche or Tranches of such other actions as the Administrative Agent may reasonably request in connection with such Incremental Loan Commitment in order to create, continue or maintain the security interests of the Collateral Agent in the Collateral and the perfection thereof (including, without limitation, any mortgage amendments, Mortgage Policies and such other documents required to be delivered with the Mortgages on the Restatement Effective Date pursuant to Sections 6.09 and 6.02(iv)).

“Incremental Lender” shall have the meaning specified in Section 2.15(b).

“Indebtedness” shall mean, as to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services except any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP, (ii) the maximum amount available to be drawn or paid under all letters of credit (other than commercial letters of credit), bankers’ acceptances, bank guaranties and similar obligations issued for the account of such Person and all unpaid drawings in respect of such letters of credit, bankers’ acceptances and similar obligations, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v) or (vi) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the lesser of the fair market value of the property to which such Lien relates as determined in good faith by such Person and the amount of such Indebtedness), (iv) the aggregate amount of all Capitalized Lease Obligations and Synthetic Lease Obligations of such Person, (v) all Contingent Obligations of such Person and (vi) all preferred stock of such Person (other than preferred stock consisting of Qualified Equity Interests). Notwithstanding the foregoing, Indebtedness shall not include trade payables and accrued expenses incurred by any Person in the ordinary course of business of such Person or purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warranties or other unperformed obligations of the seller of such asset (other than earn-out obligations).

“Indirect Section 5.04 Indemnitee” shall mean each Section 5.04 Indemnitee that is not a Lender, an Issuing Lender or the Administrative Agent.

“Individual Canadian Exposure” of any Canadian Lender shall mean, at any time, the sum of (I) the aggregate principal amount of all Canadian Revolving Loans made by such Canadian Lender and then outstanding, (II) the sum of such Canadian Lender’s L/C Participation Percentage in each then outstanding Canadian Letter of Credit multiplied by the sum of the Stated Amount of the respective Canadian Letter of Credit and any Unpaid Drawings relating thereto and (III) such Canadian Lender’s Canadian Percentage multiplied by the aggregate principal amount of all outstanding Canadian Swingline Loans. For purposes of this definition, the Dollar Equivalent of amounts not denominated in U.S. Dollars shall be used.

“Individual European Borrower Exposure” of any U.S./European Lender shall mean, at any time, the sum of (I) the aggregate principal amount of all European Borrower Revolving Loans made by such U.S./European Lender (and the aggregate principal amount of all Specified Foreign Currency Participations purchased by such Lender pursuant to Section 16) and then outstanding, (II) the sum of such U.S./European Lender’s L/C Participation Percentage in each then outstanding European Letter of Credit multiplied by the sum of the Stated Amount of the respective European Letter of Credit and any Unpaid Drawings relating thereto and (III) such U.S./European Lender’s U.S./European Percentage multiplied by the aggregate principal amount of all outstanding European Borrower Swingline Loans. For purposes of this definition, (x) the Dollar Equivalent amounts not denominated in U.S. Dollars shall be used and (y) the amount of European Borrower Revolving Loans made by DBNY at any time shall be reduced by the aggregate amount of Specified Foreign Currency Participations therein purchased by the other Lenders in such Loans pursuant to Section 16.

“Individual Exposure” of any Lender shall mean, at any time, the sum of the Individual U.S./European Exposure and the Individual Canadian Exposure of such Lender at such time.

“Individual U.S. Borrower Exposure” of any U.S./European Lender shall mean, at any time, the sum of (I) the aggregate principal amount of all U.S. Borrower Revolving Loans made by such U.S./European Lender and then outstanding, (II) the sum of such U.S./European Lender’s L/C Participation Percentage in each then outstanding U.S. Letter of Credit multiplied by the sum of the Stated Amount of the respective U.S. Letter of Credit and any Unpaid Drawings relating thereto and (III) such U.S./European Lender’s U.S./European Percentage multiplied by the aggregate principal amount of all outstanding U.S./European Borrower Swingline Loans.

“Individual U.S./European Exposure” of any U.S./European Lender shall mean, at any time, the sum of its Individual U.S. Borrower Exposure and its Individual European Borrower Exposure at such time.

“Initial Borrowing Date” shall mean August 1, 2006.

“Intercompany Loan” shall have the meaning provided in Section 10.05(viii).

“Intercreditor Agreement” shall have the meaning provided in Section 6.10.

“Interest Determination Date” shall mean, with respect to any Euro Rate Loan for any Interest Period, the second Business Day prior to the commencement of such Interest Period.

“Interest Period” shall mean as to any Borrowing of Euro Rate Loans, the interest period applicable to such Borrowing of Euro Rate Loans selected pursuant to, and otherwise subject to the provisions of, Section 2.09.

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

“Inventory” shall mean “inventory” (as such term is defined in Article 9 of the UCC).

“Investment Property” shall mean “investment property” (as such term is defined in Article 9 of the UCC), and any and all supporting obligations in respect thereof.

“Investments” shall have the meaning provided in Section 10.05.

“Issuing Lender” shall mean each of (i) DBNY (except as otherwise provided in Section 12.09), (ii) any other Lender reasonably acceptable to the Administrative Agent and the respective Account Party which agrees to issue Letters of Credit hereunder and (iii) with respect to the Existing Letters of Credit, the Lender designated as the issuer thereof on Schedule IV (or any Affiliate of such Lender designated by it as provided on Schedule IV). Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by one or more Affiliates of such Issuing Lender, in which case any such Affiliates also shall be an Issuing Lender hereunder.

“Joinder Agreement” shall have the meaning provided in Section 9.11.

“Joint Book Running Managers” shall mean Deutsche Bank Securities Inc. and Goldman Sachs Credit Partners L.P.

“Joint Lead Arrangers” shall mean Deutsche Bank Securities Inc. and Goldman Sachs Credit Partners L.P. each in its capacity as a Joint Lead Arranger, and any successors thereto.

“Judgment Currency” shall have the meaning provided in Section 13.22(a).

“Judgment Currency Conversion Date” shall have the meaning provided in Section 13.22(a).

“L/C Participant” shall have the meaning provided in Section 3.04(a).

“L/C Participation Percentages” shall have the meaning provided in Section 3.04(a).

“L/C Supportable Obligations” shall mean (i) obligations of each Account Party or any of its Subsidiaries with respect to workers’ compensation, surety bonds and other similar statutory or regulatory obligations, (ii) obligations of each Account Party or any of its Subsidiaries with respect to customer contracts entered into in the ordinary course of business and (iii) such other obligations of each Account Party or any of its Subsidiaries as are permitted to exist pursuant to the terms of this Agreement (other than obligations in respect of the Existing Senior Unsecured Notes, the New Senior Notes (or any Permitted Refinancing Indebtedness in respect thereof), the New Senior Subordinated Notes (or any Permitted Refinancing Indebtedness in respect thereof), Indebtedness which is subordinated to any of the ABL Obligations or Equity Interests).

“Leaseholds” of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Lender” shall mean (i) each financial institution listed on Schedule I-A, as well as any Person that becomes a “Lender” hereunder pursuant to Section 2.13, 2.15 or 13.04(b) and (ii) each Swingline Lender. Unless the context otherwise requires, each reference in this

Agreement to a Lender includes each Canadian Lender and shall include references to any Affiliate of any such Lender which is acting as a Canadian Lender.

“Lender Default” shall mean (i) the refusal (which has not been retracted) or the failure of a Lender to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 3.04(c), (ii) a Lender having notified in writing any Credit Party and/or the Administrative Agent that such Lender does not intend to comply with its obligations under Section 2.01 or 3 or (iii) for purposes of Section 2.13 and Section 4.02(b) only, the commencement of any insolvency proceeding with respect to a Lender or the takeover by any Governmental Authority of the assets or management of a Lender.

“Letter of Credit” shall have the meaning provided in Section 3.01(a).

“Letter of Credit Fee” shall have the meaning provided in Section 4.01(b).

“Letter of Credit Outstandings” shall mean, at any time, the sum of (i) the Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

“Letter of Credit Request” shall have the meaning provided in Section 3.03(a).

“Lien” shall mean any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other) or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute (other than any unauthorized notice or filing for which there is not otherwise any underlying lien or obligation, so long as the Borrowers are (if aware of the same) using commercially reasonable efforts to cause the removal of the same), and any financing lease having substantially the same effect as any of the foregoing).

“Loan” shall mean each Revolving Loan and each Swingline Loan.

“Local GAAP” shall mean with respect to any Foreign Subsidiary of Aleris generally accepted accounting principles in the jurisdiction of organization of such Subsidiary as in effect from time to time or, at the option of such Foreign Subsidiary, IFRS.

“Local Law Pledge Agreement” shall have the meaning provided in Section 6.08(i).

“Luxco Guarantor” shall mean Aleris Luxembourg S.A.R.L.

“Luxco Guaranty” shall mean the Guaranty by the Luxco Guarantor in favor of the Administrative Agent guaranteeing all of the obligations of the Borrowers, which Guaranty shall be in form and substance satisfactory to the Administrative Agent (as the same may be amended, modified, or supplemented from time to time).

“Luxco Pledge Agreement” shall mean the Pledge Agreement by the Luxco Guarantor in favor of the Collateral Agent, which pledge agreement shall be in form and substance satisfactory to the Collateral Agent (as the same may be amended, modified, or supplemented from time to time).

“Management Services Agreement” shall mean the agreement among Aleris and the Sponsor dated as of the Restatement Effective Date, as amended from time to time in accordance with the terms hereof, pursuant to which the Sponsor agrees to provide certain advisory services to Aleris in exchange for certain fees.

“Management Stockholders” shall mean the members of management of Aleris (or its direct parent) who are holders of Equity Interests of Aleris (or any of its direct or indirect parent companies) on the Restatement Effective Date.

“Mandatory Borrowing” shall have the meaning provided in Section 2.01(d).

“Mandatory Cost” shall mean the cost imputed to each Lender of compliance with any reserve asset requirements of the European Central Bank.

“Margin Stock” shall have the meaning provided in Regulation U.

“Material Adverse Effect” shall mean a material adverse effect on (a) the financial condition, results of operations or business of Aleris and its Subsidiaries taken as a whole, (b) Aleris and its Subsidiaries’ collective ability to pay the ABL Obligations in accordance with the terms thereof or (c) the rights of, or remedies available to, the Administrative Agent, the Issuing Banks or the Lenders under the Credit Documents.

“Material Indebtedness” shall mean any Indebtedness of Aleris or any of Subsidiaries in an aggregate principal amount exceeding $40,000,000.

“Material Real Property” shall mean any Real Property owned in fee by Aleris or any of its Subsidiaries the fair market value of which (as determined in good faith by Aleris) is equal to or greater than $2,500,000.

“Maximum Incremental Commitment Amount” shall mean $100,000,000.

“Maximum Swingline Amount” shall mean (i) in the case of U.S./European Borrower Swingline Loans (for this purpose using the Dollar Equivalent of any Non-Dollar Denominated Loans), $30,000,000 and (ii) in the case of Canadian Swingline Loans, Cdn$ 10,000,000.

“Merger” shall mean the merger of Merger Sub with and into Aleris pursuant to the Merger Agreement, with Aleris as the Surviving Corporation (as defined in the Merger Agreement) of the merger.

“Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of August 7, 2006, among Holdings, Merger Sub and Aleris, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

“Merger Documents” shall mean the Merger Agreement, and each other agreement, document or instrument related to any of the foregoing.

“Merger Sub” shall have the meaning provided in the first paragraph of this Agreement.

“Minimum Borrowing Amount” shall mean (i) in the case of U.S. Dollar Denominated Loans (excluding Swingline Loans and Dollar Denominated Revolving Loans maintained as Base Rate Loans), $5,000,000, (ii) in the case of Revolving Loans maintained from time to time as Base Rate Loans, $1,000,000, (iii) in the case of Canadian Dollar Denominated Loans (excluding Canadian Dollar Denominated Loans maintained as Canadian Prime Rate Loans), Cdn.$5,000,000, (iv) in the case of Canadian Dollar Denominated Loans maintained as Canadian Prime Rate Loans, Cdn.$1,000,000, (v) in the case of Euro Denominated Loans, €5,000,000, (vi) in the case of Other Foreign Currency Denominated Loans incurred in Swiss Francs, CHF5,000,000, (vii) in the case of Other Foreign Currency Denominated Loans incurred in Pounds Sterling, £5,000,000, (viii) in the case of U.S./European Borrower Swingline Loans, $0, (ix) in the case of Canadian Swingline Loans, Cdn.$0 and (x) in the case of a Loan not denominated in U.S. Dollars, Canadian Dollars, Euros, Swiss Francs or Pounds Sterling, the amount specified by the Administrative Agent.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean each Existing ABL Creditor Mortgage, each mortgage granted by a Canadian Subsidiary Guarantor pursuant to the Existing ABL Credit Agreement and/or Section 9.11 substantially in the form of Exhibit N-2, and each Mortgage (if any) granted by the European Borrower or a European Distribution Subsidiary with such modifications as local counsel to the Collateral Agent may deem reasonably necessary or appropriate in order to create and perfect the mortgage liens intended to be created thereby under the local law of the jurisdiction in which the relevant Real Property is located.

“Mortgage Policy” shall mean a Lender’s title insurance policy (Form 1992).

“Mortgaged Property” shall mean any Real Property owned by Aleris or any other Credit Party which is required to be encumbered by a Mortgage.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 3(37) or 4001(a)(3) of ERISA, which is contributed to by (or to which there is an obligation to contribute of) Aleris or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which Aleris or an ERISA Affiliate contributed or had an obligation to contribute to such plan.

“NAIC” shall mean the National Association of Insurance Commissioners.

“Negotiable Collateral” shall mean letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

“Net Debt Proceeds” shall mean, with respect to any incurrence or issuance of Indebtedness for borrowed money, the cash proceeds (net of underwriting discounts and commissions and other reasonable fees, expenses and costs associated therewith including, without limitation, those of attorneys, accountants and other professionals) received by the respective Person from the respective incurrence of such Indebtedness for borrowed money.

“Net Insurance Proceeds” shall mean, with respect to any Recovery Event, the cash proceeds (net of costs incurred by Aleris or any of its Restricted Subsidiaries in good faith in connection with such Recovery Event) received by the applicable Person in connection with such Recovery Event, and shall be net of (i) any taxes paid or payable in connection with the applicable Recovery Event and taxes paid or payable as a result of any transactions effected or deemed effected in order to make the related required prepayment of the ABL Obligations under Section 5.02(d), including, without limitation, in respect of proceeds received by any Foreign Subsidiary of Aleris, taxes that are or would be payable if such proceeds were repatriated to any direct or indirect parent of such Foreign Subsidiary which has made all or a portion of any required prepayment of the ABL Obligations under Section 5.02(d) in respect of such proceeds, (ii) all appropriate amounts that must be set aside as a reserve in accordance with GAAP or Local GAAP, as applicable, against any liabilities associated with such Recovery Event, provided that, upon any termination of such reserve, all amounts not paid-out in connection therewith shall be deemed to be “Net Insurance Proceeds” of such Recovery Event and (iii) required payments of any Indebtedness (other than Indebtedness secured pursuant to the Security Documents) which is secured by the respective assets which were subject to such Recovery Event. Notwithstanding the foregoing, no Net Insurance Proceeds calculated in accordance with the foregoing shall constitute Net Insurance Proceeds for purposes of Section 5.02(d) (i) unless such Net Insurance Proceeds shall exceed $2,500,000 from any single Recovery Event and (ii) until the aggregate amount of all such Net Insurance Proceeds in any applicable Fiscal Year (together with any Net Sale Proceeds from Asset Sales in such Fiscal Year) exceed $35,000,000 (and thereafter only Net Insurance Proceeds in excess of such amount shall constitute Net Insurance Proceeds for purposes of Section 5.02(d)).

“Net Liquidation Percentage” shall mean the percentage of the book value of the U.S. Borrowers’ or the Canadian Borrowers’, as the case may be, Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory, such percentage to be as determined from time to time by a qualified appraisal company selected by the Administrative Agent, net of the expenses reasonably estimated to be associated with any such liquidation.

“Net Sale Proceeds” shall mean, for any Asset Sale (including an Asset Swap), the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received by Aleris or any of its Restricted Subsidiaries from such Asset Sale, in each case net of (i) the costs of such Asset Sale incurred by Aleris or any of its Subsidiaries in good faith (including fees and commissions, attorneys’ and other professional fees, payments of unassumed liabilities relating to the assets sold and required payments of any Indebtedness (other than Indebtedness secured pursuant to the Security Documents) which is secured by the respective assets which were sold), (ii) taxes paid or payable as a result of such Asset Sale and taxes paid or payable as a result of any transactions effected or deemed effected in order to make the related required prepayment of the ABL Obligations under Section 5.02(c), including in respect of any proceeds received by any

Foreign Subsidiary of Aleris, taxes that are or would be payable if such proceeds were repatriated to any direct or indirect parent of such Foreign Subsidiary which has made all or a portion of any required prepayment of the ABL Obligations under Section 5.02(c) in respect of such proceeds, (iii) all appropriate amounts that must be set aside as a reserve in accordance with GAAP or Local GAAP, as applicable, against any liabilities associated with the asset sold pursuant to such Asset Sale; provided that, upon any termination of such reserve, all amounts not paid-out in connection therewith shall be deemed “Net Sale Proceeds” of such Asset Sale and (iv) the amount of any payments to be made by Aleris or any Subsidairy as agreed between such Person and the purchaser of any assets sold pursuant to such sale in connection therewith; provided that Net Sale Proceeds arising from any Asset Sale to a non-Wholly-Owned Subsidiary shall equal the amount of such Net Sale Proceeds calculated as provided above less the percentage thereof equal to the percentage of any Equity Interests of such non-Wholly-Owned Subsidiary owned by Aleris and its Subsidiaries. Notwithstanding the foregoing, no Net Sale Proceeds calculated in accordance with the foregoing shall constitute Net Sale Proceeds for purposes of Section 5.02(c) until the aggregate amount of all such Net Sale Proceeds in any applicable Fiscal Year (together with any Net Insurance Proceeds in such Fiscal Year from Recovery Events where the Net Insurance Proceeds exceed $2,500,000) exceed $35,000,000 (and thereafter only Net Sale Proceeds in excess of such amount shall constitute Net Sale Proceeds for purposes of Section 5.02(c)).

“New Note Documents” shall mean, collectively, the New Senior Subordinated Note Documents and the New Senior Note Documents.

“New Notes” shall mean, collectively, the New Senior Notes and the New Senior Subordinated Notes.

“New Senior Note Documents” shall mean and include each of the documents, instruments (including the New Senior Notes) and other agreements entered into by Aleris or any other U.S. Credit Party (including, without limitation, the New Senior Note Indenture and any documents in respect of any New Senior Notes issued upon the exchange offer as contemplated by the New Senior Note Indenture) relating to the issuance by Aleris of the New Senior Notes, as in effect on the Restatement Effective Date and as the same may be entered into, supplemented, amended or modified from time to time in accordance with the terms hereof and thereof.

“New Senior Note Indenture” shall mean an Indenture entered into by and between Aleris and LaSalle Bank National Association, as trustee thereunder, with respect to New Senior Notes as in effect on the Restatement Effective Date and as the same may be modified, amended or supplemented from time to time in accordance with the terms hereof and thereof.

“New Senior Notes” shall mean the 9% Senior Notes due 2014 in an initial aggregate amount of $600,000,000 and issued by Aleris under the New Senior Note Indenture and all New Senior Notes issued upon the exchange offer as contemplated in the New Senior Note Indenture, as in effect on the Restatement Effective Date and as the same may be issued, supplemented, amended or modified from time to time in accordance with the terms thereof and hereof.

“New Senior Subordinated Note Documents” shall mean and include each of the documents, instruments (including the New Senior Subordinated Notes) and other agreements entered into by Aleris or any other U.S. Credit Party (including, without limitation, the New Senior Subordinated Note Indenture and any documents in respect of any New Senior Subordinated Notes issued upon the exchange offer as contemplated by the New Senior Subordinated Note Indenture) relating to the issuance by Aleris of the New Senior Subordinated Notes, as in effect on the Restatement Effective Date and as the same may be entered into, supplemented, amended or modified from time to time in accordance with the terms hereof and thereof.

“New Senior Subordinated Note Indenture” shall mean an Indenture entered into by and between Aleris and LaSalle Bank National Association, as trustee thereunder, with respect to New Senior Subordinated Notes as in effect on the Restatement Effective Date and as the same may be modified, amended or supplemented from time to time in accordance with the terms hereof and thereof.

“New Senior Subordinated Notes” shall mean the 10% Senior Subordinated Notes due 2016 in an initial aggregate amount of $400,000,000 and issued by Aleris under the New Senior Subordinated Note Indenture and all New Senior Subordinated Notes issued upon the exchange offer as contemplated in the New Senior Subordinated Note Indenture, as in effect on the Restatement Effective Date and as the same may be issued, supplemented, amended or modified from time to time in accordance with the terms thereof and hereof.

“Non-B/A Lender” shall mean any Canadian Lender which is unwilling or unable to create Bankers’ Acceptances by accepting Drafts and which has identified itself as a “Non-B/A Lender” by written notice to the Canadian Borrowers.

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Non-Dollar Denominated Euro Rate Loan” shall mean Euro Rate Loans which are Non-Dollar Denominated Loans.

“Non-Dollar Denominated Loans” shall mean all Loans other than Dollar Denominated Loans.

“Non-Wholly-Owned Subsidiary” shall mean, as to any Person, any Subsidiary of such Person which is not a Wholly-Owned Subsidiary of such Person.

“Note” shall mean each U.S. Borrower Revolving Note, each Canadian Revolving Note, each European Borrower Revolving Note, each U.S. Borrower Swingline Note, each European Borrower Swingline Note and each Canadian Swingline Note.

“Notice of Borrowing” shall have the meaning provided in Section 2.03(a).

“Notice of Conversion/Continuation” shall have the meaning provided in Section 2.06.

“Notice Office” shall mean (i) for credit notices, the office of the Administrative Agent located at 60 Wall Street, MS NYC60-0208, New York, New York 10005, Attention: Marguerite Sutton (telephone: (212) 250-6150; facsimile: (212) 797-4655), and (ii) for operational notices, the office of the Administrative Agent located at 222 S. Riverside Plaza, Chicago, Illinois 60606-5808, Attention: Lianne Jaworski (telephone: (312) 537-4578; facsimile: (312) 537-1325), or such other office or person as the Administrative Agent may hereafter designate in writing as such to the other parties hereto; provided that in the case of all borrowings of Loans by any Canadian Borrower, “Notice Office” shall mean the office of the Canadian Administrative Agent located at 222 Bay Street, Toronto, M5K 1E7 Canada.

“Obligation Currency” shall have the meaning provided in Section 13.22(a).

“Other Creditors” shall mean each Person (other than any Credit Party or any Subsidiary of Aleris) party to (or participating in) a Secured Hedging Agreement.

“Other Foreign Currency Denominated Loan” shall mean each U.S./European Revolving Loan and European Borrower Swingline Loan denominated in a currency other than U.S. Dollars, Canadian Dollars or Euros at the time of incurrence thereof.

“Other Hedging Agreements” shall mean any Currency Hedging Agreements or commodity agreements or other similar arrangements, or arrangements designed to protect against fluctuations in commodity prices.

“Participant” shall mean a Lender that acquires a participation following the occurrence of a Conversion Event pursuant to an agreement among the Lenders and the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent; provided, however, that a Lender shall be considered a Participant only in respect of its interest in the acquired participation.

“Participating Specified Foreign Currency Lender” shall have the meaning provided in Section 16.01.

“PATRIOT Act” shall have the meaning provided in Section 13.21.

“Payment Conditions” shall mean that each of the following conditions are satisfied at the time of each action and after giving effect thereto: (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Excess Availability shall have been equal to or greater than $90,000,000 for the preceding 30 day period (based on the Borrowing Base Certificate last delivered or delivered at the time of such action) and shall be at least $90,000,000 after giving effect thereto and (iii) the Borrowers shall be in compliance with Section 10.07 (determined as if a Compliance Period is then in existence, provided that for purposes of compliance with the requirements of Section 9.13, compliance with Section 10.07 shall only be required if a Compliance Period is in effect) on a Pro Forma Basis giving effect to the incurrence of any Indebtedness to finance the respective action and the payment of all amounts (including fees and expenses) owing in connection therewith (including any purchase price adjustments and other payments may be required to be made).

“Payment Office” shall mean (i) in respect of Dollar Denominated Loans and other amounts owing in U.S. Dollars, 60 Wall Street, MS NYC 60-0208, New York, NY 10005 or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto, (ii) in the case of all payments of principal (or Face Amount, as applicable), interest and/or other amounts owing with respect to Canadian Revolving Loans, “Payment Office” shall mean the office of the Canadian Administrative Agent located at 222 Bay Street, Toronto, M5K 1E7, Canada, (iii) in respect of Euro Denominated Loans and other amounts owing in Euros, to Deutsche Bank AG, Frankfurt, D-11-18-DBAG (Mainzer), Mainzer Landstrabe 16, Frankfurt, Germany 60325 and (iv) in the case of Other Foreign Currency Loans and any other amount owing in any other Available Currency, such office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto or, in each case, such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Percentage” of any Lender at any time shall be that percentage which is equal to a fraction (expressed as a percentage) the numerator of which is the Commitment of such Lender at such time and the denominator of which is the Total Commitment at such time, provided that if any such determination is to be made after the Total Commitment (and the related Commitments of the Lenders) has terminated, the determination of such percentages shall be made immediately before giving effect to such termination.

“Permitted Acquisition” shall mean the acquisition by Aleris or a Subsidiary of Aleris of an Acquired Entity or Business; provided that (in each case) (A) the Acquired Entity or Business acquired pursuant to the respective Permitted Acquisition is in a business permitted by Section 10.10, and (B) all applicable requirements of Sections 9.13, 10.02 and 10.11 applicable to Permitted Acquisitions are satisfied. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition which does not otherwise meet the requirements set forth above in the definition of “Permitted Acquisition” shall constitute a Permitted Acquisition if, and to the extent, the Required Lenders agree in writing, prior to the consummation thereof, that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement.

“Permitted Discretion” shall mean the commercially reasonable exercise of the Administrative Agent’s (or the Canadian Administrative Agent’s) good faith credit judgment in accordance with customary business practices for comparable asset-based lending transactions in Aleris’s industry in consideration of any factor which is reasonably likely to (i) materially and adversely affect the value of any Collateral, the enforceability or priority of the Liens thereon or the amount that Administrative Agent, the Collateral Agent and Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation thereof, or (ii) suggest that any collateral report or financial information delivered to Administrative Agent, Collateral Agent or Lenders by any Person on behalf of any Borrower is incomplete, inaccurate or misleading in any material respect. In exercising such commercially reasonable credit judgment, the Administrative Agent or the Canadian Administrative Agent, as applicable, may consider, without duplication, such factors already included in or tested by the definition of Eligible Accounts or Eligible Inventory, as well as any of the following: (i) changes after the Restatement Effective Date in any material respect in collection history and dilution or collectibility with respect to the Accounts; (ii) changes after the Restatement Effective Date in any material respect in demand for, pricing of, or product mix of Inventory; (iii) changes after the Restatement Effective Date in any material respect in any concentration of risk with respect to the respective Borrower’s Accounts or Inventory; and (iv) any other factors arising after the Restatement Effective Date that change in any material respect the credit risk of lending to the Borrowers on the security of the Borrowers’ Accounts or Inventory.

“Permitted Distribution Subsidiary Activities” shall mean (i) purchasing and/or holding items of Inventory to be held for sale in the ordinary course of business, (ii) the sale of such Inventory to end-use customers, (iii) selling Accounts arising out of the sale of Inventory to the European Borrower pursuant to the Receivables Purchase Agreements, (iv) soliciting sales of finished aluminum product to end-use customers by and on behalf of the European Borrower, (v) performance of obligations under and in connection with the Credit Documents, (vi) actions incidental to the consummation of the Transaction, (vii) actions required by law to maintain its existence, (viii) the holding of cash in amounts reasonably required to pay for its own costs and expenses, (ix) owing and paying legal, registered office and auditing fees, (x) the issuance of common Equity Interests to the extent otherwise permitted by this Agreement and (xi) activities incidental to any of the foregoing (including, without limitation, advertising and promotion and the employment of personnel in connection with the foregoing).

“Permitted Encumbrance” shall mean, collectively, (i) those Liens and other matters affecting title to any Mortgaged Property listed in the Mortgage Policies in respect thereof which, on the date of delivery of such Mortgage Policies to the Collateral Agent in accordance with the terms hereof, are reasonably acceptable by the Collateral Agent and (ii) zoning, building codes, land/use and other similar laws and municipal ordinances which are not violated in any material respect by the existing improvements and the present use by the mortgagor of the respective Mortgaged Property.

“Permitted European Borrower Activities” shall mean (i) operations related to the provision of certain shared services to the European Parent Guarantors and their Subsidiaries (including legal, human resources, finance, treasury, tax, payroll, customer service, non-metals purchasing, and information technology) in connection with its central entrepreneur status for the European business of Aleris and its Subsidiaries, (ii) the retention and employment of management personnel and other employees, (iii) entering into the Supply Agreements with the Seller’s aluminum smelting operations and other third-party suppliers for the purchase of raw materials necessary for the European Borrower and its Subsidiaries to conduct the business permitted pursuant to Section 10.10 and the performance of its obligations thereunder, (iv) entering into Other Hedging Agreements in connection with the foregoing, to the extent otherwise permitted by this Agreement, (v) entering into the Tolling Agreements with the European Manufacturing Subsidiaries or other tolling agreements with third party tolling providers for the processing of raw materials into finished aluminum product and the payment of tolling fees thereunder, (vi) acquiring legal title to Inventory pursuant to the Supply Agreements permitted pursuant to preceding clause (iii), (vii) the sale of Inventory to the Distribution Subsidiaries or end-use customers, (viii) acquiring and holding Accounts arising out of the sale of Inventory and/or purchasing Accounts from the Distribution Subsidiaries and the Transitory

European Subsidiaries arising out of the sale of such Inventory pursuant to the Receivables Purchase Agreements, (ix) prior to the European Restructuring Date (and thereafter to the extent contemplated by clause (x) of the parenthetical in the definition of European Restructuring), purchasing Accounts from the Specified European Manufacturing Subsidiaries pursuant to Receivables Purchase Agreements, (x) ownership of the Equity Interests in the Distribution Subsidiaries, together with activities directly related thereto, (xi) performance of its obligations under and in connection with the Credit Documents, (xii) actions incidental to the consummation of the Transaction, (xiii) actions required by law to maintain its existence, (xiv) the holding of cash in amounts reasonably required to pay for its own costs and expenses, (xv) owing and paying legal, registered office and auditing fees, (xvi) the issuance of common Equity Interests to the extent otherwise permitted by this Agreement and (xvii) activities incidental to any of the foregoing (including, without limitation, advertising and promotion).

“Permitted Holders” shall mean each of the Sponsor, the Management Stockholders, the Co-Investors and any Subsequent Co-Investors; provided that, the Sponsor, the Co-Investors and the Management Stockholders, collectively, have beneficial ownership of at least 50% of the total voting power of the Voting Stock of Aleris or any of its direct or indirect parent companies. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control which has been waived by the Required Lenders in accordance with Section 13.12 will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Liens” shall have the meaning provided in Section 10.01.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness of Aleris and its Subsidiaries issued or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace, substitute or refund Indebtedness permitted under clauses (ii), (v), (vii), (xii), (xiv), (xv), (xxiii) and (xxiv) of Section 10.04, or any Indebtedness issued to so extend, refinance, renew, replace, substitute or refund any such Indebtedness, so long as (a) in the case of the refinancing of the New Senior Notes and the New Senior Subordinated Notes, such Indebtedness matures no earlier than one year after the Final Maturity Date and does not have any mandatory prepayment obligations prior to such maturity date (other than pursuant to customary asset sale and change of control provisions) and otherwise contains terms and conditions which are customary at the time of issuance for high yield financing, (b) in the case of the refinancing of Indebtedness incurred pursuant to clause (xiv) of Section 10.04, such refinancing Indebtedness shall satisfy the conditions set forth in sub-clauses (A), (B) and (C) of Section 10.04(xiv), (c) in each case, such Indebtedness has a weighted average life to maturity greater than or equal to the weighted average life to maturity of the Indebtedness being refinanced, (d) in each case, such refinancing or renewal does not (i) increase the principal amount of such Indebtedness outstanding immediately prior to such refinancing or renewal other than as a result of the refinancing of accrued unpaid interest, premiums (including applicable prepayment penalties) or fees and the costs of issuance of such refinancing Indebtedness or (ii) add guarantors, obligors or security from that which applied to such Indebtedness being refinanced or renewed, and (e) in each case, such refinancing or renewal Indebtedness has substantially the same (or, from the perspective of the Lenders, more favorable) subordination provisions, if any, as applied to the Indebtedness being renewed or refinanced.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” shall mean any pension plan as defined in Section 3(2) of ERISA, subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) Aleris or any ERISA Affiliate, and each such plan which is subject to Title IV of ERISA for the five year period immediately following the latest date on which Aleris, a Subsidiary of Aleris or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan but in all cases other than a Foreign Plan, Foreign Pension Plan or Multiemployer Plan.

“Pledge Agreement Collateral” shall mean all “Collateral”, “Charged Assets”, “Shares”, “Pledged Shares” or any similar term, in each case, as defined in the respective Pledge Agreement.

“Pledge Agreements” shall mean the U.S. Pledge Agreement, the Canadian Parent Pledge Agreement, the European Parent Pledge Agreement and the Local Law Pledge Agreements.

“Pledgee” shall have the meaning provided in the U.S. Pledge Agreement.

“Pounds Sterling” and the sign “£” shall mean freely transferable lawful money of the United Kingdom (expressed in Pounds Sterling).

“PPSA” shall mean the Personal Property Security Act (Ontario) and the regulations promulgated thereunder and other applicable personal property security legislation of the applicable Canadian province or provinces in respect of the Canadian Credit Parties (including the Civil Code of the Province of Quebec and the regulation respecting the register of personal and movable real rights promulgated thereunder) as all such legislation now exists or may from time to time hereafter be amended, modified, recodified, supplemented or replaced, together with all rules, regulations and interpretations thereunder or related thereto.

“Preferred Stock” shall mean any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Prime Lending Rate” shall mean the rate which the Administrative Agent publicly announces from time to time as its prime lending rate through its offices in New York City (and, in the case of Base Rate Loans made to the Canadian Borrowers, such prime lending rate announced by the Canadian Administrative Agent for U.S. Dollar denominated commercial loans made through its office in Toronto, Canada), the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by the Administrative Agent, which may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

“Priority Payables” shall mean, at any time, with respect to the Borrowers:

(a) (i) the amount past due and owing by each Borrower, or the accrued amount for which such Borrower has an obligation to remit to a Governmental Authority or other Person pursuant to any applicable law, rule or regulation, in respect of (u) pension fund obligations; (v) unemployment insurance; (w) goods and services taxes, sales taxes, employee income taxes and other taxes payable or to be remitted or withheld; and (ii) the amount of fees which an insolvency administrator in an insolvency proceeding is allowed to collect pursuant to German law, including, without limitation, determination fees and collection fees; (x) workers’ compensation; (y) vacation pay; and (z) other like charges and demands; in each case with respect to the preceding clauses (i) and (ii), to the extent any Governmental Authority or other Person may claim a security interest, Lien, trust or other claim ranking or capable of ranking in priority to or pari passu with one or more of the First Priority Liens granted in the Security Documents; and

(b) the aggregate amount of any other liabilities of each Borrower (i) in respect of which a trust has been or may be imposed on any Collateral to provide for payment or (ii) which are secured by a security interest, pledge, Lien, charge, right or claim on any Collateral; in each case, pursuant to any applicable law, rule or regulation and which trust, security interest, pledge, Lien, charge, right or claim ranks or, in the Permitted Discretion of the Administrative Agent, is capable of ranking in priority to or pari passu with one or more of the First Priority Liens granted in the Security Documents (such as Liens, trusts, security interests, pledges, Liens, charges, rights or claims in favor of employees, landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens, trusts, security interests, pledges, Liens, charges, rights or claims for ad valorem, excise, sales, or other taxes where given priority under applicable law);

in each case net of the aggregate amount of all Restricted cash held or set aside for the payment of such obligations.

“Pro Forma Basis” shall mean, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (w) the incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance a Permitted Acquisition) after the first day of the relevant Calculation Period as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of the relevant Calculation Period, (x) the permanent repayment of any Indebtedness (other than revolving Indebtedness except to the extent accompanied by a corresponding permanent commitment reduction) after the first day of the relevant Calculation Period as if such Indebtedness had been retired or redeemed on the first day of the relevant Calculation Period, (y) any Asset Sale (including any Asset Swap) consummated after the first day of the relevant Calculation Period as if such Asset Sale (including any Asset Swap) (and the application of the proceeds therefrom) had occurred (and the proceeds therefrom had been applied) on the first day of the relevant Calculation Period, and/or (z) the Permitted Acquisition or any other acquisition of an Acquired Entity or Business permitted pursuant to Section 10.05, if any, then being consummated as well as any other Permitted Acquisition consummated after the first day of the relevant Calculation Period and on or prior to the date of the respective Permitted Acquisition then being effected, as the case may be, with the following rules to apply in connection therewith:

(i) all Indebtedness (x) (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance a Permitted Acquisition) incurred or issued after the first day of the relevant Calculation Period (whether incurred to finance a Permitted Acquisition, to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of the respective Calculation Period and remain outstanding through the date of determination and (y) (other than revolving Indebtedness except to the extent accompanied by a corresponding permanent commitment reduction) permanently retired or redeemed after the first day of the relevant Calculation Period shall be deemed to have been retired or redeemed on the first day of the respective Calculation Period and remain retired through the date of determination;

(ii) all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness, or (y) at the rate which would have been applicable thereto on the last day of the respective Calculation Period, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); and

(iii) in making any determination of Consolidated EBITDA, pro forma effect shall be given to any Asset Sale (including any Asset Swap), Permitted Acquisition or acquisition of an Acquired Entity or Business permitted pursuant to Section 10.05 consummated during the periods described above, with such Consolidated EBITDA to be determined as if such Asset Sale (including any Asset Swap) or Permitted Acquisition was consummated on the first day of the relevant Calculation Period, and, in the case of any Permitted Acquisition or other acquisition, taking into account factually supportable and identifiable cost savings and expenses directly attributable to any such Permitted Acquisition or other acquisition which are reasonably acceptable to the Administrative Agent, as if such cost savings or expenses were realized on the first day of the respective period.

“Projections” shall mean the projections for the five Fiscal Years ended after the Restatement Effective Date (prepared on an annual basis) that were prepared by or on behalf of Aleris in connection with the Transaction and delivered to the Joint Lead Arrangers and the Lenders prior to the Restatement Effective Date.

“Qualified Equity Interests” shall mean any Equity Interests so long as the terms of any such Equity Interests (a) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision (other than solely for Qualified Equity Interests) which could be triggered (including, without limitation, upon the occurrence of a change of control event) on or prior to the date that is 91 days after the earlier of the Final Maturity Date and the date the Loans are no longer outstanding and the Commitments have expired or been terminated and (b) do not require the cash payment of dividends or distributions on or prior to the date that is 91 days after the earlier of the Final Maturity Date and the date the Loans are no longer outstanding and the Commitments have expired or been terminated; provided that if such Equity Interests are issued to any plan for the benefit of employees of any Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not fail to constitute Qualified Equity Interests solely because they may be required to be repurchased by such Borrower or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations. Notwithstanding the preceding sentence, any Equity Interests that would not constitute Qualified Equity Interests solely because the holders of such Equity Interests have the right to require Aleris to repurchase such Equity Interests upon the occurrence of a change of control or an asset sale will constitute Qualified Equity Interests if the terms of such Equity Interests provide that Aleris may not repurchase or redeem any such Equity Interests pursuant to such provisions unless such repurchase or redemption complies with Section 10.03 or provide that such repurchase or redemption shall be subject to the prior repayment in full of the Loans and all other ABL Obligations that are then accrued and payable and the termination of the Commitments.

“Qualified Public Offering” shall mean any public or private sale of common stock or Preferred Stock of Aleris or any direct or indirect parent of Aleris pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act (other than a registration statement on Form S-8 or any successor form).

“Quarterly Payment Date” shall mean the last Business Day of each March, June, September and December occurring after the Restatement Effective Date.

“Quebec Secured Parties” shall have the meaning provided in Section 12.01(b).

“Real Property” shall mean all land, improvements and fixtures of any Person, including all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

“Receivables Purchase Agreement” shall mean each receivables purchase agreement and any related servicing agreements between the European Borrower, on the one hand, and one or more Subsidiaries of Aleris, on the other hand, in substantially the form of Exhibit Q or otherwise in form and substance reasonably satisfactory to the Administrative Agent, in each case providing, inter alia, for the sale and transfer of Accounts by such Subsidiary to the European Borrower, as each such agreement may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Record” shall mean information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

“Recovery Event” shall mean the receipt by Aleris or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of Aleris or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 9.09 (other than business interruption insurance and insurance proceeds relating to loss of rental payments).

“Reference Discount Rate” shall mean, in respect of any Bankers’ Acceptances or completed Drafts to be purchased by a Canadian Lender pursuant to Section 2.01(b) and Schedule III hereto, (i) by a Schedule I chartered bank, the average bankers’ acceptance discount rate for the appropriate term as quoted on Reuters Screen CDOR Page in respect of Schedule I chartered banks (or such other page as may be selected by the Canadian Administrative Agent as a replacement page for such Banker’s Acceptances if such screen is not available) at 10:00 a.m. (Toronto time); and (ii) by any other Canadian Lender, the lesser of (x) the rate specified in (i) plus 0.10% and (y) the arithmetic average of the discount rates (calculated on an annual basis and rounded to the nearest one-hundredth of 1%, with five-thousandths of 1% being rounded up) quoted by each Canadian Reference Lender at 10:00 a.m. (Toronto time) as the discount rate at which such Canadian Reference Lender would purchase, on the relevant Drawing Date, its own bankers’ acceptances or Drafts having an aggregate Face Amount equal to, and with a term to maturity the same as, the Bankers’ Acceptances or Drafts, as the case may be, to be acquired by such Canadian Lender on such Drawing Date.

“Refinancing” shall mean the refinancing transactions described in Section 6.06.

“Register” shall have the meaning provided in Section 13.15.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Related Business Assets” shall mean assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by Aleris or a Restricted Subsidiary in exchange for assets transferred by Aleris or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary of Aleris.

“Related Pass Through Entity” shall mean, with respect to an Indirect Section 5.04 Indemnitee, the pass through entity for tax purposes which such Indirect Section 5.04 Indemnitee, by virtue of being a partner or member thereof, is an Indirect Section 5.04 Indemnitee; provided that such entity shall be a Related Pass Through Entity only if it is a Lender, an Issuing Lender or the Administrative Agent.

“Release” shall mean actively or passively disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping or migrating, into or upon any land or water or air, or otherwise entering into the environment.

“Relevant ABL Guaranteed Obligations” shall mean in the case of the U.S. Borrower Guaranty provided by each of the U.S. Borrowers, (a) the principal and interest on each Note issued by the Canadian Borrowers, the European Borrower and each other Guaranteed Party (other than such U.S. Borrower) to each Lender, and all Loans made to the Canadian Borrowers, the European Borrower and each other Guaranteed Party (other than such U.S. Borrower) under this Agreement, all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code or any other stay under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act or any other applicable bankruptcy law, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Canadian Borrowers, the European Borrower and each other Guaranteed Party (other than such U.S. Borrower) to any Guaranteed Creditor now existing or hereafter incurred under, arising out of or in connection with this Agreement and each other Credit Document, (b) all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code or any other stay under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act or any other applicable bankruptcy law, would become due) and liabilities of each other Guaranteed Party (other than such U.S. Borrower) owing under any Secured Hedging Agreement entered into by such Guaranteed Party with any Guaranteed Creditor, whether now in existence or hereafter arising, and (c) all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code or any other stay under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act or any other applicable bankruptcy law, would become due) and liabilities of each other Guaranteed Party (other than such U.S. Borrower) owing under any Treasury Services Agreement entered into by such Guaranteed Party with any Guaranteed Creditor, whether now in existence or hereafter arising.

“Remedial Action” shall mean all actions to (a) clean up, remove, remediate, contain, treat, monitor or investigate Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, or (d) perform any pre-remedial, restoration or reclamation studies, investigations, or post-remedial, restoration or reclamation operation and maintenance activities.

“Rent Reserve” shall mean, a reserve established by the Administrative Agent in an amount equal to the latest three months rent payments made by any Borrower for each location at which Inventory of the Borrowers is located that is not subject to a Collateral Access Agreement (as reported to the Administrative Agent by Aleris from time to time as requested by the Administrative Agent), as such amount may be adjusted from time to time by the Administrative Agent in its Permitted Discretion taking into account any statutory provisions detailing the extent to which landlords may make claims against Inventory located thereon.

“Replaced Lender” shall have the meaning provided in Section 2.13.

“Replacement Lender” shall have the meaning provided in Section 2.13.

“Required Lenders” shall mean Non-Defaulting Lenders the sum of whose outstanding Commitments (or after the termination thereof, outstanding Individual Exposures) represent at least a majority of the sum of the Total Commitment less the Commitments of all Defaulting Lenders (or after the termination thereof, the sum of the Individual Exposures of Non-Defaulting Lenders at such time).

“Requirements of Law” shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” of any Person shall mean the chief executive officer, the president, any vice president, the chief operating officer or any Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement, and, as to any document delivered on the Restatement Effective Date (but subject to the express requirements set forth in Section 6), shall include any secretary or assistant secretary of a Credit Party. Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.

“Restatement Effective Date” shall have the meaning provided in Section 13.10.

“Restricted” shall mean, when referring to cash or Cash Equivalents of Aleris or any of its Subsidiaries, that such cash or Cash Equivalents (i) appear (or would be required to appear) as “restricted” on a consolidated balance sheet of Aleris or of any such Subsidiary, (ii) is subject to any Lien (other than Liens permitted pursuant to Sections 10.01(i), (iv), (xiv) and (xvi)) in favor of any Person other than the Collateral Agent for the benefit of the Secured Creditors or (iii) is not otherwise generally available for use by Aleris or any of its Subsidiaries.

“Restricted Sub-Participation” shall mean a sub-participation of the rights and/or the obligations of a Lender under this Agreement which is not substantially in the form recommended from time to time by the London Loan Market Association (LMA) (including, in particular, a provision on status of participation substantially in the form set out in Clause 6.1 of the LMA Funded Participation (PAR) form as at the date of this Agreement and Clause 7.1 of the current LMA Risk Participation (PAR) form as at the date of this Agreement, except for changes that have been approved by the Administrative Agent.

“Returns” shall have the meaning provided in Section 8.09.

“Revolving Loan” shall mean each U.S./European Revolving Loan and each Canadian Revolving Loan.

“S&P” shall mean Standard & Poor’s Rating Services, a division of McGraw-Hill, Inc., or any successor thereto.

“Sale and Lease-Back Transaction” shall mean any arrangement with any Person providing for the leasing by Aleris or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by Aleris or such Restricted Subsidiary to such Person in contemplation of such leasing.

“Section 5.04 Indemnitee” shall mean a Lender, an Issuing Lender or the Administrative Agent (and, in the case of a Lender, an Issuing Lender or Administrative Agent that is a flow-through entity for tax purposes, each member or partner of such Lender, Issuing Lender or Administrative Agent, as the case may be). For this purpose, the term “Lender” shall include any Participant.

“Section 5.04(b)(ii) Certificate” shall have the meaning provided in Section 5.04(b)(ii).

“Secured Creditors” shall mean the ABL Secured Parties.

“Secured Debt Agreement” shall mean and include (w) this Agreement, (x) the other Credit Documents, (y) the Secured Hedging Agreements entered into with any Other Creditors and (z) the Treasury Services Agreements entered into with any Treasury Services Creditors.

“Secured Hedging Agreement” shall mean each Interest Rate Protection Agreement and/or Other Hedging Agreements provided that (i) such Interest Rate Protection Agreement and/or Other Hedging Agreement expressly states that (x) it constitutes a “Secured Hedging Agreement” for purposes of this Agreement and the other Credit Documents and (y) does not constitute a “Secured Hedging Agreement” for purposes of the Term Security Documents or any guaranties relating to the Term Loan Agreement, (ii) Aleris and the other parties thereto shall have delivered to the Collateral Agent a written notice specifying that such Interest Rate Protection Agreement and/or Other Hedging Agreement (x) constitutes a “Secured Hedging Agreement” for purposes of this Agreement and the other Credit Documents, (y) does not constitute a “Secured Hedging Agreement” for purposes of the Term Security Documents or any guaranties relating to the Term Loan Agreement and (z) in the case of Aleris, that such Interest Rate Protection Agreement and/or Other Hedging Agreement and the obligations of Aleris and its Subsidiaries thereunder have been, and will be, incurred in compliance with this Agreement, (iii) on the effective date of such Interest Rate Protection Agreement and/or Other Hedging Agreement and from time to time thereafter, at the request of the Collateral Agent, Aleris and the other parties thereto shall have notified the Administrative Agent in writing of the aggregate amount of exposure under such Interest Rate Protection Agreement and/or Other Hedging Agreement and (iv) such Other Creditor, if it is not a Lender or an affiliate thereof (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason), has entered into an intercreditor agreement with respect to the relevant Interest Rate Protection Agreement or Other Hedging Agreement on terms reasonably satisfactory to the Collateral Agent; it being understood, however, that each Interest Rate Protection Agreement and/or Other Hedging Agreement with a Lender or an affiliate thereof (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason) in effect on the Restatement Effective Date (other than the Specified Secured Hedging Agreement) which does not meet the requirements of clauses (i) and (ii) of the proviso in this definition but otherwise satisfies the condition set forth in clause (iii) of the such proviso (other than any notice required on or prior to the Restatement Effective Date) shall be deemed a Secured Hedging Agreement for purposes of this Agreement and the other Credit Documents.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” shall mean the U.S. Security Agreement, each Canadian Security Document and each European Security Document.

“Security Agreement Collateral” shall mean all “Collateral” as defined in the respective Security Agreement.

“Security Document Amendment” shall have the meaning provided in Section 6.08(f).

“Security Documents” shall mean and include each Pledge Agreement, each Security Agreement, each Mortgage, the Intercreditor Agreement and each other Additional Security Document.

“Significant Event of Default” shall mean any Event of Default under Section 11.01 or 11.05.

“Similar Business” shall mean any business conducted by Aleris and its Restricted Subsidiaries on the Restatement Effective Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Specified European Manufacturing Subsidiary” shall mean Corus Aluminium NV, Corus Aluminium Walzprodukte GmbH, Corus Aluminium Profiltechnik Bonn GmbH, Corus Aluminium Profiltechnik GmbH, Corus Aluminium Profiltechnik Bitterfeld GmbH and VAW-IMCO and any other Subsidiary of Aleris which shall be reasonably satisfactory to the Administrative Agent.

“Specified Foreign Currency” shall have the meaning provided in Section 2.01(a).

“Specified Foreign Currency Funding Capacity” at any date of determination, for any Lender, shall mean the ability of such Lender to fund U.S./European Revolving Loans denominated in an Available Currency other than U.S. Dollars, as set forth in the records of the Administrative Agent as notified in writing by such Lender to the Administrative Agent within 3 Business Days of such Lender becoming a Lender hereunder.

“Specified Foreign Currency Loan” shall have the meaning provided in Section 16.01.

“Specified Foreign Currency Participation” shall have the meaning provided in Section 16.01.

“Specified Foreign Currency Participation Fee” shall have the meaning provided in Section 16.06.

“Specified Foreign Currency Participation Settlement” shall have the meaning provided in Section 16.02(i).

“Specified Foreign Currency Participation Settlement Amount” shall have the meaning provided in Section 16.02(ii).

“Specified Foreign Currency Participation Settlement Date” shall have the meaning provided in Section 16.02(i).

“Specified Foreign Currency Participation Settlement Period” shall have the meaning provided in Section 16.02(i).

“Specified Secured Hedging Agreement” shall mean the Other Hedging Agreement entered into on the date hereof by Aleris and J. Aron and Company.

“Sponsor” shall mean Texas Pacific Group and its Affiliates excluding any portfolio companies thereof.

“Stated Amount” shall mean at, any time, as to any Letter of Credit, the maximum amount available to be drawn thereunder (regardless of whether any conditions for drawing could then be met) (using in the case of Letters of Credit not denominated in U.S. Dollars, the Dollar Equivalent thereof).

“Subordinated Indebtedness” of a Person shall mean any Indebtedness of such Person that is by its terms subordinated in right of payment to the ABL Obligations on terms and conditions no less favorable to the Administrative Agent and the Lenders than those contained in the New Senior Subordinated Note Documents.

“Subsequent Co-Investors” shall mean any Person (other than the Sponsor and the Co-Investors) and its Affiliates who, in connection with the acquisition of Equity Interests of Aleris (or any of its direct or indirect parent companies) after the Restatement Effective Date, is part of a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) in which any of the Sponsor, the Co-Investors or the Management Stockholders is a member.

“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Notwithstanding the foregoing (and except for the purposes of the definition of Unrestricted Subsidiary contained herein) an Unrestricted

Subsidiary shall be deemed not to be a Subsidiary of Aleris or any of its other Subsidiaries for the purposes of this Agreement.

“Supermajority Lenders” shall mean Non-Defaulting Lenders the sum of whose outstanding Commitments (or after the termination thereof, outstanding Individual Exposures) represent at least 66-2/3% of the sum of the Total Commitment less the Commitments of all Defaulting Lenders (or after the termination thereof, the sum of the Individual Exposures of Non-Defaulting Lenders at such time).

“Supply Agreement” shall mean each supply agreement entered into by the European Borrower for the purchase of raw materials in accordance with the Permitted European Borrower Activities.

“Swingline Expiry Date” shall mean the date that is five Business Days prior to the Final Maturity Date.

“Swingline Lenders” shall mean, collectively, the U.S./European Swingline Lender and the Canadian Swingline Lender.

“Swingline Loans” shall have the meaning provided in Section 2.01(c).

“Swiss Francs” shall mean the lawful currency of Switzerland, as in effect from time to time.

“Swiss Guarantor” shall mean a Credit Party organized under the laws of, or for tax purposes resident in, Switzerland.

“Swiss Non-Qualifying Bank” shall mean a Person which does not qualify as a Swiss Qualifying Bank.

“Swiss Obligor” shall mean the European Borrower or a Swiss Guarantor.

“Swiss Qualifying Bank” shall mean a financial institution which (i) qualifies as a bank pursuant to the banking laws in force in its country of incorporation, (ii) carries on a true banking activity in such jurisdiction as its main purpose, and (iii) has personnel, premises, communication devices and decision-making authority of its own, all as per explanatory notes of the Swiss Federal Tax Administration No. S-02-123(9.86) and No. S-02.128(1.2000) or legislation or explanatory notes addressing the same issues which are in force at such time.

“Swiss Withholding Tax” shall mean any withholding tax in accordance with the Swiss Federal Statute on Anticipatory Tax of 13 October 1965 (Bundesgesetz über die Ver-rechnungssteuer) and any successor provision, as appropriate.

“Syndication Agent” shall mean Goldman Sachs Credit Partners L.P., in its capacity as Syndication Agent, and any successor thereto.

“Synthetic Lease” shall mean, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed)

(a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. Federal income tax purposes, other than any such lease under which such person is the lessor.

“Synthetic Lease Obligations” shall mean, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capitalized Lease Obligations.

“Taxes” shall mean any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to payments made by any Credit Party under any Credit Document (but excluding any tax imposed on or measured by the net income or net profits (or any franchise or similar tax imposed in lieu of a net income or net profits tax and any branch profits tax imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrowers or any other Credit Party is located) of a Section 5.04 Indemnitee pursuant to the laws of the country or national jurisdiction (or any political subdivision thereof) in which such Section 5.04 Indemnitee is organized or the country or national jurisdiction (or any political subdivision thereof) in which the principal office or applicable lending office of such Section 5.04 Indemnitee is located), and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges.

“Ten Non-Bank Regulations” shall mean, at any time, the regulations pursuant to the explanatory notes of the Swiss Federal Tax Administration No. S-02.128(1.2000), S-02.122.2(4.1999) and S-02.122.1(4.1999) or legislation or explanatory notes addressing the same issues which are in force at such time.

“Term Collateral Agent” shall mean the “Collateral Agent” as defined in the Term Loan Agreement.

“Term Creditor Mortgage” shall mean a mortgage substantially in the form of Exhibit M-1 to the Term Loan Agreement.

“Term Loan Agreement” shall mean the Amended and Restated Term Loan Agreement, dated as of August 1, 2006 and amended and restated as of the date hereof, by and among Aleris, Aleris Deutschland Holding GmbH, the Lenders party thereto from time to time, and Deutsche Bank AG New York Branch, as Administrative Agent, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms herewith and therewith.

“Term Loan Pari Passu Lien Obligations” shall mean any Indebtedness constituting debt securities incurred pursuant to an indenture with an institutional trustee or loans incurred in the bank credit market (including institutional investor participation therein), which Indebtedness is secured with Liens that rank pari passu with the Liens securing the Indebtedness under the Term Loan Agreement outstanding on the Restatement Effective Date and not constituting Indebtedness subordinated in right of payment to the obligations of the Borrowers hereunder.

“Term Loans” shall mean the Term Loans under (and as defined in) the Term Loan Agreement.

“Term Obligations” shall mean the Term Obligations under (and as defined in) the Term Loan Agreement.

“Term Priority Collateral” shall have the meaning provided in the Intercreditor Agreement.

“Term Secured Parties” shall have the meaning provided in the Term Loan Agreement.

“Test Period” shall mean each period of four consecutive fiscal quarters of Aleris then last ended (in each case taken as one accounting period).

“Tier I Country” shall mean each country listed on Schedule XVI and each additional country as agreed by the Administrative Agent from time to time in its Permitted Discretion.

“Tier II Country” shall mean each country listed on Schedule XVII and each additional country as agreed by the Administrative Agent from time to time in its Permitted Discretion.

“Tolling Agreement” shall mean each tolling agreement entered into by the European Borrower with a European Manufacturing Subsidiary for the processing of raw materials into finished aluminum product, in each case, in form and substance reasonably satisfactory to the Administrative Agent; provided that all tolling fees and other amounts payable under each Tolling Agreement shall be subordinated to the payment of the Obligations on terms reasonably satisfactory to the Administrative Agent.

“Total Assets” shall mean the total amount of all assets of Aleris and its Subsidiaries, determined on a consolidated basis in accordance with GAAP as shown on the most recent balance sheet of Aleris.

“Total Borrowing Base” shall mean, as of any date of determination, the sum of the U.S. Borrowing Base, the Canadian Borrowing Base and the European Borrowing Base.

“Total Canadian Commitment” shall mean, at any time, the sum of the Canadian Commitments of each of the Lenders at such time.

“Total Commitment” shall mean, at any time, the sum of the Combined Commitments of each of the Lenders at such time.

“Total European Sub-Commitment” at any time shall mean $250,000,000 or, if less, the Total U.S./European Commitment as such amount may be increased from time to time pursuant to Section 2.15.

“Total Unutilized Commitment” shall mean, at any time, an amount equal to the remainder of (x) the Total Commitment as in effect at such time less (y) the Aggregate Exposure at such time.

“Total U.S./European Commitment” shall mean, at any time, the sum of the U.S./European Commitments of each of the Lenders at such time.

“Tranche” shall mean the respective facility and commitments utilized in making Loans and issuing Letters of Credit hereunder, with there being two separate Tranches, i.e., U.S./European Commitments (and the Loans made, and Letters of Credit issued, pursuant thereto) and Canadian Commitments (and the Loans made, and Letters of Credit issued, pursuant thereto).

“Transaction” shall mean, collectively, (i) the entering into of the Credit Documents and the incurrence of Loans and issuance of Letters of Credit on the Restatement Effective Date, (ii) the Refinancing, (iii) the consummation of the Merger, (iv) the issuance of the New Notes on the Restatement Effective Date, (v) the incurrence of the Term Loans, (vi) the consummation of the Equity Financing, (vii) all intercompany loans, equity contributions, repayments of intercompany loans, dividends, distributions and other intercompany Investments related to the foregoing and (viii) the payment of all fees and expenses in connection with the foregoing.

“Transitory European Subsidiary” shall mean each Subsidiary of Aleris acquired pursuant to a Permitted Acquisition or an acquisition of an Acquired Entity or Business permitted by Section 10.05 and organized under the laws of any country which is a member state of the European Community established pursuant to the Treaty, or any other jurisdiction reasonably satisfactory to the Administrative Agent, designated by Aleris in writing to the Administrative Agent as a “Transitory European Subsidiary”; provided that at the time of any such designation (i) such Subsidiary has either (A) entered into a Receivables Purchase Agreement with the European Borrower or (B) entered into a guaranty of the Obligations of the European Borrower pursuant to a guarantee agreement reasonably satisfactory in form and substance to the Administrative Agent and secured such guaranty with valid and enforceable first priority, perfected security interests or charges in all of the Accounts owned by such Subsidiary and such security interests shall not be subject to avoidance under any fraudulent transfer, preference or other similar principle, (ii) the Administrative Agent shall have received opinions of counsel from counsel reasonably satisfactory to the Administrative Agent covering such matters as the Administrative Agent may reasonably request and (iii) to the extent requested by the Administrative Agent pursuant to the proviso to Section 9.06(b), any collateral examinations and appraisals of the Accounts of such Subsidiary shall have been completed; provided further, that each such Subsidiary shall cease to be a Transitory European Subsidiary on the 181st day (or upon the expiration of such longer period as agreed by the Administrative Agent) following the date of its acquisition by Aleris or any of its Subsidiaries.

“Treasury Services Agreement” shall have the meaning provided in the U.S. Security Agreement.

“Treasury Services Creditors” shall have the meaning provided in the U.S. Security Agreement.

“Treaty” shall mean the Treaty establishing the European Community being the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986, the Maastricht Treaty (which was signed at Maastricht on February 7, 1992) and the Treaty of Amsterdam (which was signed in Amsterdam on October 2, 1997).

“Twenty Non-Bank Regulations” shall mean the regulations pursuant to the explanatory notes S-02.122.1(4.99) and S-02.122.2(4.99) of the Swiss Federal Tax Administration (or legislation or explanatory notes addressing the same issues which are in force at such time) pursuant to which the aggregate number of persons and legal entities, which are not Swiss Qualifying Banks and to which the European Borrower directly or indirectly, including, without limitation, through a Restricted Sub-Participation or other sub-participations under any other agreement, owes interest-bearing borrowed money under all interest-bearing instruments including, inter alia, this Agreement, taken together (other than bond issues which are subject to Swiss Withholding Tax), shall not exceed twenty at any time in order to not trigger Swiss Withholding Tax.

“Type” shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan, a Euro Rate Loan of a given currency, a Canadian Prime Rate Loan or a Bankers’ Acceptance Loan.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection or the priority of the Liens of the Collateral Agent in any Collateral is governed by the Uniform Commercial Code as in effect in a United States jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“United States” and “U.S.” shall each mean the United States of America.

“Unpaid Drawing” shall have the meaning provided in Section 3.05(a).

“Unpaid Supplier Reserve” shall mean, at any time, with respect to the Canadian Borrowers, the amount equal to the percentage applicable to Inventory in the calculation of the Canadian Borrowing Base multiplied by the aggregate value of the Eligible Inventory which the Administrative Agent, in its Permitted Discretion, considers is or may be subject to a right of a supplier to repossess goods pursuant to Section 81.1 of the Bankruptcy and Insolvency Act (Canada) or any other laws of Canada or any other applicable jurisdiction granting revendication or similar rights to unpaid suppliers, in each case, where such supplier’s right ranks or is capable of ranking in priority to or pari passu with one or more of the First Priority Liens granted in the Security Documents.

“Unrestricted Subsidiary” shall mean (A) any Subsidiary of Aleris designated by the board of directors of Aleris as an Unrestricted Subsidiary pursuant to Section 9.16 subsequent to the Restatement Effective Date and (B) any Subsidiary of an Unrestricted Subsidiary.

“Unutilized Commitment” shall mean, with respect to any Lender at any time, (x) the sum of such Lender’s U.S./European Commitment and Canadian Commitment, less (y) the sum of such Lender’s Individual U.S./European Exposure and Individual Canadian Exposure.

“U.S. Borrower Guaranty” shall mean the guaranty of the U.S. Borrowers pursuant to Section 14.

“U.S. Borrower Obligations” shall mean all ABL Obligations owing to the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender by any U.S. Borrower.

“U.S. Borrower Revolving Loan” shall have the meaning provided in Section 2.01(a).

“U.S. Borrower Revolving Note” shall have the meaning provided in Section 2.05(a).

“U.S. Borrower Swingline Loans” shall have the meaning provided in Section 2.01(c).

“U.S. Borrower Swingline Note” shall have the meaning provided in Section 2.05(a).

“U.S. Borrowers” shall have the meaning provided in the first paragraph of this Agreement.

“U.S. Borrowing Base” shall mean, as of any date of determination, the result of:

(a) 85% of the amount of Eligible U.S. Accounts, plus

(b) 75% of the amount of Eligible U.S. Unbilled Accounts, plus

(c) the lower of

(i) 75% of the net book value of Eligible U.S. Inventory, and

(ii) 85% times the then extant Net Liquidation Percentage times the net book value of U.S. Borrowers’ Eligible U.S. Inventory, minus

(d) the aggregate amount of reserves, if any, established by the Administrative Agent under Section 2.01(e) with respect to the U.S. Borrowing Base;

provided, however, that the amount calculated under clause (b) of this definition of U.S. Borrowing Base shall not exceed more than 20% of the amount in clause (a) of this definition.

“U.S. Collection Account” shall mean each account established at a U.S. Collection Bank subject to a Cash Management Control Agreement into which funds shall be transferred as provided in Section 5.03(b).

“U.S. Collection Banks” shall have the meaning provided in Section 5.03(b)(i).

“U.S. Credit Party” shall mean each U.S. Borrower and each U.S. Subsidiary Guarantor.

“U.S. Disbursement Account” shall mean each checking and/or disbursement account of Aleris and its Domestic Subsidiaries for their general corporate purposes, including for the purpose of paying Aleris and its Domestic Subsidiaries’ trade payables and other operating expenses.

“U.S. Dollars” and the sign “$” shall each mean freely transferable lawful money of the United States.

“U.S. Letter of Credit” shall have the meaning provided in Section 3.01(a).

“U.S. Mortgaged Property” shall mean each Real Property located in the United States or any State or territory thereof with respect to which a Mortgage is required to be delivered pursuant to the terms of this Agreement.

“U.S. Pledge Agreement” shall have the meaning provided in Section 6.08(a).

“U.S. Security Agreement” shall have the meaning provided in Section 6.08(c).

“U.S. Security Documents” shall mean the U.S. Pledge Agreement, the U.S. Security Agreement, the Intercreditor Agreement and each Mortgage and such Additional Security Document covering the assets of a U.S. Credit Party.

“U.S. Subsidiaries Guaranty” shall have the meaning provided in Section 6.08(d).

“U.S. Subsidiary Guarantor” shall mean each Wholly-Owned Domestic Subsidiary of Aleris which executes and delivers a U.S. Subsidiaries Guaranty, in each case, unless and until such time as the respective U.S. Subsidiary Guarantor is released from all of its obligations under the U.S. Subsidiaries Guaranty in accordance with terms and provisions thereof (it being understood that no Domestic Subsidiary of Aleris which is also a Subsidiary of a Foreign Subsidiary of Aleris shall be a U.S. Subsidiary Guarantor).

“U.S./European Borrower Swingline Loans” shall have the meaning provided in Section 2.01(c).

“U.S./European Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule I-A directly below the column entitled “U.S./European

Commitment,” as the same may be (x) reduced from time to time or terminated pursuant to Sections 4.02, 4.03 and/or 11, as applicable, (y) increased from time to time pursuant to Section 2.15 or (z) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 2.13 or 13.04(b).

“U.S./European Lender” shall mean each Lender which has a U.S./European Commitment (without giving effect to any termination of the Total U.S./European Commitment if any U.S./European Borrower Swingline Loans or Letter of Credit Outstandings remain outstanding) or which has any outstanding U.S./European Revolving Loans (or an L/C Participation Percentage in any then outstanding Letter of Credit Outstandings).

“U.S./European Percentage” of any U.S./European Lender at any time shall be that percentage which is equal to a fraction (expressed as a percentage) the numerator of which is the U.S./European Commitment of such U.S./European Lender at such time and the denominator of which is the Total U.S./European Commitment at such time, provided that if any such determination is to be made after the Total U.S./European Commitment (and the related U.S./European Commitments of the Lenders) has (or have) terminated, the determination of such percentages shall be made immediately before giving effect to such termination.

“U.S./European Revolving Loan” shall have the meaning provided in Section 2.01(a).

“U.S./European Swingline Lender” shall mean DBNY, or any Person serving as a successor Administrative Agent hereunder, in its capacity as a lender of U.S./European Borrower Swingline Loans.

“VAW-IMCO” shall mean VAW-IMCO GUSS Und Recycling GmbH, a company with limited liability organized under the laws of Germany.

“Voting Stock” of any Person as of any date shall mean the Equity Interests of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Wholly-Owned Canadian Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is also a Canadian Subsidiary of such Person.

“Wholly-Owned Domestic Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is also a Domestic Subsidiary of such Person.

“Wholly-Owned European Distribution Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is also a European Distribution Subsidiary.

“Wholly-Owned Foreign Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is also a Foreign Subsidiary of such Person.

“Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose Equity Interests (other than director’s qualifying shares and/or other nominal amounts of shares required by applicable law to be held by Persons other than such Person) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time, provided that Corus Aluminum GmbH, VAW-IMCO or any other Subsidiary of Aleris which is organized in Germany which owns real property shall constitute a “Wholly-Owned Subsidiary” for all purposes of the Credit Documents so long as no more than 5.1% of the Equity Interests of such Subsidiary are owned by a Person other than Aleris or a Wholly-Owned Subsidiary of Aleris so long as (i) the holder of such Equity Interests is reasonably satisfactory to the Administrative Agent and (ii) all of the economic interests attributable to the Equity Interests in such Subsidiary are owned directly or indirectly by Aleris and its Subsidiaries.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 2. Amount and Terms of Credit.

2.01 The Commitments. (a) Subject to and upon the terms and conditions set forth herein (including, without limitation, the conditions set forth in Sections 7.01, 7.02 and 7.03), (I) each Existing U.S./European Commitment (as in effect on the Restatement Effective Date immediately prior to giving effect thereto) of each Existing Lender is hereby converted on the Restatement Effective Date into a U.S./European Commitment of such Existing Lender, and (II) each Lender severally agrees (A) that, on the Restatement Effective Date, (x) each Existing U.S. Borrower Revolving Loan made by each Existing Lender to the U.S. Borrowers pursuant to the Existing ABL Credit Agreement and outstanding on the Restatement Effective Date shall convert into a revolving loan owing by the U.S. Borrowers (each, a “Converted U.S. Borrower Revolving Loan”) and (y) each Existing European Borrower Revolving Loan made by each Existing Lender to the European Borrower pursuant to the Existing ABL Credit Agreement and outstanding on the Restatement Effective Date shall convert into a revolving loan owing by the European Borrower (each, a “Converted European Borrower Revolving Loan”) and (B) each Lender with a U.S./European Commitment severally agrees to make, at any time and from time to time on or after the Restatement Effective Date and prior to the Final Maturity Date, (x) a revolving loan or revolving loans to the U.S. Borrowers (on a joint and several basis) (together with each Converted U.S. Borrower Revolving Loan, each, a “U.S. Borrower Revolving Loan”) and (y) a revolving loan or revolving loans to the European Borrower (together with each Converted European Borrower Revolving Loan, each, a “European Borrower Revolving Loan”; and with the European Borrower Revolving Loans and the U.S. Borrower Revolving Loans being each called a “U.S./European Revolving Loan”), which U.S./European Revolving Loans:

(i) shall (subject to Section 2.14), be denominated in the applicable Available Currency elected by the applicable Borrower;

(ii) shall (x) in the case of U.S. Borrower Revolving Loans at the option of the U.S. Borrowers, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans and (y) in the case of European Borrower Revolving Loans, be incurred and maintained as Euro Rate Loans, provided that except as otherwise specifically provided in Section 2.10(b), all U.S./European Revolving Loans comprising the same Borrowing shall at all times be of the same Type;

(iii) may be repaid and reborrowed in accordance with the provisions hereof;

(iv) in the case of any Borrowing of U.S./European Revolving Loans, shall not be made (and shall not be required to be made) by any U.S./European Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause (x) the Individual U.S./European Exposure of such U.S./European Lender to exceed the amount of its U.S./European Commitment at such time, (y) the Aggregate U.S./European Exposure to exceed the Total U.S./European Commitment at such time or (z) the Aggregate European Borrower Exposure at such time to exceed the Total European Sub-Commitment at such time; and

(v) subject to Section 16, in the case of U.S./European Revolving Loans which are denominated in Euros, Swiss Francs, Pounds Sterling and any other currency agreed by DBNY (each a “Specified Foreign Currency”) which are required to be made by a Participating Specified Foreign Currency Lender, shall be made by DBNY.

(b) Subject to and upon the terms and conditions set forth herein (including, without limitation, the condition set forth in Sections 7.01, 7.02 and 7.03), (I) each Existing Canadian Commitment (as in effect on the Restatement Effective Date immediately prior to giving effect thereto) of each Existing Lender is hereby converted on the Restatement Effective Date into a Canadian Commitment of such Existing Lender, and (II) each Lender severally agrees (A) that, on the Restatement Effective Date, each Existing Canadian Revolving Loan made by each Existing Lender to the Canadian Borrowers pursuant to the Existing ABL Credit Agreement and outstanding on the Restatement Effective Date shall convert into a revolving loan owing by the Canadian Borrowers (each, a “Converted Canadian Borrower Revolving Loan”) and (B) each Canadian Lender severally agrees to make, at any time and from time to time on or after the Restatement Effective Date and prior to the Final Maturity Date, a revolving loan or revolving loans to the Canadian Borrowers (on a joint and several basis) (together with each Converted Canadian Borrower Revolving Loan, each, a “Canadian Revolving Loan”), which Canadian Revolving Loans:

(i) shall (subject to Section 2.14) be denominated in the applicable Available Currency elected by the Canadian Borrowers;

(ii) shall, at the option of the Canadian Borrowers, be incurred and maintained as, and/or converted into, (w) Base Rate Loans denominated in U.S. Dollars, (x) Eurodollar Loans denominated in U.S. Dollars, (y) Canadian Prime Rate Loans in Canadian Dollars, or (z) (i) in the case of a B/A Lender, the creation of Bankers’ Acceptances in Canadian Dollars on the terms and conditions provided for herein and in Schedule III hereto or (ii) in the case of a Non-B/A Lender, the creation and purchase of completed Drafts in Canadian Dollars and the exchange of such Drafts for B/A Equivalent Notes, in each case on the terms and conditions provided for herein and in Schedule III hereto, provided that (A) except as otherwise specifically provided in

Section 2.10(b), all Canadian Revolving Loans comprising the same Borrowing shall at all times be of the same Type and (B) Canadian Revolving Loans may only be incurred and maintained as, and/or converted into, Bankers’ Acceptance Loans in the circumstances, and to the extent, provided in Schedule III;

(iii) may be repaid and reborrowed in accordance with the provisions hereof; and

(iv) shall not be made (and shall not be required to be made) by any Canadian Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause (x) the Individual Canadian Exposure of such Canadian Lender to exceed the amount of its Canadian Commitment at such time, or (y) the Aggregate Canadian Exposure to exceed the Total Canadian Commitment at such time.

(c) (I) (A) On the Restatement Effective Date, (x) the Existing U.S. Borrower Swingline Loans (if any) made by the U.S./European Swingline Lender to the U.S. Borrowers pursuant to the Existing ABL Credit Agreement and outstanding on the Restatement Effective Date (immediately prior to giving effect thereto) shall be converted to a revolving loan or revolving loans to the U.S. Borrowers (each, a “Converted U.S. Borrower Swingline Loan” and (y) the Existing European Borrower Swingline Loans (if any) made by the U.S./European Swingline Lender to the European Borrower pursuant to the Existing ABL Credit Agreement and outstanding on the Restatement Effective Date (immediately prior to giving effect thereto) shall be converted to a revolving loan or revolving loans to the European Borrower (each, a “Converted European Borrower Swingline Loan”) and (B) subject to and upon the terms and conditions set forth herein (including, without limitation, the conditions set forth in Sections 7.01, 7.02 and 7.03), the U.S./European Swingline Lender agrees to make, at any time and from time to time on or after the Restatement Effective Date and prior to the Swingline Expiry Date (x) a revolving loan or revolving loans to the U.S. Borrowers (on a joint and several basis) (together with each Converted U.S. Borrower Swingline Loan, each, a “U.S. Borrower Swingline Loan”) and (y) a revolving loan or revolving loans to the European Borrower (together with each Converted European Borrower Swingline Loan, each, a “European Borrower Swingline Loan”; and with the European Borrower Swingline Loans and the U.S. Borrower Swingline Loans being each called a “U.S./European Borrower Swingline Loan”), which U.S./European Borrower Swingline Loans:

(i) shall (x) in the case of U.S. Borrower Swingline Loans, be denominated in U.S. Dollars and (y) in the case of European Borrower Swingline Loans (subject to Section 2.14), be denominated in the applicable Available Currency elected by the European Borrower;

(ii) shall (x) in the case of U.S. Borrower Swingline Loans be incurred and maintained as Base Rate Loans and (y) in the case of European Borrower Swingline Loans, be incurred and maintained as Euro Rate Loans subject to an interest period of one to seven days, as selected by the Swingline Lender;

(iii) may be repaid and reborrowed in accordance with the provisions hereof;

(iv) shall not be made by the U.S./European Swingline Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause (x) the Aggregate U.S./European Exposure to exceed the Total U.S./European Commitment as then in effect or (y) the Aggregate European Borrower Exposure at such time to exceed the Total European Sub-Commitment at such time; and

(v) shall not exceed in aggregate principal amount at any time outstanding the relevant Maximum Swingline Amount.

(II)(A) On the Restatement Effective Date, the Existing Canadian Swingline Loans (if any) made by the Canadian Swingline Lender to the Canadian Borrowers pursuant to the Existing ABL Credit Agreement and outstanding on the Restatement Effective Date (immediately prior to giving effect thereto) shall be converted to a revolving loan or revolving loans to the Canadian Borrowers (each, a “Converted Canadian Swingline Loan”) and (B) subject to and upon the terms and conditions set forth herein (including, without limitation, the conditions set forth in Sections 7.01, 7.02 and 7.03), the Canadian Swingline Lender agrees to make, at any time and from time to time on or after the Restatement Effective Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (together with each Converted Canadian Swingline Loan, each, a “Canadian Swingline Loan” and, collectively, the “Canadian Swingline Loans” and, together with the U.S./European Borrower Swingline Loans, the “Swingline Loans”) to the Canadian Borrowers, which Canadian Swingline Loans:

(i) shall (subject to Section 2.14) be denominated in the applicable Available Currency elected by the Canadian Borrowers;

(ii) shall be incurred and maintained as Base Rate Loans (in the case of Canadian Swingline Loans denominated in U.S. Dollars) or Canadian Prime Rate Loans (in the case of Canadian Swingline Loans denominated in Canadian Dollars);

(iii) may be repaid and reborrowed in accordance with the provisions hereof;

(iv) shall not be made by the Canadian Swingline Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause the Aggregate Canadian Exposure to exceed the Total Canadian Commitment as then in effect; and

(v) shall not exceed in aggregate principal amount at any time outstanding the relevant Maximum Swingline Amount.

Notwithstanding anything to the contrary contained in this Section 2.01(c), no Swingline Lender shall make any Swingline Loan after such Swingline Lender has received written notice from the Borrowers, any other Credit Party or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as such Swingline Lender shall have received written notice (A) of rescission of all such notices from the party or parties originally delivering such notice or notices or (B) of the waiver of such Default or Event of Default by the Required Lenders.

(d) On any Business Day, either Swingline Lender may, in its sole discretion, give notice to the Lenders under the relevant Tranche (i.e., the U.S./European Lenders in the case of the U.S./European Borrower Swingline Loans and the Canadian Lenders in the case of the Canadian Swingline Loans) that such Swingline Lender’s outstanding Swingline Loans shall be funded with one or more Borrowings of Revolving Loans under the relevant Tranche (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 11.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 11), in which case one or more Borrowings of Revolving Loans constituting Base Rate Loans, in the case of Swingline Loans maintained in U.S. Dollars, Euro Rate Loans subject to an Interest Period of one month, in the case of Swingline Loans maintained in a currency other than U.S. Dollars or Canadian Dollars, or Canadian Prime Rate Loans, in the case of Canadian Swingline Loans maintained in Canadian Dollars, (each such Borrowing, a “Mandatory Borrowing”) shall be made on the immediately succeeding Business Day (or, in the case of a Mandatory Borrowing of Euro Rate Loans, the second succeeding Business Day) by all Lenders pro rata based on each such Lender’s Facility Percentage under the relevant Tranche (determined before giving effect to any termination of the Commitments pursuant to the last paragraph of Section 11) and the proceeds thereof shall be applied directly by such Swingline Lender to repay such Swingline Lender for such outstanding Swingline Loans. Each Lender with a Commitment under the relevant Tranche hereby irrevocably agrees to make Revolving Loans under the relevant Tranche upon one Business Day’s notice (or, in the case of a Mandatory Borrowing of Euro Rate Loans, two Business Days’ notice) pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the relevant Swingline Lender notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 7 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing, and (v) the amount of any Borrowing Base or Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code or any other relevant bankruptcy or insolvency laws with respect to any Borrower), then each Lender with a Commitment under the relevant Tranche hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the relevant Borrowers on or after such date and prior to such purchase) from the relevant Swingline Lender such participations in the outstanding Swingline Loans of such Swingline Lender as shall be necessary to cause the Lenders with Commitments under the relevant Tranche to share in such relevant Swingline Loans ratably based upon their respective Percentages (determined before giving effect to any termination of the Commitments pursuant to the last paragraph of Section 11), provided that (x) all interest payable on such Swingline Loans shall be for the account of such Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay the relevant Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to Revolving Loans maintained as Base Rate Loans (or, in the case of Non-Dollar Denominated Loans, the interest rate that is applicable to the respective Mandatory Borrowing) hereunder for each day thereafter.

(e) Notwithstanding anything to the contrary in Sections 2.01(a), (b), (c) or (d), Section 7.03 or elsewhere in this Agreement, upon at least 10 Business Days’ prior written notice to Aleris, the Administrative Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as the Administrative Agent in its Permitted Discretion shall deem necessary, against any Borrowing Base, including, without limitation, (i) an Unpaid Supplier Reserve and a Rent Reserve against Eligible Inventory included in any Borrowing Base, (ii) Hedge Product Reserves and Bank Product Reserves and (iii) reserves for Priority Payables; provided, however, that the Administrative Agent may not implement reserves with respect to matters which are already specifically reflected as ineligible Accounts or Inventory or criteria deducted in computing the cost or market value of Eligible Inventory or the Net Liquidation Value of Eligible Inventory; and provided, further, that the Administrative Agent may only establish or increase a reserve (other than Rent Reserves, Hedge Product Reserves and Bank Product Reserves) after the Restatement Effective Date based on an event, condition or other circumstance arising after the Restatement Effective Date or based on facts not known to the Administrative Agent as of the Restatement Effective Date. The amount of any reserve established by the Administrative Agent shall have a reasonable relationship to the event, condition or other matter that is the basis for the reserve. Upon delivery of written notice to Aleris as provided above, the Administrative Agent shall be available to discuss the proposed reserve or increase, and Aleris and its Subsidiaries may take such action as may be required so that the event, condition or matter that is the basis for such reserve or increase no longer exists, in a manner and to the extent reasonably satisfactory to the Administrative Agent in the exercise of its Permitted Discretion. In no event shall such notice and opportunity limit the right of the Administrative Agent to establish or change such reserve, unless the Administrative Agent shall have determined in its Permitted Discretion that the event, condition or other matter that is the basis for such new reserve or such change no longer exists or has otherwise been adequately addressed by the Borrowers.

(f) In the event any of the U.S. Borrowers, the Canadian Borrowers or the European Borrower is unable to comply with the conditions precedent to the making of Revolving Loans or the issuance of Letters of Credit set forth in Section 7 (including, without limitation, the Borrowing Base limitations set forth in Section 7.03), (x) the U.S./European Lenders authorize the Administrative Agent, for the account of the U.S./European Lenders, to make U.S. Borrower Revolving Loans to the U.S. Borrowers and (y) the Canadian Lenders authorize the Canadian Administrative Agent, for the account of the Canadian Lenders, to make Canadian Revolving Loans to the Canadian Borrowers (each, an “Agent Advance”), which, in each case, (i) may only be made in U.S. Dollars as Base Rate Loans and (ii) may be made at any time or from time to time on or after the date the Administrative Agent first receives a Notice of Borrowing requesting an Agent Advance until the earlier of (A) the 30th Business Day after such date, (B) the date the respective Borrowers or Borrower are (or is) again able to comply with the Borrowing Base limitations and the conditions precedent to the making of Revolving Loans and issuance of Letters of Credit, or obtain (or obtains) an amendment or waiver with respect thereto and (C) the date the Required Lenders instruct the Administrative Agent and the Canadian Administrative Agent to cease making Agent Advances (in each case, the “Agent Advance Period”). Neither the Administrative Agent nor the Canadian Administrative Agent shall make any Agent Advance to the extent that at such time the amount of such Agent Advance (A) in the case of Agent Advances made to the Canadian Borrowers, (I) when added to the aggregate outstanding amount of all other Agent Advances made to the Canadian Borrowers and the U.S. Borrowers at such time, would exceed 5% of the Combined U.S./Canadian Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) less the European U.S. Borrowing Base Usage at such time or (II) when added to the Aggregate Canadian Exposure as then in effect (immediately prior to the incurrence of such Agent Advance), would exceed the Total Canadian Commitment at such time, or (B) in the case of Agent Advances made to the U.S. Borrowers, (I) when added to the aggregate outstanding amount of all other Agent Advances made to the U.S. Borrowers at such time, would exceed 5% of the U.S. Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) less the Aggregate Non-U.S. Borrowing Base Usage at such time, (II) when added to the aggregate outstanding amount of all other Agent Advances made to the U.S. Borrowers and the Canadian Borrowers at such time, would exceed 5% of the Combined U.S./Canadian Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) less the European U.S. Borrowing Base Usage at such time or (III) when added to the Aggregate U.S./European Exposure at such time (immediately prior to the incurrence of such Agent Advance), would exceed the Total U.S./European Commitment at such time. It is understood and agreed that, subject to the requirements set forth above, Agent Advances may be made by the Administrative Agent or the Canadian Administrative Agent in the case of Canadian Borrower Obligations in their respective discretion to the extent the Administrative Agent or the Canadian Administrative Agent deems such Agent Advances necessary or desirable (x) to preserve and protect the applicable Collateral, or any portion thereof, (y) to enhance the likelihood of, or maximize the amount of, repayment of the Revolving Loans and other obligations of the Credit Parties hereunder and under the other Credit Documents or (z) to pay any other amount chargeable to or required to be paid by the Borrowers pursuant to the terms of this Agreement, including payments of reimbursable expenses and other sums payable under the Credit Documents, and that the Borrowers shall have no right to require that any Agent Advances be made. Agent Advances will be deemed U.S./European Borrower Swingline Loans (if made to the U.S. Borrowers) or Canadian Swingline Loans (if made to the Canadian Borrowers) for all purposes of this Agreement and shall be subject to refunding as a Mandatory Borrowing pursuant to Section 2.01(d), in each case, notwithstanding (i) after giving effect thereto, the relevant Maximum Swingline Amount may be exceeded and (ii) the other conditions set forth in Sections 2.01(c) or (d), as applicable may not be satisfied at such time.

2.02 Minimum Amount of Each Borrowing; Limitation on Euro Rate Loans. The aggregate principal amount of each Borrowing of Loans under a respective Tranche of Loans shall not be less than the Minimum Borrowing Amount applicable to such Tranche of Loans. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than (x) 15 Borrowings of Euro Rate Loans in the aggregate for all Tranches of Loans and (y) more than 5 Borrowings of Bankers’ Acceptance Loans.

2.03 Notice of Borrowing. (a) Whenever a Borrower desires to incur (x) Euro Rate Loans (excluding Borrowings of Swingline Loans and Mandatory Borrowings) or Bankers’

Acceptance Loans hereunder, such Borrower shall give the Administrative Agent at the Notice Office no later than 2:00 p.m. (New York time) at least three Business Days’ prior notice of each Euro Rate Loan or Bankers’ Acceptance Loan to be incurred hereunder, (y) Base Rate Loans hereunder (excluding Borrowings of Swingline Loans and Mandatory Borrowings), such Borrower shall give the Administrative Agent prior notice at the Notice Office no later than 2:00 p.m. (New York time) at least one Business Day’s prior notice of each Base Rate Loan to be incurred hereunder and (z) Canadian Prime Rate Loans hereunder (excluding Borrowings of Swingline Loans and Mandatory Borrowings), such Borrower shall give the Administrative Agent at the Notice Office no later than 12:00 noon (New York time) at least one Business Day’s prior notice of each Canadian Prime Rate Loan to be incurred hereunder. Each such notice (each, a “Notice of Borrowing”), except as otherwise expressly provided in Section 2.10, shall be irrevocable and shall be in writing, or by telephone promptly confirmed in writing, in the form of Exhibit A-1, appropriately completed to specify: (i) the aggregate principal amount or Face Amount, as the case may be, of the Loans to be made pursuant to such Borrowing (stated in the applicable Available Currency), (ii) the date of such Borrowing (which shall be a Business Day), (iii) whether the applicable Borrowing shall consist of U.S. Borrower Revolving Loans, Canadian Revolving Loans or European Borrower Revolving Loans, (iv) in the case of Dollar Denominated Loans, whether the Dollar Denominated Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto, (v) in the case of Euro Denominated Loans and Other Foreign Currency Denominated Loans, the Interest Period to be initially applicable thereto, and (vi) in the case of Canadian Dollar Denominated Loans, whether the applicable Borrowing shall consist of Canadian Prime Rate Loans or Bankers’ Acceptance Loans and, if Bankers’ Acceptance Loans, the term thereof (which shall comply with the requirements of Schedule III). The Administrative Agent shall promptly give each Lender which is required to make Loans of the Tranche specified in the applicable Notice of Borrowing, notice of such proposed Borrowing, of such Lender’s proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

(b) (i) Whenever a Borrower desires to make a Borrowing of (x) U.S. Borrower Swingline Loans or Canadian Swingline Loans hereunder, such Borrower shall give the relevant Swingline Lender, not later than 1:00 p.m. (New York time) on the date such relevant Swingline Loan is to be made or (y) European Borrower Swingline Loans hereunder, such Borrower shall give the U.S./European Swingline Lender, not later than 1:00 p.m. (New York time) one Business Day prior to the date such European Borrower Swingline Loan is to be made, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and shall be given by or on behalf of the respective Borrower in the form of Exhibit A-1, appropriately completed to specify: (A) the date of Borrowing (which shall be a Business Day), (B) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing and (C) in the case of Canadian Swingline Loans or European Borrower Swingline Loans, the relevant Available Currency in which such Swingline Loans are to be denominated.

(ii) Mandatory Borrowings shall be made upon the notice specified in Section 2.01(d), with the U.S. Borrowers or Canadian Borrowers, as applicable, irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 2.01(d).

(c) Without in any way limiting the obligation of any Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Loans, the Administrative Agent or the Canadian Administrative Agent, as applicable, or the relevant Swingline Lender (in the case of a Borrowing of Swingline Loans) may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, as the case may be, reasonably believed by the Administrative Agent or the Canadian Administrative Agent, as applicable, or such Swingline Lender, as the case, may be, in good faith to be from the president, the chief executive officer or a Financial Officer of such Borrower, or from any other authorized officer of such Borrower designated in writing by such Borrower to the Administrative Agent or the Canadian Administrative Agent, as applicable, or the Swingline Lender, as the case may be, as being authorized to give such notices, prior to receipt of written confirmation. In each such case, such Borrower hereby waives the right to dispute the Administrative Agent’s, the Canadian Administrative Agent’s or the Swingline Lender’s, as the case may be, record of the terms of such telephonic notice of such Borrowing or prepayment of Loans, as the case may be, absent manifest error.

2.04 Disbursement of Funds. No later than 1:00 p.m. (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, not later than 3:00 p.m. (New York time) on the date specified pursuant to Section 2.03(b)(i) or (ii), as applicable, (y) in the case of Mandatory Borrowings, not later than 10:00 a.m. (New York time) on the date specified in Section 2.01(d) and (z) in the case of a Borrowing of Euro Denominated Loans and Other Foreign Currency Denominated Loans, no later than 1:00 p.m. (New York time), on such date), each Lender with a Commitment under the relevant Tranche of Loans will, subject to Section 16, make available its pro rata portion (determined in accordance with Section 2.07) of each such Borrowing requested to be made on such date (or, in the case of Swingline Loans, the respective Swingline Lender shall make available the full amount thereof). All such amounts will be made available in the relevant Available Currency, and in immediately available funds at the Payment Office, and the Administrative Agent or the Canadian Administrative Agent, as applicable, will make available to the respective Borrower or Borrowers (or to the relevant Swingline Lender, in the case of a Mandatory Borrowing at the Payment Office the aggregate of the amounts so made available by the Lenders. Unless the Administrative Agent or the Canadian Administrative Agent, as applicable, shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the relevant Administrative Agent such Lender’s portion of any Borrowing to be made on such date (other than in the circumstances described in Section 16), the relevant Administrative Agent may assume that such Lender has made such amount available to the relevant Administrative Agent on such date of Borrowing and the relevant Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the relevant Borrower or Borrowers a corresponding amount. If such corresponding amount is not in fact made available to the relevant Administrative Agent by such Lender, the relevant Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the relevant Administrative Agent’s demand therefor, the relevant Administrative Agent shall promptly notify the relevant Borrower or Borrowers and such Borrower or Borrowers shall immediately pay such corresponding amount to the relevant Administrative Agent. The relevant Administrative Agent also shall be entitled to recover on demand from such Lender or the relevant Borrower or Borrowers, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the relevant Administrative Agent to such Borrower or Borrowers until the date such corresponding amount is recovered by the relevant Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate (or (x) in the case of Canadian Dollar Denominated Loans, the cost to the Canadian Administrative Agent of acquiring overnight funds in Canadian Dollars, (y) in the case of Euro Denominated Loans, the cost to the relevant Administrative Agent of acquiring overnight funds in Euros or (z) in the case of Other Foreign Currency Denominated Loans, the cost to the relevant Administrative Agent of acquiring overnight funds in the applicable Available Currency in which such Other Foreign Currency Denominated Loans were incurred) for the first three days and at the interest rate otherwise applicable to such Loans for each day thereafter, and (ii) if recovered from the relevant Borrower or Borrowers, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 2.08. Nothing in this Section 2.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which any Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder; provided that the funding of all U.S./European Revolving Loans which are also denominated in a Specified Foreign Currency shall also be subject to the provisions of Section 16.

2.05 Notes. (a) Each Borrower’s obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 13.15 and shall, if requested by such Lender, also be evidenced (i) in the case of U.S. Borrower Revolving Loans, by a promissory note duly executed and delivered by each U.S. Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each, a “U.S. Borrower Revolving Note” and, collectively, the “U.S. Borrower Revolving Notes”), (ii) in the case of Canadian Revolving Loans, by a promissory note duly executed and delivered by each Canadian Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each, a “Canadian Revolving Note” and, collectively, the “Canadian Revolving Notes”), (iii) in the case of European Borrower Revolving Loans, by a promissory note duly executed and delivered by the European Borrower substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (each, a “European Borrower Revolving Note” and, collectively, the “European Borrower Revolving Notes”), (iv) if U.S. Borrower Swingline Loans, by a promissory note duly executed and delivered by each U.S. Borrower substantially in the form of Exhibit B-4, with blanks appropriately completed in conformity herewith (the “U.S. Borrower Swingline Note”), (v) if Canadian Swingline Loans, by a promissory note duly executed and delivered by each Canadian Borrower substantially in the form of Exhibit B-5, with blanks appropriately completed in conformity herewith (the “Canadian Swingline Note”) and (vi) if European Borrower Swingline Loans, by a promissory note duly executed and delivered by the European Borrower substantially in the form of Exhibit B-6, with blanks appropriately completed in conformity herewith (the “European Borrower Swingline Note”).

(b) The U.S. Borrower Revolving Note issued to each Lender that has a U.S./European Commitment or outstanding U.S. Borrower Revolving Loans shall (i) be executed by each U.S. Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Restatement Effective Date (or, if issued after the Restatement Effective Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount (expressed in U.S. Dollars) equal to the U.S./European Commitment of such Lender (or, if issued after the termination thereof, be in a stated principal amount equal to the Individual U.S. Borrower Exposure of such Lender at such time) and be payable in the outstanding principal amount of the U.S. Borrower Revolving Loans evidenced thereby from time to time, provided that if, because of fluctuations in exchange rates after the date of issuance thereof, the U.S. Borrower Revolving Note of any U.S./European Lender would not be at least as great as the outstanding principal amount (taking the Dollar Equivalent of all Non-Dollar Denominated Loans evidenced thereby) of the U.S. Borrower Revolving Loans made by such U.S./European Lender at any time outstanding, the respective U.S./European Lender may request (and in such case the U.S. Borrowers shall promptly execute and deliver) a new U.S. Borrower Revolving Note in an amount equal to the aggregate principal amount (taking the Dollar Equivalent of all Non-Dollar Denominated Revolving Loans evidenced thereby) of the U.S. Borrower Revolving Loans of such U.S./European Lender outstanding on the date of the issuance of such new U.S. Borrower Revolving Note, (iv) with respect to each U.S. Borrower Revolving Loan evidenced thereby, be payable (subject to Section 2.14) in the respective Available Currency in which such U.S. Borrower Revolving Loan was made, provided that the obligations with respect to each Non-Dollar Denominated Loan evidenced thereby shall be subject to conversion into Dollar Denominated Loans as provided in (and in the circumstances contemplated by) Section 2.14, (v) mature on the Final Maturity Date, (vi) bear interest as provided in the appropriate clause of Section 2.08 in respect of the Base Rate Loans and Euro Rate Loans, as the case may be, evidenced thereby, (vii) be subject to voluntary prepayment as provided in Section 5.01, and mandatory repayment as provided in Section 5.02, and (viii) be entitled to the benefits of this Agreement and the other Credit Documents.

(c) The Canadian Revolving Note issued to each Lender that has a Canadian Commitment or outstanding Canadian Revolving Loans shall (i) be executed by each Canadian Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Restatement Effective Date (or, if issued after the Restatement Effective Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount (expressed in U.S. Dollars) equal to the Canadian Commitment of such Lender (or, if issued after the termination thereof, be in a stated principal amount equal to the Individual Canadian Exposure of such Lender at such time) and be payable in the outstanding principal amount of the Canadian Revolving Loans evidenced thereby from time to time, provided that if, because of fluctuations in exchange rates after the date of issuance thereof, the Canadian Revolving Note of any Canadian Lender would not be at least as great as the outstanding principal amount (taking the Dollar Equivalent of all Canadian Dollar Denominated Loans evidenced thereby) of the Canadian Revolving Loans made by such Canadian Lender at any time outstanding, the respective Canadian Lender may request (and in such case the Canadian Borrowers shall promptly execute and deliver) a new Canadian Revolving Note in an amount equal to the aggregate principal amount (taking the Dollar Equivalent of all Non-Dollar Denominated Loans evidenced thereby) of the Canadian Revolving Loans of such Canadian Lender outstanding on the date of the issuance of such new Canadian Revolving Note, (iv) with respect to each Canadian Revolving Loan evidenced thereby, be payable (subject to Section 2.14) in the respective Available Currency in which such Canadian Revolving Loan was made, provided that the obligations with respect to each Canadian Dollar Denominated Loan evidenced thereby shall be subject to conversion into Non-Dollar

Denominated Loans as provided in (and in the circumstances contemplated by) Section 2.14, (v) mature on the Final Maturity Date, (vi) bear interest as provided in the appropriate clause of Section 2.08 in respect of the Base Rate Loans, Eurodollar Loans and Canadian Prime Rate Loans, as the case may be, evidenced thereby, (vii) be subject to voluntary prepayment as provided in Section 5.01, and mandatory repayment as provided in Section 5.02, and (viii) be entitled to the benefits of this Agreement and the other Credit Documents.

(d) The European Borrower Revolving Note issued to each Lender that has a U.S./European Commitment or outstanding European Borrower Revolving Loans shall (i) be executed by the European Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Restatement Effective Date (or, if issued after the Restatement Effective Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount (expressed in U.S. Dollars) equal to the European Sub-Commitment of such Lender (or, if issued after the termination thereof, be in a stated principal amount equal to the Individual European Borrower Exposure of such Lender at such time) and be payable in the outstanding principal amount of the European Borrower Revolving Loans evidenced thereby from time to time, provided that if, because of fluctuations in exchange rates after the date of issuance thereof, the European Borrower Revolving Note of any U.S./European Lender would not be at least as great as the outstanding principal amount (taking the Dollar Equivalent of all Non-Dollar Denominated Loans evidenced thereby) of the European Borrower Revolving Loans made by such U.S./European Lender at any time outstanding, the respective U.S./European Lender may request (and in such case the European Borrower shall promptly execute and deliver) a new European Borrower Revolving Note in an amount equal to the aggregate principal amount (taking the Dollar Equivalent of all Non-Dollar Denominated Revolving Loans evidenced thereby) of the European Borrower Revolving Loans of such U.S./European Lender outstanding on the date of the issuance of such new European Borrower Revolving Note, (iv) with respect to each European Borrower Revolving Loan evidenced thereby, be payable (subject to Section 2.14) in the respective Available Currency in which such European Borrower Revolving Loan was made, provided that the obligations with respect to each Non-Dollar Denominated Loan evidenced thereby shall be subject to conversion into Dollar Denominated Loans as provided in (and in the circumstances contemplated by) Section 2.14, (v) mature on the Final Maturity Date, (vi) bear interest as provided in the appropriate clause of Section 2.08, (vii) be subject to voluntary prepayment as provided in Section 5.01, and mandatory repayment as provided in Section 5.02, and (viii) be entitled to the benefits of this Agreement and the other Credit Documents.

(e) The U.S. Borrower Swingline Note issued to the U.S./European Swingline Lender shall (i) be executed by each U.S. Borrower, (ii) be payable to the U.S./European Swingline Lender or its registered assigns and be dated the Restatement Effective Date, (iii) be in a stated principal amount (expressed in U.S. Dollars) equal to the relevant Maximum Swingline Amount and be payable in the outstanding principal amount of the U.S. Borrower Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 2.08, (vi) be subject to voluntary prepayment as provided in Section 5.01 and mandatory repayment as provided in Section 5.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

(f) The Canadian Swingline Note issued to the Canadian Swingline Lender shall (i) be executed by each Canadian Borrower, (ii) be payable to the Canadian Swingline

Lender or its registered assigns and be dated the Restatement Effective Date, (iii) be in a stated principal amount (expressed in U.S. Dollars) equal to the relevant Maximum Swingline Amount and be payable in the outstanding principal amount of the Canadian Swingline Loans evidenced thereby from time to time, provided that if, because of fluctuations in exchange rates after the date of issuance thereof, the Canadian Swingline Note of the Canadian Swingline Lender would not be at least as great as the outstanding principal amount (taking the Dollar Equivalent of all Canadian Swingline Loans evidenced thereby) of the Canadian Swingline Loans made by the Canadian Swingline Lender at any time outstanding, the Canadian Swingline Lender may request (and in such case the Canadian Borrowers shall promptly execute and deliver) a new Canadian Swingline Note in an amount equal to the aggregate principal amount (taking the Dollar Equivalent of all Canadian Swingline Loans evidenced thereby) of the Canadian Swingline Loans of the Canadian Swingline Lender outstanding on the date of the issuance of such new Canadian Swingline Note, (iv) with respect to each Canadian Swingline Loan evidenced thereby, be payable (subject to Section 2.14) in the respective Available Currency in which such Canadian Swingline Loan was made, provided that the obligations with respect to each Canadian Dollar Denominated Loan evidenced thereby shall be subject to conversion into Dollar Denominated Loans as provided in (and in the circumstances contemplated by) Section 2.14, (v) mature on the Swingline Expiry Date, (vi) bear interest as provided in the appropriate clause of Section 2.08, (vii) be subject to voluntary prepayment as provided in Section 5.01 and mandatory repayment as provided in Section 5.02 and (viii) be entitled to the benefits of this Agreement and the other Credit Documents.

(g) The European Borrower Swingline Note issued to the U.S./European Swingline Lender shall (i) be executed by the European Borrower, (ii) be payable to the U.S./European Swingline Lender or its registered assigns and be dated the Restatement Effective Date, (iii) be in a stated principal amount (expressed in U.S. Dollars) equal to the relevant Maximum Swingline Amount and be payable in the outstanding principal amount of the European Borrower Swingline Loans evidenced thereby from time to time, provided that if, because of fluctuations in exchange rates after the date of issuance thereof, the European Borrower Swingline Note of the U.S./European Swingline Lender would not be at least as great as the outstanding principal amount (taking the Dollar Equivalent of all European Borrower Swingline Loans evidenced thereby) of the European Borrower Swingline Loans made by the U.S./European Swingline Lender at any time outstanding, the U.S./European Swingline Lender may request (and in such case the European Borrower shall promptly execute and deliver) a new European Borrower Swingline Note in an amount equal to the aggregate principal amount (taking the Dollar Equivalent of all European Borrower Swingline Loans evidenced thereby) of the European Borrower Swingline Loans of the U.S./European Swingline Lender outstanding on the date of the issuance of such new European Borrower Swingline Note, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 2.08, (vi) be subject to voluntary prepayment as provided in Section 5.01 and mandatory repayment as provided in Section 5.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

(h) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and prior to any transfer of any of its Notes will endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby.

Failure to make any such notation or any error in such notation shall not affect any Borrower’s obligations in respect of such Loans.

(i) Notwithstanding anything to the contrary contained above in this Section 2.05 or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time specifically request the delivery of such Notes. No failure of any Lender to request or obtain a Note evidencing its Loans to any Borrower shall affect or in any manner impair the obligations of the applicable Borrower to pay the Loans (and all related ABL Obligations) incurred by such Borrower which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Credit Documents. Any Lender which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (h). At any time when any Lender requests the delivery of a Note to evidence any of its Loans, the applicable Borrower shall promptly execute and deliver to the relevant Lender, at such Borrower’s expense, the requested Note in the appropriate amount or amounts to evidence such Loans.

2.06 Conversions. (a) Each Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Dollar Denominated Loans (other than Swingline Loans, which shall at all times be maintained as Base Rate Loans or Canadian Prime Rate Loans, as the case may be) made pursuant to one or more Borrowings (so long as of the same Tranche) of one or more Types of Dollar Denominated Loans into a Borrowing (of the same Tranche) of another Type of Dollar Denominated Loan, provided that (i) except as otherwise provided in Section 2.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Revolving Loans maintained as Base Rate Loans may not be converted into Eurodollar Loans if any Event of Default is in existence on the date of the conversion and the Administrative Agent, at the request of the Required Lenders, so notifies the relevant Borrower, and (iii) no conversion pursuant to this Section 2.06(a) shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 2.02. Each such conversion shall be effected by the respective Borrower by giving the Administrative Agent at the Notice Office prior to 2:00 p.m. (New York time) at least three Business Days’ prior notice (each, a “Notice of Conversion/Continuation”) in the form of Exhibit A-2, appropriately completed to specify the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were incurred and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans. Upon any such conversion the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Loans being converted.

(b) Mandatory and voluntary conversions of Bankers’ Acceptance Loans into Canadian Prime Rate Loans shall be made in the circumstances, and to the extent, provided in Schedule III. Except as otherwise provided under Section 2.14, Bankers’ Acceptance Loans shall not be permitted to be converted into any other Type of Loan prior to the maturity date of the applicable Bankers’ Acceptance or B/A Equivalent Note, as the case may be.

(c) The Canadian Borrowers shall have the option to convert, on any Business Day occurring on or after the Restatement Effective Date, all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of Canadian Prime Rate Loans (other than Swingline Loans, which shall at all times be maintained as Base Rate Loans or Canadian Prime Rate Loans, as the case may be) made pursuant to one or more Borrowings under a single Tranche into a Borrowing or Borrowings of Bankers’ Acceptance Loans under such Tranche; provided that (i) Canadian Prime Rate Loans may not be converted into Bankers’ Acceptance Loans if any Event of Default is in existence on the date of such conversion and the Canadian Administrative Agent, at the request of the Required Lenders, so notifies the relevant Borrowers and (ii) Borrowings of Bankers’ Acceptance Loans resulting from this Section 2.06 shall be limited in number as provided in Section 2.02. Each such conversion shall be effected by the Canadian Borrowers by giving the Canadian Administrative Agent at its Notice Office, prior to 11:00 a.m.(New York time), at least three Business Days prior to the date of the proposed conversion, a Notice of Conversion/Continuation specifying the Canadian Dollar Denominated Loans to be so converted into Bankers’ Acceptance Loans, the Borrowing or Borrowings pursuant to which such Canadian Dollar Denominated Loans were made and the term of the proposed Borrowing of Bankers’ Acceptance Loans (which, in each case, shall comply with the requirements of Schedule III). The Canadian Administrative Agent shall give each Canadian Lender prompt notice of any such proposed conversion affecting any of its Canadian Revolving Loans maintained as Canadian Prime Rate Loans. Upon any such conversion, the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Canadian Revolving Loans being converted.

2.07 Pro Rata Borrowings. All Borrowings of Revolving Loans of a given Tranche under this Agreement shall be incurred from the Lenders pro rata on the basis of their Facility Percentages under such Tranche. All Borrowings of U.S./European Borrower Swingline Loans shall be incurred from the U.S./European Swingline Lender. All Borrowings of Canadian Swingline Loans shall be incurred from the Canadian Swingline Lender. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

2.08 Interest. (a) The U.S. Borrowers (jointly and severally) agree to pay (in the case of U.S. Borrower Revolving Loans and U.S. Borrower Swingline Loans), the Canadian Borrowers (jointly and severally) agree to pay (in the case of Canadian Revolving Loans and Canadian Swingline Loans) and the European Borrower agrees to pay (in the case of a conversion of any European Borrower Revolving Loan which is a Non-Dollar Denominated Loan into a Dollar Denominated Loan pursuant to Section 2.14) interest in respect of the unpaid principal amount of each Base Rate Loan (including any Canadian Dollar Denominated Loan made to the Canadian Borrowers and converted into a Dollar Denominated Loan pursuant to Section 2.14) from the date of Borrowing thereof (or, in the case of a conversion of any Non-Dollar Denominated Loan into a Dollar Denominated Loan pursuant to Section 2.14, from the date of the conversion of such Loan) until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 2.06 or 2.09, as applicable, at a rate per annum which shall be equal to the sum of the relevant Applicable Margin as in effect from time to time plus the Base Rate as in effect from time to time.

(b) The U.S. Borrowers (jointly and severally) agree to pay (in the case of U.S. Borrower Revolving Loans), the Canadian Borrowers (jointly and severally) agree to pay (in the case of Canadian Revolving Loans) and the European Borrower agrees to pay (in the case of European Borrower Revolving Loans and European Borrower Swingline Loans) interest in respect of the unpaid principal amount of each Euro Rate Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) in the case of Eurodollar Loans, the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 2.06 or 2.09, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the relevant Applicable Margin as in effect from time to time during such Interest Period plus the relevant Euro Rate for such Interest Period plus in the case of Non-Dollar Denominated Euro Rate Loans, any Mandatory Costs.

(c) The Canadian Borrowers (jointly and severally) agree to pay (in the case of Canadian Revolving Loans and Canadian Swingline Loans, in each case, which are Canadian Dollar Denominated Loans) interest in respect of the unpaid principal amount of each Canadian Prime Rate Loan made to it from the date the proceeds thereof are made available to it (which shall, in the case of a conversion contemplated by Schedule III, be deemed to be the date upon which a maturing Bankers’ Acceptance or B/A Equivalent Note is converted into a Canadian Prime Rate Loan pursuant to said Schedule III, with the proceeds thereof to be equal to the full Face Amount of such maturing Bankers’ Acceptance or B/A Equivalent Note), until the earlier of (i) the maturity thereof (whether by acceleration, or otherwise) and (ii) the conversion of such Canadian Prime Rate Loan to a Bankers’ Acceptance Loan pursuant to Section 2.06, at a rate per annum which shall be equal to the sum of the Canadian Prime Rate in effect from time to time during the period such Canadian Prime Rate Loan is outstanding plus the relevant Applicable Margin as in effect from time to time.

(d) To the extent permitted by law, overdue principal and overdue interest in respect of each Loan and any other overdue amount payable hereunder and under any other Credit Document shall, in each case, bear interest at a rate per annum (1) in the case of overdue principal of, and interest or other amounts owing with respect to, Loans and any other amounts owing in Canadian Dollars, equal to 2% plus the Applicable Margin for Canadian Prime Rate Loans plus the Canadian Prime Rate, each as in effect from time to time, (2) in the case of overdue principal of, and interest or other overdue amounts owing with respect to, Non-Dollar Denominated Euro Rate Loans, equal to 2% plus the Applicable Margin for Euro Rate Loans as in effect from time to time plus the relevant Euro Rate for such successive periods not exceeding one month as the Administrative Agent may determine from time to time in respect of amounts comparable to the amount not paid plus any Mandatory Costs and (3) in all other cases, equal to the greater of (x) the rate which is 2% in excess of the rate then borne by such Loans and (y) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans of the respective Tranche of Loans from time to time. Interest that accrues under this Section 2.08(d) shall be payable on demand.

(e) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan and Canadian Prime Rate Loan (including, without limitation, Swingline Loans), (x) quarterly in arrears on each Quarterly Payment Date, (y) on the date of any repayment or prepayment in full of all outstanding Base Rate Loans or Canadian Prime Rate Loans, as the case may be, of the respective Tranche of Loans being so repaid or prepaid, and (z) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand, and (ii) in respect of each Euro Rate Loan, (x) on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, (y) on the date of any repayment or prepayment (on the amount repaid or prepaid), and (z) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(f) Upon each Interest Determination Date, the Administrative Agent shall determine the relevant Euro Rate for each Interest Period applicable to the relevant Euro Rate Loans and shall promptly notify Aleris and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

2.09 Interest Periods for Euro Rate Loans. At the time any Borrower gives any Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of, or conversion into, any Euro Rate Loan (in the case of the initial Interest Period applicable thereto) or prior to 12:00 noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to such Euro Rate Loan (in the case of any subsequent Interest Period), such Borrower shall have the right to elect the Interest Period applicable to such Euro Rate Loan, which Interest Period shall, at the option of such Borrower be a one, two, three or six month (or, if agreed by all Lenders with Commitments and/or Loans under the relevant Tranche, nine or twelve month) period, provided that (in each case):

(i) all Euro Rate Loans comprising a Borrowing shall at all times have the same Interest Period;

(ii) the initial Interest Period for any Euro Rate Loan shall commence on the date of Borrowing of such Euro Rate Loan (including the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Euro Rate Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

(iii) if any Interest Period for a Euro Rate Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

(iv) if any Interest Period for a Euro Rate Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Euro Rate Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(v) no Interest Period for any Borrowing of Eurodollar Loans may be selected at any time when an Event of Default is then in existence and the Administrative Agent, at the request of the Required Lenders, has notified the relevant Borrower of same; and

(vi) no Interest Period in respect of any Borrowing of any Tranche of Euro Rate Loans shall be selected which extends beyond the Final Maturity Date.

If by 12:00 noon (New York time) on the third Business Day prior to the expiration of any Interest Period applicable to a Borrowing of Euro Rate Loans, any Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Euro Rate Loans as provided above, such Borrower shall be deemed to have elected, (x) if Eurodollar Loans to convert such Eurodollar Loans into Base Rate Loans and (y) if Non-Dollar Denominated Euro Rate Loans, to select a one-month Interest Period for such Non-Dollar Denominated Euro Rate Loans, in any case, effective as of the expiration date of such current Interest Period.

2.10 Increased Costs, Illegality, etc. (a) In the event that any Lender shall have determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clauses (i) and (iv) below, may be made only by the Administrative Agent or the Canadian Administrative Agent, as applicable):

(i) on any Interest Determination Date that, by reason of any changes arising after the Restatement Effective Date affecting the applicable interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the relevant Euro Rate; or

(ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Euro Rate Loan because of any change since the Restatement Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, but not limited to (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on the Loans or the Notes or any other amounts payable hereunder (except for changes in taxes that are determined by reference to the net income or net profits or franchise taxes imposed in lieu thereof of such Lender or, in the case of a Lender that is a flow-through entity for tax purposes, a member or a partner of such Lender, pursuant to the laws of the country or national jurisdiction (or any political subdivision thereof) in which it is organized or in which its principal office or applicable lending office is located) and (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the relevant Euro Rate (provided that increased costs or reductions in the amounts received or receivable with respect to Taxes and Swiss Withholding Taxes shall be dealt with exclusively pursuant to Sections 5.04 and 5.05, respectively); or

(iii) at any time, that the making or continuance of any Euro Rate Loan has been made (x) unlawful by any change since the Restatement Effective Date in any applicable law or governmental rule, regulation or order, or (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) made after the Restatement Effective Date; or

(iv) at any time there is no market for Bankers’ Acceptances by reason of circumstances affecting the Canadian money market generally or the relevant Available Currency (other than U.S. Dollars) is not available in sufficient amounts, as determined in good faith by the Administrative Agent, acting reasonably, to fund any Borrowing of Bankers’ Acceptance Loans, Non-Dollar Denominated Loans, as the case may be, requested pursuant to Section 2.01;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clauses (i) or (iv) above) shall promptly give notice (by telephone promptly confirmed in writing) to the affected Borrower and, except in the case of clauses (i) and (iv) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (w) in the case of clause (i) above, (A) in the event Eurodollar Loans are so affected, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the affected Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by any Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by such Borrower, and (B) in the event that any Non-Dollar Denominated Loan is so affected, the relevant Euro Rate shall be determined on the basis provided in the proviso to the definition for the relevant Euro Rate, (x) in the case of clause (ii) above, the Borrowers agree to pay to such Lender, upon such Lender’s written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for and the calculation thereof, submitted to the Borrowers by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto), (y) in the case of clause (iii) above, the affected Borrower or Borrowers shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by law and (z) in the case of clause (iv) above, Bankers’ Acceptance Loans or Loans in the relevant Available Currency, as applicable (exclusive of any such Loans, that have theretofore been funded), shall no longer be available until such time as the Administrative Agent notifies the affected Borrower or Borrowers and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or notice pursuant to Section 2.03 given by the respective Borrower or Borrowers with respect to such Loans which have not been incurred shall be deemed rescinded by such Borrower or Borrowers. Each of the Administrative Agent and each Lender agrees that if it gives notice to any Borrower of any of the events described in clause (i), (ii), (iii) or (iv) above, it shall promptly notify such Borrower and, in the case of any such Lender, the Administrative Agent, promptly after it becomes aware that such event has ceased to exist.

(b) At any time that any Euro Rate Loan is affected by the circumstances described in Section 2.10(a)(ii), the affected Borrower may and, in the case of a Euro Rate Loan affected by the circumstances described in Section 2.10(a)(iii), the affected Borrower shall, either (x) if the affected Euro Rate Loan is then being made initially or pursuant to a conversion, cancel such Borrowing (or the conversion thereof) by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date on which such Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 2.10(a)(ii) or (iii) or (y) if the affected Euro Rate Loan is then outstanding, upon at least three Business Days’ written notice to the Administrative Agent, (A) in the case of a Eurodollar Loan, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan or (B) in the case of any Non-Dollar Denominated Euro Rate Loan, repay such affected Non-Dollar Denominated Euro Rate Loan in full in accordance with the applicable requirements of Section 5.01; provided that, (i) if the circumstances described in Section 2.10(a)(iii) apply to any Non-Dollar Denominated Euro Rate Loan, the Borrowers may, in lieu of taking the actions described above, maintain such Non-Dollar Denominated Euro Rate Loan outstanding, in which case, the relevant Euro Rate shall be determined on the basis provided in the proviso to the definition of the relevant Euro Rate unless the maintenance of such Non-Dollar Denominated Euro Rate Loan outstanding on such basis would not stop the conditions described in Section 2.10(a)(iii) from existing (in which case the actions described above, without giving effect to this proviso, shall be required to be taken) and (ii) if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.10(b).

(c) If any Lender reasonably determines that after the Restatement Effective Date the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any Governmental Authority, central bank or comparable agency charged with the administration thereof, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender’s Commitments hereunder or its obligations hereunder, then each affected Borrower agrees to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender shall act reasonably and in good faith and shall use averaging and attribution methods which are reasonable, provided that such Lender’s determination of compensation owing under this Section 2.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.10(c), shall give prompt written notice thereof to each affected Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that (x) the affected Borrower or Borrowers shall not be required to compensate a Lender pursuant to this Section 2.10 for any increased costs or reductions incurred more than 180 days prior to the date on which such Lender notifies the Borrowers of the change in law or other circumstance described in Section 2.10(a)(ii) or 2.10(c) giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor and

(y) if such change in law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

2.11 Compensation. Each Borrower agrees to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Bankers’ Acceptance Loans, or Euro Rate Loans but excluding loss of anticipated profits and Mandatory Costs) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Euro Rate Loans or Banker’s Acceptances Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn by the applicable Borrower or Borrowers or deemed withdrawn pursuant to Section 2.10(a)); (ii) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 5.01, Section 5.02 or as a result of an acceleration of the Loans pursuant to Section 11) or conversion of any of its Euro Rate Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any repayment (including any repayment made pursuant to Sections 5.01 or 5.02 or as a result of an acceleration of the Loans pursuant to Section 11 or as a result of the replacement of a Lender pursuant to Sections 2.13 or 13.12(d)) of any Bankers’ Acceptance Loan occurs on a date which is not the maturity date of the respective Bankers’ Acceptance Loan, as the case may be; (iv) if any prepayment of any of its Euro Rate Loans or Bankers’ Acceptance Loans is not made on any date specified in a notice of prepayment given by any Borrower; or (v) as a consequence of (x) any other default by any Borrower to repay Euro Rate Loans or Bankers’ Acceptance Loans when required by the terms of this Agreement or any Note or B/A Instrument held by such Lender or (y) any election made pursuant to Section 2.10(b). Any Lender’s or the Administrative Agent’s determination of compensation owing to it under this Section 2.11 shall, absent manifest error, be final and conclusive and binding on all the parties hereto.

2.12 Change of Lending Office. (a) Each Lender may at any time or from time to time designate, by written notice to the relevant Administrative Agent to the extent not already reflected on Schedule II, one or more lending offices (which, for this purpose, may include Affiliates of the respective Lender) for the various Loans made, and Letters of Credit participated in, by such Lender (including, in the case of Canadian Lenders, by designating a separate lending office (or Affiliate) to act as such with respect to Dollar Denominated Loans and Letter of Credit Outstandings versus Non-Dollar Denominated Loans; provided that, for designations made after the Restatement Effective Date (unless such designation is made after the occurrence of a Conversion Event), to the extent such designation shall result in increased costs under Section 2.10, 3.06 or 5.04 in excess of those which would be charged in the absence of the designation of a different lending office (including a different Affiliate of the respective Lender), then the Borrowers shall not be obligated to pay such excess increased costs (although the Borrowers, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay the costs which would apply in the absence of such designation and any subsequent increased costs of the type described above resulting from changes after the date of the respective designation). Each lending office and Affiliate of any Lender designated as provided above shall, for all purposes of this Agreement, be treated in the same manner as the respective Lender (and shall be entitled to all indemnities and similar provisions in respect of its acting as such hereunder).

(b) Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 2.10(a)(ii) or (iii), Section 2.10(c), Section 3.06 or Section 5.04 with respect to such Lender, it will, if requested by any Borrower, use reasonable efforts to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect, with the object of avoiding or mitigating the consequence of the event giving rise to the operation of such Section. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation. Nothing in this Section 2.12(b) shall affect or postpone any of the obligations of the Borrowers or the right of any Lender provided in Sections 2.10, 3.06 and 5.04.

2.13 Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans, (y) upon the occurrence of an event giving rise to the operation of Section 2.10(a)(ii) or (iii), Section 2.10(c), Section 3.06 or Section 5.04 with respect to any Lender which results in such Lender charging to any Borrower increased costs or (z) in the case of a refusal by a Lender to consent to certain proposed changes or waivers with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(d) but which require the consent of each Lender or each directly affected Lender, subject to the limitations set forth in Section 2.19, Aleris shall have the right, either (A) to replace such Lender with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) and each of whom shall be reasonably acceptable to the Administrative Agent or (B) to replace only (a) the Commitment (and sub-commitments and outstandings pursuant thereto) of the Replaced Lender with an identical Commitment provided by the Replacement Lender or (b) in the case of a replacement as provided in Section 13.12(d) where the consent of the respective Lender is required with respect to less than all Tranches of its Loans or Commitments, the Commitments, sub-commitments and/or outstanding Loans of such Lender in respect of each Tranche where the consent of such Lender would otherwise be individually required, with identical Commitments, sub-commitments and/or Loans of the applicable Tranche provided by the Replacement Lender (each such Lender which is replaced by a Replacement Lender or whose Commitment (or any portion thereof) or Loans (or any portion thereof) is replaced (either pursuant to preceding clause (A) or (B)) is referred to herein as a “Replaced Lender”); provided that:

(i) at the time of any replacement pursuant to this Section 2.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and all then outstanding Loans (or, in the case of the replacement of less than all the Tranches of Commitments and outstanding Loans of the relevant Replaced Lender, all the Commitments and/or all then outstanding Loans relating to the Tranche or Tranches with respect to which such Lender is being replaced) of, and all participations in all then outstanding Letters of Credit issued pursuant to the respective Tranche or Tranches where the respective Lender is being replaced of, the Replaced Lender and, in connection therewith, shall pay to (w) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to (in the relevant currency or currencies) the aggregate principal of, and all accrued and unpaid interest on, all then outstanding Loans (including the Face Amount of any outstanding Bankers’ Acceptances and B/A Equivalent Notes) of the respective Replaced Lender under each Tranche with respect to which such Replaced Lender is being replaced, (B) an amount equal to all Unpaid Drawings (if any) under each Tranche with respect to which the relevant Replaced Lender is being replaced, in each case that have been funded by (and not reimbursed to) such Replaced Lender at such time, together with all then unpaid interest with respect thereto at such time, and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender (but only with respect to the relevant Tranche or Tranches, in the case of the replacement of less than all Tranches then held by the relevant Replaced Lender) pursuant to Section 4.01, (x) the relevant Issuing Lender amounts equal to such Replaced Lender’s relevant Facility Percentage of any Unpaid Drawings pursuant to Letters of Credit issued pursuant to the relevant Tranche evidenced by such Commitments (which at such time remain Unpaid Drawings) with respect to Letters of Credit issued by such Issuing Lender to the extent such amount was not theretofore funded by such Replaced Lender, (y) in the case of any replacement of U.S./European Commitments, the U.S./European Swingline Lender, an amount equal to such Replaced Lender’s pro rata share of any Mandatory Borrowing for the relevant Tranche (as appropriate) (determined in accordance with Sections 2.01(d)(I) and 2.07), to the extent such amount was not theretofore funded by such Replaced Lender, without duplication and (z) in the case of any replacement of Canadian Commitments, the Canadian Swingline Lender, an amount equal to such Replaced Lender’s pro rata share of any Mandatory Borrowing for the relevant Tranche (as appropriate) (determined in accordance with Sections 2.01(d)(II) and 2.07), to the extent such amount was not theretofore funded by such Replaced Lender, without duplication; and

(ii) all obligations of the Borrowers due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) of this Section 2.13 in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement.

Upon receipt by the Replaced Lender of all amounts required to be paid to it pursuant to this Section 2.13, the Administrative Agent shall be entitled (but not obligated) and authorized to execute an Assignment and Assumption Agreement on behalf of such Replaced Lender, and any such Assignment and Assumption Agreement so executed by the Administrative Agent and the Replacement Lender shall be effective for purposes of this Section 2.13 and Section 13.04. Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) of this Section 2.13, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the relevant Borrowers and the satisfaction of the other applicable conditions in Section 13.04(b), the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.10, 2.11, 3.06, 5.04, 12.06 and 13.01), which shall survive as to such Replaced Lender.

2.14 Special Provisions Applicable to Lenders Upon the Occurrence of a Conversion Event. (a) On the date of the occurrence of a Conversion Event, automatically (and without the taking of any action) (x) all then outstanding Non-Dollar Denominated Loans shall be automatically converted into Loans of the respective Tranche maintained in U.S. Dollars (in an amount equal to the Dollar Equivalent of the aggregate principal amount (or Face Amount, as applicable) of the respective Loans on the date such Conversion Event first occurred, which Loans (i) shall continue to be owed by the respective Borrower, and (ii) shall at all times thereafter be deemed to be Base Rate Loans and (y) all principal, accrued and unpaid interest and other amounts owing with respect to such Non-Dollar Denominated Loans shall be payable in U.S. Dollars, taking the Dollar Equivalent of such principal, accrued and unpaid interest and other amounts. The occurrence of any conversion of Non-Dollar Denominated Loans to Base Rate Loans as provided above in this Section 2.14(a) shall be deemed to constitute for purposes of Section 2.11, a prepayment of Loans before the last day of any Interest Period relating thereto.

(b) On the date of the occurrence of any Conversion Event (i) if any Swingline Loans are outstanding, one or more Mandatory Borrowings shall be made in accordance with the requirements of Section 2.01(d), and (ii) if there have been any Drawings pursuant to Letters of Credit which have not yet been reimbursed to the respective Issuing Lender pursuant to Section 3, the various L/C Participants in the respective Letters of Credit shall make payments to the Issuing Lender therefor in accordance with the requirements of Section 3.04. Each Lender which is required to make payments pursuant to the immediately preceding sentence shall be obligated to do so in accordance with the terms of this Agreement.

2.15 Incremental Commitments. (a) So long as no Default or Event of Default then exists or would result therefrom, the Borrowers shall have the right, in coordination with the Administrative Agent as to all of the matters set forth below in this Section 2.15, but without requiring the consent of any of the Lenders or the Administrative Agent, to request at any time and from time to time after the Restatement Effective Date and prior to the Final Maturity Date, that one or more Lenders (and/or one or more other Persons which are Eligible Transferees and which will become Lenders as provided below) provide Incremental Commitments under a Tranche and, subject to the applicable terms and conditions contained in this Agreement, make Revolving Loans and participate in Swingline Loans and Letters of Credit pursuant thereto, it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Incremental Commitment as a result of any such request by the Borrowers, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental Commitment and executed and delivered to the Administrative Agent an Incremental Commitment Agreement in respect thereof as provided in clause (b) of this Section 2.15, such Lender shall not be obligated to fund any Revolving Loans or participate in Swingline Loans or Letters of Credit in excess of its Commitment under any Tranche as in effect prior to giving effect to such Incremental Commitment provided pursuant to this Section 2.15, (ii) any Lender (including any Eligible Transferee who will become a Lender) may so provide an Incremental Commitment without the consent of any other Lender, (iii) each provision of Incremental Commitments on a given date pursuant to this Section 2.15 shall be in a minimum aggregate amount (for all Lenders (including any Eligible Transferee who will become a Lender)) of at least $5,000,000 and in integral multiples of $1,000,000 in excess thereof, (iv) the aggregate amount of all Incremental Commitments provided pursuant to this Section 2.15, shall not exceed the Maximum Incremental Commitment Amount and (v) all Revolving Loans (and all interest, fees and other amounts payable thereon), made pursuant to an Incremental Commitment shall be entitled to the benefits of the guarantees and security provided under the Credit Documents to the other ABL Obligations under the relevant Tranche on a pari passu basis.

(b) At the time of the provision of Incremental Commitments pursuant to this Section 2.15, each Borrower under the relevant Tranche, the Administrative Agent and each such Lender or other Eligible Transferee which agrees to provide an Incremental Commitment (each, an “Incremental Lender”) shall execute and deliver to the Administrative Agent an Incremental Commitment Agreement, with the effectiveness of such Incremental Lender’s Incremental Commitment to occur on the date set forth in such Incremental Commitment Agreement, which date in any event shall be no earlier than the date on which (w) all fees required to be paid in connection therewith at the time of such effectiveness shall have been paid (including, without limitation, any agreed upon up-front or arrangement fees owing to the Administrative Agent (or any affiliate thereof)), (x) all Incremental Commitment Requirements are satisfied, (y) all other conditions set forth in this Section 2.15 shall have been satisfied, and (z) all other conditions precedent that may be set forth in such Incremental Commitment Agreement shall have been satisfied. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Commitment Agreement, and at such time, (i) the Total Commitment (and the Total U.S./European Commitment and/or Total Canadian Commitment, as applicable) under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Incremental Commitments, (ii) if the Total U.S./European Commitment is then being increased and the relevant Incremental Commitment Agreement so provides, the Total European Sub-Commitment shall be increased by the amount specified in such Incremental Commitment Agreement (not to exceed the amount of the related Incremental Commitment); (iii) Schedule I-A shall be deemed modified to reflect the revised Commitments of the affected Lenders and (iv) to the extent requested by any Incremental Lender, Revolving Loan Notes will be issued, at the expense of each applicable Borrower, to such Incremental Lender in conformity with the requirements of Section 2.05.

(c) At the time of any provision of Incremental Commitments pursuant to this Section 2.15, the Borrowers under the relevant Tranche or Tranches shall, in coordination with the Administrative Agent, repay outstanding Revolving Loans of certain of the Lenders under the relevant Tranche or Tranches, and incur additional Revolving Loans from certain other Lenders under the relevant Tranche or Tranches (including the Incremental Lenders), even though as a result thereof such new Loans (to the extent required to be maintained as Euro Rate Loans) may have a shorter Interest Period than the then outstanding Borrowings of such Loans, in each case to the extent necessary so that all of the Lenders under the relevant Tranche or Tranches participate in each outstanding Borrowing of Revolving Loans under the relevant Tranche or Tranches pro rata on the basis of their respective Commitments under the relevant Tranche or Tranches (after giving effect to any increase in the Total Commitment (and the Total U.S./European Commitment and/or Total Canadian Commitment, as applicable) pursuant to this Section 2.15) and with each affected Borrower under the relevant Tranche being obligated to pay to the respective Lenders any costs of the type referred to in Section 2.11 and such amounts, as reasonably determined by the respective Lenders, to compensate them for funding the various

Revolving Loans during an existing Interest Period (rather than at the beginning of the respective Interest Period, based upon rates then applicable thereto) in connection with any such repayment and/or incurrence. All determinations by any Lender pursuant to the preceding sentence shall, absent manifest error, be final and conclusive and binding on all parties hereto. Without limiting the obligations of the Borrowers under this Section 2.15(c), the Administrative Agent and the Lenders agree that they will use their commercially reasonable efforts to attempt to minimize the costs of the type referred to in Section 2.11 that the Borrowers would otherwise incur in connection with the implementation of any Incremental Commitments.

2.16 Interest Act (Canada); Criminal Rate of Interest; Nominal Rate of Interest. (a) Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, solely to the extent that a court of competent jurisdiction finally determines that the calculation or determination of interest or any fee payable by the Canadian Borrowers in respect of the ABL Obligations pursuant to this Agreement and the other Credit Documents shall be governed by the laws of any province of Canada or the federal laws of Canada, in no event shall the aggregate “interest” (as defined in Section 347 of the Criminal Code, R.S.C. 1985, c. C-46, as the same shall be amended, replaced or re-enacted from time to time) payable by the Canadian Borrowers to the Agents or any Lender under this Agreement or any other Credit Document exceed the effective annual rate of interest on the “credit advances” (as defined in that section) under this Agreement or such other Credit Document lawfully permitted under that section and, if any payment, collection or demand pursuant to this Agreement or any other Credit Document in respect of “interest” (as defined in that section) is determined to be contrary to the provisions of that section, such payment, collection or demand shall be deemed to have been made by mutual mistake of the Agents, the Lenders and the Canadian Borrowers and the amount of such payment or collection shall be refunded by the relevant Agents and Lenders to the Canadian Borrowers. For the purposes of this Agreement and each other Credit Document to which the Canadian Borrowers is a party, the effective annual rate of interest payable by the Canadian Borrowers shall be determined in accordance with generally accepted actuarial practices and principles over the term of the loans on the basis of annual compounding for the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the for the account of the Canadian Borrowers will be conclusive for the purpose of such determination in the absence of evidence to the contrary.

(b) For the purposes of the Interest Act (Canada) and with respect to Canadian Credit Parties only:

(i) whenever any interest or fee payable by the Canadian Borrowers is calculated using a rate based on a year of 360 days or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which such rate is to be ascertained and (z) divided by 360 or 365, as the case may be; and

(ii) all calculations of interest payable by the Canadian Borrowers under this Agreement or any other Credit Document are to be made on the basis of the nominal interest rate described herein and therein and not on the basis of effective yearly rates or on any other basis which gives effect to the principle of deemed reinvestment of interest.

The parties hereto acknowledge that there is a material difference between the stated nominal interest rates and the effective yearly rates of interest and that they are capable of making the calculations required to determine such effective yearly rates of interest.

2.17 Canadian Lenders. (a) So long as no Significant Event of Default is in existence and no Conversion Event has occurred, each Canadian Lender shall at all times be a Canadian Resident or, at its option, such Canadian Lender shall designate an Affiliate of such Lender which is a Canadian Resident (which Affiliate shall be a signatory to this Agreement and be listed on Schedule I-B hereto, or shall become a party hereto by signing an assumption agreement in form and substance reasonably satisfactory to the Canadian Administrative Agent) to act as a Canadian Lender hereunder, in which case the Affiliate so designated as a Canadian Lender hereunder shall be required to be satisfactory to (and approved by) the Canadian Administrative Agent and shall at all times hold the Canadian Commitment (and all extensions of credit pursuant thereto) of the respective Canadian Lender. To the extent legally entitled to do so, the Canadian Administrative Agent and each Canadian Lender shall, upon written request by any Canadian Borrower, deliver to such Canadian Borrower or the applicable taxing authority, any form or certificate required in order that any payment by any Canadian Borrower under this Agreement may be made free and clear of, and without deduction or withholding for or on account of, any Taxes, provided that (x) in determining the reasonableness of such a request such Person shall be entitled to consider the cost (to the extent unreimbursed by the Canadian Borrower) which would be imposed on such Person of complying with such request, and (y) nothing in this Section 2.17(a) shall require a Lender to disclose any confidential information (including, without limitation, its tax returns or its calculations).

(b) A Canadian Lender may change its Affiliate acting as Canadian Lender hereunder but only pursuant to an assignment in form and substance reasonably satisfactory to the Canadian Administrative Agent (with the consent of the Administrative Agent), where the relevant assignee represents and warrants, unless a Significant Event of Default is in existence or a Conversion Event has occurred, that it is an Affiliate of the relevant Canadian Lender and represents and warrants that it is a Canadian Resident and will act directly as a Canadian Lender with respect to the Canadian Commitment of the relevant Canadian Lender.

(c) In connection with any assignment pursuant to Section 2.13 or 13.04 of all or any part of the Canadian Commitment of any Canadian Lender the Assignment and Assumption Agreement shall, unless a Significant Event of Default is in existence or a Conversion Event has occurred, contain the representation and warranties specified in the Assignment and Assumption Agreement including that it is a Canadian Resident.

(d) The foregoing shall in no event limit the sales or purchases of participations in Canadian Revolving Loans after the occurrence of a Conversion Event or a Significant Event of Default.

2.18 Provisions Regarding Bankers’ Acceptances, Drafts, etc. The parties hereto agree that the provisions of Schedule III shall apply to all Bankers’ Acceptances, Bankers’ Acceptance Loans, Drafts and B/A Equivalent Notes created hereunder, and that the provisions of Schedule III shall be deemed incorporated by reference into this Agreement as if such provisions were set forth in their entirety herein.

2.19 U.S./European Lenders. Each U.S./European Lender party hereto on the Restatement Effective Date represents that it is a Swiss Qualifying Bank or a Swiss Non-Qualifying Bank as further indicated on Schedule I-C. Any Lender which ceases to be a Swiss Qualifying Bank shall promptly notify Aleris that it has ceased to be a Swiss Qualifying Bank. If as a result of such event the number of Swiss Non-Qualifying Banks under this Agreement exceeds the number ten, then, so long as no Significant Event or Default is in existence, Aleris shall have the right to request that the relevant Lender assign or transfer by novation all of its rights and obligations under this Agreement to an Eligible Transferee qualifying as a Swiss Qualifying Bank or another Lender qualifying as a Swiss Qualifying Bank, all in accordance with Section 13.04. The Administrative Agent shall have no responsibility for determining whether or not an entity is a Swiss Qualified Bank, but shall track the number of U.S./European Lenders from time to time that were unable to represent that they were Swiss Qualifying Banks in order to determine whether the number of Swiss Non-Qualifying Banks under this Agreement exceeds the number ten; provided that the Administrative Agent shall have no liability for any determinations made hereunder unless such liability arises from its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a non-appealable decision).

SECTION 3. Letters of Credit.

3.01 Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein (including, without limitation, the conditions set forth in Sections 7.01, 7.02, and 7.03) (i) the U.S. Borrowers may jointly and severally request, (ii) the Canadian Borrowers may jointly and severally request and (iii) the European Borrower may request, in each case, that an Issuing Lender issue, at any time and from time to time on and after the Restatement Effective Date and prior to the 30th day prior to the Final Maturity Date, for the joint and several account of the U.S. Borrowers (if requested by the U.S. Borrowers), for the joint and several account of the Canadian Borrowers (if requested by the Canadian Borrowers) or for the account of the European Borrower (if requested by it) and for the benefit of (x) any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of the respective Account Parties or any of their respective Subsidiaries, an irrevocable standby letter of credit, in a form customarily used by such Issuing Lender or in such other form as is reasonably acceptable to such Issuing Lender, and (y) sellers of goods to the respective Account Parties or any of their respective Subsidiaries, an irrevocable trade letter of credit, in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such letter of credit, a “Letter of Credit” and, collectively, the “Letters of Credit”). All Letters of Credit shall be denominated in the respective Available Currency and shall be issued on a sight basis only. Each Letter of Credit shall be deemed to constitute a utilization of the U.S./European Commitments (in the case of any Letters of Credit issued for the account of the U.S. Borrowers), the European Sub-Commitment (in the case of any Letters of Credit issued for the account of the European Borrower) or the Canadian Commitments (in the case of any Letters of Credit issued for the account of the Canadian Borrowers), as applicable, and shall be participated in (as more fully described in following Section 3.04(a)) by the Lenders in accordance with their respective Percentages. All Letters of Credit issued for the account of the U.S. Borrowers (each, a “U.S. Letter of Credit” and collectively, the “U.S. Letters of Credit”) shall be issued for the joint and several account of the U.S. Borrowers. All Letters of Credit issued for the account of the Canadian Borrowers (each, a “Canadian Letter of Credit” and collectively, the “Canadian Letters of Credit”) shall be issued, subject to Section 15.09, for the joint and several account of the Canadian Borrowers. As used herein, a “European Letter of Credit” and collectively, the “European Letters of Credit”, shall mean any Letter of Credit issued for the account of the European Borrower.

(b) Subject to and upon the terms and conditions set forth herein, each Issuing Lender agrees that it will, at any time and from time to time on and after the Restatement Effective Date and prior to the 30th day prior to the Final Maturity Date, following its receipt of the respective Letter of Credit Request, issue for account of the respective Account Party, one or more Letters of Credit as are permitted to remain outstanding hereunder without giving rise to a Default or an Event of Default, provided that no Issuing Lender shall be under any obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect with respect to such Issuing Lender on the date hereof, or any unreimbursed loss, cost or expense (for which such Issuing Lender is not otherwise compensated hereunder) which was not applicable or in effect with respect to such Issuing Lender as of the date hereof and which such Issuing Lender reasonably and in good faith deems material to it; or

(ii) such Issuing Lender shall have received from any Borrower, any other Credit Party or the Required Lenders prior to the issuance of such Letter of Credit notice of the type described in the second sentence of Section 3.03(b).

(c) Schedule IV contains a description of certain letters of credit that were issued pursuant to the Existing ABL Credit Agreement and which remain outstanding on the Restatement Effective Date (and setting forth, with respect to each such letter of credit, (i) the name of the issuing lender, (ii) the letter of credit number, (iii) the name(s) of the account party or account parties, (iv) the stated amount, (v) the name of the beneficiary, (vi) the expiry date and (vii) whether such letter of credit constitutes a standby letter of credit or a trade letter of credit). Each such letter of credit, including any extension or renewal thereof in accordance with the terms thereof and hereof (each, as amended from time to time in accordance with the terms thereof and hereof, an “Existing Letter of Credit”) shall constitute a “Letter of Credit” for all purposes of this Agreement and shall be deemed issued on the Restatement Effective Date.

3.02 Maximum Letter of Credit Outstandings; Final Maturities; etc. Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (for this purpose, using the Dollar Equivalent of all amounts denominated in a currency other than U.S. Dollars) (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed $50,000,000, (ii) no

Letter of Credit shall be issued at any time when the Aggregate U.S./European Exposure exceeds (or would after giving effect to such issuance exceed) the Total U.S./European Commitment at such time, (iii) each Letter of Credit shall be denominated in the applicable Available Currency, (iv) the issuance of any Letter of Credit shall be subject to the conditions set forth in Sections 7.01, 7.02 and 7.03 and (v) each Letter of Credit shall by its terms terminate on or before the earlier of (A) the date which occurs 12 months after the date of the issuance thereof (although any standby Letter of Credit shall be extendible (including pursuant to an automatic extension provision on terms satisfactory to the applicable Issuing Lender) for successive periods of up to 12 months for each such extension and (B) the day that is five Business Days prior to the Final Maturity Date.

3.03 Letter of Credit Requests; Minimum Stated Amount. (a) Whenever the respective Account Parties desire that a Letter of Credit be issued for their account, the respective Account Parties shall give the Administrative Agent and the relevant Issuing Lender at least two Business Days’ (or such shorter period as is acceptable to such Issuing Lender) written notice thereof (including by way of facsimile). Each notice shall be in the form of Exhibit C, appropriately completed (each, a “Letter of Credit Request”) to specify: (i) the name of the relevant Issuing Lender thereof; (ii) whether such Letter of Credit is to be a standby or trade Letter of Credit; (iii) the date of issuance of such Letter of Credit (which shall be a Business Day); (iv) the initial Stated Amount of such Letter of Credit; (v) the beneficiary of such Letter of Credit and the obligations to be supported by such Letter of Credit; (vi) the stated expiration date of such Letter of Credit and (vii) whether such Letter of Credit shall be U.S. Letter of Credit, a Canadian Letter of Credit or a European Letter of Credit.

(b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the applicable Borrowers to the Lenders that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.02. Unless the respective Issuing Lender has received notice from any Borrower, any other Credit Party or the Required Lenders before it issues a Letter of Credit that one or more of the conditions specified in Section 6 or 7 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 3.02, then such Issuing Lender shall, subject to the terms and conditions of this Agreement, issue the requested Letter of Credit for the account of the respective Account Parties in accordance with such Issuing Lender’s usual and customary practices. Upon the issuance of or modification or amendment to any standby Letter of Credit, each Issuing Lender shall promptly notify the respective Account Parties and the Administrative Agent in writing of such issuance, modification or amendment and such notice shall be accompanied by a copy of such Letter of Credit or the applicable modification or amendment thereto, as the case may be. Promptly after receipt of such notice the Administrative Agent shall notify the L/C Participants, in writing, of such issuance, modification or amendment.

(c) On the first Business Day of each week, each Issuing Lender shall furnish the Administrative Agent with a written (including via facsimile) report of the daily aggregate Letter of Credit Outstandings issued by such Issuing Lender for the immediately preceding week.

(d) The initial Stated Amount of each Letter of Credit (other than Existing Letters of Credit which shall be in the Stated Amounts shown on Schedule IV) shall not be less than $50,000 (or the equivalent amount thereof in the applicable Available Currency) or such lesser amount as is acceptable to the applicable Issuing Lender.

3.04 Letter of Credit Participations. (a) Immediately upon the issuance by an Issuing Lender of any Letter of Credit, such Issuing Lender shall be deemed to have sold and transferred to each Lender in the applicable Tranche, and each such Lender (in its capacity under this Section 3.04, each, an “L/C Participant”) shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such L/C Participant’s Facility Percentage in such Letter of Credit, each Drawing or payment made thereunder and the obligations of the respective Account Parties under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Administrative Agent for the account of the respective Lenders as provided in Section 4.01(b) and the L/C Participants shall have no right to receive any portion of any Facing Fees with respect to any such Letters of Credit), and any security therefor or guaranty pertaining thereto. Upon any change in the Commitments of any Tranche and, as a result thereof, the Facility Percentages of the applicable Tranche, of the respective Lenders pursuant to Section 2.19 or 13.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 3.04 to reflect the new Facility Percentages of the respective Lenders of the applicable Tranche (or in the circumstances provided in the proviso to the immediately preceding sentence, the Percentages of the respective Lenders). With respect to each Letter of Credit from time to time outstanding, the percentage participations therein of the various Lenders calculated as provided above in this Section 3.04(a) (including as provided in the proviso to the immediately preceding sentence) are herein called the “L/C Participation Percentages” of the various Lenders in such Letters of Credit.

(b) In determining whether to pay under any Letter of Credit, no Issuing Lender shall have any obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by an Issuing Lender under or in connection with any Letter of Credit issued by it shall not create for such Issuing Lender any resulting liability to the Account Parties, any other Credit Party, any Lender or any other Person unless such action is taken or omitted to be taken with bad faith, gross negligence, or willful misconduct on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(c) In the event that an Issuing Lender makes any payment under any Letter of Credit issued by it and the respective Account Parties shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 3.05(a), such Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each relevant L/C Participant of such failure, and each such L/C Participant shall promptly and unconditionally pay to such Issuing Lender the amount of such L/C Participant’s L/C Participation Percentage of such unreimbursed payment in the relevant Available Currency in same day funds. If the Administrative Agent so notifies, prior to 12:00 noon (New York time) on any Business Day, any L/C Participant required to fund a payment under a Letter of Credit, such L/C Participant shall make available to the applicable Issuing Lender in the relevant Available Currency such

L/C Participant’s L/C Participation Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such L/C Participant shall not have so made its L/C Participation Percentage of the amount of such payment available to the applicable Issuing Lender, such L/C Participant agrees to pay to such Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Lender at the overnight Federal Funds Rate for the first three days and at the interest rate applicable to Revolving Loans that are maintained as Base Rate Loans for each day thereafter. The failure of any such L/C Participant to make available to an Issuing Lender its L/C Participation Percentage of any payment under any Letter of Credit issued by such Issuing Lender shall not relieve any such other L/C Participant of its obligation hereunder to make available to such Issuing Lender its L/C Participation Percentage of any payment under any Letter of Credit on the date required, as specified above, but no such L/C Participant shall be responsible for the failure of any such other L/C Participant to make available to such Issuing Lender such other L/C Participant’s L/C Participation Percentage of any such payment.

(d) Whenever an Issuing Lender receives a payment of a reimbursement obligation (or interest thereon) as to which it has received any payments from the respective L/C Participants pursuant to clause (c) above, such Issuing Lender shall pay to each such L/C Participant which has paid its L/C Participation Percentage thereof in the relevant Available Currency and in same day funds, an amount (net of any interest owing to such Issuing Lender with respect to such reimbursement obligation) equal to such L/C Participant’s share (based upon the proportionate aggregate amount originally funded by such L/C Participant to the aggregate amount funded by all such L/C Participants) of the principal amount of such reimbursement obligation and interest thereon (accruing after the funding of the respective participations) so received by the Issuing Lender.

(e) Upon the request of any L/C Participant, each Issuing Lender shall furnish to such L/C Participant copies of any standby Letter of Credit issued by it and such other documentation as may reasonably be requested by such L/C Participant.

(f) The obligations of the L/C Participants to make payments to each Issuing Lender with respect to Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

(i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

(ii) the existence of any claim, setoff, defense or other right which Aleris or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any L/C Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between Aleris or any Subsidiary of Aleris and the beneficiary named in any such Letter of Credit);

(iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

(v) the occurrence of any Default or Event of Default.

3.05 Agreement to Repay Letter of Credit Drawings. (a) Subject to Section 3.05(b), (i) the U.S. Borrowers hereby jointly and severally agree (with respect to the U.S. Letters of Credit), (ii) the Canadian Borrowers jointly and severally agree (with respect to the Canadian Letters of Credit) and (iii) the European Borrower agrees (with respect to the European Letters of Credit) to reimburse each Issuing Lender by making payment to the Administrative Agent in the relevant Available Currency in immediately available funds at the Payment Office for any payment or disbursement made by such Issuing Lender under any Letter of Credit issued by it (each such amount, so paid until reimbursed by the applicable Account Party, an “Unpaid Drawing”), not later than one Business Day following receipt by the applicable Account Party of notice of such payment or disbursement (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 11.05 shall have occurred and be continuing, in which case the Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrowers)), with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to 12:00 noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender was reimbursed by the respective Account Parties therefor at a rate per annum equal to the Base Rate in effect from time to time plus the Applicable Margin as in effect from time to time for Revolving Loans that are maintained as Base Rate Loans; provided, however, to the extent such amounts are not reimbursed prior to 12:00 noon (New York time) on the third Business Day following the receipt by the respective Account Parties of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 11.05, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Lender (and until reimbursed by the respective Account Party) at a rate per annum equal to the rate otherwise applicable to the respective Unpaid Drawing as provided above, plus 2%, with all such interest payable pursuant to this Section 3.05 to be payable on demand. Notwithstanding anything to the contrary in the preceding sentence, the relevant Account Party may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with a Revolving Loan or a Swingline Loan, in an equivalent amount and, to the extent so financed, such Account Party’s obligation to make such reimbursement shall be discharged and replaced by the resulting Revolving Loan or Swingline Loan. Each Issuing Lender shall give the respective Account Parties and the Administrative Agent prompt written notice of each Drawing under any Letter of Credit issued by it, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrowers’ obligations hereunder.

(b) The joint and several obligations of the U.S. Borrowers, the joint and several obligations of the Canadian Borrowers and the obligations of the European Borrower, as the case may be, under this Section 3.05 to reimburse each Issuing Lender with respect to drafts, demands and other presentations for payment under Letters of Credit issued by it (each, a “Drawing”) (including, in each case, interest thereon, if any) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which Aleris or any of its Subsidiaries may have or have had against any Lender (including in its capacity as an Issuing Lender or as a L/C Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that the Borrowers shall not be obligated to reimburse any Issuing Lender for any wrongful payment made by such Issuing Lender under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

3.06 Increased Costs. (a) If at any time after the Restatement Effective Date, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by the NAIC or any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Issuing Lender or any L/C Participant with any request or directive by the NAIC or by any such Governmental Authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by any Issuing Lender or participated in by any L/C Participant, or (ii) impose on any Issuing Lender or any L/C Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Issuing Lender or any L/C Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Lender or any L/C Participant hereunder or reduce the rate of return on its capital with respect to the Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or net profits (or any franchise or similar tax imposed in lieu of a net income or net profits tax of such Issuing Lender or such L/C Participant or, in the case of an Issuing Lender or L/C Participant that is a flow-through entity for tax purposes, a member or a partner of such Issuing Lender or L/C Participant, pursuant to the laws of the country or national jurisdiction (or any political subdivision thereof) in which it is organized or in which its principal office or applicable lending office is located), then, upon the delivery of the certificate referred to below to the Account Parties by any Issuing Lender or any L/C Participant (a copy of which certificate shall be sent by such Issuing Lender or such L/C Participant to the Administrative Agent), such Account Party agrees to pay to such Issuing Lender or such L/C Participant such additional amount or amounts as will compensate such Issuing Lender or such L/C Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Lender or any L/C Participant, upon determining in good faith that any additional amounts will be payable pursuant to this Section 3.06, will give prompt written notice thereof to the respective Account Party, which notice shall include a certificate submitted to such Account Party by such Issuing Lender or such L/C Participant (a copy of which certificate shall be sent by such Issuing Lender or such L/C Participant to the Administrative Agent), setting forth in reasonable detail the basis for and the calculation of such additional amount or amounts necessary to compensate such Issuing Lender or such L/C Participant. The certificate required to be delivered pursuant to this Section 3.06 shall, absent manifest error, be final and conclusive and binding on the Borrowers.

(b) Notwithstanding anything to the contrary set forth in this Section 3.06, no Borrower shall be required to compensate any Issuing Lender or L/C Participant for any increased costs or reductions incurred more than 180 days prior to the date on which such Issuing Lender or L/C Participant notifies such Borrower of the change in applicable law or other circumstance under Section 3.06(a) giving rise to such increased costs or reductions and the intention of such Issuing Lender or L/C Participant to claim compensation therefor; provided that if such change in applicable law or other circumstance giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 4. Commitment Commission; Fees; Reductions of Commitment.

4.01 Fees. (a) The U.S. Borrowers jointly and severally agree (with respect to the U.S./European Commitments (excluding the European Sub-Commitment)), the Canadian Borrowers jointly and severally agree (with respect to the Canadian Commitments) and the European Borrower agrees (with respect to the European Sub-Commitment) to pay to the Administrative Agent for distribution to each Non-Defaulting Lender a commitment commission (the “Commitment Commission”) for the period from and including the Restatement Effective Date to but excluding the Final Maturity Date (or such earlier date on which the Total Commitment has been terminated) computed at a rate per annum equal to the Applicable Commitment Commission Percentage on the daily average Unutilized Commitment of such Non-Defaulting Lender as in effect from time to time. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date upon which the Total Commitment is terminated.

(b) (i) The U.S. Borrowers jointly and severally agree (with respect to the U.S. Letters of Credit), (ii) the Canadian Borrowers jointly and severally agree (with respect to the Canadian Letters of Credit) and (iii) the European Borrower agrees (with respect to the European Letters of Credit) to pay to the Administrative Agent for distribution to each Lender of the relevant Tranche (based on each such Lender’s respective L/C Participation Percentage as from time to time in effect in each Letter of Credit), a fee in respect of each Letter of Credit (the “Letter of Credit Fee”) for the period from and including the date of issuance of such Letter of Credit to but excluding the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to (x) the Applicable Margin as in effect from time to time during such period with respect to Revolving Loans that are maintained as Euro Rate Loans on the daily Stated Amount of each such Letter of Credit less (y) the Facing Fee applicable to such Letter of Credit (expressed as a per annum percentage). Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first day on or after the termination of the Total Commitment upon which no Letters of Credit remain outstanding.

(c) The U.S. Borrowers jointly and severally agree (with respect to the U.S. Letters of Credit), (ii) the Canadian Borrowers jointly and severally agree (with respect to the Canadian Letters of Credit) and (iii) the European Borrower agrees (with respect to the European Letters of Credit) to agree to pay to each Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit issued by it (the “Facing Fee”) for the period from and including the date of issuance of such Letter of Credit to but excluding the date of termination or expiration of such Letter of Credit, (x) in respect of standby Letters of Credit, computed at a rate per annum equal to 1/8 of 1% on the daily Stated Amount of such Letter of Credit, provided that in any event the minimum amount of Facing Fees payable in any twelve-month period for each standby Letter of Credit shall be not less than $500; it being agreed that, on the day of issuance of any standby Letter of Credit and on each anniversary thereof prior to the termination or expiration of such standby Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such standby Letter of Credit for the immediately succeeding twelve-month period, the full $500 shall be payable on the date of issuance of such standby Letter of Credit and on each such anniversary thereof and (y) in respect of trade Letters of Credit, in an amount to be agreed with the respective Issuing Lender. Except as otherwise provided in the proviso to the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Commitment, upon which no Letters of Credit remain outstanding.

(d) Each Borrower agrees to pay to each Issuing Lender, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit issued by it, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which such Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit.

(e) The Drawing Fees shall be paid by the Canadian Borrowers at the time of the incurrence (by way of acceptance, purchase or otherwise) of each Bankers’ Acceptance Loan.

(f) Each Borrower agrees to pay to the relevant Administrative Agent such fees as may be agreed to in writing from time to time by Aleris or any of its Subsidiaries and the Administrative Agent.

4.02 Voluntary Termination of Unutilized Commitments. (a) Upon at least three Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), Aleris shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Commitment in whole, or reduce it in part in an amount of at least $5,000,000 and in an integral multiple of $1,000,000 with the amount of each reduction pursuant to this Section 4.02(a) to apply to reduce the Total U.S./European Commitment and/or the Total Canadian Commitment, as elected by Aleris. Each reduction to (x) the Total U.S./European Commitment pursuant to this Section 4.02(a) shall apply to proportionately and permanently reduce the U.S./European Commitment of each U.S./European Lender (based on its relevant U.S./European Percentage) and (y) the Total Canadian Commitment pursuant to this Section 4.02(a) shall apply to proportionately and permanently reduce the Canadian Commitment of each Canadian Lender (based on its relevant Canadian Percentage).

(b) In the event (i) of a refusal by a Lender to consent to certain proposed changes or waivers with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(d) but which require the consent of each

Lender or each directly affected Lender or (ii) that any Lender becomes a Defaulting Lender, Aleris may, subject to its compliance with the requirements of Section 13.12(d) (in the case of a non-consenting Lender, but not a Defaulting Lender), upon five Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) terminate all of the Commitments of such Lender (other than any such Commitment which is being maintained by such Lender (and not being terminated by Aleris) as provided in Section 13.12(d), so long as (x) all Loans (other than any such Loans that are being maintained by such Lender (and not being repaid by Aleris) as provided in Section 13.12(d)), together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender are repaid concurrently with the effectiveness of such termination pursuant to Section 5.01(b) (at which time Schedule I-A shall be deemed modified to reflect such changed amounts) and (y) such Lender’s L/C Participation Percentage of all outstanding Letters of Credit under any relevant Tranche is cash collateralized by the respective Account Parties in a manner reasonably satisfactory to the Administrative Agent and the respective Issuing Lenders. After giving effect to the termination of the Commitments of any Lender pursuant to this Section 4.02(b), such Lender shall no longer constitute a “Lender” for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 2.10, 2.11, 3.06, 5.04, 12.06 and 13.01), which shall survive as to such repaid Lender. In cases where any Commitment of any Lender is terminated pursuant to this Section 4.02(b), except in cases where such Commitment is replaced in full, after giving effect to the termination of any such Commitment of a given Lender pursuant to this Section 4.02(b), there shall occur automatic adjustments (as determined by the Administrative Agent) in the U.S./European Percentages and Canadian Percentages (and as a result thereof in the related L/C Participation Percentages) of the remaining Lenders.

4.03 Mandatory Reduction of Commitments. (a) The Total Commitment (and each Commitment of each Lender) shall terminate in its entirety on June 30, 2007, unless the Restatement Effective Date has occurred on or prior to such date.

(b) In addition to any other mandatory commitment reductions pursuant to this Section 4.03, the Total U.S./European Commitment and the Total Canadian Commitment (and the U.S./European Commitment and the Canadian Commitment of each Lender with such a Commitment) shall terminate in their entirety on the Final Maturity Date.

(c) Each reduction to, or termination of, the Total U.S./European Commitment and the Total Canadian Commitment pursuant to this Section 4.03 as provided above (or pursuant to Section 4.02(a)) shall be applied to proportionately reduce or terminate, as the case may be, the U.S./European Commitment and the Canadian Commitment, as the case may be, of each Lender with a such a Commitment.

SECTION 5. Prepayments; Payments; Taxes.

5.01 Voluntary Prepayments. (a) Each Borrower shall have the right to prepay the Loans made to such Borrower, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) such Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) (x) prior to 10:00 a.m. (New York time) at the Notice Office on the date of such prepayment in the case of Base Rate Loans and (y) prior to 12:00 noon (New York time) at the Notice Office (1) at least one Business Day before the date of such prepayment of its intent to prepay Canadian Prime Rate Loans (other than Swingline Loans), (2) on the date of such prepayment in the case of Swingline Loans and (3) at least three Business Days before the date of such prepayment of its intent to prepay Euro Rate Loans or Bankers’ Acceptance Loans, which notice (in each case) shall specify whether U.S. Borrower Revolving Loans, Canadian Revolving Loans, European Borrower Revolving Loans, U.S. Borrower Swingline Loans, European Borrower Swingline Loans or Canadian Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Euro Rate Loans, the specific Borrowing or Borrowings pursuant to which such Euro Rate Loans were made, and which notice the Administrative Agent shall, except in the case of Swingline Loans, promptly transmit to each of the Lenders; (ii) (x) each partial prepayment of Revolving Loans (other than Swingline Loans) pursuant to this Section 5.01(a) shall be in an aggregate principal amount of at least $5,000,000 (or such lesser amount as is acceptable to the Administrative Agent), provided that (x) if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans (and same shall automatically be converted into a Borrowing of Base Rate Loans) and any election of an Interest Period with respect thereto given by such Borrower shall have no force or effect and (y) in the case of partial prepayments of any Borrowing of Euro Rate Loans, the European Borrower shall use reasonable efforts to allocate such prepayments in a manner so that Borrowings do not remain outstanding in amounts less than the Minimum Borrowing Amount applicable thereto (and, to the extent such Borrowings would remain outstanding in amounts which are less than the Minimum Borrowing Amount applicable thereto, in the case of Euro Rate Loans, the European Borrower shall repay any Borrowings which are less than the Minimum Borrowing Amount applicable thereto at the end of the then current Interest Period, unless at such time the European Borrower combines separate Borrowings into one Borrowing, which such Borrowing shall be greater than or equal to the Minimum Borrowing Amount); (iii) each prepayment pursuant to this Section 5.01(a) in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, provided that at such Borrower’s election in connection with any prepayment of Revolving Loans pursuant to this Section 5.01(a), such prepayment shall not, so long as no Default or Event of Default then exists, be applied to any Revolving Loan of a Defaulting Lender; and (iv) prepayments of Bankers’ Acceptance Loans may not be made prior to the maturity date of the respective underlying Bankers’ Acceptances or B/A Equivalent Notes, as the case may be.

(b) In the event of (i) a refusal by a Lender to consent to certain proposed changes or waivers with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(d) but which require the consent of each Lender or each directly affected Lender or (ii) any Lender becoming a Defaulting Lender, any Borrower may, upon five Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) repay all Loans, together with accrued and unpaid interest, Fees, and other amounts owing to such Lender (or owing to such Lender with respect to each Tranche which gives rise to the need to obtain such Lender’s individual consent) so long as (1) in the case of the repayment of Revolving Loans of any Lender of any Tranche pursuant to this Section 5.01(b), (x) the Commitments of the respective Tranche or Tranches of such Lender are terminated concurrently with such repayment pursuant to Section 4.02(b) (at which time Schedule I-A shall be deemed modified to reflect the changed Commitments) and (y) such Lender’s L/C Participation Percentage of all outstanding Letters of Credit of the respective Tranche or Tranches is cash collateralized by such Borrower in a manner reasonably satisfactory to the Administrative Agent and the Issuing Lenders and (2) in the case of any non-consenting Lender, but not a Defaulting Lender, (x) the consents, if any, required under Section 13.12(d) in connection with the repayment pursuant to this Section 5.01(b) have been obtained and (y) the repayment of such Lender’s Loans is otherwise made in accordance with, and subject to the requirements of, said Section 13.12(d) to the extent applicable.

5.02 Mandatory Repayments. (a) (i) On any day on which any one or more of the following conditions shall exist, the Borrowers shall repay the Loans (other than Bankers’ Acceptance Loans where the underlying Bankers’ Acceptance or B/A Equivalent Notes, as the case may be, have not matured) and/or cash collateralize outstanding Letters of Credit and Bankers’ Acceptance Loans pursuant to clause (iii) below in such amount as may be required to cause such conditions to cease to exist on such day:

(t) the Aggregate U.S. Borrower Exposure exceeds 100% (or, during an Agent Advance Period, 105%) of the U.S. Borrowing Base at such time less the Aggregate Non-U.S. Borrowing Base Usage at such time;

(u) the Aggregate U.S./European Exposure exceeds 100% (or, during an Agent Advance Period, 105%) of the Combined U.S./European Borrowing Base at such time less the Canadian U.S. Borrowing Base Usage at such time;

(v) the sum of the Aggregate U.S. Borrower Exposure and the Aggregate Canadian Exposure exceeds 100% (or, during an Agent Advance Period, 105%) of the Combined U.S./Canadian Borrowing Base at such time less the European U.S. Borrowing Base Usage at such time;

(w) the Aggregate Exposure at such time exceeds 100% (or, during an Agent Advance Period, 105%) of the Total Borrowing Base at such time;

(x) the Aggregate U.S./European Exposure at such time exceeds the Total U.S./European Commitment at such time;

(y) the Aggregate Canadian Exposure at such time exceeds the Total Canadian Commitment at such time; and/or

(z) the Aggregate European Borrower Exposure at such time exceeds the Total European Sub-Commitment at such time.

For purposes of this Section 5.02(a)(i) the relevant Borrowing Bases will be based upon the Borrowing Base Certificate most recently delivered.

(ii) If any condition set forth in sub-clauses (x), (y) or (z) of Section 5.02(a)(i) exists solely as a result of currency fluctuations of Non-Dollar Denominated Loans, then the repayments or cash collateralizations required pursuant to Section 5.02(a)(i) shall only be required if the relevant excess amount (for this purpose, using the Dollar Equivalent thereof) exceeds 105% of the relevant permitted maximum amount of the relevant Commitment as then in effect as provided in Section 5.02(a)(i) for more than three consecutive Business Days (at which time the excess of 100% shall be required to be eliminated).

(iii) Subject to Section 2.11, the Borrowers may prepay U.S. Borrower Revolving Loans, European Borrower Revolving Loans, Canadian Revolving Loans, U.S. Borrower Swingline Loans, European Borrower Swingline Loans and Canadian Swingline Loans and cash collateralize Letters of Credit and Bankers’ Acceptances pursuant to this Section 5.02(a) as directed by Aleris (so long as such application cures the related conditions).

(b) In addition to any other mandatory repayments pursuant to this Section 5.02 (but subject to Sections 5.02(e), (f) and (g)), no later than the fifth Business Day following each date on or after the Restatement Effective Date upon which Aleris or any of its Subsidiaries receives any cash proceeds from any issuance or incurrence by Aleris or any of its Subsidiaries of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred pursuant to Section 10.04), an amount equal to 100% of the Net Debt Proceeds of the respective issuance or incurrence of Indebtedness shall be applied in accordance with the requirements of Sections 5.02(e), (f) and (g).

(c) In addition to any other mandatory repayments pursuant to this Section 5.02 (but subject to Sections 5.02(e), (f) and (g)), no later than the tenth Business Day following each date on or after the Restatement Effective Date upon which Aleris or any of its Subsidiaries receives any Net Sale Proceeds from any Asset Sale (except to the extent that the assets sold consist of assets located at the Carson Facility), an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied in accordance with the requirements of Sections 5.02(e), (f) and (g); provided, however, (i) that so long as no Event of Default then exists, an amount equal to the Net Sale Proceeds therefrom shall not be required to be so applied on such date to the extent that Aleris has given written notice to the Administrative Agent within such ten Business Day period stating that such Net Sale Proceeds shall be used to purchase assets used, or to be used, in the businesses permitted pursuant to Section 10.10 within 15 months following the receipt thereof (or, if within 15 months following receipt thereof, Aleris or any of its Subsidiaries enters into a legally binding commitment to reinvest such Net Sale Proceeds, within 180 days following the expiration date of such 15 month period), and (ii) if all or any portion of such Net Sale Proceeds not required to be so applied as provided above in this Section 5.02(c) are not so reinvested within such time period (or such earlier date, if any, as Aleris or the relevant Subsidiary determines not to reinvest the Net Sale Proceeds from such Asset Sale as set forth above), an amount equal to such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as provided above in this Section 5.02(c) without regard to the preceding proviso.

(d) In addition to any other mandatory repayments pursuant to this Section 5.02((but subject to Sections 5.02(e), (f) and (g)), no later than the tenth Business Day following each date on or after the Restatement Effective Date upon which Aleris or any of its Subsidiaries receives any cash proceeds from any Recovery Event, an amount equal to 100% of the Net Insurance Proceeds from such Recovery Event shall be applied on such date in accordance with the requirements of Sections 5.02(e), (f) and (g); provided, however, that so long as no Event of Default then exists, such Net Insurance Proceeds shall not be required to be so applied on such date to the extent that Aleris has given written notice to the Administrative Agent within such ten Business Day period stating that such Net Insurance Proceeds shall be used to replace or restore properties or assets in respect of which such Net Insurance Proceeds were paid within 15 months following the date of the receipt of such Net Insurance Proceeds (or, if within 15 months following the receipt thereof, Aleris or any of its Subsidiaries enters into a legally binding commitment to reinvest such Net Insurance Proceeds, within 180 days of the date following the expiration date of such 15-month period), and provided, further, that if all or any portion of such Net Insurance Proceeds not required to be so applied pursuant to the preceding proviso are not so used within such time period (or such earlier date, if any, as Aleris or the relevant Subsidiary determines not to reinvest the Net Insurance Proceeds relating to such Recovery Event as set forth above), an amount equal to such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as provided above in this Section 5.02(d) without regard to the preceding proviso.

(e) Each amount required to be applied pursuant to Sections 5.02(b), (c), or (d) in accordance with this Section 5.02(e) shall be applied as a mandatory repayment of Revolving Loans and/or Swingline Loans, with each such mandatory repayment to be applied to U.S./European Revolving Loans, Canadian Revolving Loans and/or Swingline Loans as directed by Aleris. In the absence of a designation by the Borrowers as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

(f) Subject to Section 2.11 and clause (j) of this Section 5.02, each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans.

(g) Notwithstanding anything to the contrary contained in Sections 5.02(b), (c) and (d), so long as any Term Loans are outstanding, then to the extent that any cash proceeds referred to in any such clause of this Section 5.02 are used to repay outstanding Term Loans, the repayments otherwise required pursuant to such clauses of this Section 5.02 shall not be required to the extent of the respective net cash proceeds so applied, provided that if at the time of any required repayment pursuant to Sections 5.02(b), (c) or (d), the sum (the “Sum”) of (1) Excess Availability and (2) the amount of the cash and Cash Equivalents of Aleris and its Subsidiaries (other than cash and Cash Equivalents which are Restricted, on deposit in an Exempted Deposit Account or to be applied to repay Term Loans) is less than $100,000,000, the amounts required to be applied pursuant to such Sections (before giving effect to this clause (g)) shall be applied first to the repayment of the Loans to the extent required to cause the Sum to equal $100,000,000 and thereafter to the Term Loans to the extent required under the Term Loan Agreement.

(h) In addition to any other mandatory repayments pursuant to this Section 5.02, (h) all then outstanding Swingline Loans shall be repaid in full no later than the seventh day following the incurrence thereof; provided that, if the seventh day is not a Business Day, such Swingline Loans shall be repaid on the next succeeding Business Day and (ii) all outstanding Swingline Loans shall be repaid in full on the Final Maturity Date.

(i) Notwithstanding anything in this Section 5.02 to the contrary, it is understood and agreed that none of Sections 5.02(b) through (d), inclusive, shall require that amounts received by any Foreign Subsidiary or Foreign Subsidiaries or a Domestic Subsidiary which is a Subsidiary of a Foreign Subsidiary be used to repay ABL Obligations owed by any U.S. Credit Parties.

(j) Notwithstanding the foregoing provisions of this Section 5.02 (other than clause (a) of this Section 5.02, which clause shall not have the benefits of this sentence), if at any time the mandatory repayment of Loans pursuant to this Section 5.02 would result in the Borrowers’ incurring breakage costs under Section 2.11 as a result of Euro Rate Loans being repaid other than on the last day of an Interest Period applicable hereto (any such Euro Rate Loans, “Affected Loans”), Aleris may elect, by written notice to the Administrative Agent, to have the provisions of the following sentence be applicable so long as no Default or Event of Default then exists. At the time any Affected Loans are otherwise required to be prepaid, Aleris may elect to deposit 100% (or such lesser percentage elected by Aleris as not being repaid) of the principal amounts that otherwise would have been paid in respect of the Affected Loans with the Administrative Agent to be held as security for the obligations of the respective Borrowers hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and shall provide for investments of such deposits in Cash Equivalents, with such cash collateral to be released upon the request of Aleris from such cash collateral account (and applied to repay the principal amount of such Euro Rate Loans) upon each occurrence thereafter of the last day of an Interest Period applicable to such Euro Rate Loans (or such earlier date or dates as shall be requested by Aleris, with the amount to be so released and applied on the last day of each Interest Period to be the amount of such Euro Rate Loans to which such Interest Period applies (or, if less, the amount remaining in such cash collateral account); provided that (i) interest in respect of such Affected Loans shall continue to accrue thereon at the rate provided hereunder until such Affected Loans have been repaid in full and (ii) at any time while an Event of Default has occurred and is continuing or upon written notice from the Required Lenders, the Required Lenders may direct the Administrative Agent (in which case the Administrative Agent shall, and is hereby authorized by the Borrowers to, follow said directions) to apply any or all proceeds then on deposit in such collateral account to the payment of such Affected Loans. All risk of loss in respect of investments made as contemplated in this clause (j) shall be on the Borrowers. Under no circumstances shall the Administrative Agent be liable or accountable to the Borrowers or any other Person for any decrease in the value of the cash collateral account or for any loss resulting from the sale of any investment so made.

5.03 Payments and Computations; Maintenance of Accounts; Statement of Accounts. (a) Except as otherwise specifically provided herein, all payments under this Agreement and under any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 1:00 p.m. (New York time) on the date when due and shall be made in (w) U.S. Dollars in immediately available funds at the Payment Office of the relevant Administrative Agent in respect of any obligation of the Borrowers under this Agreement except as otherwise provided in the immediately following clauses (x), (y) and (z), (x) subject to Section 2.14, Canadian Dollars in immediately available funds at the Payment Office of the Administrative Agent, if such payment is made in respect of (i) principal of, or Face Amount of, or interest on Canadian Dollar Denominated Loans or (ii) any increased costs, indemnities or other amounts owing with respect to Canadian Dollar Denominated Loans (or Commitments relating thereto) at any time prior to the occurrence of a Conversion Event, in the case of this clause (ii) to the extent the respective Lender which is charging the same denominates the amounts owing in Canadian Dollars, (y) subject to Section 2.14, Euros in immediately available funds at the Payment Office of the Administrative Agent, if such payment is made in respect of (i) principal of or interest on Euro Denominated Loans or (ii) any increased costs, indemnities or other amounts owing with respect to Euro Denominated Loans (or Commitments relating thereto) at any time prior to the occurrence of a Conversion Event and (z) subject to Section 2.14, the applicable Available Currency, in immediately available funds at the Payment Office of the Administrative Agent, if such payment is made in respect of (i) principal of or interest on Other Foreign Currency Denominated Loans or (ii) any increased costs, indemnities or other amounts owing with respect to Other Foreign Currency Denominated Loans (or Commitments relating thereto) at any time prior to the occurrence of a Conversion Event. Nothing in the succeeding clauses of this Section 5.03 shall affect or alter the Borrowers’ obligations to the relevant Administrative Agent, the Collateral Agent, the Issuing Lenders and the Lenders with respect to all payments otherwise required to be made by the Borrowers in accordance with the terms of this Agreement and the other Credit Documents. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

(b) (i) (A) Each of Aleris and the other U.S. Credit Parties shall, along with the Administrative Agent and certain financial institutions selected by Aleris and reasonably acceptable to the Administrative Agent (the “U.S. Collection Banks”), enter into on or prior to the Restatement Effective Date and thereafter maintain Cash Management Control Agreements in respect of each of the U.S. Collection Accounts. Aleris and each of the other U.S. Credit Parties shall instruct all Account Debtors of Aleris and such U.S. Credit Parties to remit all payments to the applicable “P.O. Boxes” or “Lockbox Addresses” of the applicable U.S. Collection Bank with respect to all Accounts of such Account Debtor, which remittances shall be collected by the applicable U.S. Collection Bank and deposited in the applicable U.S. Collection Account. All amounts received by Aleris, any of its Domestic Subsidiaries and any Collection Bank in respect of any Account, in addition to all other cash received from any other source, shall upon receipt be deposited into a U.S. Collection Account or directly into the Core U.S. Concentration Account.

(B) Each Canadian Subsidiary shall, along with the Canadian Administrative Agent and certain financial institutions selected by Aleris and reasonably acceptable to the Canadian Administrative Agent (the “Canadian Collection Banks”), enter into on or prior to the Restatement Effective Date and thereafter maintain Cash Management Control Agreements in respect of each of the Canadian Collection Accounts. Each Canadian Subsidiary shall instruct all Account Debtors of such Canadian Subsidiaries to remit all payments to the applicable “P.O. Boxes” or “Lockbox Addresses” of the applicable Canadian Collection Bank with respect to all Accounts of such Account Debtor, which remittances shall be collected by the applicable Canadian Collection Bank and deposited in the applicable Canadian Collection Account. All amounts received by each Canadian Subsidiary and any Canadian Collection Bank in respect of any Account, in addition to all other cash received from any other source, shall upon receipt be deposited into a Canadian Collection Account or directly into the Core Canadian Concentration Account.

(C) The European Borrower and each European Distribution Subsidiary shall, along with the Administrative Agent and certain financial institutions selected by Aleris and reasonably acceptable to the Administrative Agent (the “European Collection Banks”), enter into on or prior to the Restatement Effective Date (or, in the case of European Distribution Subsidiaries organized after the Restatement Effective Date, on the date which such European Distribution Subsidiary begins to conduct business) and thereafter maintain Cash Management Control Agreements in respect of each European Collection Account. Each European Distribution Subsidiary shall instruct all Account Debtors of such Subsidiaries to remit all payments to the applicable “P.O. Boxes”, “Lockbox Addresses” or a sub-account of the European Collection Account of the applicable European Collection Bank with respect to all Accounts of such Account Debtor, which remittances shall be collected by the applicable European Collection Bank and deposited in the applicable European Collection Account. All amounts received by each European Distribution Subsidiary and any European Collection Bank in respect of any Account, in addition to all other cash received from any other source, shall upon receipt be deposited into a European Collection Account or directly into the Core European Concentration Account. It is understood and agreed that all European Collection Accounts shall be maintained in the name of the Collateral Agent.

(ii) Aleris and the other U.S. Credit Parties shall, along with the Administrative Agent and each of those banks in which the U.S. Disbursement Accounts are maintained, enter into on or prior to the Restatement Effective Date and thereafter maintain Cash Management Control Agreements with respect to each such U.S. Disbursement Account (except with respect to Exempted Disbursement Accounts and Exempted Deposit Accounts). Each Canadian Subsidiary shall, along with the Canadian Administrative Agent and each of those banks in which the Canadian Disbursement Accounts are maintained, enter into on or prior to the Restatement Effective Date and thereafter maintain Cash Management Control Agreements with respect to each such Canadian Disbursement Account (except with respect to Exempted Disbursement Accounts and Exempted Deposit Accounts). The European Borrower and each European Distribution Subsidiary shall, along with the Administrative Agent and each of those banks in which the European Disbursement Accounts are maintained, enter into on or prior to the Restatement Effective Date (or, in the case of European Distribution Subsidiaries organized after the Restatement Effective Date, on the date which such European Distribution Subsidiary begins to conduct business) and thereafter maintain Cash Management Control Agreements with respect to each such European Disbursement Account (except with respect to Exempted Disbursement Accounts and Exempted Deposit Account).

(c) All amounts held in the U.S. Collection Accounts and U.S. Disbursement Accounts (other than Exempted Disbursement Accounts) with respect to Aleris and its Domestic Subsidiaries shall be wired by the close of business on each Business Day into an account with a financial institution selected by Aleris and reasonably acceptable to the Administrative Agent and subject to a Cash Management Control Agreement (the “Core U.S. Concentration Account”) unless such amounts are otherwise required or permitted to be applied pursuant to Section 5.02. All amounts held in the Canadian Collection Accounts and Canadian Disbursement Accounts (other than Exempted Disbursement Accounts) with respect to the Canadian Subsidiaries shall be wired by the close of business on each Business Day into an account with a financial institution selected by Aleris and reasonably acceptable to the Canadian Administrative Agent and subject to a Cash Management Control Agreement (the “Core Canadian Concentration Account”) unless such amounts are otherwise required or permitted to be applied pursuant to Section 5.02. All amounts held in all of the European Collection Accounts and European Disbursement Accounts (other than Exempted Disbursement Accounts) with respect to the European Subsidiaries shall be wired by the close of business on each Business Day into an account with a financial institution selected by Aleris and reasonably acceptable to the Administrative Agent and subject to a Cash Management Control Agreement (the “Core European Concentration Account”) unless such amounts are otherwise required or permitted to be applied pursuant to Section 5.02.

(d) (i) Each Cash Management Control Agreement relating to a Core U.S. Concentration Account shall provide that after the occurrence and during the continuance of an Event of Default or a Dominion Event, all collected amounts held in the Core U.S. Concentration Account from and after the date requested by the Administrative Agent, shall be sent by ACH or wire transfer no less frequently than once per Business Day (unless the Commitments have been terminated and the ABL Obligations have been paid in full) to an account maintained by the Administrative Agent at DBNY (the “DBNY Account”). Subject to the terms of the respective Security Document, all amounts received in the DBNY Account shall be applied (and allocated) by the Administrative Agent on a daily basis in the following order (in each case, to the extent the Administrative Agent has actual knowledge of the amounts owing or outstanding as described below, and after giving effect to the application of any such amounts (x) otherwise required to be applied pursuant to Sections 5.02(b), (c) or (d) or (y) constituting proceeds from any Collateral otherwise required to be applied pursuant to the terms of the respective Security Document): (1) first, to the payment (on a ratable basis) of any outstanding Expenses actually due and payable to the Administrative Agent under any of the Credit Documents and to repay or prepay outstanding U.S. Borrower Swingline Loans advanced by the U.S./European Swingline Lender; (2) second, to the extent all amounts referred to in preceding clause (1) have been paid in full, to pay (on a ratable basis) all outstanding Expenses actually due and payable to each Issuing Lender under any of the Credit Documents and to repay all outstanding Unpaid Drawings and all interest thereon; (3) third, to the extent all amounts referred to in preceding clauses (1) and (2) have been paid in full, to pay (on a ratable basis) all accrued and unpaid interest actually due and payable on the U.S. Borrower Revolving Loans and all accrued and unpaid Fees actually due and payable to the Administrative Agent, the Issuing Lenders and the Lenders under any of the Credit Documents; (4) fourth, to the extent all amounts referred to in preceding clauses (1) through (3), inclusive, have been paid in full, to repay (on a ratable basis) the outstanding principal of U.S. Borrower Revolving Loans (whether or not then due and payable); (5) fifth, to the extent all amounts referred to in preceding clauses (1) through (4), inclusive, have been paid in full, to pay or cash collateralize, as the case may be, (on a ratable basis) ABL Obligations (guaranteed by the U.S. Borrowers) in accordance with following clauses (ii) and/or (iii) as selected by the U.S. Borrowers so long as no Default or Event of Default then exists or, in the absence of such designation or if a Default or Event of Default then exists, as determined by the Administrative Agent, (6) sixth, to the extent all amounts referred to in preceding clauses (1) through (5), inclusive, have been paid in full, to pay (on a ratable basis) all other outstanding ABL Obligations then due and payable to the Administrative Agent and the Lenders under any of the Credit Documents; and (7) seventh, to the U.S. Borrowers. Each Credit

Party agrees that it will not cause any proceeds of any Core U.S. Concentration Account to be otherwise redirected.

(ii) Each Cash Management Control Agreement relating to a Core Canadian Concentration Account shall provide that after the occurrence and during the continuance of an Event of Default or a Dominion Event, all collected amounts held in the Core Canadian Concentration Account from and after the date requested by the Administrative Agent, shall be sent by ACH or wire transfer no less frequently than once per Business Day (unless the Commitments have been terminated and the Canadian Borrower Obligations have been paid in full) to an account maintained by the Canadian Administrative Agent at DBAG (the “DBAG Account”). Subject to the terms of the respective Security Agreement, all amounts received in the DBAG Account shall be applied (and allocated) by the Administrative Agent on a daily basis in the following order (in each case, to the extent the Administrative Agent has actual knowledge of the amounts owing or outstanding as described below, and after giving effect to the application of any such amounts (x) otherwise required to be applied pursuant to Sections 5.02(b), (c) or (d) or (y) constituting proceeds from any Collateral otherwise required to be applied pursuant to the terms of the respective Security Document): (1) first, to the payment (on a ratable basis) of any outstanding Expenses actually due and payable by the Canadian Borrowers to the Administrative Agent under any of the Credit Documents and to repay or prepay outstanding Canadian Swingline Loans advanced by the Canadian Swingline Lender; (2) second, to the extent all amounts referred to in preceding clause (1) have been paid in full, to pay (on a ratable basis) all accrued and unpaid interest actually due and payable on the Canadian Revolving Loans and all accrued and unpaid Fees actually due and payable by the Canadian Borrowers to the Administrative Agent and the Lenders under any of the Credit Documents; (3) third, to the extent all amounts referred to in preceding clauses (1) through (2), inclusive, have been paid in full, to repay (on a ratable basis) the outstanding principal of Canadian Revolving Loans (whether or not then due and payable); (4) fourth, to the extent all amounts referred to in preceding clauses (1) through (3), inclusive, have been paid in full, to pay (or, in the case of Bankers’ Acceptance Loans, cash collateralize) (on a ratable basis) all other outstanding ABL Obligations of the Canadian Borrowers then due and payable to the Administrative Agent, the Collateral Agent and the Lenders under any of the Credit Documents; and (5) fifth, to the Canadian Borrowers. Each Credit Party agrees that it will not cause any proceeds of any Core Canadian Concentration Account to be otherwise redirected.

(iii) Each Cash Management Control Agreement relating to a Core European Concentration Account shall provide that after the occurrence and during the continuance of an Event of Default or a Dominion Event, all collected amounts held in the Core European Concentration Account from and after the date requested by the Administrative Agent, shall be sent by ACH or wire transfer no less frequently than once per Business Day (unless the Commitments have been terminated and the European Borrower Obligations have been paid in full) to an account maintained by the Administrative Agent at Deutsche Bank AG, Zurich Branch (the “DB Account”). Subject to the terms of the respective Security Agreement, all amounts received in the DB Account shall be applied (and allocated) by the Administrative Agent on a daily basis in the following order (in each case, to the extent the Administrative Agent has actual knowledge of the amounts owing or outstanding as described below, and after giving effect to the application of any such amounts (x) otherwise required to be applied pursuant to Sections 5.02(b), (c) or (d) or (y) constituting proceeds from any Collateral otherwise required to be applied pursuant to the terms of the respective Security Document): (1) first, to the payment (on a ratable basis) of any outstanding Expenses actually due and payable by the European Borrower to the Administrative Agent and/or the Collateral Agent under any of the Credit Documents and to repay or prepay outstanding European Borrower Swingline Loans advanced by the U.S./European Swingline Lender; (2) second, to the extent all amounts referred to in preceding clause (1) have been paid in full, to pay (on a ratable basis) all accrued and unpaid interest actually due and payable on the European Facility Revolving Loans and all accrued and unpaid Fees actually due and payable by the European Borrower to the Administrative Agent and the Lenders under any of the Credit Documents; (3) third, to the extent all amounts referred to in preceding clauses (1) through (2), inclusive, have been paid in full, to repay (on a ratable basis) the outstanding principal of European Borrower Revolving Loans (whether or not then due and payable); (4) fourth, to the extent all amounts referred to in preceding clauses (1) through (3), inclusive, have been paid in full, to pay (on a ratable basis) all other outstanding ABL Obligations of the European Borrower then due and payable to the Administrative Agent, the Collateral Agent and the Lenders under any of the Credit Documents; and (5) fifth, to the European Borrower. Each Credit Party agrees that it will not cause any proceeds of any Core European Concentration Account to be otherwise redirected.

(e) Without limiting the provisions set forth in Section 13.15, the Administrative Agent shall maintain an account on its books in the name of each of the Borrowers (collectively, the “Credit Account”) in which each Borrower will be charged with all loans and advances made by the Lenders to such Borrower for such Borrower’s account, including the Loans, the Letter of Credit Outstandings, and the Fees, Expenses and any other ABL Obligations relating thereto. Each Borrower will be credited, in accordance with this Section 5.03, with all amounts received by the Lenders from such Borrower or from others for its account, including, as set forth above, all amounts received by the Administrative Agent and applied to the ABL Obligations. In no event shall prior recourse to any Accounts or other Collateral be a prerequisite to the Administrative Agent’s right to demand payment of any Obligation upon its maturity. Further, the Administrative Agent shall have no obligation whatsoever to perform in any respect any of Aleris’ or any of its Subsidiaries’ contracts or obligations relating to the Accounts.

(f) After the end of each month, the Administrative Agent shall send Aleris and each Lender a statement accounting for the charges, loans, advances and other transactions occurring among and between the Administrative Agent, the Lenders, the Issuing Lenders and each Borrower during that month. The monthly statements shall, absent manifest error, be final, conclusive and binding on each Borrower and the Lenders.

5.04 Net Payments. (a) All payments made by or on behalf of any Credit Party under any Credit Document (including, in the case of each Borrower, in its capacity as a guarantor pursuant to Section 14) in each case will be made without setoff, counterclaim or other defense. Except as provided in Section 5.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any Taxes. If any Taxes are levied or imposed with respect to such payment, the relevant Borrower (and any Credit Party making the respective payment or which has guaranteed the obligations of the relevant Borrower) agrees to pay the full amount of such Taxes to the appropriate taxing authority, and shall pay to the applicable Section 5.04 Indemnitee such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any other Credit Document, after withholding or deduction for or on account of any Taxes (including, for the avoidance of doubt, withholding and deductions applicable to additional amounts payable under this Section 5.04), will not be less than the amount provided for herein or in such other Credit Document. The respective Borrowers will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts or other evidence reasonably satisfactory to the Administrative Agent evidencing such payment by such Borrowers or the respective Credit Party. The U.S. Borrowers (jointly and severally), the Canadian Borrowers (jointly and severally) and the European Borrower (and any Credit Party making the respective payment or which has guaranteed the obligations of the respective Borrower), as applicable, agree to indemnify and hold harmless each Section 5.04 Indemnitee and reimburse such Section 5.04 Indemnitee upon its written request (which shall set forth the basis and calculation of such amount) for the amount of any Taxes so levied or imposed and paid by such Section 5.04 Indemnitee. Notwithstanding anything to the contrary in this Section 5.04(a), (i) any payments required to be made pursuant to this Section 5.04(a) to an Indirect Section 5.04 Indemnitee shall be made to the Related Pass Through Entity and (ii) any request for reimbursement pursuant to this Section 5.04(a) that is to be made by an Indirect Section 5.04 Indemnitee shall be made by the Related Pass Through Entity.

(b) The Administrative Agent and each Lender that is a Lender to the U.S. Borrowers and is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to Aleris and the Administrative Agent on or prior to the Restatement Effective Date or, in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 2.13 or 13.04(b) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer and is in compliance with the provisions of this paragraph), on the date of such assignment or transfer to such Lender or, in the case of a successor Issuing Lender, the date such Issuing Lender becomes an Issuing Lender, (i) two accurate and complete original signed copies of U.S. Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption from withholding under an income tax treaty) (or successor forms) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver forms described in clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a “Section 5.04(b)(ii) Certificate”) and (y) two accurate and complete original signed copies of U.S. Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note or (iii) in the case of the Administrative Agent and each such Lender, if a Lender or the Administrative Agent is a foreign intermediary or flow-through entity for U.S. federal income tax purposes, two accurate and complete signed copies of Internal Revenue Service Form W-8IMY (and all necessary attachments) establishing a complete exemption from United States withholding tax with respect to payments made to the Administrative Agent or the applicable Lender, as the case may be, under this Agreement and under any Note. In addition, the Administrative Agent and each Lender to the U.S. Borrowers agrees that from time to time after the Restatement Effective Date, when a lapse in time or change in circumstances or law renders the previous certification obsolete, invalid or inaccurate in any material respect, the Administrative Agent or such Lender will deliver to Aleris and the Administrative Agent two new accurate and complete original signed copies of U.S. Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 5.04(b)(ii) Certificate, or Form W-8IMY (with respect to foreign intermediary or flow through entity), as the case may be, and such other forms and necessary attachments as may be required in order to confirm or establish the entitlement of such Person to a continued exemption from United States withholding tax with respect to payments under this Agreement and any Note, or the Administrative Agent and/or such Lender shall immediately notify Aleris and the Administrative Agent of its inability to deliver any such form or Section 5.04(b)(ii) Certificate, in which case the Administrative Agent and/or such Lender shall not be required to deliver any such new form or Section 5.04(b)(ii) Certificate pursuant to this Section 5.04(b). Notwithstanding the foregoing, with respect to payments made by any Credit Party under any Credit Document to or for the benefit of a Participant, such Participant shall be required to provide forms and/or certificates pursuant to the preceding sentences of this Section 5.04(b) only to the extent that such Participant is legally entitled to do so. The Administrative Agent and each Lender that is a Lender to the U.S. Borrowers and is a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes (other than an Administrative Agent or Lender that may be treated as an exempt recipient based on the indicators described in U.S. Treasury Regulation Section 1.6049-4(c)(1)(ii) except to the extent required by Treasury Regulation Section 1.1441-1(d)(4) (and any successor provision)) agrees to deliver (with respect to itself only) to Aleris and the Administrative Agent, on or prior to the Restatement Effective Date or, in the case of such an Administrative Agent appointed after the Restatement Effective Date pursuant to Section 12.09 or a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 2.13 or 13.04(b) (unless the respective Lender was already a Lender to the U.S. Borrowers hereunder immediately prior to such assignment or transfer and is in compliance with the provisions of this paragraph), on the date of such assignment or transfer to such Lender, two accurate and complete original signed copies of U.S. Internal Revenue Service Form W-9 (or successor forms) certifying to such Person’s entitlement as of such date to a complete exemption from United States backup withholding tax with respect to payments to be made under this Agreement and under any other Credit Document. Notwithstanding anything to the contrary contained in Section 5.04(a), but subject to Section 13.04(b) and the second succeeding sentence, (x) the U.S. Borrowers shall be entitled, to the extent they are required to do so by law, to deduct or withhold Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of the Administrative Agent and/or any Lender, as the case may be, to the extent that the Administrative Agent and/or such Lender, as the case may be, has not provided to such Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from deduction or withholding and (y) no Borrower shall be obligated pursuant to Section 5.04(a) to gross-up payments to be made to the Administrative Agent and/or a Lender (other than a Participant following the occurrence of a Conversion Event), as the case may be, in respect of withholdings, income or similar taxes imposed by the United States federal government if (I) the Administrative Agent and/or such Lender, as the case may be, has not provided to such Borrower the U.S. Internal Revenue Service Forms required to be provided to such Borrower pursuant to this Section 5.04(b) or (II) in the case of a payment, other than interest, to the Administrative Agent and/or a Lender (other than a

Participant following the occurrence of a Conversion Event), as the case may be, described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Except when a Significant Event of Default has occurred and is continuing or following a Conversion Event, and notwithstanding anything to the contrary in Section 5.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Canadian Borrowers shall be entitled, to the extent they are required to do so by law, to deduct or withhold income or similar Taxes imposed by Canada (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of the Canadian Administrative Agent, any Canadian Lender and/or any Issuing Lender in respect of a Letter of Credit issued in favor of a Canadian Borrower, as the case may be, to the extent that the Canadian Administrative Agent and/or such Canadian Lender or Issuing Lender, as the case may be, is not a Canadian Resident or if the Canadian Administrative Agent or Canadian Lender or Issuing Lender (if not a Canadian Resident) has not provided forms required by Section 2.17(a) that establish a complete exemption from the withholding of such Taxes (or the withholding of such Taxes at a reduced rate) and (y) no Canadian Borrower shall be obligated pursuant to Section 5.04(a) to gross-up payments to be made to the Canadian Administrative Agent and/or a Canadian Lender or Issuing Lender, as the case may be, in respect of withholdings, income or similar Taxes imposed by Canada (or any political subdivision or taxing authority thereof or therein) if (I) the Canadian Administrative Agent, such Canadian Lender and/or such Issuing Lender in respect of a letter of credit issued in favor of a Canadian Borrower is not a Canadian Resident or (II) the Canadian Administrative Agent or such Canadian Lender or such Issuing Lender (if not a Canadian Resident) has not provided forms required by Section 2.17(a) that establish a complete exemption from the withholding of such Taxes (or the withholding of such Taxes at a reduced rate). Notwithstanding anything to the contrary contained in the two preceding sentences or elsewhere in this Section 5.04 and except as set forth in Section 13.04(b), the respective U.S. Borrowers (jointly and severally), Canadian Borrowers (jointly and severally as to amounts payable by any Canadian Borrower) and the European Borrower (and any Credit Party making the respective payment or which has guaranteed the obligations of the respective Borrower) agree to pay any additional amounts and to indemnify each Lender in the manner set forth in Section 5.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the two immediately preceding sentences as a result of any changes after the Restatement Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar taxes; provided, however, that (x) this sentence shall not apply to the portion of such amounts required to be deducted or withheld by such Borrower or Borrowers to the extent such Borrower or Borrowers would have been required to pay additional amounts pursuant to Section 5.04(a) irrespective of such change in such applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof and (y) this sentence shall not be read to permit the Administrative Agent and/or a Lender to a U.S. Borrower to refuse to deliver any Form W-8ECI, Form W-8BEN, Form W-8IMY, or Section 5.04(b)(ii) Certificate, as the case may be, except where, as a result of such change in law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar taxes, the Administrative Agent and/or such Lender is unable to deliver such form or certificate as described above.

(c) Each Lender agrees to use reasonable efforts (consistent with legal and regulatory restrictions and subject to overall policy considerations of such Lender) to file any certificate or document or to furnish to the relevant non-U.S. Borrower any information, in each case, as reasonably requested by such non-U.S. Borrower that may be necessary to establish any available exemption from, or reduction in the amount of, any Taxes; provided, however, that nothing in this Section 5.04(c) shall require a Lender to disclose any confidential information (including, without limitation, its tax returns or its calculations).

(d) If a Borrower pays any additional amount under this Section 5.04 to a Section 5.04 Indemnitee, and such Section 5.04 Indemnitee determines in its reasonable sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against (including, for the avoidance of doubt, any foreign tax credit), its tax liabilities in or with respect to the taxable year in which the additional amount is paid (a “Tax Benefit”), such Section 5.04 Indemnitee shall pay to such Borrower an amount (not to exceed the additional amounts paid by such Borrower under this Section 5.04 with respect to Taxes giving rise to such Tax Benefit) that the Section 5.04 Indemnitee shall, in its reasonable sole discretion, determine is equal to the net benefit, after tax, which was obtained by such Section 5.04 Indemnitee in such year as a consequence of such Tax Benefit; provided, however, that (i) any Section 5.04 Indemnitee may determine, in its sole discretion consistent with the policies of such Section 5.04 Indemnitee, whether to seek a Tax Benefit; (ii) any taxes that are imposed on a Section 5.04 Indemnitee as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Section 5.04 Indemnitee that otherwise would not have expired) of any Tax Benefit with respect to which such Section 5.04 Indemnitee has made a payment to such Borrower pursuant to this Section 5.04(d) shall be treated as a Tax for which such Borrower is obligated to indemnify such Section 5.04 Indemnitee pursuant to this Section 5.04 without any exclusions or defenses; (iii) nothing in this Section 5.04(d) shall require any Section 5.04 Indemnitee to disclose any confidential information to any Borrower (including, without limitation, its tax returns or its calculations); and (iv) no Section 5.04 Indemnitee shall be required to pay any amounts pursuant to this Section 5.04(d) at any time that a Default or an Event of Default exists.

(e) If a Borrower determines in good faith that a reasonable basis exists for contesting any Taxes for which additional amounts have been paid under this Section 5.04 to a Section 5.04 Indemnitee, such Section 5.04 Indemnitee shall cooperate with the Borrower in challenging such Taxes, at the Borrower’s expense, if so requested by the Borrower in writing.

5.05 Minimum Interest Rates and Payments. (a) The various rates of interests provided for in this Agreement (including, without limitation, under Section 2.08) are minimum interest rates.

(b) When entering into this Agreement, each party hereto has assumed that the payments required under this Agreement are not and will not become subject to Swiss Withholding Tax. Notwithstanding that the parties hereto do not anticipate that any payment will be subject to Swiss Withholding Tax, they agree that, in the event that Swiss Withholding Tax should be imposed on interest or other payments (the “Relevant Amount”) by a Swiss Obligor, any payment of interest due by such Swiss Obligor shall, subject to the provisions of this Agreement, be increased to an amount which (after making any deduction of the Swiss

Withholding Tax) results in a payment to each Lender entitled to such payment of an amount equal to the payment which would have been due had no deduction of Swiss Withholding Tax been required. For this purpose, the Swiss Withholding Tax shall be calculated on the full grossed-up amount.

(c) The European Borrower shall not be required to make an increased payment to any specific Lender (but without prejudice to the rights of all other Lenders hereunder) under paragraph (b) above or under Section 5.04 in connection with a Swiss Withholding Tax if the European Borrower has breached the Ten Non-Bank Regulations and/or Twenty Non-Bank Regulations as a direct result of (i) the incorrectness of the representation made by such Lender on the Restatement Effective Date pursuant to the first sentence of Section 2.19 (if Schedule I-C specified that such Lender was a Swiss Qualifying Lender) or (ii) such Lender, as assignee or participant, breaching the requirements and limitations for transfers, assignments or sub-participations (including Restricted Sub-Participations) pursuant to Section 13.04.

(d) For the avoidance of doubt, the European Borrower shall be required to make an increased payment to a specific Lender under paragraph (b) above in connection with the imposition of a Swiss Withholding Tax if the European Borrower has breached the Ten Non-Bank Regulations and/or the Twenty Non-Bank Regulations as a result of its failure to comply with the provisions of Section 10.10 or, if after a Significant Event of Default or Conversion Event, lack of compliance with the Ten Non-Bank Regulations and/or the Twenty Non-Bank Regulations as a result of assignments or participation effected in accordance herewith.

(e) If requested by the Administrative Agent, a Swiss Obligor shall provide to the Administrative Agent those documents which are required by law and applicable double taxation treaties to be provided by the payer of such tax for each relevant Lender to prepare a claim for refund of Swiss Withholding Tax. In the event Swiss Withholding Tax is refunded to the Lender by the Swiss Federal Tax Administration, the relevant Lender shall forward, after deduction of costs, such amount to the Swiss Obligor; provided, however, that (i) the relevant Swiss Obligor has fully complied with its obligations under this Section 5.05; (ii) the relevant Lender may determine, in its sole discretion, consistent with the policies of such Lender, the amount of the refund attributable to Swiss Withholding Tax paid by the relevant Swiss Obligor; (iii) nothing in Section 5.05 shall require the Lender to disclose any confidential information to the Swiss Obligor (including, without limitation, its tax returns); and (iv) no Lender shall be required to pay any amounts pursuant to this Section 5.05(e) at any time during which a Default or Event of Default exists.

SECTION 6. Conditions Precedent to Credit Events on the Restatement Effective Date. The obligation of each Lender to make Loans (including by way of the conversion of the Existing Loans on the Restatement Effective Date as contemplated in Sections 2.01(a), (b) and (c)), and the obligation of each Issuing Lender to issue Letters of Credit (including any Existing Letters of Credit deemed issued on the Restatement Effective Date as contemplated in Section 3.01(c)), in each case on the Restatement Effective Date, are subject at the time of the making or converting of such Loans or the issuance or deemed issuance of such Letters of Credit to the satisfaction of the following conditions (unless waived in accordance with Section 13.12):

6.01 Execution of Agreement; Notes. On or prior to the Restatement Effective Date (i) this Agreement shall have been executed and delivered as provided in Section 13.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Lenders that has requested same the appropriate U.S. Borrower Revolving Note, Canadian Revolving Note and/or European Borrower Revolving Note, and to the U.S./European Swingline Lender, if so requested by it, U.S. Borrower Swingline Note and European Borrower Swingline Note and/or to the Canadian Swingline Lender, if so requested by it, Canadian Swingline Note, in each case executed by the appropriate Borrower or Borrowers, and in the amount, maturity and as otherwise provided herein.

6.02 Opinions of Counsel. On the Restatement Effective Date, the Joint Lead Arrangers shall have received (i) from Fried, Frank, Harris, Shriver & Jacobson LLP, special counsel to the Credit Parties, an opinion addressed to the Administrative Agent, the Canadian Administrative Agent, the Collateral Agent and each of the Lenders and dated the Restatement Effective Date covering the matters set forth in Exhibit E-1, (ii) from Torys LLP special Canadian counsel to the Credit Parties organized under the laws of Canada or any province thereof, opinions addressed to the Administrative Agent, the Canadian Administrative Agent, the Collateral Agent and each of the Lenders and dated the Restatement Effective Date covering the matters set forth in Exhibit E-2, (iii) Pestalozzi Lachenal Patry, special Swiss counsel to the Credit Parties organized under the laws of Switzerland or any province thereof, opinions addressed to the Administrative Agent, the Canadian Administrative Agent, the Collateral Agent and each of the Lenders and dated the Restatement Effective Date covering the matters set forth in Exhibit E-3, (iv) from local counsel in each state, province or other jurisdiction in which Mortgaged Properties are located and/or Credit Parties are organized, an opinion in form and substance satisfactory to the Collateral Agent addressed to the Collateral Agent and each of the Lenders and dated the Restatement Effective Date covering such matters incident to the transactions contemplated herein as the Collateral Agent may reasonably request including but not limited to (x) the enforceability of each Mortgage and (y) the perfection of the security interests granted pursuant to the relevant Security Documents and (v) from foreign counsel to the Credit Parties in such jurisdictions as may be reasonably requested by the Administrative Agent, opinions which shall (x) be addressed to the Administrative Agent, the Canadian Administrative Agent, the Collateral Agent and each of the Lenders and be dated the Restatement Effective Date, (y) cover various matters regarding the execution, delivery and performance of the Local Law Pledge Agreements and European Security Documents and the perfection and/or such other matters incident to the transactions contemplated herein as the Joint Lead Arrangers may reasonably request and (z) be in form, scope and substance reasonably satisfactory to the Joint Lead Arrangers.

6.03 Corporate Documents; Proceedings; etc. (a) On the Restatement Effective Date, the Joint Lead Arrangers shall have received a certificate from each Credit Party, dated the Restatement Effective Date, signed by the chairman of the board, the chief executive officer, the president, the chief financial officer or any vice president of such Credit Party, and attested to by the secretary or any assistant secretary of such Credit Party, substantially in the form of Exhibit F with appropriate insertions, together with copies of the certificate or articles of incorporation and by-laws (or equivalent organizational documents), as applicable, of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and each of the foregoing shall be in form and substance reasonably acceptable to the Joint Lead Arrangers.

(b) On the Restatement Effective Date, the Joint Lead Arrangers shall have received all corporate, partnership, limited liability company and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Joint Lead Arrangers, and the Joint Lead Arrangers shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Joint Lead Arrangers may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, partnership, limited liability company or governmental authorities.

(c) On the Restatement Effective Date, the Joint Lead Arrangers shall have received a certificate, dated the Restatement Effective Date and signed on behalf of Aleris by the chairman of the board, the chief executive officer, the chief financial officer, the president or any vice president of Aleris, certifying on behalf of Aleris that all of the conditions in Sections 6.04, 6.05, 6.06, 6.07 and 7.01 have been satisfied on such date.

6.04 Consummation of the Merger. On the Restatement Effective Date, the Merger shall have been (or simultaneously with the initial funding of the Loans shall be) consummated in all material respects in accordance with the Merger Documents. On the Restatement Effective Date, (i) the Joint Lead Arrangers shall have received true and correct copies of all Merger Documents, certified as such by an appropriate officer of Aleris, (ii) each of the conditions precedent to the consummation of the Merger as set forth in the Merger Documents as originally in effect shall have been satisfied in all material respects, and not waived in a manner that is materially adverse to the Lenders except with the prior written consent of the Joint Lead Arrangers, (iii) the Merger Documents shall not have been amended in any way materially adverse to the Lenders without the prior written consent of the Joint Lead Arrangers, and (iv) all Merger Documents shall be in full force and effect.

6.05 Equity Financing, New Notes, Term Loans, etc. On or prior to the Restatement Effective Date, the Borrowers shall received gross cash proceeds from (x) the issuance of the New Notes in an aggregate amount equal to $1,000,000,000 (or its equivalent in any other applicable currency), (y) the incurrence of Term Loans pursuant to the Term Loan Agreement in an aggregate amount equal to $1,225,000,000 (or its equivalent in any other applicable currency) and (z) cash equity financing from the Permitted Holders in an aggregate amount of $852,000,000 (the “Equity Financing”).

6.06 Refinancing; Excess Availability. (a) On the Restatement Effective Date and prior to or concurrently with the incurrence of the Loans hereunder:

(i) (x) the Borrowers shall, in coordination with the Administrative Agent, repay Existing Revolving Loans of certain of the Lenders under the relevant Tranche or Tranches, and incur Revolving Loans from certain other Lenders under the relevant Tranche or Tranches, (even though as a result thereof such new Loans (to the extent required to be maintained as Euro Rate Loans) may have a shorter Interest Period than the then outstanding Borrowings of the respective Existing Loans), in each case to the extent necessary so that all of the Lenders under the relevant Tranche or Tranches participate in each outstanding borrowing of Revolving Loans under the relevant Tranche or Tranches pro rata on the basis of their respective Commitments under the relevant Tranche or Tranches (after giving effect to any increase in the Total Commitment (and the Total U.S./European Commitment and/or Total Canadian Commitment, as applicable) on the Restatement Effective Date) and with the relevant Borrowers under the relevant Tranche being jointly and severally obligated to pay to the respective Lenders any costs of the type referred to in Section 2.11 and such amounts, as reasonably determined by the respective Lenders, to compensate them for funding the various Revolving Loans during an existing Interest Period (rather than at the beginning of the applicable Interest Period, based upon rates then applicable thereto) in connection with any such repayment and/or incurrence and (y) all accrued interest on all outstanding extensions of credit pursuant to the Existing ABL Credit Agreement, and all regularly accruing fees pursuant to the Existing ABL Credit Agreement, shall be repaid in full on, and through, the Restatement Effective Date (whether or not same would otherwise be then due and payable pursuant to the Existing ABL Credit Agreement);

(ii) all loans, interest and other amounts owing pursuant to the Existing Senior Bridge Loan Agreement shall have been repaid or otherwise satisfied in full and the Existing Senior Bridge Loan Agreement and all guarantees with respect thereto shall have been terminated and be of no further force and effect; and

(iii) the Administrative Agent shall have received evidence in form, scope and substance reasonably satisfactory to it, that the matters set forth in this Section 6.06(a) have been satisfied on such date.

(b) On the Restatement Effective Date, Excess Availability shall be at least $200,000,000.

6.07 Adverse Change. Since December 31, 2005, there shall not have occurred a Company Material Adverse Effect.

6.08 Credit Document Acknowledgment and Amendment; Security Document Amendments; Pledge Agreements; Luxco Guaranty, etc. (a) On the Restatement Effective Date, each U.S. Credit Party shall have duly authorized, executed and delivered the Amended and Restated U.S. Pledge Agreement in the form of Exhibit G-1 (as amended, modified or supplemented from time to time, the “U.S. Pledge Agreement”) and shall have delivered to the Collateral Agent, as Pledgee thereunder, all of the Pledge Agreement Collateral, if any, referred to therein and then owned by such U.S. Credit Party, (x) endorsed in blank in the case of promissory notes constituting Pledge Agreement Collateral and (y) together with executed and undated endorsements for transfer in the case of equity interests constituting certificated Pledge Agreement Collateral, along with evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect (or maintain the perfection of) the security interests purported to be created (or maintained) by the U.S. Pledge Agreement have been taken and the U.S. Pledge Agreement shall be in full force and effect.

(b) On the Restatement Effective Date, each Canadian Parent Guarantor (other than Aleris Holding Luxembourg S.A.R.L.) shall have duly authorized, executed and delivered a pledge agreement in the form of the Amended and Restated Canadian Parent Pledge Agreement attached hereto as Exhibit G-3 or such other pledge agreement in form and substance reasonably satisfactory to the Administrative Agent (each, as amended, modified or supplemented from time to time, a “Canadian Parent Pledge Agreement”) and shall have delivered to the Collateral Agent, as Pledgee thereunder, all of the Pledge Agreement Collateral, if any, referred to therein and then owned by such Canadian Parent Guarantor, (x) endorsed in blank in the case of promissory notes constituting Pledge Agreement Collateral and (y) together with executed and undated endorsements for transfer in the case of equity interests constituting certificated Pledge Agreement Collateral, along with evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect (or maintain the perfection of) the security interests purported to be created (or maintained) by the Canadian Parent Pledge Agreement have been taken and such Canadian Parent Pledge Agreement shall be in full force and effect.

(c) On the Restatement Effective Date, each U.S. Subsidiary Guarantor that is not a Borrower shall have duly authorized, executed and delivered the Amended and Restated U.S. Subsidiaries Guaranty in the form of Exhibit H-1 (as amended, modified or supplemented from time to time, the “U.S. Subsidiaries Guaranty”), guaranteeing all of the obligations of the Borrowers as more fully provided therein, and the U.S. Subsidiaries Guaranty shall be in full force and effect.

(d) On the Restatement Effective Date, each U.S. Credit Party shall have duly authorized, executed and delivered the Amended and Restated U.S. Security Agreement in the form of Exhibit I (as amended, modified or supplemented from time to time, the “U.S. Security Agreement”) covering all of such U.S. Credit Party’s Security Agreement Collateral (as defined in the U.S. Security Agreement), together with:

(i) proper financing statements (Form UCC-1 or the equivalent) (or amendments thereto) for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect (or maintain the perfection of) the security interests purported to be created (or maintained) by the U.S. Security Agreement;

(ii) certified copies of requests for information or copies (Form UCC-11), or equivalent reports as of a recent date, listing all effective financing statements that name Aleris or any of its Domestic Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (i) above and in such other jurisdictions in which Collateral is located on the Restatement Effective Date, together with copies of such other financing statements that name Aleris or any of its Domestic Subsidiaries as debtor (none of which shall cover any of the Collateral except (x) to the extent evidencing Permitted Liens or (y) those in respect of which the Collateral Agent shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law fully executed for filing); and

(iii) all other documents or filings necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect (or maintain the perfection of) and protect the security interests purported to be created (or maintained) by the U.S. Security Agreement, and the U.S. Security Agreement shall be in full force and effect.

(e) On the Restatement Effective Date, each Credit Party, the Administrative Agent and the Collateral Agent shall have duly authorized, executed and delivered the Credit Document Acknowledgment and Amendment in the form of Exhibit G-4 and the Credit Document Acknowledgment and Amendment shall be in full force and effect.

(f) On the Restatement Effective Date, with respect to any Security Documents (other than the U.S. Pledge Agreement and the U.S. Security Agreement), if the Administrative Agent reasonably determines (based on advice of local counsel and taking into account the relative costs and benefits associated therewith) that it would be in the interests of the Lenders that the respective Credit Party authorize, execute and deliver one or more amendments to any such Security Document (or amended and restated agreements), then the respective Credit Party shall (i) so authorize, execute and deliver one or more such amendments (or amended and restated agreements) (each, a “Security Document Amendment”) and (ii) take such actions as may be necessary or, in the reasonable opinion of the Collateral Agent, advisable under local law (as advised by local counsel) to create, maintain, effect, perfect, preserve, maintain and protect the security interests granted (or purported to be granted) by each such Security Document. Each Security Document Amendment shall (i) be prepared by local counsel reasonably satisfactory to the Administrative Agent, (ii) be in form and substance reasonably satisfactory to the Administrative Agent and (iii) be in full force and effect on the Restatement Effective Date.

(g) On the Restatement Effective Date, Dutch Aluminum C.V. shall have duly authorized, executed and delivered a European Parent Pledge Agreement and shall have delivered to the Collateral Agent, as Pledgee thereunder, all of the Pledge Agreement Collateral, if any, referred to therein and then owned by such European Parent Guarantor, (x) endorsed in blank in the case of promissory notes constituting Pledge Agreement Collateral and (y) together with executed and undated endorsements for transfer in the case of equity interests constituting certificated Pledge Agreement Collateral, along with evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by such European Parent Pledge Agreement have been taken and such European Parent Pledge Agreement shall be in full force and effect.

(h) On the Restatement Effective Date, the Luxco Guarantor shall have (i) duly authorized, executed and delivered the Luxco Guaranty, guaranteeing all of the obligations of the U.S. Borrowers as more fully provided therein, and the Luxco Guaranty shall be in full force and effect and (ii) duly authorized, executed and delivered the Luxco Pledge Agreement and shall have delivered to the Collateral Agent, as Pledgee thereunder, all of the Pledge Agreement Collateral, if any, referred to therein and then owned by such Luxco Guarantor, (x) endorsed in blank in the case of promissory notes constituting Pledge Agreement Collateral and (y) together with executed and undated endorsements for transfer in the case of equity interests constituting certificated Pledge Agreement Collateral, along with evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Luxco Pledge Agreement have been taken and the Luxco Pledge Agreement shall be in full force and effect.

(i) On the Restatement Effective Date, with respect to any Credit Party which is pledging promissory notes or equity interests in one or more Persons organized under the laws of a different jurisdiction from the jurisdiction of organization of the respective Credit Party, if the Collateral Agent reasonably determines (based on advice of local counsel and taking into account the relative costs and benefits associated therewith) that it would be in the interests of the Lenders that the respective Credit Party authorize, execute and deliver one or more additional pledge agreements governed by the laws of the jurisdiction or jurisdictions in which the Person or Persons whose promissory notes or equity interests are being pledged is (or are) organized, then the respective Credit Party shall (i) so authorize, execute and deliver one or more such additional pledge agreements (each, as amended, modified, restated and/or supplemented from time to time, a “Local Law Pledge Agreement” and, collectively, the “Local Law Pledge Agreements”) and (ii) take such actions as may be necessary or, in the reasonable opinion of the Collateral Agent, advisable under local law (as advised by local counsel) to create, maintain, effect, perfect, preserve, maintain and protect the security interests granted (or purported to be granted) by each such Local Law Pledge Agreement. Each Local Law Pledge Agreement shall (i) be prepared by local counsel reasonably satisfactory to the Collateral Agent , (ii) be in form and substance reasonably satisfactory to the Collateral Agent and (iii) be in full force and effect on the Restatement Effective Date, it being understood and agreed, however, in the case of any Local Law Pledge Agreement entered into by Aleris or any of the other U.S. Credit Parties, the respective Credit Party shall not be required to pledge more than 65% of the total combined voting power of all classes of equity interests entitled to vote of any “first-tier” Foreign Subsidiary that is a corporation (or treated as such for U.S. federal tax purposes) in support of its obligations (x) as a Borrower under the Credit Agreement (in the case of the U.S. Borrowers) or (y) under its guaranty in respect of the ABL Obligations of the U.S. Borrowers (in the case of the other U.S. Credit Parties) (it being understood and agreed that 100% of the non-voting equity interests, if any, of each such “first-tier” Foreign Subsidiary shall be required to be pledged in support of such obligations and no stock or assets of any such Subsidiaries of any such “first-tier” Foreign Subsidiary shall be required to be pledged in support of such obligations). Schedule XX sets forth a list of all Local Law Pledge Agreements to be executed and delivered on the Restatement Effective Date.

6.09 Mortgage; Title Insurance; Landlord Waivers; etc. On the Restatement Effective Date, the Collateral Agent shall have received:

(i) fully executed counterparts of amendments to (or amendments and restatements of) each of the Existing ABL Creditor Mortgages, in form and substance reasonably satisfactory to the Collateral Agent, which Existing ABL Creditor Mortgages (as amended or amended and restated, as the case may be) shall cover each Real Property (located in the United States or any State or territory thereof) owned by Aleris or any of the other Credit Parties and designated as an “Existing U.S. Mortgaged Property” on Schedule V hereto, together with evidence that counterparts of such Existing ABL Creditor Mortgages (as amended or amended and restated, as the case may be) have been delivered to the title insurance company insuring the Lien of each such ABL Creditor Mortgage for recording in the county where such Real Property is located, to effectively create (or maintain) a valid and enforceable second priority mortgage lien, subject only to the mortgage lien granted by the respective Term Creditor Mortgage and other Permitted Liens, on the Existing U.S. Mortgaged Property described therein, in each case in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors;

(ii) amendments to the UCC-1 Fixture Filings covering each such Existing U.S. Mortgaged Property;

(iii) such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as shall be reasonably deemed necessary by the Administrative Agent in order for the owner or holder of the fee interest constituting such Existing U.S. Mortgaged Property to grant the Lien contemplated by the Existing ABL Creditor Mortgage with respect to such Existing U.S. Mortgaged Property; provided, that notwithstanding the foregoing, the conditions set forth in this clause shall be considered satisfied even if the Borrowers do not deliver such items by the Restatement Effective Date, so long as the Borrowers have used commercially reasonable efforts to obtain and deliver such items by the Restatement Effective Date, so long as the Borrowers have used commercially reasonable efforts to obtain and deliver such items by the Restatement Effective Date.

(iv) (x) date-down endorsements to each Existing Mortgage Policy, issued by Chicago Title Insurance Company, insuring the Collateral Agent that the Existing ABL Mortgage on each such Existing U.S. Mortgaged Property will continue to be a valid and enforceable second priority mortgage lien on such Existing U.S. Mortgaged Property, free and clear of all defects and encumbrances except the mortgage lien granted by the respective Term Creditor Mortgage and other Permitted Liens and (y) with respect to each ABL Creditor Mortgage located in a jurisdiction where date-down endorsements are not available, a Mortgage Policy relating to each such ABL Creditor Mortgage, issued by Chicago Title Insurance Company, in an insured amount reasonably satisfactory to the Collateral Agent and insuring the Collateral Agent that the ABL Creditor Mortgage on each such U.S. Mortgaged Property is a valid and enforceable second priority mortgage lien on such U.S. Mortgaged Property, free and clear of all defects and encumbrances other than the mortgage lien granted by the respective Term Creditor Mortgage and other Permitted Liens. Each such Mortgage Policy and endorsement shall in addition be in form and substance reasonably satisfactory to the Collateral Agent and, with respect to any new Mortgage Policy, shall include, to the extent available in the applicable jurisdiction, supplemental endorsements (including, without limitation, endorsements relating to future advances under this Agreement and the Notes and Loans, usury, first loss, last dollar, tax parcel, subdivision, zoning, contiguity, variable rate, doing business, public road access, survey, environmental lien, mortgage tax and so-called comprehensive coverage over covenants and restrictions and for any other matters that the Collateral Agent in its discretion may reasonably request) and shall not include the “standard” title exceptions, a survey exception or an exception for mechanics’ liens, and shall provide for affirmative insurance and such reinsurance as the Collateral Agent in its discretion may reasonably request;

(v) such affidavits, certificates, information (including financial data) and instruments of indemnification (including, without limitation, a so-called “gap”

indemnification) as shall be required to induce the title company to issue the Mortgage Policies referred to in subsection (iv) above;

(vi) evidence reasonably acceptable to the Administrative Agent of payment by Aleris and its Subsidiaries of all new Mortgage Policy premiums and date-down endorsement premiums in respect of such new Mortgage Policies and date-down endorsements, search and examination charges, and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of such Existing ABL Creditor Mortgages (and amendments thereto or amendments and restatements thereof) and issuance of such Existing Mortgage Policies and date-down endorsements and endorsements;

(vii) fully executed Collateral Access Agreements in respect of those Leaseholds of Aleris or any of its Subsidiaries designated as “Leaseholds Subject to Collateral Access Agreements” on Schedule V; provided, that notwithstanding the foregoing, the conditions set forth in this clause shall be considered satisfied even if the Borrowers do not deliver such items by the Restatement Effective Date, so long as the Borrowers have used commercially reasonable efforts to obtain and deliver such items by the Restatement Effective Date; and

(viii) flood certificates covering each Existing U.S. Mortgaged Property in form and substance reasonably acceptable to the Administrative Agent, certified to the Collateral Agent in its capacity as such and stating whether or not each such Existing U.S. Mortgaged Property is located in a flood hazard area, as determined by designation of each such Existing U.S. Mortgaged Property in a specified flood hazard zone by reference to the applicable FEMA map.

6.10 Intercreditor Agreement. On the Restatement Effective Date, each Credit Party, the Collateral Agent (for and on behalf of the ABL Secured Parties) and the Term Collateral Agent (for and on behalf of the Term Secured Parties) shall have duly authorized, executed and delivered the Amended and Restated Intercreditor Agreement in the form of Exhibit P (as amended, modified, restated and/or supplemented from time to time, the “Intercreditor Agreement”), and the Intercreditor Agreement shall be in full force and effect.

6.11 Financial Statements; Projections. On or prior to the Restatement Effective Date, the Joint Lead Arranger shall have received true and correct copies of the historical and pro forma consolidated financial statements and the Projections referred to in Section 8.05.

6.12 Solvency Certificate; Insurance Certificates. On the Restatement Effective Date, the Joint Lead Arranger shall have received:

(i) a solvency certificate from the chief financial officer of Aleris in the form of Exhibit J; and

(ii) certificates of insurance complying with the requirements of Section 9.09 for the business and properties of Aleris and its Subsidiaries, in form and substance reasonably satisfactory to the Joint Lead Arrangers.

6.13 Fees, etc. On the Restatement Effective Date, all costs, fees, expenses (including, without limitation, reasonable and invoiced legal fees and expenses) and other compensation contemplated hereby, payable to the Agents and the Lenders or otherwise payable in respect of the Transaction shall have been paid by the Borrowers to the extent due and invoiced.

6.14 Initial Borrowing Base Certificate; etc. On the Restatement Effective Date, the Administrative Agent shall have received the initial Borrowing Base Certificate meeting the requirements of Section 9.01(h).

6.15 Merger Agreement Representations and Warranties. The representations and warranties contained in Article III of the Merger Agreement shall be true and correct in all material respects, but solely to the extent that (i) they are material to the interests of the Lenders and (ii) Parent (as defined in the Merger Agreement) has the right to terminate its obligations under the Merger Agreement as a result of any breach thereof.

SECTION 7. Conditions Precedent to All Credit Events. The obligation of each Lender to make Loans (including Loans made on the Restatement Effective Date (including by way of conversion of Existing Revolving Loans on the Restatement Effective Date as contemplated in Sections 2.01(a), (b) and (c)) and the obligation of each Issuing Lender to issue Letters of Credit (including Letters of Credit issued on the Restatement Effective Date), are subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions (or the waiver thereof in accordance with Section 13.12):

7.01 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default (other than, in the case of any Credit Event on the Restatement Effective Date, a Default or Event of Default pursuant to Section 11.02 with respect to the representations enumerated in the parenthetical to clause (ii) below) and (ii) all representations and warranties contained herein and in the other Credit Documents (except, in the case of any Credit Event on the Restatement Effective Date, the representations contained in Sections 8.03(i) and (ii), 8.04, 8.05, 8.06, 8.07, 8.08(a), (b) and (c), 8.09, 8.10, 8.12, 8.13, 8.14, 8.16, 8.17, 8.18, 8.19, 8.20, 8.21, and 8.22) shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

7.02 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Loan (excluding Swingline Loans and Mandatory Borrowings or a conversion of Existing Revolving Loans), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.03(a). Prior to the making of any Swingline Loan, the respective Swingline Lender shall have received the notice required by Section 2.03(b)(i) or (ii), as applicable.

(b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 3.03(a).

7.03 Borrowing Base Limitations. Notwithstanding anything to the contrary set forth herein (but subject to Section 2.01(f)), it shall be a condition precedent to each Credit Event that after giving effect thereto (and the use of the proceeds thereof) that:

(i) the Aggregate U.S. Borrower Exposure would not exceed the U.S. Borrowing Base at such time less the Aggregate Non-U.S. Borrowing Base Usage at such time;

(ii) the Aggregate U.S./European Exposure would not exceed the Combined U.S./European Borrowing Base at such time less the Canadian U.S. Borrowing Base Usage at such time;

(iii) the sum of the Aggregate U.S. Borrower Exposure and the Aggregate Canadian Exposure would not exceed the Combined U.S./Canadian Borrowing Base at such time less the European U.S. Borrowing Base Usage at such time; and

(iv) the Aggregate Exposure at such time would not exceed the Total Borrowing Base at such time.

For purposes of this Section 7.03, the relevant Borrowing Bases will be based upon the Borrowing Base Certificate most recently delivered.

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by Aleris and each of the Borrowers to the Administrative Agent and each of the Lenders that all the conditions specified in Section 6 (with respect to Credit Events on the Restatement Effective Date) and in this Section 7 (with respect to Credit Events on or after the Restatement Effective Date) and applicable to such Credit Event are satisfied as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 6 and in this Section 7, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

SECTION 8. Representations and Warranties. In order to induce the Lenders to enter into this Agreement and to make the Loans and issue (or participate in) the Letters of Credit, in each case as provided herein, each Borrower (with respect to itself and its Subsidiaries) makes the following representations and warranties, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and the issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Restatement Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 8 are true and correct in all material respects on and as of the Restatement Effective Date and on the date of each such other Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

8.01 Organizational Status. Each of Aleris and each of its Subsidiaries (i) is a duly organized and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate, partnership or limited liability company power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

8.02 Power and Authority. Each Credit Party has the corporate, partnership or limited liability company power and authority, as the case may be, to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate, partnership or limited liability company action, as the case may be, to authorize the execution, delivery and performance by it of each of such Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

8.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any material applicable law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality in any material respect, (ii) will conflict with or result in any breach of any of the material terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Term Security Documents and the Security Documents) upon any of the property or assets of any Credit Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which any Credit Party or any of its Subsidiaries is a party or by which it or any its property or assets is bound or to which it may be subject, or (iii) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of any Credit Party or any of its Subsidiaries except, in each case other than with respect to the creation of Liens, referred to in clause (ii) above), to the extent that any such contravention, conflict or violation would not reasonably be expected to result in a Material Adverse Effect.

8.04 Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (w) those that have otherwise been obtained or made on or prior to the Restatement Effective Date and which remain in full force and effect on the Restatement Effective Date, (x) filings which are necessary to perfect the security interests created under the Security Documents, which filings will be made within 21 days following the Restatement Effective Date, (y) filings in connection with consummating the Merger and filings as may be required under the Exchange Act and applicable stock exchange rules in connection therewith and (z) other than with respect to the Credit Documents, those the failure to obtain which would not reasonably be expected to have a Material Adverse Effect) or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be obtained or made by, or on behalf of, any Credit Party to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party in connection with, (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any Document.

8.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; No Material Adverse Effect. (a) (I) The audited aggregated IFRS accounts of the Corus Acquired Business with reconciliation to GAAP for the fiscal years of the Corus Acquired Business ended December 31, 2004 and December 31, 2005 and the unaudited aggregated IFRS accounts of the Corus Acquired Business prepared on a comparable basis for the periods of the Corus Acquired Business ended (x) between December 31, 2004 and March 31, 2005 and (y) ended between December 31, 2005 and March 31, 2006 with reconciliation to GAAP, in each case for such periods furnished to the Lenders prior to the Restatement Effective Date, present fairly in all material respects the consolidated financial position of the Corus Acquired Business at the date of said financial statements and the consolidated results for the respective periods covered thereby, (II) the audited consolidated balance sheets of Aleris for its fiscal years ended December 31, 2003, December 31, 2004 and December 31, 2005 and the related consolidated statements of income and cash flows and changes in shareholders’ equity of Aleris for such periods furnished to the Lenders prior to the Restatement Effective Date, present fairly in all material respects the consolidated financial position of Aleris at the date of said financial statements and the consolidated results for the respective periods covered thereby, and (III) the unaudited consolidated balance sheet of Aleris for its fiscal quarter ended September 30, 2006 and the related consolidated statements of income and cash flows and of Aleris for the three-month period ended on such date, furnished to the Lenders prior to the Restatement Effective Date, present fairly in all material respects the consolidated financial condition of Aleris and its Subsidiaries at the date of said financial statements and the results for the period covered thereby, subject to normal year-end adjustments and the absence of footnotes. All such financial statements have been prepared in accordance with IFRS or GAAP, as applicable, consistently applied except to the extent provided in the notes to said financial statements and subject, in the case of the unaudited financial statements, to normal year-end audit adjustments (all of which, when taken as a whole, would not be materially adverse) and the absence of footnotes.

(b) Aleris has heretofore furnished to the Joint Lead Arrangers and to the Lenders its pro forma consolidated balance sheet as of September 30, 2006, prepared giving effect to the Transaction as if the same had occurred on such date. Such pro forma consolidated balance sheet (i) has been prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Confidential Information Memorandum (which assumptions are believed by Aleris to be reasonable as of the Restatement Effective Date), (ii) subject to the assumptions and qualifications described in the Confidential Information Memorandum, accurately reflects all adjustments necessary to give effect to the Transaction and (iii) presents fairly, in all material respects, the pro forma financial position of the U.S. Borrower and the Subsidiaries as of September 30, 2006 as if the Transaction had occurred on such date.

(c) On and as of the Restatement Effective Date and after giving effect to the Transaction and to all Indebtedness (including, without limitation, the Loans, the New Notes and the Term Loans) being issued, incurred or assumed and Liens created by the Credit Parties in connection therewith, (i) the sum of the assets, at a fair valuation, of each of Aleris and its Subsidiaries taken as a whole, the U.S. Borrowers taken together as a whole, the U.S. Borrowers and their Subsidiaries taken as a whole, the Canadian Borrowers taken together as a whole, the Canadian Borrowers and their Subsidiaries taken as a whole, the European Borrower individually and the European Borrower and its Subsidiaries taken as a whole, as the case may be, will exceed its or their respective debts, (ii) Aleris and its Subsidiaries taken as a whole, the U.S. Borrowers taken together as a whole, the U.S. Borrowers and their Subsidiaries taken as a whole, the Canadian Borrowers taken together as a whole, the Canadian Borrowers and their Subsidiaries taken as a whole, the European Borrower individually and the European Borrower and its Subsidiaries taken as a whole, as the case may be, has or have not incurred and does or do not intend to incur, and does or do not believe that it or they will incur, debts beyond its or their respective ability to pay such debts as such debts mature, and (iii) Aleris and its Subsidiaries taken as a whole, the U.S. Borrowers taken together as a whole, the U.S. Borrowers and their Subsidiaries taken as a whole, the Canadian Borrowers taken together as a whole, the Canadian Borrowers and their Subsidiaries taken as a whole, the European Borrower individually and the European Borrower and its Subsidiaries taken as a whole, as the case may be, will have sufficient capital with which to conduct its or their respective businesses. For purposes of this Section 8.05(c), “debt” shall mean any liability on a claim, and “claim” shall mean (a) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (b) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(d) Except for the Existing Letters of Credit outstanding on the Restatement Effective Date or as disclosed in the financial statements delivered pursuant to Section 8.05(a), there were as of the Restatement Effective Date no liabilities or obligations with respect to Aleris or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due, but not including accounts payable, accrued liabilities incurred in the ordinary course of business and contractual obligations of a type not required to be disclosed in financial statements or footnotes thereto) which, either individually or in the aggregate, would reasonably be expected to be material to Aleris and its Subsidiaries taken as a whole.

(e) The Projections most recently delivered to the Administrative Agent and the Lenders prior to the Restatement Effective Date have been prepared in good faith and are based on assumptions which were believed by management of Aleris to be reasonable when made (it being understood that actual results may vary materially from the Projections).

(f) Since December 31, 2005, there has been no change in the financial condition, results of operations or business of Aleris and its Subsidiaries, which individually or in the aggregate has had, or reasonably would be expected to have, a Material Adverse Effect.

8.06 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of Aleris or any Borrower, threatened in writing (i) with respect to the Transaction or any Credit Document or (ii) that has had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

8.07 True and Complete Disclosure. All factual information (taken as a whole), other than the Projections, the pro forma financial statements and estimates and information of a general economic nature, furnished by or on behalf of Aleris or the Borrowers in writing to the Administrative Agent or any Lender (including, without limitation, all factual information furnished by or on behalf of Aleris and its Subsidiaries contained in the Confidential Information Memorandum distributed to the Lenders prior to the Restatement Effective Date) for purposes of or in connection with the Transaction, this Agreement and the other Credit Documents is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Aleris or the Borrowers in writing to the Administrative Agent or any Lender will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

8.08 Use of Proceeds; Margin Regulations. (a) All proceeds of the Initial Revolving Loans incurred on the Restatement Effective Date will be used by the Borrowers to finance, in part, the cash payments required in connection with the Merger and the Refinancing and to pay the fees and expenses incurred in connection with the Transaction.

(b) All proceeds of the Revolving Loans and Swingline Loans incurred after the Restatement Effective Date will be used for the working capital, capital expenditures and general corporate purposes of Aleris and its Subsidiaries; provided that no proceeds of the Loans shall be used to consummate an acquisition which is not supported by the board of directors of the target.

(c) All Letters of Credit will be used for the purposes described in Section 3.01(a).

(d) At the time of each Credit Event occurring on or after the Restatement Effective Date, not more than 25% of the value of the assets of Aleris and its Subsidiaries taken as a whole will constitute Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

8.09 Tax Returns and Payments. Except as set forth in Schedule VII, each of the Borrowers and each of their Subsidiaries has (i) timely filed or caused to be timely filed with the appropriate taxing authority all returns, statements, forms and reports for taxes (the “Returns”) required to be filed by, or with respect to the income, properties or operations of, the Borrowers and/or any of their Subsidiaries and (ii) has paid, or has caused to be paid, all taxes and assessments payable by them, except for (a) taxes contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP and (b) to the extent the failure to have complied with either of clause (i) or (ii) above, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

8.10 Compliance with ERISA. (a) No ERISA Event has occurred in the five year period prior to the date on which this representation is made or deemed made and is continuing or is reasonably likely to occur that, when taken together with all other such ERISA Events for which liability has occurred and is continuing, would reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect or as set forth on Schedule XXII, the present value of all accumulated benefit obligations under all Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plans, in the aggregate.

(b) (i) Each Foreign Plan has been established, registered, qualified, invested and administered in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities; (ii) all contributions required to be made with respect to a Foreign Plan have been made in accordance with applicable laws and the terms of such plan; (iii) neither Aleris nor any of its Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Plan; (iv) all Foreign Plans which are funded or insured plans are funded or insured at least to the extent required by any applicable laws; and (v) there are no outstanding disputes pending or, to the best knowledge of Borrowers, threatened, concerning the assets of any Foreign Plan (other than individual claims for the payment of benefits), and no facts exist which would reasonably be expected to give rise to such a dispute, except (with respect to any matter specified in clauses (b)(i) through (v) above, either individually or in the aggregate) such as would not reasonably be expected to have a Material Adverse Effect.

8.11 The Security Documents. (a) The security interests created under each Pledge Agreement in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors, constitute perfected security interests in the Pledge Agreement Collateral described therein, superior to and prior to the rights of all third Persons (other than those in favor of the Term Collateral Agent under the Term Loan Agreement), and subject to no security interests of any other Person other than Permitted Liens.

(b) If any Mortgage (including any amendments thereto or amendments and restatements thereof) is executed and delivered in accordance with Sections 9.11 and/or 6.09, upon the proper filing of each such Mortgage in the appropriate filing office, each such Mortgage will create, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and charge and mortgage lien on the respective Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior and prior to the rights of all third Persons and subject to no other Liens (other than Permitted Liens related thereto).

(c) The provisions of each U.S. Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors, a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Security Agreement Collateral described therein, and, upon the proper filing of UCC financing statements, registrations, recordings and other actions required by the U.S. Security Documents (including, without limitation, the recordation of (x) grants of security interest in United States Patents and United States Trademarks, in each case in the United States Patent and Trademark Office and (y) grants of security interest in United States Copyrights with the United States Copyright Office), necessary or appropriate to create, preserve and perfect the security interest granted to the extent contemplated by the U.S. Security Documents (which filings, registrations, recordings and other actions have been accomplished), the Collateral Agent, for the benefit of the Secured Creditors, will have a fully perfected security interest in all right, title and interest in all of the Security Agreement Collateral described therein, to the extent that such Security Agreement Collateral consists of the type of property in which a security interest may be perfected by possession or control (within the meaning of the UCC as in effect on the Restatement Effective Date in the State of New York), by filing a financing statement under the UCC as enacted in any relevant jurisdiction or by a filing of a grant of security interest in the United States Patent and Trademark Office or in the United States Copyright Office in each case, subject to the exceptions contained in the relevant U.S. Security Document, superior to and prior to the rights of all third Persons, and subject to no other Liens other than Permitted Liens.

(d) The provisions of each Canadian Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors, a legal, valid and enforceable security interest (or, in the province of Quebec, a valid and enforceable hypothec) in all right, title and interest of the Credit Parties in the Security Agreement Collateral described therein, and, upon the proper filing of PPSA financing statements, registrations, recordings and other actions required by the Canadian Security Documents (including, without limitation, the recordation of a Confirmation of Security Interest in Intellectual Property in the form attached to the Canadian Security Agreement in the Canadian Intellectual Property Office), necessary or appropriate to create, preserve and perfect the security interest granted to the extent contemplated by the Canadian Security Documents (which filings, registrations, recordings and other actions have been accomplished), the Collateral Agent, for the benefit of the Secured Creditors, will have a fully perfected security interest in all right, title and interest in all of the Security Agreement Collateral described therein, to the extent that such Security Agreement Collateral consists of the type of property in which a security interest may be perfected by filing a PPSA financing statement or by a recording of a Confirmation of Security Interest in Intellectual Property in the Canadian Intellectual Property Office in each case, subject to the exceptions contained in the relevant Canadian Security Documents, superior to and prior to the rights of all third Persons, and subject to no other Liens other than Permitted Liens.

(e) The provisions of each European Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors, a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Security Agreement Collateral described therein, and, upon the registrations, recordings and other actions required by the European Security Documents necessary or appropriate to create, preserve and perfect the security interest granted to the extent contemplated by the European Security Documents (which filings, registrations, recordings and other actions have been accomplished), the Collateral Agent, for the benefit of the Secured Creditors, will have a fully perfected security interest in all right, title and interest in all of the Security Agreement Collateral described therein, in each case, subject to the exceptions contained in the relevant European Security Document, superior to and prior to the rights of all third Persons, and subject to no other Liens other than Permitted Liens.

(f) On the Restatement Effective Date, each Receivables Purchase Agreement entered into on the Initial Borrowing Date is in full force and in effect.

8.12 Properties. All Real Property owned or leased by Aleris or any of its Subsidiaries as of the Restatement Effective Date, and the nature of the interest therein, is correctly set forth in Schedule V. Each of Aleris and each of its Subsidiaries has good and indefeasible title to all Material Real Properties (and to all buildings, fixtures and improvements located thereon) owned by it, except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such Material Real Property for its intended purposes and except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All Material Real Properties are owned by Aleris and its Subsidiaries free and clear of all Liens, other than Permitted Liens.

8.13 Subsidiaries; etc. (a) Aleris has no Subsidiaries other than (i) those Subsidiaries listed on Schedule VIII-A (which Schedule identifies the direct owners of each such Subsidiary on the Restatement Effective Date and their percentage ownership therein) and (ii) new Subsidiaries created or acquired after the Restatement Effective Date in accordance with the terms of this Agreement.

(b) The European Borrower has no Subsidiaries other than Wholly-Owned Subsidiaries that constitute Distribution Subsidiaries. Each direct and indirect parent of the European Borrower (which is not a U.S. Credit Party) is, and at all times shall be, a European Parent Guarantor with no material assets other than the Pledged Collateral (as defined in the European Parent Pledge Agreement), except that the Equity Interests of the top European Parent Guarantor may be owned by one or more U.S. Credit Parties. Each direct and indirect parent of Aleris Canada is, and at all times shall be, either (x) a U.S. Credit Party or (y) a Canadian Parent Guarantor with no material assets other than the Pledged Collateral (as defined in the Canadian Parent Pledge Agreement), except that the Equity Interests of the top Canadian Parent Guarantor may be owned by one or more U.S. Credit Parties.

(c) Schedule VIII-A also sets forth, as of the Restatement Effective Date, (A) the exact legal name of each Credit Party and the type of organization of such Credit Party and (B) in the case of U.S. Credit Parties, whether or not such Credit Party is a registered organization (within the meaning of the UCC), the jurisdiction of organization of such Credit Party, the location (within the meaning of the UCC) of such Credit Party, and the organizational identification number (if any) of such Credit Party.

8.14 Compliance with Statutes, etc. Each of Aleris and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.15 Investment Company Act. Neither Aleris nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

8.16 Environmental Matters. (a) Subject to subclause (b) hereof, (i) each of Aleris and each of its Subsidiaries is in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws; (ii) there are no pending or, to the knowledge of Aleris or any of the Borrowers, threatened (in writing) Environmental Claims against Aleris or any of its Subsidiaries (including any such claim arising out of the ownership, lease or operation by Aleris or any of its Subsidiaries of any Real Property formerly owned, leased or operated by Aleris or any of its Subsidiaries); and (iii) there are no facts, circumstances, conditions or occurrences (“Conditions”) with respect to the business or operations of Aleris or any of its Subsidiaries, or any Real Property owned, leased or operated by Aleris or any of its Subsidiaries (including any Real Property formerly owned, leased or operated by Aleris or any of its Subsidiaries) that would be reasonably expected to form the basis of an Environmental Claim against Aleris or any of its Subsidiaries or any restriction on the use or transferability of any Real Property owned, leased or operated by Aleris or any of its Subsidiaries.

(b) Notwithstanding anything to the contrary in this Section 8.16, the representations and warranties made in this Section 8.16 shall be untrue only if the effect of any or all Conditions, Environmental Claims, and noncompliances of the types described above would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.17 Employment and Labor Relations. Neither Aleris nor any of its Subsidiaries is engaged in any unfair labor practice that would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against Aleris or any of its Subsidiaries or, to the knowledge of Aleris or any of the Borrowers, threatened in writing against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Aleris or any of its Subsidiaries or, to the knowledge of Aleris or any of the Borrowers, threatened in writing against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against Aleris or any of its Subsidiaries or, to the knowledge of Aleris or any of the Borrowers, threatened against Aleris or any of its Subsidiaries, (iii) no equal employment opportunity charges or other claims of employment discrimination are pending or, to Aleris’ knowledge, threatened in writing against Aleris or any of its Subsidiaries and (iv) no wage and hour department investigation has been made of Aleris or any of its Subsidiaries, except (with respect to any matter specified in clauses (i) through (iv) above, either individually or in the aggregate) such as would not reasonably be expected to have a Material Adverse Effect.

8.18 Intellectual Property, etc. Each of Aleris and each of its Subsidiaries owns or has the right to use all the patents, trademarks, domain names, service marks, trade names,

copyrights, licenses, franchises, inventions, trade secrets, proprietary information and know-how of any type, whether or not written (including, but not limited to, rights in computer programs and databases) and formulas, or rights with respect to the foregoing, and has obtained licenses and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to own or have which, as the case may be, would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.19 Indebtedness. Schedule IX sets forth a true and complete list of all Indebtedness (including Contingent Obligations) of Aleris and its Subsidiaries as of the Restatement Effective Date (but excluding the ABL Obligations, any Existing Senior Unsecured Notes, the New Notes and the Term Loans, the “Existing Indebtedness”) and which is to remain outstanding after giving effect to the Transaction, in each case showing the aggregate principal amount thereof and the name of the respective borrower and any Credit Party or any of its Subsidiaries which directly or indirectly guarantees such Indebtedness.

8.20 Insurance. Schedule X sets forth a true and complete listing of all insurance maintained by Aleris and its Subsidiaries as of the Restatement Effective Date, with the amounts insured (and any deductibles) set forth therein.

8.21 Ten Non-Bank Regulations and Twenty Non-Bank Regulations. The aggregate number of Persons which are not Swiss Qualifying Banks to which the European Borrower directly or indirectly (whether through a Restricted Sub-Participation or other sub-participations under any other agreement) owes interest-bearing borrowed money under all interest-bearing instruments taken together (other than bond issues which are subject to Swiss Withholding Tax), except for any Swiss Qualifying Banks or holders of any Restricted Sub-Participation under this Agreement, does not, and will not, exceed 10 (ten) at any time and the European Borrower is in compliance with the Twenty Non-Bank Regulations (other than, in each case, any failure to comply arising from assignments and participations of the ABL Obligations following the occurrence of a Significant Event of Default or Conversion Event). For such purpose, the European Borrower and Aleris may assume that the number of Lenders to the European Borrower and holders of a Restricted Sub-Participations in respect of extensions of credit to the European Borrower under this Credit Agreement which are Swiss Non-Qualifying Banks from time to time equals ten, but does not exceed ten.

8.22 Corus Aluminium Inc. Corus Aluminium Inc. does not legally or beneficially own or hold any assets of whatever nature, except for, (i) its partnership interest in and to Corus LP and (ii) assets it owns or holds exclusively in its capacity as general partner of Corus LP.

8.23 Senior Indebtedness. The ABL Obligations constitute “Senior Indebtedness” and “Designated Senior Indebtedness” under and as defined in the New Senior Subordinated Note Documents.

SECTION 9. Affirmative Covenants. Each Borrower hereby covenants and agrees that on and after the Restatement Effective Date and until the Total Commitment and all Letters of Credit have terminated (or, in the case of Letters of Credit only, are supported by backstop letters of credit or cash collateral, in either case in amounts and on terms reasonably acceptable to the Administrative Agent and the respective Issuing Lenders) and the Loans, Notes and Unpaid Drawings (in each case together with interest thereon), Fees and all other ABL Obligations (other than indemnities described in Section 13.13 (and similar indemnities described in the other Credit Documents, in each case) which are not then due and payable) incurred hereunder and thereunder, are paid in full.

9.01 Information Covenants. Aleris will furnish to the Administrative Agent (which will promptly furnish to each Lender):

(a) Annual Financial Statements. Within ninety days after the end of each Fiscal Year, the audited consolidated balance sheet of Aleris and its Subsidiaries and related statements of income, stockholders’ equity and cash flows as of the end of and for such Fiscal Year (which financial statements shall also include information solely with respect to Aleris, its Subsidiaries that are Credit Parties and its Subsidiaries which are not Credit Parties on a condensed, consolidating basis, each in such detail as reasonably deemed necessary by the Administrative Agent in its discretion), setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing and reasonably acceptable to the Administrative Agent (without a “going concern” or like qualification or exception or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly, in all material respects, the financial condition and results of operations of Aleris and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP.

(b) Quarterly Financial Statements. Within forty-five days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the consolidated balance sheet of Aleris and its Subsidiaries and related statements of income, stockholders’ equity and cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, (which financial statements shall also include information solely with respect to Aleris, its Subsidiaries that are Credit Parties and its Subsidiaries which are not Credit Parties on a condensed, consolidating basis, each in such detail as reasonably deemed necessary by the Administrative Agent in its discretion), setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by a Financial Officer of Aleris as presenting fairly, in all material respects, the financial condition and results of operations of Aleris and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes.

(c) Officer’s Certificates. Concurrently with any delivery of financial statements under Sections 9.01(a) and (b) (or, if earlier, the filing of the 10-Q Report or the 10-K Report), a certificate of a Financial Officer of Aleris in substantially the form of Exhibit K (i) certifying that no Event of Default or Default has occurred and, if an Event of Default or Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth, in the case of the financial statements delivered under Section 9.01(a) or (b), reasonably detailed calculations of

Aleris’s Fixed Charge Coverage Ratio (whether or not a Compliance Period then exists) as of the end of the period to which such financial statements relate and (iii) certifying, the case of the financial statements delivered under clause (a), a list of names of all Immaterial Subsidiaries (if any) and including a certification that each Subsidiary set forth on such list individually qualifies as an Immaterial Subsidiary and that all Subsidiaries listed as Immaterial Subsidiaries in the aggregate comprise less than 5% of Total Assets of Aleris and its Subsidiaries at the end of the period to which such financial statements relate and represented (on a contribution basis) less than 5% of Consolidated EBITDA for the period to which such financial statements relate.

(d) Accountants’ Certificate. Concurrently with any delivery of financial statements under Section 9.01(a), a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default or Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines and may be subject to such conditions and qualifications as are customary).

(e) Consolidating Statements. Concurrently with any delivery of consolidated financial statements under Sections 9.01(a) or (b), the related unaudited consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

(f) Budgets. Within ninety days after the beginning of each Fiscal Year, a consolidated budget of Aleris and its Subsidiaries by month in reasonable detail for such Fiscal Year (including a projected consolidated balance sheet and the related consolidated statements of projected cash flows and projected income by month), including in each case a summary of the underlying material assumptions with respect thereto (collectively, the “Budget”), which Budget shall be accompanied by the statement of a Financial Officer of Aleris to the effect that, to the best of his knowledge, the Budget is a reasonable estimate for the period covered thereby.

(g) Environmental Matters. Promptly after any senior officer (including any Financial Officer) of Aleris obtains knowledge thereof, notice of one or more of the following environmental matters listed in (i), (ii) or (iii) below (“Environmental Matters”) to the extent that such Environmental Matters, either individually or when aggregated with all other such Environmental Matters, would reasonably be expected to have a Material Adverse Effect:

(i) any pending or threatened Environmental Claim against Aleris or any of its Subsidiaries or any Real Property owned, leased or operated by Aleris or any of its Subsidiaries;

(ii) any condition or occurrence on or arising from any Real Property owned, leased or operated by Aleris or any of its Subsidiaries that (a) results in noncompliance by Aleris or any of its Subsidiaries with any applicable Environmental Law or (b) would reasonably be expected to form the basis of an

Environmental Claim against Aleris or any of its Subsidiaries or any restriction on the use or transferability of any such Real Property; and

(iii) the taking of any Remedial Action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by Aleris or any of its Subsidiaries as required by any Environmental Law or any Governmental Authority.

(h) Borrowing Base Certificate. (x) On the Restatement Effective Date, (y) for the first 90 days thereafter, not later than 5:00 p.m. (New York time) on or before the 25th day of each month, and (z) thereafter, on or before the 15th day of each month (or, in the case of clauses (y) or (z), more frequently as Aleris may elect), a borrowing base certificate setting forth the U.S. Borrowing Base, the Canadian Borrowing Base and the European Borrowing Base (in each case with supporting calculations) substantially in the form of Exhibit L (each, a “Borrowing Base Certificate”), which shall be prepared (A) as of October 31, 2006, in the case of the Borrowing Base Certificate delivered on the Restatement Effective Date and (B) as of the last Business Day of the preceding fiscal month of Aleris (or, in the case of any voluntary delivery of a Borrowing Base Certificate at the election of Aleris, a subsequent date), in the case of each subsequent Borrowing Base Certificate; provided that during any Compliance Period (or, during any period that an Event of Default has occurred and is continuing) (the “Enhanced Disclosure Period”), then at the request of the Administrative Agent within three Business Days after the last Business Day of each calendar week ending during each such Enhanced Disclosure Period, a Borrowing Base Certificate shall be required to be delivered by Aleris to the Administrative Agent, which shall be prepared as of the last Business Day of the preceding calendar week. Each such Borrowing Base Certificate shall include such supporting information as may be reasonably requested from time to time by the Administrative Agent.

(i) Collateral. As soon as practicable upon the reasonable request of the Administrative Agent, certify that there have been no changes to Annexes A through D, inclusive, and F through I, inclusive, in each case of the U.S. Security Agreement, Annexes A through G of the U.S. Pledge Agreement and the corresponding Annexes and Schedules to the European Security Documents, in each case since the Restatement Effective Date or, if later, since the date of the most recent certificate delivered pursuant to this Section 9.01(i), or if there have been any such changes, a list in reasonable detail of such changes (but, in each case with respect to this Section 9.01(i), only to the extent that such changes are required to be reported to the Collateral Agent pursuant to the terms of such Security Documents) and whether Aleris and the other Credit Parties have otherwise taken all actions required to be taken by them pursuant to such Security Documents in connection with any such changes.

(j) Other Reports and Filings. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials publicly filed by Aleris or any Subsidiary with the Securities and Exchange Commission, or with any national securities exchange, or, after an initial public offering of shares of

Equity Interests of Aleris, distributed by Aleris to its shareholders generally, as the case may be.

(k) Management Letters. Promptly, a copy of any final “management letter” received from Aleris’ independent public accountants to the extent such independent public accountants have consented to the delivery of such management letter to the Administrative Agent upon the request of Aleris.

(l) PATRIOT Act Information. Promptly following the Administrative Agent’s request therefor, all documentation and other information that the Administrative Agent reasonably requests on its behalf or on behalf of any Lender in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including USA PATRIOT ACT (Title 111 of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”).

(m) Other Information. As promptly as reasonably practicable from time to time following the Administrative Agent’s request therefor, such other information regarding the operations, business affairs and financial condition of Aleris or any of its Subsidiaries, or compliance with the terms of any Credit Document, as the Administrative Agent may reasonably request (on behalf of itself or any Lender).

Notwithstanding the foregoing, the obligations in clauses (a) and (b) of this Section 9.01 may be satisfied with respect to financial information of Aleris and its Subsidiaries by furnishing (A) the applicable financial statements of Holdings (or any direct or indirect parent of Holdings) or (B) Aleris’ or Holdings’ (or any direct or indirect parent thereof), as applicable, Form 10-K or 10Q, as applicable, filed with the Securities and Exchange Commission; provided that, with respect to each of clauses (A) and (B), (i) to the extent such information relates to Holdings (or a parent thereof), such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings (or such parent), on the one hand, and the information relating to Aleris and its Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under clause (a) of this Section 9.01, such materials are accompanied by a report and opinion of Ernst & Young LLP or other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

Documents required to be delivered pursuant to clauses (a), (b) or (j) of this Section 9.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Aleris posts such documents, or provides a link thereto on Aleris’ website on the Internet; or (ii) on which such documents are posted on Aleris’ behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, Aleris shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) Aleris shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance Aleris shall be required to provide paper copies of the compliance certificates required by clause (c) of this Section 9.01 to the Administrative Agent.

The financial statements required to be delivered pursuant to Section 9.01(b) with respect to the first Fiscal Quarter after the Restatement Effective Date shall not be required to contain all purchase accounting adjustments relating to the Transaction to the extent it is not practicable to include any such adjustments in such financial statements.

9.02 Notice of Material Events. Aleris will furnish to the Administrative Agent written notice of the following promptly after any Responsible Officer of Aleris obtains knowledge thereof:

(a) the occurrence of any Event of Default or Default;

(b) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against Aleris or any of its Subsidiaries as to which an adverse determination is reasonably probable and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(c) any loss, damage, or destruction to the Collateral in the amount of $25,000,000 or more, whether or not covered by insurance;

(d) any and all default notices received under or with respect to any leased location or public warehouse where any material Collateral is located;

(e) the occurrence of any ERISA Event that, together with all other ERISA Events that have occurred and are continuing, would reasonably be expected to have a Material Adverse Effect; and

(f) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 9.02 shall be accompanied by a statement of a Responsible Officer of Aleris setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

9.03 Existence; Franchises. Aleris will, and will cause each of its Subsidiaries to, do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits (except as such would otherwise reasonably expire, be abandoned or permitted to lapse in the ordinary course of business), necessary or desirable in the normal conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except (i) other than with respect to a Borrower’s existence, to the extent such failure to do so would not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 10.02.

9.04 Payment of Taxes. Aleris will, and will cause each of its Subsidiaries to, pay or discharge all material tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Credit Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

9.05 Maintenance of Properties. Aleris will, and will cause each of its Subsidiaries to (i) at all times maintain and preserve all material property necessary to the normal conduct of its business in good repair, working order and condition, ordinary wear and tear excepted and casualty or condemnation excepted and (ii) make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto as necessary in accordance with prudent industry practice in order that the business carried on in connection therewith, if any, may be properly conducted at all times, except, in each case, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

9.06 Books and Records; Inspection Rights; Appraisals; Field Examinations. (a) Aleris will, and will cause each of its Subsidiaries to, (i) keep proper books of record and account in accordance with GAAP in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (ii) permit any representatives designated by the Administrative Agent (including employees of the Administrative Agent or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, including environmental assessment reports and Phase I or Phase II studies, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested.

(b)(i) Up to once per year and, during any Enhanced Disclosure Period, at such other times as the Administrative Agent may reasonably request, an appraisal of the Inventory of the U.S. Credit Parties and Canadian Credit Parties and (ii) up to twice per year and, during any Enhanced Disclosure Period, at such other times as the Administrative Agent may reasonably request, a collateral examination of the Credit Parties, in each case, in scope, and from a third-party appraiser and a third-party consultant, respectively, engaged by and reasonably satisfactory to the Collateral Agent and completed at the cost and expense of Aleris; provided that if, after giving effect to the consummation of any Permitted Acquisition, the Total Borrowing Base would increase in an amount equal to or greater than $10,000,000 as a result of the inclusion of any Accounts and/or Inventory of the respective Acquired Business or Entity, the Administrative Agent may request, (x) an appraisal of such Inventory and (y) a collateral examination of such Accounts and Inventory, in each case, in scope, and from a third-party appraiser and a third-party consultant, respectively, engaged by and reasonably satisfactory to the Administrative Agent and completed at the cost and expense of Aleris.

(c) Upon the request of the Administrative Agent during each Fiscal Year, Aleris will hold a meeting with all of the Lenders at which meeting will be reviewed the financial results of Aleris and its Subsidiaries for the previous Fiscal Year and the budgets presented for the current Fiscal Year.

9.07 Compliance with Laws. Aleris will, and will cause each of its Subsidiaries to, comply in all material respects with all Requirements of Law applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

9.08 Use of Proceeds. The Borrowers will use the proceeds of the Loans and the Letters of Credit only as provided in Section 8.08.

9.09 Insurance. (a) Aleris will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies insurance in such amounts and against such risks, as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations (after giving effect to any self-insurance reasonable and customary for similarly situated companies). Aleris will furnish to the Administrative Agent, upon request, information in reasonable detail as to the insurance so maintained.

(b) Aleris will, and will cause each of the other Credit Parties to, at all times keep its property which constitutes Collateral insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (i) shall be endorsed to the Collateral Agent’s reasonable satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and/or additional insured) and (ii) shall state that such insurance policies shall not be canceled without at least 30 days’ prior written notice thereof by the respective insurer to the Collateral Agent (or at least 10 days’ prior written notice in the case of non-payment of premium).

(c) If Aleris or any of its Subsidiaries shall fail to maintain insurance in accordance with this Section 9.09, or if Aleris or any of its Subsidiaries shall fail to so endorse all policies or certificates with respect thereto, the Administrative Agent shall have the right, upon 10 days’ prior notice to Aleris (but shall be under no obligation), to procure such insurance and Aleris agrees to reimburse the Administrative Agent for all reasonable costs and expenses of procuring and maintaining such insurance.

9.10 Compliance with Environmental Laws. (a) Aleris will (i) comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws and permits applicable to, or required by, the ownership, lease or operation of its Real Property now or hereafter owned, leased or operated by Aleris or any of its Subsidiaries, (ii) will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and (iii) will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws, in each case, except, in the case of clauses (i), (ii) and (iii), as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) (i) After the receipt by the Administrative Agent or any Lender of any notice of the type described in Section 9.01(g), (ii) at any time that Aleris or any of its Subsidiaries are not in compliance with Section 9.10(a) or (iii) in the event that the Administrative Agent or the Lenders have exercised any of the remedies pursuant to the last paragraph of Section 11, the Borrowers will (in each case) provide, at the sole expense of the Borrowers and at the request of the Administrative Agent, an environmental site assessment report concerning the applicable Real Property owned, leased or operated by Aleris or any of its Subsidiaries, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, potential cost (if reasonably estimable) of any Remedial Action in connection with such condition on such Real Property. If the Borrowers fail to provide the same within 60 days after such request was made, the Administrative Agent may order the same, the cost of which shall be borne by the Borrowers, and the Borrowers shall grant and hereby grant to the Administrative Agent and the Lenders and their respective agents access to such Real Property and specifically grant the Administrative Agent and the Lenders, subject to the rights of tenants, the right to undertake such an assessment at any reasonable time upon reasonable notice to the Borrowers, all at the sole expense of the Borrowers.

9.11 New Subsidiaries; Additional Security; Further Assurances; etc. (a) Subject to applicable law and the provisions of this Section 9.11, Aleris shall, and shall cause each of the Credit Parties to, cause (i) each of its Wholly-Owned Subsidiaries (other than (1) any Immaterial Subsidiary (except as otherwise provided in paragraph (e) of this Section 9.11), (2) any Unrestricted Subsidiary and (3) any Subsidiary of German Sub-Holdco) formed or acquired after the date of this Agreement in accordance with the terms of this Agreement and (ii) any such Subsidiary that was an Immaterial Subsidiary but, as of the end of the most recently ended Fiscal Quarter has ceased to qualify as an Immaterial Subsidiary, to become a Credit Party as promptly thereafter as reasonably practicable by executing a Joinder Agreement in substantially the form set forth as Exhibit R hereto (the “Joinder Agreement”). Upon execution and delivery thereof, each party to a Joinder Agreement (i) shall automatically become a Guarantor (or, to the extent requested by the Adminitrative Agent or Aleris, a Borrower) hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Credit Documents; provided however, that only entities which are organized under the laws of the United States or any state or territory thereof or the laws of Canada or any province or territory thereof shall be permitted to become a Borrower hereunder and (ii) will simultaneously therewith or as soon as practicable thereafter grant Liens to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders and each other Secured Creditor at such time party to or benefiting from the Intercreditor Agreement or the Security Documents, on any property of such Credit Party which constitutes Collateral, on such terms as may be required pursuant to the terms of the Security Documents and in such priority as may be required pursuant to the terms of the Intercreditor Agreement, in each case to the extent required by the terms of this Section 9.11 and subject to any limitations set forth in the Security Documents.

(b) Aleris will, and will cause each of the Credit Parties to, cause (i) 100% (or such lesser percentage held by Aleris or such other Credit Party) of the issued and outstanding Equity Interests of each of its Domestic Subsidiaries, other than any Domestic Subsidiary taxed as a partnership for federal income tax purposes that holds Equity Interests of a Foreign Subsidiary whose Equity Interests are pledged pursuant to clause (ii) below or any Domestic Subsidiary which is a Subsidiary of any Foreign Subsidiary, (ii) 65% (or such lesser percentage held by Aleris or such other Credit Party) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% (or such lesser percentage held by Aleris or such other Credit Party) of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary directly owned by Aleris or any of the Credit Parties which is a Domestic Subsidiary and (iii) 100% (or such lesser percentage held by Aleris or such other Credit Party) of the issued and outstanding Equity Interests of each of its Foreign Subsidiaries held by a European Credit Party, to be subject at all times to a first priority perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Credit Documents or other security documents as the Administrative Agent shall reasonably request; provided, however, this paragraph (b) shall not require Aleris or any of its Subsidiaries to grant a security interest in (i) any Equity Interests of a Subsidiary to the extent a pledge of such Equity Interests in favor of the Administrative Agent or to secure any debt securities of Aleris or any of its Subsidiaries that would be entitled to such a security interest would require separate financial statements of a Subsidiary to be filed with the Securities and Exchange Commission (or any other government agency) under Rule 3 10 or Rule 3 16 of Regulation S-X under the Securities Act (or any successor thereto) or any other law, rule or regulation, (ii) the Equity Interests of any Unrestricted Subsidiary or (iii) any interests in joint ventures and non-Wholly Owned Subsidiaries to the extent the same cannot be pledged without the consent of one or more third parties.

(c) Without limiting the foregoing, Aleris will, and will cause each of the Credit Parties to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Section 6, including opinions of counsel, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Credit Documents and to ensure perfection and priority of the Liens created or intended to be created by the Security Documents, all at the expense of the Credit Parties; provided that, in no event will Aleris or any of its Subsidiaries be required to take any action, other than using its commercially reasonable efforts, to obtain consents from third parties with respect to its compliance with this Section 9.11(c).

(d) Subject to the limitations set forth or referred to in this Section 9.11, if any material assets (including any real property or improvements thereto or any interest therein) are acquired by Aleris or any Credit Party after the Restatement Effective Date (other than assets constituting Collateral under the Security Documents that become subject to the Lien in favor of the Administrative Agent upon acquisition thereof), Aleris will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, Aleris will cause such assets to be subjected to a Lien securing the ABL Obligations of such Credit Party and will take, and cause the Credit Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section 9.11, all at the expense of the Credit Parties.

(e) If, at any time and from time to time after the Restatement Effective Date, Subsidiaries that are not Credit Parties because they are Immaterial Subsidiaries comprise in the aggregate more than 5% of Total Assets as of the end of the most recently ended Fiscal Quarter or more than 5% of Consolidated EBITDA of Aleris and the Restricted Subsidiaries for the most recently ended Test Period, then Aleris shall, not later than 45 days after the date by which financial statements for such Fiscal Quarter are required to be delivered pursuant to this Agreement, cause one or more such Subsidiaries to become additional Credit Parties (notwithstanding that such Subsidiaries are, individually, Immaterial Subsidiaries) such that the foregoing condition ceases to be true.

(f) Notwithstanding anything to the contrary in this Section 9.11, real property required to be mortgaged under this Section 9.11 shall be limited to real property that is owned in fee by a Credit Party having a fair market value at the time of the acquisition thereof of $2,500,000 or more (provided that the cost of perfecting such Lien is not unreasonable in relation to the benefits to the Lenders of the security afforded thereby in the Administrative Agent’s reasonable judgment after consultation with Aleris).

(g) Notwithstanding anything to the contrary contained herein, neither Aleris nor any Subsidiary of Aleris shall be required to:

(i) execute and deliver any Joinder Agreement, Guaranty or any other document or grant a Lien in any Equity Interests or other property held by it if such action (w) is restricted or prohibited by general statutory limitations, financial assistance, corporate benefit, fraudulent preference, “thin capitalization” rules or similar principles, (x) would result in adverse tax consequences, (v) is not within the legal capacity of Aleris or such Subsidiary or would conflict with the fiduciary duties of its directors or contravene any legal prohibition or result in personal or criminal liability on the part of any officer or (z) for reasons of cost, legal limitations or other matters is unreasonably burdensome in relation to the benefits to the Secured Creditors of Aleris’ or such Subsidiary’s guaranty or security;

(ii) pledge as Collateral any assets excluded therefrom pursuant to the relevant Security Documents; or

(iii) to the extent it is a Foreign Subsidiary (other than the Luxco Guarantor) or a Domestic Subsidiary of a Foreign Subsidiary, guarantee the Term Obligations of any U.S. Credit Party.

(h) If the Administrative Agent, the Collateral Agent or the Required Lenders reasonably determine that they are required by law or regulation to have appraisals prepared in respect of any Real Property of Aleris and its Subsidiaries constituting Collateral, the Administrative Agent or the Collateral Agent will, at the expense of Aleris, obtain appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, and which shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent.

9.12 Ownership of Subsidiaries; etc. Except as otherwise contemplated by Sections 10.02, 10.05 and 10.11, Aleris will cause each of its Subsidiaries to be a Wholly-Owned Subsidiary. The sale or issuance of the Equity Interests of a Subsidiary of Aleris to a Person other than Aleris or a Subsidiary of Aleris shall constitute an Investment by Aleris therein at the date of designation in an amount equal to the product of (x) percentage of Aleris’s Investment in such Subsidiary (after giving effect to such sales or issuance) and (y) the fair market value of the net assets of the respective Subsidiary at the time that the Equity Interests in such Subsidiary as sold at issue.

9.13 Permitted Acquisitions. (a) Subject to the provisions of this Section 9.13 and the requirements contained in the definition of Permitted Acquisition, Aleris and each of its Subsidiaries may from time to time effect Permitted Acquisitions, so long as (in each case except to the extent the Required Lenders otherwise specifically agree in writing in the case of a specific Permitted Acquisition): either (i) the consideration for the respective Permitted Acquisition shall consist solely of Qualified Equity Interests of Aleris and no Default or Event of Default shall have occurred and be continuing at the time of the proposed Permitted Acquisition and immediately after giving effect thereto, (ii) the Payment Conditions are satisfied (both before and after giving effect to the respective Permitted Acquisition) at such time or (iii) subject to the last sentence of this Section 9.13(a), the aggregate consideration (excluding consideration in form of Qualified Equity Interests, and treating any such consideration as if not paid under this clause (iii) for purposes of determinations pursuant to Sections 10.03(x), 10.05(xvi) and 10.08(i)(y)) for all Permitted Acquisitions made at any time when the Payment Conditions are not satisfied pursuant to this Section 9.13(a) (iii) would not exceed $40,000,000 in the aggregate since the Restatement Effective Date, less the sum of (1) the aggregate amount of Investments previously made by Aleris or any of its Subsidiaries pursuant to Section 10.05(xvi) since the Restatement Effective Date (determined as the amount originally advanced, loaned or otherwise invested (without giving effect to any write-downs or write-offs thereof), less any returns on the respective investment not to exceed the original amount invested), (2) the aggregate amount of Dividends previously paid by Aleris or any of its Subsidiaries pursuant to Section 10.03(x) since the Restatement Effective Date and (3) the aggregate amount of payments, prepayments and redemptions of Indebtedness previously made by Aleris or any of its Subsidiaries pursuant to Section 10.08(i)(y) since the Restatement Effective Date. If the aggregate consideration for such Permitted Acquisition (determined in accordance with preceding clause (iii)) equals or exceeds $10,000,000 Aleris shall have delivered to the Administrative Agent a certificate executed by one of its Financial Officers certifying compliance with the requirements of preceding clauses (i) through (iii) (to the extent applicable). In the event that Aleris or a Subsidiary consummates an acquisition, makes an Investment, pays a Dividend or pays, prepays or redeems Indebtedness (each an “Action”) in reliance on the basket provided under Section 9.13(a)(iii), Section 10.05(xvi), Section 10.03(x) or Section 10.08(i)(y), as the case may be, and the Payment Conditions are thereafter satisfied, such Action shall be deemed to have been made at a time when the Payment Conditions are satisfied and shall not be deemed to be a utilization of such basket.

(b) At the time of each Permitted Acquisition involving the creation or acquisition of a Subsidiary, or the acquisition of any Equity Interests of any Person, the Equity Interests thereof created or acquired in connection with such Permitted Acquisition shall be pledged to the extent required by Section 9.11.

(c) Aleris will cause each Subsidiary which is formed to effect, or is acquired pursuant to, a Permitted Acquisition to comply with, and to execute and deliver all of the documentation as and to the extent required by, Section 9.11, to the reasonable satisfaction of the Administrative Agent.

9.14 European Restructuring. Aleris will cause the European Restructuring to be completed in all material respects by no later than December 31, 2007 (or such later date as may be agreed to by the Administrative Agent).

9.15 Cash Management Control Agreements. On or prior to the forty-fifth day after the Restatement Effective Date (or such later date as may be agreed to by the Administrative Agent), (i) Aleris, its Subsidiaries, the Administrative Agent and the applicable Collection Banks shall have entered into one or more Cash Management Control Agreements pursuant to Section 5.03 with respect to each Collection Account listed on Part A of Schedule VI, (ii) Aleris and/or its respective Subsidiaries, the Administrative Agent and the applicable banks shall have entered into one or more Cash Management Control Agreements with respect to each Disbursement Account set forth on Part B of Schedule VI, (iii) Aleris the Administrative Agent and the applicable bank shall have entered into a Cash Management Control Agreement with respect to the Core U.S. Concentration Account, (iv) the Canadian Borrowers the Administrative Agent and the applicable bank shall have entered into a Cash Management Control Agreement with respect to the Core Canadian Concentration Account and (v) the European Borrower the Administrative Agent and the applicable bank shall have entered into a Cash Management Control Agreement with respect to the Core European Concentration Account.

9.16 Designation of Subsidiaries. The board of directors of Aleris may at any time designate any Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Subsidiary; provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, any Investment in such Unrestricted Subsidiary is permitted pursuant to Section 10.05, (iii) none of Aleris, the Canadian Borrowers nor the European Borrower may be designated as an Unrestricted Subsidiary, and (iv) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purposes of the New Senior Subordinated Notes, the New Senior Notes or the Term Loan Agreement. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by Aleris therein at the date of designation in an amount equal to the product of (x) percentage of Aleris’s Investment in such Subsidiary and (y) the net book value of the respective Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary. The designation of any Unrestricted Subsidiary as a Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

9.17 Designated Senior Indebtedness. Aleris hereby designates the ABL Obligations to be “Designated Senior Indebtedness” under the New Senior Subordinated Note Indenture.

SECTION 10. Negative Covenants. Each Borrower hereby covenants and agrees that on and after the Restatement Effective Date and until the Total Commitment and all Letters of Credit have terminated or expired (or, in the case of Letters of Credit only, are supported by backstop letters of credit or cash collateral, in either case in amounts and on terms reasonably acceptable to the Administrative Agent and the respective Issuing Lenders) and the Loans, Notes and Unpaid Drawings (in each case, together with interest thereon), Fees and all other ABL Obligations (other than any indemnities described in Section 13.13 and similar indemnities in the Credit Documents, in each case which are not then due and payable) incurred hereunder and thereunder, are paid in full:

10.01 Liens. No Borrower will, or will permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of such Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to such Borrower or any of its Subsidiaries), or assign any right to receive income; provided that the provisions of this Section 10.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as “Permitted Liens”):

(i) Liens for taxes, assessments or governmental charges or levies not yet overdue for a period of more than 30 days or being contested in good faith and by appropriate proceedings that are diligently conducted, for which adequate reserves have been established in accordance with GAAP or Local GAAP, as applicable;

(ii) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than 30 days, or if more than 30 days overdue, are unfiled and no other action has been taken to enforce such Lien or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or Local GAAP;

(iii) Liens in existence on the Restatement Effective Date which are listed, and the property subject thereto described, in Schedule XI, and renewals, replacements and extensions thereof, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension (except to the extent permitted under Section 10.04(x)) and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of Aleris or any of its Subsidiaries (other than after-acquired property affixed or incorporated thereto and proceeds or products thereof);

(iv) Liens (x) in favor of the Collateral Agent for the benefit of the ABL Secured Parties granted pursuant to the Security Documents and (y) Liens in favor of the Term Collateral Agent for the benefit of the Term Secured Parties granted pursuant to any Security Document (as defined in the Term Loan Agreement), as in effect on the date hereof and as amended, supplemented or modified from time to time in accordance with the terms of the Intercreditor Agreement; provided that neither the European Borrower nor any of its Subsidiaries may grant Liens securing the Term Obligations;

(v) leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of Aleris or any of the Restricted Subsidiaries and do not secure any Indebtedness;

(vi) Liens upon assets of Aleris or any of its Subsidiaries (other than the European Distribution Subsidiaries) subject to Capitalized Lease Obligations and Synthetic Lease Obligations permitted by Section 10.04(v), provided that any Lien encumbering an asset giving rise to a Capitalized Lease Obligation or Synthetic Lease Obligation does not encumber any other asset (except for accessions to the asset giving rise to the Capitalized Lease Obligation or Synthetic Lease Obligation) of Aleris or any Subsidiary of Aleris; provided, further, that individual financings of property provided by one lender may be cross collateralized to other financings of property provided by such lender;

(vii) purchase money security interests in fixed or capital assets acquired by Aleris and its Subsidiaries (other than the European Distribution Subsidiaries) after the Restatement Effective Date or with respect to any construction, replacement or refinancing thereof, or repairs, renovations or improvements thereto, and Liens placed upon equipment acquired after the Restatement Effective Date and used in the ordinary course of business of Aleris or any of its Subsidiaries (other than the European Distribution Subsidiaries) and (in each case) placed at the time of such acquisition (or construction, replacement, refinancing, repair, renovation or improvement) by Aleris or such Subsidiary or within 270 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase or cost thereof or to secure Indebtedness incurred for the purpose of financing the acquisition (or construction, replacement or refinancing of, or repairs, renovations or improvements to) any such fixed or capital assets or equipment, provided that (x) the Indebtedness secured by such Liens is permitted by Section 10.04(v) and (y) in all events, the Lien encumbering such fixed or capital assets (or improvements thereto) does not encumber any other asset of Aleris or any Subsidiary of Aleris (other than accessions to such assets and any proceeds or products thereof); provided, that individual financings of property provided by one lender may be cross collateralized to other financings of property provided by such lender;

(viii) easements, rights-of-way, restrictions, encroachments, municipal and zoning ordinances and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of Aleris or any of its Subsidiaries taken as a whole (and any other Liens “insured over” by the applicable title insurance company);

(ix) Liens arising from precautionary UCC or like personal property security financing statement filings regarding operating leases entered into by any Borrower or its Subsidiaries;

(x) Liens arising out of the existence of judgments or awards which do not constitute an Event of Default pursuant to Section 11.09;

(xi) (x) statutory and common law landlords’ liens under leases to which Aleris or any of its Subsidiaries is a party or (y) any interest or title of a lessor under leases, or secured by a lessor’s interests under leases, to which Aleris or any of its Subsidiaries is a party in the ordinary course of business;

(xii) Liens (x) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance, social security benefits and other similar forms of governmental insurance benefits and (y) deposits securing the performance of bids, tenders, leases (other than Capitalized Lease Obligations) and contracts (other than Indebtedness) in the ordinary course of business, statutory obligations, trade contracts, surety bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(xiii) Permitted Encumbrances;

(xiv) customary Liens in favor of banking institutions encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business;

(xv) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of Aleris in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (x) any Indebtedness that is secured by such Liens is permitted to exist under Section 10.04, and (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to (A) any asset of Aleris or any other asset of any Subsidiary of Aleris not acquired in connection with such Permitted Acquisition or (B) any asset of the European Borrower or its Subsidiaries;

(xvi) Liens securing Indebtedness of Foreign Subsidiaries (other than the European Borrower and its Subsidiaries) permitted pursuant to Section 10.04(xiii), provided that such Liens only attach to the assets of Foreign Subsidiaries;

(xvii) contractual options or rights to purchase Real Property and Equipment from any Credit Party; and

(xviii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations to (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrowers or any of their Subsidiaries;

(xix) Liens resulting from standard joint venture agreements or stockholder agreements and other similar agreements applicable to joint ventures;

(xx) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(xxi) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 10.05 to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to transfer any property in a disposition permitted under Section 10.02, in each case, solely to the extent such Investment or disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(xxii) Liens on property (i) of any Subsidiary that is not a Credit Party and (ii) that does not constitute Collateral, which Liens secure Indebtedness of the applicable Subsidiary permitted under Section 10.04;

(xxiii) Liens in favor of the Borrowers or any of their Subsidiaries securing Indebtedness permitted under Section 10.04, including Liens granted by a Subsidiary that is not a Credit Party in favor of the Borrower or another Credit Party in respect of Indebtedness owed by such Subsidiary;

(xxiv) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(xxv) Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers of the Borrowers or any of their Subsidiaries in the ordinary course of business;

(xxvi) Liens solely on any cash earnest money deposits made by the Borrowers or any of their Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(xxvii) Liens arising out of Sale and Lease-Back Transactions permitted by Section 10.02(xix);

(xxviii) Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit or bankers’ acceptance issued or created for the account of any Borrower or any of its Subsidiaries; provided that such Lien secures only the obligations of the Borrower or such Subsidiaries in respect of such letter of credit to the extent permitted under Section 10.04;

(xxix) Liens, in the case of any Term Loan Pari Passu Lien Obligations, granted pursuant to a security agreement or agreements substantially similar in all material respects to security agreements in respect of the Term Loans and any extensions and replacements thereof; provided that (x) such Liens secure only the obligations referred to in such security agreements (and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (except to the extent permitted under Section 10.04(x)), (y) such Liens do not apply to any asset other than

Collateral that is subject to a Lien granted under a Credit Document to secure the ABL Obligations (other than Term Exclusive Collateral (as defined in the Intercreditor Agreement)) and (z) all such Liens shall be subject to the terms of, and have the priorities with respect to the Collateral as set forth in, an intercreditor agreement that is no less favorable to the Secured Creditors than the Intercreditor Agreement;

(xxx) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by any Borrower or its Subsidiaries in the ordinary course of business or Liens arising by operation of law under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods;

(xxxi) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(xxxii) Liens deemed to exist in connection with investments in repurchase agreements under Section 10.05; provided that such Liens do not extend to any assets other than those assets that are the subject of such repurchase agreements; and

(xxxiii) Liens (which, if the same apply to any Collateral, are junior to the Liens on the Collateral securing the ABL Obligations) not otherwise permitted by clauses (i) through (xxxii) of this Section 10.01 to the extent attaching to properties and assets not constituting ABL Priority Collateral (as defined in the Intercreditor Agreement) or ABL Exclusive Collateral (as defined in the Intercreditor Agreement) and with an aggregate fair value not in excess of, and securing liabilities not in excess of, $25,000,000 in the aggregate at any time outstanding.

Notwithstanding the foregoing, Liens on assets of the European Borrower permitted pursuant to clauses (vi), (vii) and (xxxiii) of this Section 10.01, shall not secure Indebtedness or other liabilities in excess of $5,000,000 at any time outstanding.

In connection with the granting or assumption of Liens of the type described in clauses (vi), (vii) and (xv) of this Section 10.01 by Aleris of any of its Subsidiaries (other than the European Distribution Subsidiaries), the Collateral Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the property subject to such Liens).

10.02 Consolidation, Merger, Purchase or Sale of Assets, etc. No Borrower will, or will permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any partnership or joint venture, or merge or consolidate, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials, equipment, intangible assets, goods and Real Property in the ordinary course of business) of any Person, except that the following shall be permitted:

(i) Capital Expenditures by Aleris and its Subsidiaries shall be permitted (other than Capital Expenditures consisting of the acquisition of an Acquired Entity or Business except to the extent otherwise permitted pursuant to Section 10.05);

(ii) each of Aleris and its Subsidiaries may convey, sell or dispose of inventory and other assets in the ordinary course of business;

(iii) Investments may be made to the extent permitted by Section 10.05;

(iv) each of Aleris and its Subsidiaries may sell or otherwise dispose of excess, used, obsolete, damaged or worn-out assets in the ordinary course of business or property no longer used or useful in the conduct of their business;

(v) Aleris and its Subsidiaries may sell, transfer or otherwise dispose of assets (other than the Equity Interests of any Subsidiary unless all of the Equity Interests of such Subsidiary then owned by Aleris and its Subsidiaries are sold in a sale permitted by this clause (v)), so long as (x) each such sale is in an arm’s-length transaction and Aleris or the respective Subsidiary receives at least fair market value (as determined in good faith by Aleris or such Subsidiary, as the case may be), (y) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 5.02(c) and (z) the aggregate fair market value of the proceeds received from all assets sold, transferred or disposed pursuant to this clause (v) shall not exceed $40,000,000 in any fiscal year of Aleris;

(vi) each of Aleris and its Subsidiaries may lease (as lessee) or license (as licensee) real or personal property (so long as any such lease or license does not create a Capitalized Lease Obligation except to the extent permitted by Section 10.04(v));

(vii) each of Aleris and its Subsidiaries may sell, discount, or otherwise dispose of accounts receivable in connection with the compromise or collection thereof, and not as part of any transaction, the primary purpose of which is to provide financing for Aleris and its Subsidiaries, provided that such accounts receivable were not included as Eligible Accounts in the Borrowing Base Certificate most recently delivered or, if so included, the exclusion of such accounts as Eligible Accounts (after giving effect to any concurrent prepayment of the Loans) would not cause the Borrowing Base limitations described in Section 5.02(a) to be exceeded;

(viii) each of Aleris and its Subsidiaries may grant licenses, sublicenses, leases or subleases to other Persons not materially interfering with the conduct of the business of Aleris or any of its Subsidiaries, in each case so long as no such grant would adversely affect any Collateral or the Collateral Agent’s rights or remedies with respect thereto;

(ix) any Person (other than a Canadian Borrower, the European Borrower or the Distribution Subsidiaries) may merge or consolidate with and into, or be dissolved or liquidated into, or transfer any of its assets to, Aleris or any Domestic Subsidiary of Aleris so long as (i) in the case of any such merger, consolidation, dissolution or liquidation involving Aleris, the surviving corporation of any such merger, consolidation, dissolution or liquidation is Aleris or another Person organized or existing under the laws of the United States of America, any State thereof or the District of Columbia and such Person (if not Aleris) expressly assumes in writing all obligations of Aleris under the Credit Documents, in which event such Person will succeed to, and be substituted for, Aleris, (ii) in the case of any such merger, consolidation, dissolution or liquidation involving a Wholly-Owned Domestic Subsidiary which is a U.S. Credit Party, a Canadian Credit Party or a European Credit Party (other than the European Borrower or any Distribution Subsidiary), a Wholly-Owned Domestic Subsidiary which is (or thereupon becomes) a U.S. Credit Party is the surviving corporation of any such merger, dissolution or liquidation, (iii) the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of any party to such transaction (if any) shall remain or shall be replaced such that they are in full force and effect and perfected to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation, and (iv) at the time thereof and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing;

(x) any Distribution Subsidiary may merge or consolidate with and into, or be dissolved or liquidated into, or transfer any of its assets to, the European Borrower or any other Distribution Subsidiary;

(xi) any Person (other than a U.S. Credit Party or a Canadian Credit Party) may merge or consolidate with and into, or be dissolved or liquidated into, or transfer any of its assets to, the European Borrower or any of its Subsidiaries so long as (i) in the case of any such merger, consolidation, dissolution or liquidation involving the European Borrower, the European Borrower is the surviving entity of any such merger, consolidation, dissolution of liquidation, (ii) in the case of any such merger, consolidation, dissolution or liquidation involving a European Subsidiary Guarantor, a Subsidiary of the European Borrower which is (or thereupon becomes) a European Subsidiary Guarantor is the surviving entity of such merger or corporation, (iii) the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of any party to such transaction (if any) shall remain or shall be replaced such that they are in full force and effect and perfected to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation and (iv) at the time thereof and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing;

(xii) any Person (other than a U.S. Credit Party, the European Borrower or the Distribution Subsidiaries) may merge or consolidate with and into, or be dissolved or liquidated into, or transfer any of its assets to, a Canadian Borrower or any Canadian Subsidiary of Aleris so long as (i) in the case of any such merger, consolidation, dissolution or liquidation involving a Canadian Credit Party, the surviving corporation of any such merger, consolidation, dissolution or liquidation is, or concurrently therewith becomes a Canadian Credit Party, (ii) the security interests and charges granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of any party to such transaction (if any) shall remain or shall be replaced such that they are in full force and effect and perfected to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation, and (iii) at the time thereof and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing;

(xiii) any Person which is not a Credit Party may merge or consolidate with and into, or be dissolved or liquidated into, or transfer any of its assets to any Subsidiary of Aleris so long as, in the case of mergers or consolidations with and into a Credit Party, such Credit Party is the surviving entity of such merger;

(xiv) any non Wholly-Owned Subsidiary which is a Credit Party may merge or consolidate into, or be dissolved or liquidated into, or transfer any of its assets to any other Credit Party, so long as (i) if, after giving effect to such merger, consolidation, dissolution or liquidation the percentage ownership of Aleris and its Subsidiaries in any such Subsidiary or its assets is reduced, the value of such reduction shall be permitted as a Dividend pursuant to Section 10.03, (ii) the security interests and charges (if any) granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of the Subsidiaries party to such transaction shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation), and (iii) in the case of any such transaction pursuant to which any consideration is paid to a Person that is not a Wholly-Owned Subsidiary of Aleris, such consideration shall be permitted to be paid at such time only to the extent that it could otherwise have been paid pursuant to (and Aleris shall be required to satisfy the provisions of) Section 10.03;

(xv) if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, (x) any Subsidiary of Aleris (other than any Canadian Borrower or the European Borrower) may liquidate or dissolve if Aleris determines in good faith that such liquidation or dissolution is in the best interests of Aleris and is not materially disadvantageous to the Lenders, (y) any Subsidiary (other than any Canadian Borrower or the European Borrower) may merge with any Person to effect an investment permitted under Section 10.05 and (z) any merger, dissolution or liquidation may be effected for the purposes of effecting a transaction otherwise permitted under this Section 10.02;

(xvi) sales, transfers and dispositions of (i) Investments (excluding the Equity Interests of any Subsidiary) permitted by clauses (ii), (iv), (ix) and (xvii) of Section 10.05 and (ii) other investments to the extent required by or made pursuant to customary buy/sell arrangements made in the ordinary course of business between the parties to agreements related thereto; provided, in each case, that such sales, transfer or dispositions are made for fair value and for at least 75% cash consideration;

(xvii) dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Borrower or its Subsidiaries;

(xviii) sales, transfers and dispositions effecting a transaction otherwise permitted under this Section 10.02, Section 10.03, Section 10.08 and Liens permitted by Section 10.01;

(xix) sales, transfers and dispositions pursuant to Sale and Lease-Back Transactions if (A)(1) Aleris or such Restricted Subsidiary would be entitled to incur Indebtedness in amount equal to the Attributable Debt with respect to such Sale and Lease-Back Transaction pursuant to Section 10.04(xv), (2) the consideration received by Aleris or any Restricted Subsidiary in connection with such Sale and Lease-Back Transaction is at least equal to the fair market value (as determined in good faith by Aleris) of such property and (3) Aleris applies and or reinvests the proceeds of such transaction in compliance with Section 5.02(c) and (B) the Administrative Agent shall have received from the applicable purchaser or transferee a Collateral Access Agreement;

(xx) each of Aleris and its Subsidiaries may sell or liquidate Cash Equivalents, in each case for cash at fair market value (as determined in good faith by Aleris or such Subsidiary);

(xxi) Aleris and its Subsidiaries may sell the assets described on Schedule XIV so long as the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 5.02(c);

(xxii) transfers or sales of assets (s) among the U.S. Credit Parties, (t) among Wholly-Owned Canadian Subsidiaries of Aleris which are Credit Parties, (u) among the European Borrower and its Wholly-Owned Subsidiaries which are Credit Parties, (v) among Wholly-Owned Foreign Subsidiaries (that are not Credit Parties) of Aleris, (w) by any Subsidiary of Aleris to any U.S. Credit Party, (x) by any Foreign Subsidiary of Aleris that is not a Credit Party to any Wholly-Owned Foreign Subsidiary of Aleris, (y) by any U.S. Credit Party to any Wholly-Owned Canadian Subsidiary or Wholly-Owned European Distribution Subsidiary of Aleris that is a Credit Party, and (z) by any U.S. Credit Party to any Wholly-Owned Foreign Subsidiary (that is not a Credit Party) of Aleris, so long as, (I) in the case of any transfer from one Credit Party to another Credit Party, any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the relevant Security Documents in the assets so transferred shall (A) remain in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such transfer) or (B) be replaced by security interests granted to the relevant Collateral Agent for the benefit of the relevant Secured Creditors pursuant to the relevant Security Documents, which new security interests shall be in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such transfer) and (II) in the case of any transfer pursuant to preceding clause (z) (other than sales or transfer of assets (x) located at the 2211 East Carson Street, Long Beach, California and (y) located or previously located at State Road 7, Hannibal, OH 43931), either (A) the Payment Conditions are satisfied (both before and after giving effect to any such asset sale or transfer) at such time or (B) such transfer of assets would otherwise be permitted under Section 10.05;

(xxiii) Permitted Acquisitions may be made to the extent permitted by Section 9.13;

(xxiv) Aleris and its Subsidiaries may consummate Asset Swaps, so long as (w) each such sale is in an arm’s-length transaction and Aleris or the respective

Subsidiary receives at least fair market value (as determined in good faith by Aleris or such Subsidiary, as the case may be), (x) the Net Sale Proceeds therefrom (if any) are applied and/or reinvested as (and to the extent) required by Section 5.02(c), (y) the Collateral Agent shall have a perfected Lien on the assets acquired pursuant to such Asset Swap at least to the same extent for the assets sold pursuant to such Asset Swap (immediately prior to giving effect thereto) subject to no other Lien other than Permitted Liens and (z) the aggregate fair market value of all assets sold pursuant to this clause (xxiv) shall not exceed $25,000,000 in the aggregate since the Restatement Effective Date; provided that so long as the assets acquired by Aleris or any of its Subsidiaries pursuant to the respective Asset Swap are located in the same jurisdiction (or in the case of the United States, any State of the United States) as the assets sold by Aleris or such Subsidiary neither the fair market value limitation described in clause (w) above nor the $25,000,000 aggregate cap on Asset Swaps described in clause (z) above will apply to such Asset Swap;

(xxv) the Transaction may be consummated on or about the Restatement Effective Date; and

(xxvi) European Distribution Subsidiaries, Transitory European Subsidiaries and, prior to the European Restructuring Completion Date, (or thereafter, as contemplated by Section 10.16) Specified European Manufacturing Subsidiaries may sell Accounts to the European Borrower pursuant to Receivables Purchase Agreements.

Notwithstanding anything to the contrary contained herein, the Equity Interests of any of the Subsidiaries of Corus Aluminium NV in existence on the Restatement Effective Date (each such Subsidiary, a “European Sales Office”) may be transferred to the European Borrower so long as (i) the respective European Sales Office owns no assets other than de minimis assets and (ii) the respective European Sales Office has no operations other than the solicitation of sales of finished aluminum product to end-use customers. by and on behalf of the European Borrower or the Specified European Manufacturing Subsidiaries, as permitted pursuant to this Agreement.

Notwithstanding anything to the contrary contained above, in no event shall the Equity Interests of (A) any Borrower (other than Aleris) be sold, issued, transferred or otherwise disposed of (x) to any Person that is not a Credit Party (or, in the case of the European Borrower, to a Person not a European Parent Guarantor), unless, in the case of a U.S. Borrower (other than Aleris) or a Canadian Borrower, (1) no Default or Event of Default is then in existence or would exist after giving effect thereto, and (2) each of the conditions set forth in Section 7.03 shall be satisfied at such time (after giving effect to such disposal), or (y) such that after giving effect thereto Aleris shall fail to own, directly or indirectly, all of the Equity Interests of the Canadian Borrowers, the European Borrower or German SubHoldco or all such Equity Interests shall fail to be subject to the Lien of the Secured Creditors as provided in this Agreement or (B) any Distribution Subsidiary be sold, issued, transferred or otherwise disposed of to a Person other than the European Borrower or another Distribution Subsidiary which is a Wholly-Owned Subsidiary.

To the extent the Required Lenders waive the provisions of this Section 10.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 10.02 (other than to Aleris or a Subsidiary thereof which is a Credit Party), such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

10.03 Dividends. No Borrower will, or will permit any of its Subsidiaries to, pay any Dividends except that:

(i) Aleris may declare and pay dividends or make other distributions with respect to its Equity Interests payable solely in additional shares of its Equity Interests; provided, that such Equity Interests are Qualified Equity Interests;

(ii) Subsidiaries of Aleris may declare and pay dividends or make other distributions ratably with respect to their Equity Interests;

(iii) Aleris and its Subsidiaries may, or may pay Dividends to Holdings the proceeds of which are used to, (i) repurchase Equity Interests of Aleris (or any direct or indirect parent thereof) in connection with the exercise of stock options (including for purposes of paying tax withholding applicable to stock option exercises) granted to officers, directors, consultants or employees of Aleris, its Subsidiaries or any direct or indirect parent thereof and (ii) redeem, repurchase or otherwise acquire for value, outstanding Equity Interests of Aleris, or any direct or indirect parent thereof, (including related stock appreciation rights or similar securities) following the death, disability, retirement or termination of employment of officers, directors, consultants or employees of Aleris, any of its Subsidiaries, or any direct or indirect parent thereof or under the terms of any plan or any other agreement under which such Equity Interests or related rights were issued, in each case so long as (x) the aggregate amount paid by Aleris in cash in respect of all such redemptions or purchases pursuant to preceding clauses (i) and (ii) shall not exceed $5,000,000 in respect of all such redemptions, purchases and payments made in any Fiscal Year (plus the amount of net proceeds (x) received by Aleris during such Fiscal Year from sales of Equity Interests of Aleris or, to the extent contributed to Aleris, any of Aleris’ direct or indirect parents, to directors, consultants, officers or employees of Aleris, any of its Subsidiaries or any direct or indirect parent of Aleris in connection with permitted employee compensation and incentive arrangements and (y) of any key-man life insurance policies received during such Fiscal Year); provided that to the extent that any portion of such annual limit on such redemptions, purchases and payments is not utilized in any Fiscal Year, such unused portion will increase the annual limit applicable to the immediately subsequent Fiscal Year;

(iv) Aleris and its Subsidiaries may make non-cash repurchases of Equity Interests deemed to occur upon the exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(v) Aleris and its Subsidiaries may pay Dividends on the Restatement Effective Date to consummate the Transaction;

(vi) to the extent constituting Dividends, Aleris and its Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Sections 10.02 or 10.06(xi), (xii) and (xiv);

(vii) Aleris and its Subsidiaries may pay Dividends to Holdings to finance investments permitted pursuant to Section 10.05; provided, that (A) any such Dividend shall be made substantially concurrently with the closing of such investment and (B) Holdings shall, immediately following the closing thereof, cause (i) all property acquired (whether assets or Equity Interests) to be contributed to Aleris or its Subsidiaries or (ii) the merger (to the extent permitted in Section 10.02) of the Person formed or acquired into Aleris or its Subsidiaries in order to consummate such investment;

(viii) Aleris may pay Dividends (including in cash), so long as (a) the Payment Conditions are satisfied (both before and after giving effect to any such Dividends) or (b) such Dividends are made with the proceeds of any substantially contemporaneous issuance of Qualified Equity Interests by Aleris or any direct or indirect parent of Aleris to the extent such proceeds shall have actually been received by Aleris;

(ix) Aleris and its Subsidiaries may pay Dividends to Holdings (x) in an amount (together with loans or advances made pursuant to Section 10.05(xix)) not to exceed $1,500,000 in any Fiscal Year, to the extent necessary to pay (or allow any direct or indirect parent of Holdings to pay) general corporate and overhead expenses incurred by Holdings (or any direct or indirect parent thereof) in the ordinary course of business, plus the amount of any reasonable and customary indemnification claims made by any director or officer of Holdings (or any direct or indirect parent thereof), (y) to pay franchise taxes and other fees, taxes and expenses required to maintain its (or any of its direct or indirect parents’) corporate existence and (z) in an amount necessary to pay the tax liabilities of Holdings (or any such direct or indirect parent) attributable to (or arising as a result of) the operations of Aleris and its Subsidiaries; provided, however, that in the case of clause (z), the amount of such dividends shall not exceed the amount that Aleris and its Subsidiaries would be required to pay in respect of federal, state and local taxes and any other taxes were Aleris and the Subsidiaries to pay such taxes as stand alone taxpayers;

(x) so long as no Event of Default is in existence or would exist immediately after giving effect thereto, Aleris may pay additional Dividends in an amount not to exceed $40,000,000 in the aggregate since the Restatement Effective Date (subject to the last sentence of Section 9.13(a)), less the sum of (i) the aggregate amount of Investments previously actually made by Aleris or any of their Subsidiaries pursuant to Section 10.05(xvi) since the Restatement Effective Date (determined as the amount originally advanced, loaned or otherwise invested (without giving effect to any write-downs or write-offs thereof), less any returns on the respective investment not to exceed the original amount invested), (ii) the aggregate amount of payments, prepayments and redemptions of Indebtedness actually made by Aleris or any of its Subsidiaries pursuant to Section 10.08(i)(y) since the Restatement Effective Date and (iii) the aggregate amount of Permitted Acquisitions previously made by Aleris or any of its Subsidiaries pursuant to Section 9.13(a)(iii) since the Restatement Effective Date; and

(xi) so long as no Default or Event of Default is in existence or would exist immediately after giving effect thereto, Aleris may pay Dividends in an amount equal to the Net Sale Proceeds received by Aleris and its Subsidiaries from the sale of assets located at the Carson Facility.

10.04 Indebtedness. No Borrower will, or will permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness or Interest Rate Protection Agreements or Other Hedging Agreements, except:

(i) the ABL Obligations;

(ii) Existing Indebtedness (not constituting Capitalized Lease Obligations, which shall be required to be justified under following clause (v)) outstanding on the Restatement Effective Date and listed on Schedule IX;

(iii) Interest Rate Protection Agreements entered into with respect to other Indebtedness permitted under this Section 10.04 so long as the entering into of such Interest Rate Protection Agreements are bona fide hedging activities and are not for speculative purposes;

(iv) Other Hedging Agreements providing protection to Aleris and its Subsidiaries against fluctuations in currency values and commodity prices so long as the entering into of such Other Hedging Agreements are bona fide hedging activities and are not for speculative purposes;

(v) Indebtedness of Aleris and its Subsidiaries (other than the European Distribution Subsidiaries) evidenced by Capitalized Lease Obligations and Synthetic Lease Obligations (to the extent permitted by Section 10.01(vi)) and purchase money Indebtedness secured by Liens described in Section 10.01(vii), provided that in no event shall the sum of the aggregate principal amount of all Capitalized Lease Obligations, Synthetic Lease Obligations and purchase money Indebtedness permitted by this clause (v) and any Permitted Refinancing Indebtedness incurred to refund, replace or refinance any Indebtedness incurred pursuant to this clause (v) exceed $175,000,000 at any time outstanding;

(vi) intercompany Indebtedness among Aleris and its Subsidiaries to the extent permitted by Sections 10.05(viii), (xiv) or (xvi);

(vii) (x) the Term Loans in an initial aggregate principal amount not to exceed $1,225,000,000 (or its equivalent in the applicable currencies) (less the aggregate principal amount of Permitted Refinancing Indebtedness incurred in respect thereof), (y) the New Senior Notes in an initial aggregate principal amount not to exceed $600,000,000 (less the aggregate principal amount of Permitted Refinancing Indebtedness incurred in respect thereof) and (z) the New Senior Subordinated Notes in an aggregate principal amount not to exceed $400,000,000 (less the aggregate principal amount of Permitted Refinancing Indebtedness incurred in respect thereof);

(viii) Indebtedness consisting of guaranties by Aleris and its Subsidiaries of each other’s Indebtedness or other obligations of any such Persons permitted under Section 10.05(viii), (xiv) or (xvi);

(ix) cash management obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with deposit accounts;

(x) Permitted Refinancing Indebtedness;

(xi) to the extent that same constitutes Indebtedness, indemnification obligations, purchase price or other similar adjustments in connection with acquisitions and dispositions permitted hereunder;

(xii) Indebtedness of Aleris or any Subsidiary of Aleris (other than the European Borrower and its Subsidiaries) acquired pursuant to a Permitted Acquisition or other acquisition of an Acquired Business or Entity permitted pursuant to Section 10.05 (or Indebtedness assumed at the time of a Permitted Acquisition or such other acquisition permitted pursuant to Section 10.05), provided that (x) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition or other acquisition permitted pursuant to Section 10.05, and (y) the aggregate principal amount of all Indebtedness permitted by this clause (xii) and any Permitted Refinancing Indebtedness incurred to refund, replace or refinance any Indebtedness incurred pursuant to this clause (xii) shall not exceed $50,000,000 at any one time outstanding;

(xiii) (x) Indebtedness of European Distribution Subsidiaries and any other Foreign Subsidiary (other than any such other Foreign Subsidiary which is a Credit Party), consisting of local lines of credit incurred in the ordinary course of business of such Foreign Subsidiary and, except as otherwise permitted by Section 10.04(viii), not guaranteed by a Credit Party, in an aggregate principal amount not to exceed at any time the Dollar Equivalent of $75,000,000 and (y) Indebtedness of any Foreign Subsidiary consisting of an Investment made by a Credit Party to such Foreign Subsidiary as permitted by Section 10.05(viii); provided that for purposes of determining compliance with this Section 10.04(xiii), the Dollar Equivalent of any amounts denominated in a currency other than U.S. Dollars shall be calculated on the date on which the applicable Indebtedness was incurred;

(xiv) unsecured Indebtedness of Aleris the net cash proceeds of which are used to consummate one or more Permitted Acquisitions or other acquisitions of Acquired Entities or Businesses permitted pursuant to Section 10.05 (“Additional Debt”); provided that (x) (A) the terms of such Additional Debt shall not contain any cross-default provisions (other than for material non-payment at final maturity, and may include a cross-acceleration provision), (B) the terms of the Additional Debt shall not contain any financial maintenance covenants, (C) the Additional Debt shall not be secured by any asset of Aleris or any of its Subsidiaries and shall not be guaranteed by Aleris or any Subsidiary of Aleris other than another Credit Party, and (D) no portion of the principal of the Additional Debt shall be scheduled to be redeemed, repurchased or otherwise repaid or prepaid (other than as a result of a change of control, customary offers upon asset sales, acceleration or such other provision as shall be customary for comparable high-yield debt securities) prior to the date that is six months after the Final Maturity Date and (y) after giving effect to the incurrence of such Indebtedness, (I) Aleris and its Subsidiaries shall be in compliance on a Pro Forma Basis with the financial covenant set forth in Section 10.07 (whether or not a Compliance Period is then in effect) and (II) no Default or Event of Default shall exist or would result therefrom; and

(xv) Attributable Debt incurred by Aleris or any Subsidiary pursuant to Sale and Lease-Back Transactions of property (real or personal), equipment or other fixed or capital assets owned by Aleris or any Subsidiary as of the Restatement Effective Date or acquired by Aleris or any Subsidiary after the Restatement Effective Date in exchange for, or with the proceeds of the sale of, such assets owned by Aleris or any Subsidiary as of the Restatement Effective Date and any Refinancing Indebtedness incurred to refund, replace or refinance any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (xv); provided that the aggregate amount of Attributable Debt incurred under this clause (xv) does not exceed $50,000,000;

(xvi) Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(xvii) Indebtedness of any Borrower or any of its Subsidiaries in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar obligations, or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case provided in the ordinary course of business;

(xviii) Indebtedness consisting of promissory notes issued by any Credit Party to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings (or any direct or indirect parent thereof) or of Aleris (following a Qualified Public Offering of Aleris) permitted by Section 10.03;

(xix) Indebtedness consisting of obligations of any Borrower or any of its Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Transaction, Permitted Acquisitions or any other Investment expressly permitted hereunder;

(xx) Indebtedness consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(xxi) Indebtedness incurred by any Borrower or any of its Subsidiaries in respect of documentary letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business; provided that any such documentary letter of credit or other similar instrument may be secured only by Liens attaching to the related documents of title and not any Inventory represented thereby;

(xxii) Indebtedness supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit;

(xxiii) Term Loan Pari Passu Lien Obligations; provided that at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 3.00 to 1.00;

(xxiv) Subordinated Indebtedness constituting deferred purchase price of, or incurred to finance, Permitted Acquisitions or other acquisitions of Acquired Entities or Businesses permitted pursuant to Section 10.05; provided that no portion of the Subordinated Indebtedness shall be scheduled to be redeemed, repurchased or otherwise repaid or prepaid (other than as a result of a change of control, customary offers upon asset sales, acceleration or such other provision as shall be customary for comparable high-yield debt securities) prior to the date that is six months after the Final Maturity Date; and

(xxv) additional Indebtedness of Aleris and its Subsidiaries (other than the European Distribution Subsidiaries) not to exceed $150,000,000 in aggregate principal amount at any time outstanding.

Notwithstanding the foregoing, Indebtedness of the European Borrower and the European Distribution Subsidiaries permitted pursuant to clauses (v), (xiii), (xxiv) and (xxv) of this Section 10.04 shall not exceed $5,000,000 at any time outstanding.

The accrual of interest and the accretion or amortization of original issue discount on Indebtedness and the payment of interest in the form of additional Indebtedness originally incurred in accordance with this Section 10.04 will not constitute an incurrence of Indebtedness.

10.05 Advances, Investments and Loans. No Borrower will, or will permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or hold any cash or Cash Equivalents (each of the foregoing an “Investment” and, collectively, “Investments”), except that the following shall be permitted:

(i) Aleris and its Subsidiaries may acquire and hold accounts receivables or notes receivable arising and trade credit granted in the ordinary course of business and other credit to suppliers or vendors in the ordinary course of business;

(ii) Aleris and its Subsidiaries may acquire and hold cash and Cash Equivalents;

(iii) Aleris and its Subsidiaries may hold the Investments held by them on the Restatement Effective Date and described on Schedule XII and any modification, replacement, renewal, reinvestment or extension thereof (provided that the amount of the original Investment is not increased except as otherwise permitted by this Section 10.05), and any Investments existing on the Restatement Effective Date by any Borrower or any of its Subsidiaries in or to any Borrower or any Subsidiary of such Borrower;

(iv) Aleris and its Subsidiaries may acquire and own Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers, trade debtors, licensors, licensees and customers or in good faith settlement of delinquent obligations of, and other disputes with, customers, trade debtors, licensors, licensees and suppliers arising in the ordinary course of business;

(v) Aleris and its Subsidiaries may make loans and advances to officers, directors and employees of Holdings, Aleris or any of its Subsidiaries (i) for reasonable and customary business related travel, entertainment, relocation and analogous ordinary business purposes and (ii) in connection with such Persons’ purchase of Equity Interests of Holdings or any direct or indirect parent thereof (provided that the amount of such loans and advances shall be contributed to Aleris in cash as common equity) ;

(vi) Aleris and its Subsidiaries may enter into Interest Rate Protection Agreements to the extent permitted by Section 10.04(iii);

(vii) Aleris and its Subsidiaries may enter into Other Hedging Agreements to the extent permitted by Section 10.04(iv);

(viii) Aleris and its Subsidiaries may make intercompany loans and advances between and among one another and guarantee Indebtedness and other obligations permitted under this Agreement of each other (collectively, “Intercompany Loans”) provided that (i) unless the Payment Conditions are satisfied both before and after giving effect to such Intercompany Loan the aggregate amount of Intercompany Loans made by (x) the U.S. Credit Parties and their Domestic Subsidiaries to Foreign Subsidiaries (other than the Luxco Guarantor) and (y) the Credit Parties to Subsidiaries which are not Credit Parties at a time when the Payment Conditions are not satisfied both before and after giving effect thereto shall not exceed $25,000,000 at any time outstanding (determined without regard to any write-downs or write-offs thereof); it being understood that neither (1) Intercompany Loans made at a time when the Payment Conditions are satisfied nor (2) Intercompany Loans made by the European Borrower to Foreign Subsidiaries of Aleris in the ordinary course of business (“European Intercompany Loans”) shall be subject to the $25,000,000 aggregate cap described in this Section 10.05(viii), (ii) no Intercompany Loans (other than European Intercompany Loans) may be made by a Credit Party to a Subsidiary of Aleris that is not a Credit Party at a time that any Default or Event of Default exists and is continuing, and (iii) (x) each Intercompany Loan made by any Subsidiary of Aleris that is not a Credit Party to any Credit Party and (y) each Intercompany Loan made by a Subsidiary of Aleris to the European Borrower or any of its Subsidiaries shall be subject to subordination provisions reasonably satisfactory to the Administrative Agent;

(ix) Aleris and its Subsidiaries may acquire and hold promissory notes and other non-cash consideration issued by the purchaser of assets in connection with a sale of such assets to the extent permitted by Section 10.02;

(x) Aleris and its Subsidiaries may own the capital stock of, or other equity interests in, their respective Subsidiaries created or acquired in accordance with the terms of this Agreement (although any amounts invested in such Subsidiaries must be independently justified pursuant to the other clauses of this Section 10.05);

(xi) Investments constituting guaranties permitted by Section 10.04;

(xii) Permitted Acquisitions permitted by Section 9.13;

(xiii) notes from employees of Aleris and its Subsidiaries in connection with such employees’ acquisition of shares of Aleris Common Stock so long as no cash is actually advanced by Aleris or any of its subsidiaries in connection with the acquisition of such Aleris Common Stock;

(xiv) additional Investments by Aleris and its Subsidiaries, so long as (a) the Payment Conditions are satisfied (both before and after giving effect to such Investment) or (b) such Investments are made with the proceeds of any substantially contemporaneous issuance of Qualified Equity Interests by Aleris or any direct or indirect parent of Aleris to the extent such proceeds shall have actually been received by Aleris;

(xv) the Transaction shall be permitted;

(xvi) other Investments so long as the aggregate amount thereof (determined as the amount originally advanced, loaned or otherwise invested (without giving effect to any write-downs or write-offs thereof), less any returns on the respective investment not to exceed the original amount invested) at any time outstanding pursuant to this Section 10.05(xvi) would not exceed $40,000,000 (subject to the last sentence of Section 9.13(a)), less the sum of (i) the aggregate amount of Dividends previously paid by Aleris or any of its Subsidiaries pursuant to Section 10.03(x) since the Restatement Effective Date, (ii) the aggregate amount of payments, prepayments and redemptions of Indebtedness pursuant to Section 10.08(i)(y) previously made by Aleris or any of its Subsidiaries pursuant to Section 10.08(i)(y) since the Restatement Effective Date and (iii) the aggregate amount of Permitted Acquisitions previously made by Aleris or any of its Subsidiaries pursuant to Section 9.13(a)(iii) since the Restatement Effective Date;

(xvii) investments of any Person existing at the time such Person becomes a Subsidiary of Aleris or consolidates or merges with Aleris or any of its Subsidiaries (including in connection with a Permitted Acquisition) so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such merger;

(xviii) investments constituting deposits permitted under clauses (xii)(x) and (xviii) of Section 10.01;

(xix) loans and advances to Holdings (or any direct or indirect parent thereof) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Dividends in respect thereof), Dividends to the extent permitted to be made to Holdings in accordance with Section 10.03(ix);

(xx) advances of payroll payments to employees in the ordinary course of business;

(xxi) guarantees by Aleris or its Subsidiaries of leases (other than capitalized leases) or other obligations of Aleris or any of its Subsidiaries that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(xxii) investments in the ordinary course of business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices; and

(xxiii) Investments in Subsidiaries resulting from the transfer to a Subsidiary of Aleris of assets located on the Restatement Effective Date at 2211 Carson Street, Long Beach, California or State Road 7, Hannibal, Ohio.

10.06 Transactions with Affiliates. No Credit Party will, or will permit any of its Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate of Aleris or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to Aleris or such Subsidiary as would reasonably be obtained by Aleris or such Subsidiary at that time in a comparable arm’s-length transaction with a Person other than an Affiliate, provided that the following shall not be prohibited by this Section 10.06:

(i) Dividends may be paid to the extent provided in Section 10.03;

(ii) loans may be made and other transactions may be entered into by Aleris and its Subsidiaries to the extent permitted by Sections 10.02, 10.04, 10.05, 10.08 and 10.11;

(iii) the payment of reasonable fees and out-of-pocket costs to directors of Holdings (or any direct or indirect parent thereof), Aleris or any of its Subsidiaries, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of Holdings (or any direct or indirect parent thereof), Aleris or its Subsidiaries in the ordinary course of business;

(iv) Aleris may issue Qualified Equity Interests;

(v) Aleris and its Subsidiaries may enter into, and may make payments under, employment agreements, employee benefits plans, stock option plans, indemnification provisions, severance arrangements, and other similar compensatory arrangements with officers, employees and directors of Aleris and its Subsidiaries in the ordinary course of business;

(vi) periodic allocations of overhead expenses among Aleris and its Subsidiaries may be made;

(vii) each of Aleris and its Subsidiaries may grant licenses or sublicenses, leases or subleases to other Persons not materially interfering with the conduct of the business of Aleris or any of its Subsidiaries, in each case so long as no such grant otherwise restricts any Credit Party’s right to grant a Lien on such assets or property in favor of the Collateral Agent (or the Collateral Agent’s rights and remedies with respect, or access, thereto);

(viii) transactions among Credit Parties or Aleris and its Wholly-Owned Subsidiaries which are otherwise permitted pursuant to this Agreement;

(ix) the European Borrower may enter into the Tolling Agreements with the European Manufacturing Subsidiaries and other Subsidiaries of Aleris and make payments thereunder;

(x) the European Borrower and the Distribution Subsidiaries may enter into the Receivables Purchase Agreements, and perform their respective obligations thereunder;

(xi) Aleris may pay (A) management or monitoring or similar fees to the Sponsor and Sponsor termination fees, (B) transaction advisory services fees with respect to transactions in respect of which the Sponsor provides any transaction, advisory or other similar services and (C) indemnities and reasonable expenses related to the foregoing, in each case pursuant to, and in accordance with, the Management Services Agreement as such agreement is in effect as of the Restatement Effective Date; provided that in the case of preceding clauses (A), (B) and (C), (x) no Event of Default has occurred and is continuing or would result after giving effect to such payment and (y) the Borrowers shall have Excess Availability of at least $65,000,000 after giving effect to such payment;

(xii) payments by Aleris and its Subsidiaries pursuant to the tax sharing agreements among Holdings (and any direct or indirect parent thereof), Aleris and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of Aleris and its Subsidiaries;

(xiii) the Transaction shall be permitted;

(xiv) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by Holdings’ (or its direct or indirect parent company’s) or Aleris’s board of directors; and

(xv) transactions pursuant to permitted agreements in existence on the Restatement Effective Date and set forth on Schedule XXI or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect.

10.07 Fixed Charge Coverage Ratio. (a) During each Compliance Period, the Borrowers shall not permit (i) the Fixed Charge Coverage Ratio for the last Test Period ended prior to the beginning of such Compliance Period for which financial statements are available to be less than 1.00:1.00, (ii) the Fixed Charge Coverage Ratio for any Test Period for which financial statements first become available during such Compliance Period to be less than

1.00:1.00 or (iii) the Fixed Charge Coverage Ratio for any Test Period ending during such Compliance Period to be less than 1.00:1.00. Within three Business Days after the beginning of a Compliance Period (or if the deadline for delivery of the financial statements for the applicable Fiscal Quarter in accordance with Section 9.01(a) or (b) has not expired, within three Business Days of such deadline), Aleris shall provide to Administrative Agent a compliance certificate (whether or not a Compliance Period is in effect on the date such compliance certificate is required to be delivered) calculating the Fixed Charge Coverage Ratio for the Test Period ended immediately prior to the beginning of such Compliance Period based on the most recent financial statements delivered pursuant to Section 9.01(a) or (b).

(b) Notwithstanding anything to the contrary contained in Section 11, in the event that the Borrowers fail (or, but for the operation of this Section 10.07(b), would fail) to comply with the requirements of the Fixed Charge Coverage Ratio set forth in Section 10.07(a) (the “Financial Performance Covenant”), until the expiration of the 10th day subsequent to the date the certificate calculating compliance with this Section 10.07 is required to be delivered pursuant to Section 9.01(c) (or, in the case of the initial calculation of the Financial Performance Covenant during a Compliance Period, the 10th day subsequent to the commencement of such Compliance Period), Holdings shall have the right to issue Equity Interests for cash or otherwise receive cash contributions to its capital, and, in each case, to contribute any such cash to the capital of Aleris (collectively, the “Cure Right”), and upon the receipt by Aleris of such cash (the “Cure Amount”) pursuant to the exercise by Holdings of such Cure Right, the Financial Performance Covenant shall be recalculated giving effect to the following pro forma adjustments: (i) Consolidated EBITDA shall be increased, solely for the purpose of measuring the Financial Performance Covenant and not for any other purpose under this Agreement, by an amount equal to the Cure Amount and (ii) if, after giving effect to the foregoing recalculations, the Borrowers shall then be in compliance with the requirements of the Financial Performance Covenant, then the Borrowers shall be deemed to have satisfied the requirements of the Financial Performance Covenant as of the relevant date of determination with the same effect as though there had been (or would have been) no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenant that had occurred (or would have occurred) shall be deemed cured for the purposes of this Agreement.

Notwithstanding anything herein to the contrary, (i) in each period of four Fiscal Quarters there shall be at least two Fiscal Quarters in which the Cure Right is not exercised and (ii) for purposes of this Section 10.07(b), the Cure Amount shall be no greater than the amount required for purposes of complying with the Financial Performance Covenant.

10.08 Limitations on Payments of Certain Indebtedness; Modifications of Certain Indebtedness Documents, Certificate of Incorporation, By-Laws and Certain Other Agreements, etc. Aleris will not, and will not permit any of its Subsidiaries to:

(i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event (other than (x) any prepayment or redemption of Term Loans as a result of any asset sale, recovery event, change of control or similar event and (y) any Special Mandatory Redemption under, and as defined in, the New Senior Note Indenture) (including, in each case without limitation, by way of depositing with the trustee with respect thereto, or with any other Person, money or securities before due for the purpose of paying when due) of the following: the Term Obligations, the New Senior Subordinated Notes and the New Senior Notes (other than, in each case, pursuant to an issuance of Permitted Refinancing Indebtedness relating thereto), any Permitted Refinancing Indebtedness relating to any of the foregoing or, during the existence of an Event of Default, any other Material Indebtedness (other than Intercompany Loans), in each case unless, both before and after giving effect thereto, either (x) the Payment Conditions have been satisfied or (y) no Event of Default exists or would exist immediately after giving effect thereto and the amount of any such payments, prepayments and redemptions (other than any such payment, prepayment or redemption made pursuant to clause (x)) made pursuant to this clause (y) would not exceed $40,000,000 in the aggregate since the Restatement Effective Date (subject to the last sentence of Section 9.13(a)), less the sum of (i) the aggregate amount of Investments previously made by Aleris or any of their Subsidiaries pursuant to Section 10.05(xvi) since the Restatement Effective Date (determined as the amount originally advanced, loaned or otherwise invested (without giving effect to any write-downs or write-offs thereof), less any returns on the respective investment not to exceed the original amount invested), (ii) the aggregate amount of Dividends previously paid by Aleris or any of its Subsidiaries pursuant to Section 10.03(x) since the Restatement Effective Date and (iii) the aggregate amount of Permitted Acquisitions previously made by Aleris or any of its Subsidiaries pursuant to Section 9.13(a)(iii) since the Restatement Effective Date (determined as the amount originally advanced, loaned or otherwise invested (without giving effect to any write-downs or write-offs thereof), less any returns on the respective investment not to exceed the original amount invested);

(ii) amend or modify, or permit the amendment or modification of any provision of any Credit Document (as defined in the Term Loan Agreement) in respect of the Term Loans or any New Note Document (after the entering into thereof), in each case, other than any such amendments or modifications thereto which (taken as a whole) would not reasonably be expected to be adverse in any material respect to the interests of the Lenders;

(iii) amend, modify or change the Management Services Agreement, its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation), certificate of formation, limited liability company agreement or by-laws (or the equivalent organizational documents), as applicable, unless such amendments, modifications, changes or other actions contemplated by this clause (iii) (taken as a whole) would not reasonably be expected to be adverse to the interests of the Lenders in any material respect; or

(iv) after the entering into thereof, amend or modify, or permit the amendment or modification of, any Receivables Purchase Agreement or any Tolling Agreement (or the subordination provisions relating to the Tolling Agreements) in each case without the prior written consent of the Administrative Agent; unless such amendment, modification change or other action contemplated by this clause (iv) would not reasonably be expected to be adverse to the interests of the Lenders in any material respect.

10.09 Limitation on Certain Restrictions on Subsidiaries. Aleris will not permit any of its Subsidiaries that is not a Credit Party to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its Equity Interests owned by Aleris or any of its Subsidiaries, or pay any Indebtedness owed to Aleris or any of its Subsidiaries, (b) make loans or advances to Aleris or any of its Subsidiaries or (c) transfer any of its properties or assets to Aleris or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law or any applicable regulation, rule, order, approval, license or other restrictions issued by any Governmental Authority, (ii) this Agreement and the other Credit Documents, (iii) the New Senior Note Documents, the New Senior Subordinated Note Documents or the Term Loan Agreement (in each case as in effect on the Restatement Effective Date, and as the same may thereafter be amended, modified (or replaced) or refinanced (including pursuant to Permitted Refinancing Indebtedness) in accordance with the terms of this Agreement so long as the terms of any restrictions described in clauses (a) through (c) above are no more restrictive on Aleris or its Subsidiaries in any material respect (taken as a whole) than those terms as in effect on the Restatement Effective Date), (iv) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of Aleris or any of its Subsidiaries, (v) customary provisions restricting assignment of any licensing agreement (in which Aleris or any of its Subsidiaries is the licensee) or other contract entered into by Aleris or any of its Subsidiaries in the ordinary course of business, (vi) restrictions on the transfer of any asset pending the close of the sale of such asset, (vii) restrictions on the transfer of any asset subject to a Lien permitted by Section 10.01(iii), (vi), (vii), (viii), (xv), (xvi) or (xvii), (viii) customary restrictions in the respective Subsidiary’s industry imposed by customers under contractual arrangements entered into in the ordinary course of business with respect to cash or other deposits or minimum net worth or similar requirements, (ix) restrictions on conditions imposed by any agreement relating to secured Indebtedness permitted to be incurred hereunder if such restrictions apply only to the property or assets securing such Indebtedness, (x) customary restrictions in joint venture agreements and other similar agreements applicable to joint ventures to the extent such joint ventures are permitted hereunder, (xi) any agreement or other instrument of a Person acquired in a Permitted Acquisition or other Investment or acquisition permitted hereunder in existence at the time of such Permitted Acquisition or other Investment or acquisition (but not created in connection therewith or in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person so acquired and (xii) provisions contained in agreements related to or instruments evidencing Indebtedness incurred pursuant to Section 10.04(ii).

10.10 Business, etc. (a) Aleris will not, and will not permit any of its Subsidiaries to, engage to any material extent directly or indirectly in any material line of business substantially different from the businesses engaged in by Aleris and its Subsidiaries as of the Restatement Effective Date and reasonable extensions thereof and businesses ancillary or complimentary thereto.

(b) Notwithstanding anything to the contrary contained herein, the European Borrower shall not incur any Indebtedness or other material liabilities, conduct any material operations or business or own or acquire any material assets or properties other than Indebtedness incurred pursuant to the Credit Documents and other Indebtedness permitted by

Section 10.04 and activities which constitute Permitted European Borrower Activities; provided that in no event shall the European Borrower permit the aggregate number of Persons which are not Swiss Qualifying Banks to which the Swiss Borrower directly or indirectly (whether through a Restricted Sub-Participation or other sub-participations under any other agreement) owes interest-bearing borrowed money under all interest-bearing instruments taken together (other than bond issues which are subject to Swiss Withholding Tax), except for any Swiss Non-Qualifying Banks or holders of any Restricted Sub-Participation, to exceed 10 (ten) at any time and the European Borrower will comply with the Twenty Non-Bank Regulations (other than, in each case, any failure to comply arising from assignments and participations of the ABL Obligations following the occurrence of a Significant Event of Default or Conversion Event). For such purpose, the European Borrower and Aleris may assume that the number of Lenders or holders of a Restricted Sub-Participations under this Credit Agreement which are Swiss Qualifying Banks from time to time equals ten, but does not exceed ten.

(c) Notwithstanding anything to the contrary contained herein, the Borrowers shall not permit the Distribution Subsidiaries to incur any Indebtedness or other material liabilities, conduct any material operations or business or own or acquire any material assets or properties other than activities which constitute Permitted Distribution Subsidiary Activities.

(d) The Borrowers will not permit any Subsidiary, other than the European Borrower, the Distribution Subsidiaries, the Transitory European Subsidiaries and prior to the European Restructuring Completion Date, the Specified European Manufacturing Subsidiaries, to generate, originate or otherwise own any Accounts relating to the European business of Aleris and its Subsidiaries except any such accounts which, in the aggregate, are immaterial to the business of Aleris and its Subsidiaries taken as a whole. Aleris will, and will cause its Subsidiaries to, cause all Permitted European Borrower Activities and Permitted Distribution Subsidiary Activities to be conducted by the European Borrower and its Subsidiaries rather than by Aleris or any of its other Subsidiaries.

(e) (i) Aleris will not permit any European Parent Guarantor to engage in any business or activity other than the ownership of all the outstanding Equity Interests of the European Borrower, German Sub-Holdco, the other European Parent Guarantor or any other Subsidiary owned on the Restatement Effective Date after taking into account the Transaction or acquired pursuant to a Permitted Acquisition of an Acquired Entity or Business or in any transaction permitted by Section 10.05 hereof and activities incidental thereto and (ii) no European Parent Guarantor will own or acquire any assets (other than Equity Interests of the European Borrower, German Sub-Holdco or the other European Parent Guarantor and the cash proceeds of any Dividends permitted by Section 10.03) or incur any liabilities (other than liabilities under the Credit Documents and liabilities reasonably incurred in connection with its maintenance of its existence).

10.11 Limitation on Issuance of Equity Interests. (a) Aleris will not, and will not permit any of its Subsidiaries to, issue (i) any preferred stock or other preferred equity interests other than (x) Qualified Equity Interests of Aleris and any other preferred stock or other preferred equity interests of Aleris issued pursuant to Section 10.04 or (y) any preferred stock or other preferred equity interests issued by a Subsidiary of Aleris to the extent that such preferred stock or preferred equity interest are held by Aleris or a Wholly-Owned Subsidiary thereof or (ii)

any redeemable common stock or other redeemable common equity interests other than common stock or other redeemable common equity interests that (x) is redeemable at the sole option of Aleris or such Subsidiary or (y) consists solely of Qualified Equity Interests.

(b) Aleris will not permit any of its Subsidiaries to issue any Equity Interests (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, Equity Interests, except (i) for transfers and replacements of then outstanding shares of Equity Interests, (ii) for stock splits, stock dividends and issuances which do not decrease the percentage ownership of Aleris or any of its Subsidiaries in any class of the Equity Interests of such Subsidiary, (iii) in the case of Foreign Subsidiaries, to qualify directors and other nominal amounts required to be held by local nationals in each case to the extent required by applicable law, (iv) for issuances by newly created or acquired Subsidiaries in accordance with the terms of this Agreement, (v) for Equity Interests held by Aleris or a Wholly-Owned Subsidiary thereof and (vi) subject to the penultimate paragraph of Section 10.02 and the last sentence of Section 9.12, for issuances of Qualified Equity Interests of any Subsidiary of Aleris.

10.12 Changes to Legal Names, Organizational Identification Numbers, Jurisdiction or Type or Organization. Aleris will not, and will not permit any of the other Credit Parties to, change its legal name until (i) it shall have given to the Administrative Agent not less than 15 days prior written notice of its intention so to do, clearly describing such new name and providing other information in connection therewith as the Collateral Agent may reasonably request, and (ii) with respect to such new name, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted pursuant to the applicable Security Documents at all times fully perfected and in full force and effect. In addition, to the extent that any Credit Party does not have an organizational identification number on the Restatement Effective Date and later obtains one, or if there is any change in the organizational identification number of any Credit Party, Aleris or such other Credit Party shall promptly notify the Collateral Agent of such new or changed organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interests of the Collateral Agent in the Collateral intended to be granted pursuant to the applicable Security Documents fully perfected and in full force and effect. Furthermore, Aleris will not, and will not permit any of the other Credit Parties to, change its jurisdiction of organization or its type of organization until (x) it shall have given to the Collateral Agent not less than 15 days prior written notice of its intention so to do, clearly describing such new jurisdiction of organization and/or type of organization and providing such other information in connection therewith as the Collateral Agent may reasonably request (although no change pursuant to this Section 10.12 shall be permitted to the extent that it involves (i) a U.S. Credit Party ceasing to be organized in the United States, except to a transaction otherwise permitted pursuant to Section 10.02, (ii) a Canadian Credit Party ceasing to be organized in the Canada or (iii) the European Borrower ceasing to be organized in Switzerland) and (y) with respect to such new jurisdiction and/or type of organization, it shall have taken all actions reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted pursuant to the Security Documents at all times fully perfected and in full force and effect.

10.13 No Additional Deposit Accounts; etc. Aleris will not, and will not permit any of its Subsidiaries to, directly or indirectly, open, maintain or otherwise have any checking,

savings, deposit, securities or other accounts at any bank or other financial institution where cash or Cash Equivalents are or may be deposited or maintained with any Person, other than (i) the Core U.S. Concentration Account, (ii) the Core Canadian Concentration Account, (iii) the Core European Concentration Account, (iv) the Collection Accounts set forth on Part A of Schedule VI, (v) the Disbursement Accounts set forth on Part B of Schedule VI and (vi) the Exempted Disbursement Accounts and Exempted Deposit Accounts listed on Part C of Schedule VI in which only Restricted cash and Cash Equivalents may be deposited and/or maintained as described in said Part C; provided that Aleris or any of its Subsidiaries may open a new Collection Account, Disbursement Account, Core U.S. Concentration Account, Core Canadian Concentration Account or Core European Concentration Account not set forth in such Schedule VI, so long as prior to opening any such account (i) Aleris has delivered an updated Schedule VI to the Administrative Agent listing such new account and (ii) except with respect to (x) a Deposit Account that is an Exempted Deposit Account and (y) a Disbursement Account that is an Exempted Disbursement Account, the financial institution with which such account is opened, together with Aleris or its respective Subsidiary which has opened such account and the Collateral Agent have executed and delivered to the Administrative Agent a Cash Management Control Agreement; provided further, that at no time may the aggregate amount of cash and Cash Equivalents on deposit in all Exempted Disbursement Accounts exceed $5,000,000 (or the Dollar Equivalent thereof).

10.14 Negative Covenants of Non-U.S. Credit Parties. The parties hereto agree that the covenants and agreements made pursuant to this Section 10 by the European Credit Parties or the Canadian Credit Parties (but, for the avoidance of doubt, not the covenants and agreements of other Credit Parties in respect of the European Credit Parties or the Canadian Credit Parties) are made solely in support of the Loans to the European Borrower or the Canadian Borrowers and shall be solely for the benefit of the Lenders in their capacity as Lenders to the European Borrower or the Canadian Borrowers.

10.15 No Personal Assets of Corus Aluminium Inc. Aleris will not permit Corus Aluminium Inc. to acquire, own or hold any assets of whatever nature, except for (i) except for its partnership interest in and to Corus LP and (ii) assets it owns or holds exclusively in its capacity as general partner of such Canadian Borrower.

SECTION 11. Events of Default. Upon the occurrence of any of the following specified events (each an “Event of Default”):

11.01 Payments. Any Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or any Unpaid Drawing or (ii) default, and such default shall continue unremedied for five or more Business Days, in the payment when due of any interest or Fees or any other amounts owing hereunder or under any other Credit Document; or

11.02 Representations, etc. Any representation or warranty made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Administrative Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

11.03 Covenants. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 10, (ii) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.01(h) and such default shall continue unremedied for a period of one Business Day after written notice thereof to the defaulting party by the Administrative Agent or the Required Lenders or (iii) default in the due performance or observance by it of any term, covenant or agreement contained in Section 5.03(d), 9.02(a), 9.03 (but only with respect to Aleris), 9.06(b), 9.08 or 9.09 (provided that if (A) any such default described in this clause (iii) is of a type that can be cured within five Business Days and (B) such default could not materially adversely impact the Collateral Agent’s Liens on the Collateral, such default shall not constitute an Event of Default for five Business Days after the occurrence of such default so long as the Credit Parties are diligently pursuing the cure of such default) or (iv) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or in any other Credit Document (other than those set forth in Sections 11.01 and 11.02) and such default shall continue unremedied for a period of 30 days after written notice thereof to the defaulting party by the Administrative Agent or the Required Lenders; or

11.04 Default Under Other Agreements. (i) Aleris or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the ABL Obligations) beyond the period of grace, if any, provided in an instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the ABL Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, (ii) any Indebtedness (other than the ABL Obligations) of Aleris or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that (1) it shall not be a Default or an Event of Default under this Section 11.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $40,000,000, (2) clauses (i) and (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness, and (3) notwithstanding the foregoing, any requirement for any Credit Party to make a Special Mandatory Redemption under, and as defined in, the New Senior Note Indenture or any failure by such Credit Party to make such a Special Mandatory Redemption shall not constitute an Event of Default to the extent that such requirement and/or failure does not constitute an event of default under the New Senior Note Indenture or any other Indebtedness described in clause (1) of this proviso or (iii) there occurs under any Interest Rate Protection Agreement or Other Hedging Agreement an early termination date (as defined in such agreement) resulting from (A) any event of default under such Interest Rate Protection Agreement or Other Hedging Agreement as to which any Credit Party is the defaulting party or (B) any termination event as to which Aleris or any Subsidiary is an affected party and which occurs by reason of a default by Aleris or any of its Subsidiaries, and, in either event, the termination value owed by Aleris or any Subsidiary as a result thereof is greater than $40,000,000; or

11.05 Bankruptcy, etc.Aleris or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against Aleris or any of its Subsidiaries, and the petition is not dismissed or stayed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Aleris or any of its Subsidiaries, or Aleris or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, bankruptcy or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Aleris or any of its Subsidiaries, or there is commenced against Aleris or any of its Subsidiaries any such proceeding which remains undismissed and unstayed for a period of 60 days, or Aleris or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order sought in or approving any such case or proceeding is entered; or Aleris or any of its Subsidiaries suffers any appointment of any receiver, receiver-manager, monitor, trustee in bankruptcy, custodian or the like for it or any substantial part of its property (which, continues undischarged and unstayed for a period of 60 days or is consented to by Aleris or such Subsidiary); or Aleris or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate, limited liability company or similar action is taken by Aleris or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

11.06 ERISA. An ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred and are continuing would reasonably be expected to result in a Material Adverse Effect; or

11.07 Security Documents. (i) After the execution and delivery thereof, any Security Document shall for any reason, other than pursuant to the terms hereunder or thereunder (including as a result of a transaction permitted under Section 10.02), fail to create a valid and perfected security interest with the priority required by the Security Documents (subject to the Intercreditor Agreement) in any Collateral purported to be covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents or to file Uniform Commercial Code continuation statements and except as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has been notified and has not denied coverage, or (ii) any Security Document shall fail to remain in full force or effect or any action shall be taken by any Credit Party to discontinue or to assert the invalidity or unenforceability of any Security Document; or

11.08 Guaranties. Any Guaranty at any time after its execution and delivery and for any reason, other than as expressly permitted hereunder or thereunder, shall fail to remain in full force or effect, or any action shall be taken by any Credit Party to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall deny or disaffirm in writing that it has any further liability under the Guaranty to which it is a party; or

11.09 Judgments. One or more final judgments for the payment of money in an aggregate amount in excess of $40,000,000 (in each case to the extent not covered by third-party insurance as to which the insurer has been notified of such judgment and does not deny coverage), shall be rendered against any Credit Party or any combination of Credit Parties and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, satisfied or bonded; or

11.10 Subordination Provisions. The ABL Obligations shall cease to constitute senior indebtedness under the subordination provisions of any document or instrument evidencing any permitted Subordinated Indebtedness (including the Indebtedness under the New Senior Subordinated Notes as evidenced by the New Senior Subordinated Note Documents) or such subordination provision shall be invalidated or otherwise cease, for any reason, to be valid, binding and enforceable obligations of the parties thereto; or

11.11 Change of Control. A Change of Control shall occur; or

11.12 Intercreditor Agreement. The Intercreditor Agreement or any material provision thereof shall cease to be in full force or effect other than as expressly permitted hereunder or thereunder or as a result of satisfaction in full of the Term Obligations;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to Aleris, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 11.05 shall occur with respect to any Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of (or Face Amount in the case of any outstanding B/A Instrument) and any accrued interest in respect of all Revolving Loans and the Notes evidencing such Revolving Loans and all other ABL Obligations owing with respect thereto hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the U.S. Borrowers to pay (and the U.S. Borrowers jointly and severally agree that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 11.05 with respect to any Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash or Cash Equivalents, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the U.S. Borrowers and then outstanding; (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents securing ABL Obligations owing to the Lenders; and (vi) apply any cash collateral held by the Administrative Agent pursuant to Section 5.02 to the repayment of the ABL Obligations owing to the Lenders.

Solely for the purposes of determining whether an Event of Default has occurred under Section 11.04, Section 11.05, Section 11.06, and Section 11.09, any reference in any such paragraph to any Subsidiary shall be deemed not to include any Immaterial Subsidiary affected by any event or circumstance referred to in such Section; provided that if it is necessary to exclude more than one Subsidiary from Section 11.04, Section 11.05, Section 11.06 and Section 11.09, as the case may be, pursuant to this paragraph in order to avoid an Event of Default thereunder, all excluded Subsidiaries shall be considered to be a single consolidated Subsidiary for purposes of determining whether the condition specified above is satisfied.

SECTION 12. The Administrative Agent.

12.01 Appointment. (a) The Lenders hereby irrevocably designate and appoint DBNY as Administrative Agent (for purposes of this Section 12 and Section 13.01 (and all guarantees of obligations pursuant to said Sections, and for purposes of the Security Documents), the term “Administrative Agent” will include each of (x) DBNY (and any successor Collateral Agent or Collateral Agents) in its capacity as Collateral Agent pursuant to the Security Documents and (y) DBAG, in its capacity as the Canadian Administrative Agent, acting as such pursuant to the terms of this Agreement to act as specified herein and in the other Credit Documents). Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its officers, directors, agents, employees or affiliates (it being understood and agreed, for avoidance of doubt and without limiting the generality of the foregoing, that the Administrative Agent shall be permitted to designate one of its affiliates to perform the duties to be performed by the Administrative Agent hereunder (x) with respect to Loans and Letters of Credit denominated in a currency other than U.S. Dollars and (y) for purposes of holding any security granted by the Canadian Borrowers or by any Affiliate or Subsidiary of the Canadian Borrowers on property pursuant to the laws of any province of Canada to secure obligations of the Canadian Borrowers or such Affiliate or Subsidiary, and the provisions of this Section 12 shall apply to any such affiliates mutatis mutandis).

(b) For greater certainty, and without limiting the powers of the Collateral Agent hereunder or under any of the other Credit Documents, each Lender (for its benefit and the benefit of its affiliates), each Issuing Lender, the Canadian Administrative Agent, the Collateral Agent and each other Agent (all such Lenders (for their benefit and the benefit of their respective affiliates), Issuing Lenders, Canadian Administrative Agent, Collateral Agent and other Agents are collectively called, for purposes of this Section 12.01(b), the “Quebec Secured Parties”) hereby acknowledges and agrees that DBAG shall, for purposes of holding any security granted by the Canadian Borrowers or by any Affiliate or Subsidiary of the Canadian Borrowers on property pursuant to the laws of the Province of Quebec to secure obligations of the Canadian Borrowers or such Affiliate or Subsidiary under any bond or debenture (the “Quebec Secured Obligations”), be the holder of an irrevocable power of attorney (fondé de pouvoir) (within the meaning of the Civil Code of Quebec) for all present and future Quebec Secured Parties and holders of any bond or debenture. Each of the Quebec Secured Parties, for itself and for all present and future affiliates that are or may become Quebec Secured Parties hereby irrevocably constitutes, to the extent necessary, DBAG as the holder of an irrevocable power of attorney (fondé de pouvoir) (within the meaning of Article 2692 of the Civil Code of Quebec) in order to hold security granted by any of the Canadian Borrowers or by any of their Affiliates or Subsidiaries in the Province of Quebec to secure the Quebec Secured Obligations. Furthermore, each of the Quebec Secured Parties hereby appoints DBAG to act in the capacity of the holder and depositary of such bond or debenture on its own behalf as Collateral Agent and for and on behalf and for the benefit of all present and future Quebec Secured Parties. Each assignee (for itself and for all present and future affiliates) of a Quebec Secured Party shall be deemed to have confirmed and ratified the constitution of the Collateral Agent as the holder of such irrevocable power of attorney (fondé de pouvoir) by execution of the relevant Assignment and Assumption Agreement or other relevant documentation relating to such assignment. Notwithstanding the provisions of Section 32 of the An Act respecting the special powers of legal persons (Quebec), DBAG may acquire and be the holder of any bond or debenture. The Canadian Borrowers hereby acknowledge that such bond or debenture constitutes a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Quebec.

12.02 Nature of Duties. (a) The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or in any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

(b) Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, the Syndication Agent, the Co-Documentation Agents, the Joint Lead Arrangers and the Joint Book Running Managers are named as such for recognition purposes only, and in their respective capacities as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Credit Documents or the transactions contemplated hereby and thereby; it being understood and agreed that the Syndication Agent, the Co-Documentation Agents, the Joint Lead Arrangers and the Joint Book Running Managers shall each be entitled to all indemnification and reimbursement rights in favor of the Administrative Agent (to the same extent as provided for the Administrative Agent) as, and to the extent, provided for under Sections 12.06 and 13.01 (which provisions shall be deemed incorporated by reference herein). Without limitation of the foregoing, neither the Syndication Agent, the Co-Documentation Agents, the Joint Lead Arrangers, nor the Joint Book Running Managers shall, solely by reason of this Agreement or any other Credit Documents, have any fiduciary relationship in respect of any Lender or any other Person.

12.03 Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Aleris and its Subsidiaries in connection with the making and the continuance of the Loans and Letters of Credit and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Aleris and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or the issuance of any Letter of Credit or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of Aleris or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of Aleris or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

12.04 Certain Rights of the Administrative Agent. If the Administrative Agent requests instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

12.05 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

12.06 Indemnification. To the extent the Administrative Agent (or any affiliate thereof) is not reimbursed and indemnified by the Borrowers, the Lenders will reimburse and indemnify the Administrative Agent (and any affiliate thereof) in proportion to their respective “percentage” as used in determining the Required Lenders (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any affiliate thereof) in performing its duties hereunder or under any other Credit Document (including, without limitation, any account control agreements entered into pursuant to any Security Agreement) or in any way relating to or arising out of this Agreement or any other Credit Document (including, without limitation, any account control agreements entered into pursuant to any Security Agreement); provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or such affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

12.07 The Administrative Agent in its Individual Capacity. With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lender,” “Required Lenders,” “holders of Notes” or any similar terms shall, unless the context clearly indicates otherwise, include the Administrative Agent in its individual capacity. The Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

12.08 Holders. The Borrowers and the Administrative Agent shall deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, together with the relevant Assignment and Assumption Agreement shall have been filed with the Administrative Agent or the Canadian Administrative Agent, as applicable. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

12.09 Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 20 Business Days’ prior written notice to the Lenders and, unless an Event of Default under Section 11.05 then exists, Aleris. Any such resignation by the Administrative Agent hereunder shall also constitute its resignation as an Issuing Lender and Swingline Lender, in which case the Administrative Agent (x) shall not be required to issue any further Letters of Credit or make any additional Swingline Loans hereunder and (y) shall maintain all of its rights as Issuing Lender or Swingline Lender, as the case may be, with respect to any Letter of Credit issued by it, or Swingline Loans made by it, prior to the date of such resignation. Such resignation shall take effect upon the appointment of a successor Administrative Agent, Canadian Administrative Agent or Collateral Agent, as applicable, pursuant to clauses (b) and (c) below or as otherwise provided below.

(b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent, Canadian Administrative Agent or Collateral Agent, as applicable, hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to Aleris, which acceptance shall not be unreasonably withheld or delayed (provided that Aleris’ approval shall not be required if an Event of Default then exists).

(c) If a successor Administrative Agent shall not have been so appointed within such 20 Business Day period, the resigning Administrative Agent, on behalf of the Lenders and with the consent of Aleris (which consent shall not be unreasonably withheld or delayed, provided that Aleris’ consent shall not be required if an Event of Default then exists), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided in clause (b) above.

(d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 45th Business Day after the date on which such notice of resignation was given by the resigning Administrative Agent, the Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided in clause (b) above.

(e) Upon the resignation of the Administrative Agent pursuant to this Section 12.09, the Administrative Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 12 shall continue in effect for the benefit of the Administrative Agent for all of its actions and inactions while serving as the Administrative Agent.

12.10 Collateral Matters. (a) Each Lender authorizes and directs the Collateral Agent to enter into the Security Documents for the benefit of the Lenders and the other Secured Creditors. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Lenders (or any authorized sub-group thereof) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents.

(b) The Lenders hereby authorize the Collateral Agent to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the ABL Obligations at any time arising under or in respect of this Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or otherwise disposed of (to Persons other than any Credit Party) upon the sale or other disposition thereof in compliance with Section 10.02, (iii) upon the request of the Borrowers, so long as the fair market value of any Collateral released in any Fiscal Year pursuant to this Section 12.10(b)(iii) does not exceed $5,000,000, (iv)

if approved, authorized or ratified in writing by the Required Lenders (or all of the Lenders hereunder, to the extent required by Section 13.12), (v) as otherwise may be expressly provided in the relevant Security Documents or (vi) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of the Guarantor from its obligations under its Guaranty in accordance with the terms of this Agreement. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 12.10(b).

(c) The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Credit Party or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 12.10 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(d) In no event will the Collateral Agent be replaced hereunder (or under any of the other Credit Documents) unless agreed to by the Administrative Agent and the Collateral Agent.

(e) Each Lender authorizes and directs the Collateral Agent and the Administrative Agent to enter into the intercreditor agreements and related documents in respect of (i) Secured Hedging Agreements and (ii) Term Loan Pari Passu Lien Obligations.

12.11 Amendments to Guaranties and Security Documents on the Restatement Effective Date. By their execution and delivery hereof, the Lenders party hereto hereby authorize and direct the Administrative Agent and the Collateral Agent to enter into the Credit Document Acknowledgment and Amendment in substantially the form of Exhibit G-4 hereto.

12.12 Delivery of Information. The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from any Credit Party, any Subsidiary, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Credit Document except (i) as specifically provided in this Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request.

SECTION 13. Miscellaneous.

13.01 Payment of Expenses, etc.The U.S. Credit Parties hereby jointly and severally agree to: (i) pay all reasonable documented out-of-pocket costs and expenses of the Administrative Agent and its Affiliates (including, without limitation, the reasonable fees and disbursements of White & Case LLP and the Administrative Agent’s other counsel and consultants) in connection with the preparation, execution, delivery and administration of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, and of the Administrative Agent and its Affiliates in connection with its or their syndication efforts with respect to this Agreement; (ii) pay all reasonable documented out-of-pocket costs and expenses of the Administrative Agent and, after the occurrence of an Event of Default, each of the Issuing Lenders and Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings (including, in each case without limitation, the reasonable fees and disbursements of counsel and consultants for the Administrative Agent and, after the occurrence of an Event of Default, no more than one outside law firm retained by the Issuing Lenders and Lenders; (iii) pay and hold the Administrative Agent, each of the Issuing Lenders and each of the Lenders harmless from and against any and all present and future stamp, documentary transfer, sales and use, value added, excise and other similar taxes with respect to the foregoing matters, the performance of any obligation under this Agreement or any other Credit Document or any payment thereunder, and save the Administrative Agent, each of the Issuing Lenders and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Administrative Agent, such Issuing Lender or such Lender) to pay such taxes; and (iv) indemnify each Agent, each Issuing Lender and each Lender, and each of their respective officers, directors, employees, representatives, agents, Affiliates, trustees and investment advisors (each, an “Indemnitee”, and collectively, the “Indemnitees”) from and hold each of them harmless against any and all liabilities, obligations (including Remedial Actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Indemnitee is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of the Transaction or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents (but excluding any losses, liabilities, claims, damages or expenses to the extent (w) incurred by reason of the gross negligence, bad faith or willful misconduct of the applicable Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision), (x) brought solely by an Affiliate of such Indemnitee, (y) resulting from a breach of the Credit Documents by such Indemnitee or (z) relating solely to disputes among Indemnitees and not involving the Sponsor, the Borrower or any of their Affiliates, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real

Property at any time owned, leased or operated by Aleris or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials by Aleris or any of its Subsidiaries at any location, whether or not owned, leased or operated by Aleris or any of its Subsidiaries, the non-compliance by Aleris or any of its Subsidiaries with any Environmental Law (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against Aleris, any of its Subsidiaries or any Real Property at any time owned, leased or operated by Aleris or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and no more than one outside law firm retained by the Issuing Lenders and the Lenders and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent (v) incurred by reason of the gross negligence, bad faith or willful misconduct of the applicable Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision), (w) brought solely by an Affiliate of such Indemnitee, (x) resulting from a breach of the Credit Documents by such Indemnitee, (y) relating solely to disputes among Indemnitees and not involving the Sponsor, the Borrowers or any of their Affiliates or (z) resulting solely from acts or omissions by Persons other than Aleris and its Subsidiaries with respect to the applicable Real Property after the Administrative Agent sells the respective Real Property pursuant to a foreclosure or has accepted a deed in lieu of foreclosure. To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent, any Issuing Lender or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law. No party to this Agreement shall be responsible or liable to any other party to this Agreement (or any such party’s Affiliates, officers, directors, employees, representatives, Agents or investment advisors) for (and each such party hereby waives) any indirect, special, punitive or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) which may be alleged as a result of the Credit Documents or the transactions contemplated hereby and thereby.

13.02 Right of Setoff. (a) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, each Issuing Lender and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Administrative Agent, such Issuing Lender or such Lender (including, without limitation, by Affiliates, branches and agencies of the Administrative Agent, such Issuing Lender or such Lender wherever located) to or for the credit or the account of Aleris or any of its Subsidiaries against and on account of the ABL Obligations and liabilities of the Credit Parties to the Administrative Agent, such Issuing Lender or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in ABL Obligations purchased by such Lender pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Administrative Agent, such Issuing Lender or such Lender shall have made any demand hereunder and although said ABL Obligations, liabilities or claims, or any of them, shall be contingent or unmatured, provided, however, that none of the

Administrative Agent, any Issuing Lender or any Lender may offset amounts (i) owed by it to the Canadian Credit Parties (or any of their Subsidiaries) against amounts owed to such Person by the U.S. Credit Parties (except in respect of the U.S. Credit Parties’ guaranties of the Canadian Credit Parties) or the European Credit Parties and (ii) owed by it to the European Credit Parties (or any of their Subsidiaries) against amounts owed to such Person by the U.S. Credit Parties (except in respect of the U.S. Credit Parties’ guaranties of the European Credit Parties) or the Canadian Credit Parties.

(b) NOTWITHSTANDING THE FOREGOING SUBSECTION (a), AT ANY TIME THAT THE LOANS OR ANY OTHER ABL OBLIGATION SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER, ISSUING LENDER OR THE ADMINISTRATIVE AGENT SHALL EXERCISE A RIGHT OF SETOFF, LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY NOTE UNLESS IT IS TAKEN WITH THE CONSENT OF THE REQUIRED LENDERS OR, TO THE EXTENT REQUIRED BY SECTION 13.12 OF THIS AGREEMENT, ALL OF THE LENDERS AND THE ISSUING LENDERS, OR APPROVED IN WRITING BY THE ADMINISTRATIVE AGENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY, OR ENFORCEABILITY OF THE LIENS GRANTED TO THE COLLATERAL AGENT PURSUANT TO THE SECURITY DOCUMENTS OR THE ENFORCEABILITY OF THE NOTES AND OTHER ABL OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER, ISSUING LENDER OR THE ADMINISTRATIVE AGENT OF ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE REQUIRED LENDERS, ISSUING LENDER OR THE ADMINISTRATIVE AGENT SHALL BE NULL AND VOID. THIS SUBSECTION (b) SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS, THE ISSUING LENDERS AND THE ADMINISTRATIVE AGENT HEREUNDER.

13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Party, to such Credit Party c/o Aleris at 25825 Science Park Drive, Suite 400, Beachwood, OH 41122, Attention: General Counsel, Telephone No.: (216) 910-3400, Telecopier: (216) 910-3650, at the address specified opposite its signature below or in the other relevant Credit Documents; if to any Lender or any Issuing Lender, at its address specified on Schedule II; and if to the Administrative Agent, at the Notice Office. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent and Aleris shall not be effective until received by the Administrative Agent or Aleris, as the case may be. Each party hereto may change its information for notices and other communications hereunder by providing notice of such change to each other party hereto in accordance with this Section 13.03.

13.04 Benefit of Agreement; Assignments; Participations. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns permitted hereby of the parties hereto; provided, however, that no Borrower may assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of all of the Lenders and, no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 13.04 (or as provided in Section 2.13). Any Lender may grant participations in its rights hereunder, provided that (A) such Lender’s obligations under this Agreement shall remain unchanged (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the applicable Borrower, the Agents, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (D) the participant shall not constitute a “Lender” hereunder, (E) any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and (F) no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend or postpone the final scheduled maturity or any date fixed for any scheduled repayment of principal of, or interest on, the Commitments and/or Loans (or Letters of Credit) that are being participated in by such participant, (ii) reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that waivers or modifications of conditions, precedent, covenants, Defaults or Events of Default or of a mandatory prepayment or mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment (or the available portion thereof) or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (iii) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement or (iv) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans or Letters of Credit hereunder in which such participant is participating. In the case of any such participation, (A) the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation and (B) following a Conversion Event each Participant shall be entitled to receive from relevant Borrowers any incremental costs and indemnities (including, without limitation, pursuant to Section 2.10, 2.11 and 3.06, and 5.04) directly from the Borrowers to the same extent as if it were the direct Lender as to which its interests were assigned after the occurrence of a Conversion Event as opposed to a participant therein, which incremental costs shall be calculated without regard to Section 2.12. A participant shall not be entitled to receive any greater payment under Section 2.10, 2.11, 3.06 or 5.04 than what the applicable Lender would have been entitled to receive with respect to the participation sold to such participant. A participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.04 unless the relevant Borrower is notified of the participation sold to such participant and such participant agrees, for the benefit of such Borrower, to comply with Section 5.04 as though it were a Lender.

(b) Subject to clauses (c) and (d) below, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitments and related outstanding ABL Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding ABL Obligations) hereunder to (i)(A) its parent company and/or any Affiliate of such Lender which is at least 50% owned by such Lender or its parent company or (B) to one or more other Lenders or any Affiliate of any such other Lender which is at least 50% owned by such other Lender or its parent company (provided that any fund that invests in loans and is managed or advised by the same investment advisor of another fund which is a Lender (or by an Affiliate of such investment advisor) shall be treated as an Affiliate of such other Lender for the purposes of this sub-clause (x)(i)(B)), or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of any Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $5,000,000 (for such purposes, using the Dollar Equivalent of any Non-Dollar Denominated Loans), in each case in the aggregate for the assigning Lender or assigning Lenders of such Commitments and related outstanding ABL Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding ABL Obligations) hereunder to one or more Eligible Transferees (treating any funds that invest in loans and are managed or advised by the same investment advisor or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which Eligible Transferees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that (i) so long as no Significant Event of Default then exists and no Conversion Event has occurred, any assignment of all or any portion of the Canadian Commitment of any Lender pursuant to clause (x) or (y) above shall be only to a Person who is a Canadian Resident complying with the relevant requirements of Section 2.17, (ii) at such time, Schedule I-A shall be deemed modified to reflect the Commitments (and, if an assignment of all or any portion of the Canadian Commitment is being made, Schedule I-B shall be deemed modified to reflect the new Canadian Lender) and/or outstanding Loans, as the case may be, of such new Lender and of the existing Lenders, (iii) upon the surrender of the relevant Notes by the assigning Lender (or, upon such assigning Lender’s indemnifying the respective Borrower or Borrowers for any lost Note pursuant to a customary indemnification agreement) new Notes will be issued, at the relevant Borrower’s expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 2.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Loans, as the case may be, (iv) so long as no Significant Event of Default with respect to Aleris then exists the consent of Aleris in each case shall be required in connection with any such assignment pursuant to clause (y) above (each of which consents shall not be unreasonably withheld or delayed), (v) the consent of the Administrative Agent (or if an assignment of any Canadian Commitment or related outstandings, the Canadian Administrative Agent), each Swingline Lender and each Issuing Lender (for the respective Tranche) shall be required in connection with any assignment of a Commitment to an Eligible Transferee pursuant to clause (y) above (which consents shall not be unreasonably withheld or delayed), (vi) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500, (vii) no such transfer or assignment will be effective until recorded by the

Administrative Agent on the Register pursuant to Section 13.15 and (viii) unless a Significant Event of Default with respect to Aleris has occurred and is continuing, no Lender may assign its Commitments or Loans to a Disqualified Lender. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments and outstanding Loans. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder (other than a Canadian Lender in its capacity solely as a Lender to the Canadian Borrowers), the respective assignee Lender shall, to the extent legally entitled to do so, provide to Aleris the appropriate Internal Revenue Service Forms and necessary attachments (and, if applicable, a Section 5.04(b)(ii) Certificate) described in Section 5.04(b). At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Canadian Lender hereunder, the respective assignee shall, to the extent legally entitled to do so, provide the documents required by Section 2.17(a) and shall, to the extent it is legally entitled to do so, represent that it is a Canadian Resident. To the extent that prior to the occurrence of a Conversion Event an assignment of all or any portion of a Lender’s Commitments and related outstanding ABL Obligations pursuant to Section 2.13 or this Section 13.04(b) would, at the time of such assignment, result in amounts payable under Section 2.10, 3.06 or 5.04 (other than excess costs paid in respect of Canadian Borrower Obligations or European Borrower Obligations under Section 5.04 with respect to assignments effected when a Significant Event of Default exists, or after a Conversion Event has occurred) that exceed the respective amounts that would be payable by the Borrowers at such time to the respective assigning Lender under such Sections in the absence of such assignment, then the Borrowers shall not be obligated to pay such excess amount (although the Borrowers, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other excess amounts or increased costs of the type described above resulting from changes in any applicable law, treaty, governmental rule, regulation, guidelines or order, or in the interpretation thereof, after the date of the respective assignment; provided, however, that the preceding clause shall not apply to the portion of such excess amounts or increased costs required to be paid by the Borrowers to the extent the Borrowers would have been required to pay additional amounts pursuant to Section 2.10, 3.06 or 5.04 irrespective of such change in such applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof). Any assignment or transfer by a Lender of its rights or obligations under this Agreement that does not comply with this Section 13.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 13.04(a).

(c) In the event of an assignment or transfer of U.S./European Commitments or under the U.S/European Tranche including Restricted Sub-Participations (but not including participations that are not Restricted Sub-Participations), so long as no Significant Event of Default then exists and no Conversion Event has theretofore occurred, the assignee Lender shall make the representations in the Assignment and Assumption Agreement as to whether it is a Swiss Qualifying Bank on the effective date of the respective assignment, and if it represents that it is a Swiss Qualifying Bank and if such assignee Lender is not incorporated in an OECD country at such time, so long as no Significant Event of Default then exists and no Conversion Event has theretofore occurred, Aleris has the right prior to the transfer to request that such new Lender provide to it a written confirmation signed by the Swiss Federal Tax Administration that it is a bank as per explanatory note of the Swiss Federal Tax Administration No. S-02.123(9.86) as amended from time to time. If the assignee Lender is not a Swiss Qualifying Bank and there is reasonable doubt as to whether such assignee Lender counts as one or several Lenders, Aleris has the right (unless a Significant Event of Default then exists or a Conversion Event has theretofore occurred) prior to the transfer to request that such assignee Lender provide to it a written confirmation signed by the Swiss Federal Tax Administration that such assignee Lender counts as one (or several, as the case may be) Swiss Non-Qualifying Bank. In the event that the respective assignee (or participant pursuant to a Restricted Sub-Participation) in respect of U.S./European Commitments (or related outstandings to the European Borrower) is unable or unwilling to represent that it is a Swiss Qualifying Bank, then, unless a Significant Event of Default is in existence or a Conversion Event has occurred, the consent of the Administrative Agent and Aleris shall be required to effect the respective assignment or Restricted Sub-Participation (which consents shall not be unreasonably withheld or delayed); provided that no such consent shall be given by Aleris if, after giving effect to the respective assignment or Restricted Sub-Participation, the number of Lenders to the European Borrower or holders of Restricted Sub-Participations pursuant to extensions of credit to European Borrower under this Credit Agreement which are Swiss Non-Qualifying Banks would exceed 10.

(d) Any Lender which enters into an assignment, transfer or Restricted Sub-Participation (but not including (x) assignments effected in accordance with the relevant requirements of Sections 13.04(b) and (c), and (y) participations that are not Restricted Sub-Participations) of its U.S./European Commitment or any outstanding under the U.S./European Tranche shall ensure that:

(i) the terms of such assignment, transfer or sub-participation agreement prohibit the new Lender or sub-participant from entering into further assignment, transfer or sub-participation agreements (in relation to the rights between it and such Lender) and assigning or granting any interest over the assignment, transfer or sub-participation agreement, except in each case to a person who is a Swiss Qualifying Bank;

(ii) the new Lender or sub-participant enters into a unilateral undertaking in favor of each Lender and each Credit Party incorporated in Switzerland to abide by the terms included in the assignment, transfer or sub-participation agreement to reflect sub-clause (i) above;

(iii) the terms of such assignment, transfer or sub-participation agreement oblige the new Lender or sub-participant, in respect of any further assignment, transfer or sub-participation, assignment or grant, to include a term identical to the provisions of this Sections 13.04(c) and (d) mutatis mutandis, including a requirement that any further new Lender or sub-participant, assignee or grantee enters into such undertaking; and

(iv) the identity of the new Lender or sub-participant is permitted to be disclosed to the Swiss Federal Tax Administration by the European Borrower (if requested by the Swiss Federal Tax Administration to do so).

(e) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes (other than Canadian Revolving Loans and/or Canadian Revolving Notes) hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with prior notification to the Administrative Agent (but without the consent of the Administrative Agent or Aleris), any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee or to a collateral agent providing credit or credit support to such Lender in support of its obligations to such trustee, such collateral agent or a holder of such obligations, as the case may be. No pledge pursuant to this clause (e) shall release the transferor Lender from any of its obligations hereunder or substitute any such pledgee for such Lender as a party hereto.

(f) In the event that any Lender shall become a Defaulting Lender or S&P, Moody’s and Thompson’s BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best’s Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall downgrade the long term certificate deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)) (or, with respect to any Lender that is not rated by any such ratings service or provider, the Issuing Lenders, the Swingline Lenders or DBNY (in the case of any Specified Foreign Currency Loans) shall have reasonably determined that there has occurred a material adverse change in the financial condition of any such Lender, or a material impairment of the ability of any such Lender to perform its obligations hereunder, as compared to such condition or ability as of the date that any such Lender became a Lender) then an Issuing Lender, a Swingline Lender or DBNY (in the case of any Specified Foreign Currency Loans) shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace such Lender with an assignee (in accordance with and subject to the restrictions contained in Section 13.04(b)), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 13.04(b)) all its interests, rights and obligations in respect of its Commitments and Loans to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) such Issuing Lender or Swingline Lender, DBNY (in the case of any Specified Foreign Currency Loans) or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender’s account or owed to it hereunder.

13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Borrower or any other Credit Party and the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent, any Issuing

Lender or any Lender to any other or further action in any circumstances without notice or demand.

13.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Borrower in respect of any ABL Obligations hereunder, the Administrative Agent shall distribute such payment to the Lenders entitled thereto (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the ABL Obligations with respect to which such payment was received.

(b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such ABL Obligations then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the ABL Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lenders, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

(c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

13.07 Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Aleris to the Lenders); provided that (i) if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either Aleris or the Required Lenders shall so request, the Administrative Agent, the Lenders and Aleris shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Administrative Agent or the Required Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) Aleris shall provide to the Administrative Agent and the Lenders financial statements and any other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP and (ii) to the extent expressly provided herein, certain calculations shall be made on a Pro Forma Basis.

(b) All computations of interest, Commitment Commission and other Fees (other than Drawing Fees) hereunder shall be made on the basis of a year of 360 days (or in the case of Base Rate Loans (and other amounts owing hereunder or under any other Credit Document determined by reference to the Base Rate is applicable) 365 or 366 days, as the case may be) for the actual number of days (including the first day but excluding the last day; except that in the case of Letter of Credit Fees and Facing Fees, the last day shall be included) occurring in the period for which such interest, Commitment Commission or Fees are payable.

13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE OTHER CREDIT DOCUMENTS, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS RULES AND PRINCIPLES THEREUNDER). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT. EACH BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE EUROPEAN BORROWER AND THE CANADIAN BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS ALERIS, WITH OFFICES ON THE DATE HEREOF AT THE ADDRESS SPECIFIED OPPOSITE ITS SIGNATURE BELOW, AS ITS AUTHORIZED DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH AUTHORIZED DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH OF THE EUROPEAN BORROWER AND THE CANADIAN BORROWER AGREES TO DESIGNATE A NEW AUTHORIZED DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION REASONABLY SATISFACTORY TO THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT. EACH BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER ANY BORROWER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER ANY BORROWER. EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER

SUCH MAILING. EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY BORROWER IN ANY OTHER JURISDICTION.

(b) EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with Aleris and the Administrative Agent.

13.10 Effectiveness. This Agreement (as amended and restated) shall become effective on the date (the “Restatement Effective Date”) on which (i) each Borrower, the Administrative Agent, each Lender with a Commitment, (which shall include the Required Lenders (determined immediately before the occurrence of the Restatement Effective Date and without giving effect thereto)) shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same (including by way of facsimile transmission) to the Administrative Agent at the Notice Office (or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at the Notice Office that the same has been signed and mailed to it); it being understood that any Existing Lender which does not execute a counterpart hereof shall be replaced in accordance with the provisions of Section 13.12(d) and (ii) the conditions contained in Section 6 are met to the reasonable satisfaction of the Administrative Agent. Unless the Administrative Agent has received actual notice from any Lender that the conditions contained in Section 6 have not been met to its satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Administrative Agent’s good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Restatement Effective Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Restatement Effective Date shall not release the Borrowers from any liability for failure to satisfy one or more of the applicable conditions contained in Section 7). The Administrative Agent will give each Lender prompt written notice of the occurrence of the Restatement Effective Date.

13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

13.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed or waived unless such change or waiver is in writing signed by the respective Credit Parties party hereto or thereto and the Required Lenders (although additional parties may be added to (and annexes may be modified to reflect such additions), and Subsidiaries of Aleris (other than the European Borrower and Aleris Canada) may be released from, this Agreement, the Guaranties and the Security Documents in accordance with the provisions hereof and thereof without the consent of the other Credit Parties party thereto or the Required Lenders), provided that no such change or waiver shall, without the consent of each Lender (other than a Defaulting Lender) (with ABL Obligations being directly affected in the case of following clause (i)), (i) extend or postpone the final scheduled maturity or any date fixed for any scheduled repayment of principal of any Loan or Note, extend the duration of any Interest Period for a Euro Rate Loan or an Other Foreign Currency Denominated Loan beyond six months or extend the stated expiration date of any Letter of Credit beyond the Final Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof, (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 13.12(a) (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Commitments on the Restatement Effective Date), (iv) reduce the percentage specified in the definition of Required Lenders or Supermajority Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders and Supermajority Lenders on substantially the same basis as the extensions of Commitments are included on the Restatement Effective Date), (v) with respect to any payment to be made to a given Tranche, amend or modify the provisions of this Agreement in a manner that would by its terms alter the pro rata sharing of payments required by this Agreement, without the prior written consent of each Lender adversely affected thereby or (vi) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement; provided further, that no such change or waiver shall (1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory prepayment or mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase of the Commitment of such Lender), (2) without the consent of each

Issuing Lender, amend, modify or waive any provision of Section 3 or alter its rights or obligations with respect to Letters of Credit, (3) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 12 or any other provision of this Agreement as same relates to the rights or obligations of the Administrative Agent, (4) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (5) without the consent of each Swingline Lender, alter its rights or obligations with respect to Swingline Loans, (6) without the consent of the Syndication Agent, either Co-Documentation Agent or the Joint Lead Arrangers, amend, modify or waive any provision relating to the rights or obligations of the Syndication Agent, either Co-Documentation Agent or the Joint Lead Arrangers, as the case may be, (7) without the consent of the Supermajority Lenders of the affected Tranche, amend the definition of U.S. Borrowing Base, Canadian Borrowing Base or European Borrowing Base (or any defined terms as used therein) as such definitions are set forth herein on the Restatement Effective Date (or as same may be amended from time to time pursuant to this clause (7)) in a manner which would have the effect of increasing availability thereunder as determined in good faith by the Administrative Agent, (8) without the consent of the Supermajority Lenders, increase the percentage of the Borrowing Base for which Agent Advances may be made pursuant to Section 2.01(f) or (9) without the consent of the Supermajority Lenders of the affected Tranche, amend, modify or waive any provision of this Agreement in a manner which would have a disproportionate effect on such Tranche (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Commitments on the Restatement Effective Date). Notwithstanding the foregoing, Schedules XVI, XVII and XVIII may be amended by the Administrative Agent in its Permitted Discretion.

(b) Notwithstanding anything to the contrary in this Section 13.12, (i) a Guarantor or a Borrower (other than Aleris, the European Borrower or Aleris Canada) shall automatically be released from its obligations hereunder and its Guaranty shall be automatically released upon the consummation of any transaction permitted hereunder and the application of the proceeds therefrom in accordance with the provisions of this Agreement as a result of which such Guarantor or Borrower ceases to be a Subsidiary of Aleris and (ii) so long as no Event of Default has occurred and is continuing and a Responsible Officer of Aleris certifies in an officer’s certificate to the Administrative Agent that a Guarantor (A) is an Immaterial Subsidiary, and the release or such Guarantor would not result in any Immaterial Subsidiary being required pursuant to Section 9.12(e) to become a Credit Party hereunder (except to the extent that on and as of the date of such release, one or more other Immaterial Subsidiaries become Guarantors hereunder and the provisions of Section 9.12(e) are satisfied upon giving effect to all such additions and releases), or (B) is a Restricted Subsidiary which has been redesignated as an Unrestricted Subsidiary in accordance with Section 9.16, then in the case of each of clauses (A) and (B), the Administrative Agent shall promptly release such Guarantor from its obligations hereunder and its Guaranty. In connection with any such release, the Administrative Agent shall execute and deliver to any Guarantor or Borrower, at such Guarantor’s or Borrower’s expense, all documents that such Guarantor or Borrower shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to the preceding sentence of this Section 13.12(b) shall be without recourse to or warranty by the Administrative Agent.

(c) Notwithstanding anything to the contrary in this Section 13.12, guarantees, collateral security documents and related documents executed by Foreign Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Collateral Agent and may be amended and waived with the consent of the Collateral Agent at the request of Aleris without the need to obtain the consent of any other Lenders if such amendment or waiver is delivered in order (i) to reflect local law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Credit Documents.

(d) If, in connection with any proposed change or waiver of any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Aleris shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (A) or (B) below, to either (A) subject to compliance with Sections 2.17 and 2.19, replace each such non-consenting Lender or Lenders (or, at the option of Aleris if the respective Lender’s consent is required with respect to less than all Tranches of Loans (or related Commitments), to replace only the respective Tranche of Commitments and/or Loans of the respective non-consenting Lender which gives rise to the need to obtain such Lender’s individual consent) with one or more Replacement Lenders pursuant to Section 2.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change or waiver or (B) terminate each Tranche of such non-consenting Lender’s Commitment (if such Lender’s consent is required as a result of such Tranche of its Commitment) and/or repay each Tranche of outstanding Loans of such Lender which gave rise to the need to obtain such Lender’s consent and/or cash collateralize its applicable L/C Participation Percentage of the Letter of Credit Outstandings, in accordance with Sections 4.02(b) and/or 5.01(b), provided that, unless the Commitments that are terminated and Loans that are repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who must have consented thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event Aleris shall not have the right to replace a Lender, terminate its Commitments or repay its Loans solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 2.10, 2.11, 3.06, 5.04, 12.06 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the ABL Obligations.

13.14 Domicile of Loans. Each Lender may, subject to Sections 2.17 and 2.19, transfer and carry its Loans and/or participations in outstanding Letters of Credit at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans and/or participations in outstanding Letters of Credit pursuant to this Section 13.14 would, at the time of such transfer, result in amounts payable under Section 2.10, 2.11, 3.06 or 5.04 that exceed the amounts that would be payable by Borrowers under such sections to the relevant Lender prior to such transfer, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other excess amounts of the type described above resulting from changes in any applicable law, treaty, governmental rule, regulation, guidelines or order, or in the interpretation thereof, after the date of the respective transfer).

13.15 Register. Each Borrower hereby designates the relevant Administrative Agent to serve as its agent, solely for purposes of this Section 13.15, to maintain a register (the “Register”) on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders, the amount of any principal or interest due and payable with respect to such Loans and each repayment in respect of the principal amount, and related interest amounts of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrowers’ obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and for Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note (if any) evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of any such Lender. The Borrowers jointly and severally agree to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.15.

13.16 Confidentiality. (a) Each Lender agrees that it will not disclose without the prior written consent of Aleris (other than to Affiliates of such Lender, its employees, auditors, advisors or counsel or to another Lender if such Lender or such Lender’s holding or parent company in its reasonable discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender) any information with respect to the Transaction, the Permitted Holders, Aleris or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document (other than information that is available to such Lender on a nonconfidential basis prior to such disclosure), provided that any Lender may disclose any such information (i) as is or has become generally available to the public other than by virtue of a breach of this Section 13.16(a) by the respective Lender, (ii) as may be required in any report, statement or testimony required to be submitted to any municipal, state or Federal regulatory body having jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar regulatory organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required with respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Administrative Agent or the Collateral Agent, (vi) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty’s professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 13.16, and (vii) to any pledgee under Section 13.04(e) or any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, provided that such prospective transferee or participant agrees to be bound by the confidentiality provisions contained in, or provisions no less restrictive than, this Section 13.16. Any person required to maintain the confidentiality of information as provided in this Section 13.16 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information.

(b) Each Borrower hereby acknowledges and agrees that each Lender may share with any of its Affiliates, and such Affiliates may share with such Lender, any information related to Aleris or any of its Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of Aleris and its Subsidiaries), if such Lender or such Lender’s holding or parent company in its reasonable discretion determines that any such party should have access to such information provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender.

13.17 INTERCREDITOR AGREEMENT. (a) EACH LENDER PARTY HERETO UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT (X) IT IS THE INTENTION OF THE PARTIES HERETO THAT THE ABL OBLIGATIONS ARE INTENDED TO CONSTITUTE A DISTINCT AND SEPARATE CLASS FROM THE TERM OBLIGATIONS, (Y) AS BETWEEN THE SECURED CREDITORS, IT IS THE INTENTION OF THE PARTIES HERETO THAT THE ABL OBLIGATIONS (INCLUDING ALL POST-PETITION INTEREST WITH RESPECT THERETO) (1) HAVE A FIRST PRIORITY SECURITY INTEREST, AND THAT THE TERM OBLIGATIONS HAVE A SECOND PRIORITY SECURITY INTEREST, IN ALL COLLATERAL OF THE U.S. CREDIT PARTIES CONSTITUTING ABL PRIORITY COLLATERAL AND (2) HAVE A FIRST PRIORITY SECURITY INTEREST, AND THAT THE TERM OBLIGATIONS HAVE NO SECURITY INTEREST, IN ALL COLLATERAL OF THE CANADIAN CREDIT PARTIES AND THE EUROPEAN CREDIT PARTIES AND (Z) AS BETWEEN THE SECURED CREDITORS, IT IS THE INTENTION OF THE PARTIES HERETO THAT THE TERM OBLIGATIONS (INCLUDING ALL POST-PETITION INTEREST WITH RESPECT THERETO) (I) HAVE A FIRST PRIORITY SECURITY INTEREST, AND THAT THE ABL OBLIGATIONS HAVE A SECOND PRIORITY SECURITY INTEREST, IN ALL COLLATERAL OF THE U.S. CREDIT PARTIES CONSTITUTING TERM PRIORITY COLLATERAL AND (2) HAVE A FIRST PRIORITY SECURITY INTEREST, AND THAT THE ABL OBLIGATIONS HAVE NO SECURITY INTEREST, IN ALL COLLATERAL OF GERMAN SUB-HOLDCO AND ITS SUBSIDIARIES. EACH LENDER FURTHER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT THE PROVISIONS SETTING FORTH THE PRIORITIES AS BETWEEN THE HOLDERS OF ABL OBLIGATIONS ON

THE ONE HAND, AND THE HOLDERS OF TERM OBLIGATIONS, ON THE OTHER HAND, ARE SET FORTH IN THE INTERCREDITOR AGREEMENT.

(b) EACH LENDER AUTHORIZES AND INSTRUCTS THE COLLATERAL AGENT AND THE ADMINISTRATIVE AGENT TO ENTER INTO THE SECURITY DOCUMENTS AND THE INTERCREDITOR AGREEMENT ON BEHALF OF THE LENDERS, AND TO TAKE ALL ACTIONS (AND EXECUTE ALL DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY IT IN ACCORDANCE WITH THE TERMS OF THE SECURITY DOCUMENTS AND THE INTERCREDITOR AGREEMENT.

(c) THE PROVISIONS OF THIS SECTION 13.17 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO THE INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NEITHER THE ADMINISTRATIVE AGENT NOR THE COLLATERAL AGENT OR ANY OF ITS RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENT. EACH LENDER IS FURTHER AWARE THAT THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT ARE ALSO ACTING IN AN AGENCY CAPACITY PURSUANT TO THE TERM CREDIT AGREEMENT, AND EACH LENDER HEREBY IRREVOCABLY WAIVES ANY OBJECTION THERETO OR CAUSE OF ACTION ARISING THEREFROM.

13.18 Aleris as Agent for the Borrowers. Each Borrower hereby irrevocably appoints Aleris as its agent and attorney-in-fact for all purposes under this Agreement and each other Credit Document, which appointment shall remain in full force and effect unless and until the Administrative Agent shall have received prior written notice signed by the applicable appointing Borrower that such appointment has been revoked. Each Borrower hereby irrevocably appoints and authorizes Aleris (i) to provide the Administrative Agent with all notices with respect to Loans and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement or any other Credit Document and (ii) to take such action as Aleris deems appropriate on its behalf to obtain Loans and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement and the other Credit Documents.

13.19 Special Provisions Regarding Pledges of Equity Interests in, and Promissory Notes Owed by, Persons Not Organized in the United States. The parties hereto acknowledge and agree that the provisions of the various Security Documents executed and delivered by the Credit Parties require that, among other things, promissory notes executed by, and Equity Interests in, various Persons owned by the applicable Credit Party be pledged, and delivered for pledge, pursuant to the Security Documents. The parties hereto further acknowledge and agree that each Credit Party shall be required to take all actions under the laws of the jurisdiction in which such Credit Party is organized to create and perfect all security interests granted pursuant to the various Security Documents and to take all actions under the laws of the United States, Canada, Switzerland, Germany, Belgium, France and England and any

State, province or territory thereof to perfect the security interests in the Equity Interests of, and promissory notes issued by, any Person organized under the laws of said jurisdictions (in each case, to the extent said Equity Interests or promissory notes are owned by any Credit Party). Except as provided in the immediately preceding sentence, to the extent any Security Document requires or provides for the pledge of promissory notes issued by, or Equity Interests in, any Person organized under the laws of a jurisdiction other than those specified in the immediately preceding sentence, it is acknowledged that, as of the Restatement Effective Date, no actions have been required to be taken to perfect, under local law of the jurisdiction of the Person who issued the respective promissory notes or whose Equity Interests are pledged, under the Security Documents. Aleris hereby agrees that, following any request by the Administrative Agent or Required Lenders to do so, Aleris shall, and shall cause its Subsidiaries to, take such actions under the local law of any jurisdiction with respect to which such actions have not already been taken as are determined by the Administrative Agent or Required Lenders to be necessary or desirable in order to fully perfect, preserve or protect the security interests granted pursuant to the various Security Documents under the laws of such jurisdictions. If requested to do so pursuant to this Section 13.19, all such actions shall be taken in accordance with the provisions of this Section 13.19 and Section 9.11 and within the time periods set forth therein. All conditions and representations contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing and so that same are not violated by reason of the failure to take actions under local law (but only with respect to Equity Interest of, and promissory notes issued by, Persons organized under laws of jurisdictions other than the United States, Canada, Switzerland, Germany, Belgium, France and England and any State, province or territory thereof) not required to be taken in accordance with the provisions of this Section 13.19, provided that to the extent any representation or warranty would not be true because the foregoing actions were not taken, the respective representation of warranties shall be required to be true and correct in all material respects at such time as the respective action is required to be taken in accordance with the foregoing provisions of Section 9.11 and this Section 13.19.

13.20 Post-Closing Actions. Notwithstanding anything to the contrary contained in this Agreement or the other Credit Documents, the parties hereto acknowledge and agree that:

(a) Aleris and its Subsidiaries were not required to have filed (or cause to have filed) on or prior to the Restatement Effective Date amendments to financing statements (Form UCC-1) or any amendments to filings with the United States Patent and Trademark Office or the United States Copyright Office necessary to perfect the security interest purported to be created by the U.S. Security Agreement or the U.S. Pledge Agreement, as applicable. Not later than the 10th day after the Restatement Effective Date, Aleris and its Subsidiaries shall have filed (or cause to have filed) all of such amendments to financing statements (Form UCC-1) and any amendments to filings with the United States Patent and Trademark Office or the United States Copyright Office necessary to perfect the security interest purported to be created by the Security Documents.

(b) Aleris and its Subsidiaries shall be required to take the actions (if any) specified in Schedule XV as promptly as practicable, and in any event within the time periods set forth in Schedule XV. The provisions of Schedule XV shall be deemed incorporated by reference herein as fully as if set forth herein in its entirety.

All conditions precedent and representations contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above, rather than as elsewhere provided in the Credit Documents), provided that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Restatement Effective Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 13.20 and (y) all representations and warranties relating to the Security Documents shall be required to be true immediately after the actions required to be taken by this Section 13.20 have been taken (or were required to be taken). The acceptance of the benefits of each Credit Event shall constitute a representation, warranty and covenant by Aleris to each of the Lenders that the actions required pursuant to this Section 13.20 will be, or have been, taken within the relevant time periods referred to in this Section 13.20 and that, at such time, all representations and warranties contained in this Agreement and the other Credit Documents shall then be true and correct without any modification pursuant to this Section 13.20, and the parties hereto acknowledge and agree that the failure to take any of the actions required above, within the relevant time periods required above, shall give rise to an immediate Event of Default pursuant to this Agreement.

13.21 The PATRIOT Act. Each Lender subject to the USA PATRIOT ACT (Title 111 of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”) hereby notifies the Borrowers that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrowers and the other Credit Parties and other information that will allow such Lender to identify the Borrowers and the other Credit Parties in accordance with the PATRIOT Act.

13.22 Judgment Currency. (a) The Credit Parties’ obligations hereunder and under the other Credit Documents to make payments in any currency (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by any Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the such Agent or such Lender under this Agreement or the other Credit Documents. If for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made at the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the day on which the judgment is given (such day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each

Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

(c) For purposes of determining any rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

13.23 Abstract Acknowledgment of Indebtedness and Joint Creditorship. (a) Notwithstanding any other provision of this Agreement, each Borrower hereby irrevocably and unconditionally agrees and covenants with the Collateral Agent by way of an abstract acknowledgment of indebtedness (abstraktes Schuldversprechen) that it owes to the Collateral Agent as creditor in its own right and not as a representative of the other Secured Creditors, sums equal to, and in the currency of, each amount payable by such Borrower to each of the Secured Creditors under each of the Secured Debt Agreements as and when that amount falls due for payment under the relevant Secured Debt Agreement or would have fallen due but for any discharge resulting from failure of another Secured Creditor to take appropriate steps, in insolvency proceedings affecting such Borrower, to preserve its entitlement to be paid that amount.

(b) Each Borrower undertakes to pay to the Collateral Agent upon first written demand the amount payable by such Borrower to each of the Secured Creditors under each of the Secured Debt Agreements as such amount has become due and payable.

(c) The Collateral Agent has the independent right to demand and receive full or partial payment of the amounts payable by each Borrower under this Section 13.23, irrespective of any discharge of such Borrower’s obligation to pay those amounts to the other Secured Creditors resulting from failure by them to take appropriate steps, in insolvency proceedings affecting such Borrower, to preserve their entitlement to be paid those amounts.

(d) Any amount due and payable by a Borrower to the Collateral Agent under this Section 13.23 shall be decreased to the extent that the other Secured Creditors have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Secured Debt Agreements and any amount due and payable by a Borrower to the other Secured Creditors under those provisions shall be decreased to the extent that the Collateral Agent has received (and is able to retain) payment in full of the corresponding amount under this Section 13.23; provided that no Borrower may consider its obligations towards a Secured Creditor to be so discharged by virtue of any set-off, counterclaim or similar defense that it may invoke vis-à-vis the Collateral Agent.

(e) The rights of the Secured Creditors (other than the Collateral Agent) to receive payment of amounts payable by each Borrower under the Secured Debt Agreements are several and are separate and independent from, and without prejudice to, the rights of the Collateral Agent to receive payment under this Section 13.23.

(f) In addition, but without prejudice to the foregoing, the Collateral Agent shall be the joint creditor (together with the relevant Secured Creditor) of all obligations of each Borrower towards each of the Secured Creditors under the Secured Debt Agreements.

13.24 Special Appointment of Collateral Agent for German Security. (a) (i) Each Lender that is or will become party to this Agreement hereby appoints the Collateral Agent as trustee (Treuhaender) and administrator for the purpose of holding on trust (Treuhand), administering, enforcing and releasing the German Security (as defined below) for the Secured Creditors, (ii) the Collateral Agent accepts its appointment as a trustee and administrator of the German Security on the terms and subject to the conditions set out in this Agreement and (iii) the Lenders, the Collateral Agent and all other parties to this Agreement agree that, in relation to the German Security, no Lender shall exercise any independent power to enforce any German Security or take any other action in relation to the enforcement of the German Security, or make or receive any declarations in relation thereto.

(b) The Collateral Agent shall hold and administer any German Security which is security assigned, transferred or pledged under German law to it as a trustee for the benefit of the Secured Creditors, where “German Security” means the assets which are the subject of a security document which is governed by German law.

(c) Each Lender hereby instructs the Collateral Agent (with the right of sub delegation) to enter into any documents evidencing German Security and to make and accept all declarations and take all actions as it considers necessary or useful in connection with any German Security on behalf of the Secured Creditors. The Collateral Agent shall further be entitled to rescind, release, amend and/or execute new and different documents securing the German Security.

(d) The Lenders and the Collateral Agent agree that all rights and claims constituted by the abstract acknowledgment of indebtedness pursuant to Section 13.24 of this Agreement and all proceeds held by the Collateral Agent pursuant to or in connection with such abstract acknowledgment of indebtedness are held by the Collateral Agent with effect from the date of such abstract acknowledgment of indebtedness in trust for the Secured Creditors and will be administered in accordance with this Agreement and the other Secured Debt Agreements. The Secured Creditors and the Collateral Agent agree further that the respective Credit Party’s obligations under such abstract acknowledgment of indebtedness shall not increase the total amount of the Secured Obligations (as defined in the respective agreement governing German Security) and shall not result in any additional liability of any of the Credit Parties or otherwise prejudice the rights of any of the Credit Parties. Accordingly, payment of the obligations under such abstract acknowledgment of indebtedness shall, to the same extent, discharge the corresponding Secured Obligations and vice versa.

13.25 Conflicting Provisions in Security Documents. In the event that any provisions of this Agreement conflict with any Security Document, the provisions of this Agreement shall govern.

13.26 Continuing Effect. This Agreement shall amend and restate in its entirety the Existing ABL Credit Agreement, and all obligations of the Borrowers thereunder and under the Credit Documents as in effect immediately prior to the Restatement Effective Date (the “Existing Credit Documents”) shall be deemed replaced and extended as obligations under this Agreement and the Credit Documents and be governed hereby and thereby without novation.

SECTION 14. U.S. Borrower Guaranty.

14.01 Guaranty. In order to induce the Administrative Agent, the Collateral Agent, the Issuing Lenders and the Lenders to enter into this Agreement and to extend credit hereunder, and to induce the other Guaranteed Creditors to enter into Interest Rate Protection Agreements, Other Hedging Agreements and Treasury Services Agreements and in recognition of the direct benefits to be received by each U.S. Borrower from the proceeds of the Loans, the issuance of the Letters of Credit and the entering into of such Interest Rate Protection Agreements, Other Hedging Agreements and Treasury Services Agreements, each U.S. Borrower hereby agrees with the Guaranteed Creditors as follows: each U.S. Borrower hereby jointly and severally, unconditionally and irrevocably guarantees the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Relevant ABL Guaranteed Obligations to the Guaranteed Creditors. If any or all of the Relevant ABL Guaranteed Obligations to the Guaranteed Creditors becomes due and payable hereunder, each U.S. Borrower, jointly and severally, unconditionally and irrevocably, promises to pay such indebtedness to the Administrative Agent and/or the other Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Administrative Agent and the other Guaranteed Creditors in collecting any of the Relevant ABL Guaranteed Obligations.

14.02 Reinstatement. If a claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Relevant ABL Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including any Guaranteed Party), then and in such event each U.S. Borrower agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such U.S. Borrower, notwithstanding any revocation of this U.S. Borrower Guaranty or other instrument evidencing any liability of any other Guaranteed Party, and such U.S. Borrower shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

14.03 Bankruptcy. Additionally, each U.S. Borrower jointly and severally, unconditionally and irrevocably guarantees the payment of any and all of the Relevant ABL Guaranteed Obligations to the Guaranteed Creditors whether or not due or payable by the Borrowers upon the occurrence of any of the events specified in Section 11.05, and irrevocably and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.

14.04 Nature of Liability. The liability of each U.S. Borrower hereunder is primary, absolute and unconditional, exclusive and independent of any security for or other guaranty of the Relevant ABL Guaranteed Obligations, whether executed by any other guarantor or by any other party, and the liability of each U.S. Borrower hereunder shall not be affected or impaired by (a) any direction as to application of payment by any Guaranteed Party or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Relevant ABL Guaranteed Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by any Guaranteed Party, or (e) any payment made to any Guaranteed Creditor on the Relevant ABL Guaranteed Obligations which any such Guaranteed Creditor repays to any Guaranteed Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each U.S. Borrower waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (f) any action or inaction by the Guaranteed Creditors as contemplated in Section 14.06, or (g) any invalidity, irregularity or enforceability of all or any part of the Relevant ABL Guaranteed Obligations or of any security therefor. To the extent more than one U.S. Borrower guarantees the same Relevant ABL Guaranteed Obligations hereunder, the liabilities of such U.S. Borrower with respect thereto shall be joint and several.

14.05 Independent Obligation. The obligations of each U.S. Borrower hereunder are independent of the obligations of any other guarantor, any other party or any Guaranteed Party, and a separate action or actions may be brought and prosecuted against each U.S. Borrower whether or not action is brought against any other guarantor, any other party or any Guaranteed Party and whether or not any other guarantor, any other party or any Guaranteed Party be joined in any such action or actions. Each U.S. Borrower waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Guaranteed Party or other circumstance which operates to toll any statute of limitations as to any Guaranteed Party shall operate to toll the statute of limitations as to each U.S. Borrower.

14.06 Authorization. Each U.S. Borrower authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

(a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Relevant ABL Guaranteed Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this U.S. Borrower Guaranty shall apply to the Relevant ABL Guaranteed Obligations as so changed, extended, renewed or altered;

(b) take and hold security for the payment of the Relevant ABL Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Relevant ABL Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

(c) exercise or refrain from exercising any rights against any Guaranteed Party or others or otherwise act or refrain from acting;

(d) release or substitute any one or more endorsers, guarantors, any Guaranteed Party or other obligors;

(e) settle or compromise any of the Relevant ABL Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Guaranteed Party to its creditors other than the Guaranteed Creditors;

(f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Guaranteed Party to the Guaranteed Creditors regardless of what liability or liabilities of such Guaranteed Party remain unpaid;

(g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document, any other Secured Debt Agreement or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document, or any other Secured Debt Agreement or any of such other instruments or agreements; and/or

(h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Borrower from its liabilities under this U.S. Borrower Guaranty.

14.07 Reliance. It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of any U.S. Borrower or any of its respective Subsidiaries or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Relevant ABL Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

14.08 Waiver. (a) Each U.S. Borrower waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against any Guaranteed Party, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any Guaranteed Party, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor’s power whatsoever. Each U.S. Borrower waives any defense based on or arising out of any defense of any Guaranteed Party, any other guarantor or any other party, other than payment of the Relevant ABL Guaranteed Obligations to the extent of such payment, based on or arising out of the disability of any Guaranteed Party, any U.S. Borrower, any other guarantor or any other party, or the validity, legality or unenforceability of the Relevant ABL Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Guaranteed Party other than payment of the Relevant ABL Guaranteed Obligations to the extent of such payment. The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against any Guaranteed Party or any other party, or any security, without affecting or impairing in any way the liability of any U.S. Borrower hereunder except to the extent the Relevant ABL Guaranteed Obligations have been paid. Each U.S. Borrower waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such U.S. Borrower against any Guaranteed Party or any other party or any security.

(b) Each U.S. Borrower waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this U.S. Borrower Guaranty, and notices of the existence, creation or incurring of new or additional Relevant ABL Guaranteed Obligations. Each U.S. Borrower assumes all responsibility for being and keeping itself informed of each Guaranteed Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Relevant ABL Guaranteed Obligations and the nature, scope and extent of the risks which such U.S. Borrower assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any of the other Guaranteed Creditors shall have any duty to advise such U.S. Borrower of information known to them regarding such circumstances or risks.

(c) Each U.S. Borrower hereby acknowledges and affirms that it understands that to the extent any Relevant ABL Guaranteed Obligations are secured by Real Property located in the State of California, such U.S. Borrower shall be liable for the full amount of the liability hereunder notwithstanding foreclosure on such Real Property by trustee sale or any other reason impairing such U.S. Borrower’s or any Guaranteed Creditor’s right to proceed against any Borrower or any other guarantor of the Relevant ABL Guaranteed Obligations.

(d) Each U.S. Borrower hereby waives, to the fullest extent permitted by applicable law, all rights and benefits under Sections 580a, 580b, 580d and 726 of the California Code of Civil Procedure. Each U.S. Borrower hereby further waives, to the fullest extent permitted by applicable law, without limiting the generality of the foregoing or any other provision hereof, all rights and benefits which might otherwise be available to such U.S. Borrower under Sections 2809, 2810, 2815, 2819, 2821, 2839, 2845, 2846, 2847, 2848, 2849, 2850, 2899 and 3433 of the California Civil Code.

(e) Until all Relevant ABL Guaranteed Obligations have been paid in full in cash, each U.S. Borrower agrees that it will not exercise its rights of subrogation and reimbursement and any other rights and defenses available to such U.S. Borrower by reason of Sections 2787 to 2855, inclusive, of the California Civil Code, including, without limitation, (1) any defenses such U.S. Borrower may have to this U.S. Borrower Guaranty by reason of an election of remedies by the Guaranteed Creditors and (2) any rights or defenses such U.S. Borrower may have by reason of protection afforded to a Borrower pursuant to the antideficiency or other laws of California limiting or discharging such Borrower’s indebtedness, including, without limitation, Sections 580a, 580b, 580d and 726 of the California Code of Civil Procedure. In furtherance of such provisions, such U.S. Borrower hereby waives all rights and defenses arising out of an election of remedies of the Guaranteed Creditors, even though that election of remedies, such as a nonjudicial foreclosure destroys such U.S. Borrower’s rights of subrogation and reimbursement against a Borrower by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

(f) Each U.S. Borrower warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

14.09 Maximum Liability. It is the desire and intent of each U.S. Borrower and the Guaranteed Creditors that this U.S. Borrower Guaranty shall be enforced against each U.S. Borrower to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of any U.S. Borrower under this U.S. Borrower Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of each U.S. Borrower obligations under this U.S. Borrower Guaranty shall be deemed to be reduced and such U.S. Borrower shall pay the maximum amount of the Relevant ABL Guaranteed Obligations which would be permissible under applicable law.

SECTION 15. Nature of U.S. Borrower Obligations; Limitation on Canadian Borrower Obligations and European Borrower Obligations.

15.01 Nature of U.S. Borrower Obligations and Canadian Borrower Obligations. Notwithstanding anything to the contrary contained elsewhere in this Agreement, it is understood and agreed by the various parties to this Agreement that

(i) all U.S. Borrower Obligations to repay principal of, interest on, and all other amounts with respect to, all U.S./European Revolving Loans, Letter of Credit Outstandings and all other U.S. Borrower Obligations pursuant to this Agreement and under any U.S. Borrower Revolving Note (including, without limitation, all fees, indemnities, taxes and other U.S. Borrower Obligations in connection therewith or in connection with the related Commitments) shall constitute the joint and several obligations of each of the U.S. Borrowers. In addition to the direct (and joint and several) obligations of the U.S. Borrowers with respect to U.S. Borrower Obligations as described above, all such U.S. Borrower Obligations shall be guaranteed pursuant to, and in accordance with the terms of, the U.S. Borrower Guaranty and the U.S. Subsidiaries Guaranty; and

(ii) all Canadian Borrower Obligations to repay principal of, interest on, and all other amounts with respect to, all Canadian Revolving Loans and all other Canadian Borrower Obligations pursuant to this Agreement and under any Canadian Revolving Note (including, without limitation, all fees, indemnities, taxes and other Canadian Borrower Obligations in connection therewith or in connection with the related Commitments) shall constitute the joint and several obligations of each of the Canadian Borrowers. In addition to the direct (and joint and several) obligations of the Canadian Borrowers with respect to Canadian Borrower Obligations as described above, all such

Canadian Borrower Obligations shall be guaranteed pursuant to, and in accordance with the terms of, the Canadian Subsidiaries Guaranty, the Canadian Parent Guaranty and the U.S. Subsidiaries Guaranty.

15.02 Independent Obligation. The obligations of each U.S. Borrower with respect to the U.S. Borrower Obligations are independent of the obligations of each other U.S. Borrower or any Guarantor under its guaranty of such U.S. Borrower Obligations, and a separate action or actions may be brought and prosecuted against each U.S. Borrower, whether or not any other U.S. Borrower or any such Guarantor is joined in any such action or actions. Each U.S. Borrower waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any U.S. Borrower or other circumstance which operates to toll any statute of limitations as to any U.S. Borrower shall, to the fullest extent permitted by law, operate to toll the statute of limitations as to each U.S. Borrower.

15.03 Authorization. Each of the U.S. Borrowers authorizes the Administrative Agent and the Lenders without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

(a) exercise or refrain from exercising any rights against any other U.S. Borrower or any Guarantor or others or otherwise act or refrain from acting;

(b) release or substitute any other U.S. Borrower, endorsers, Guarantors or other obligors;

(c) settle or compromise any of the U.S. Borrower Obligations of any other U.S. Borrower or any other Credit Party, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any U.S. Borrower to its creditors other than the Lenders;

(d) apply any sums paid by any other U.S. Borrower or any other Person, howsoever realized or otherwise received to or for the account of such U.S. Borrower to any liability or liabilities of such other U.S. Borrower or other Person regardless of what liability or liabilities of such other Borrower or other Person remain unpaid; and/or

(e) consent to or waive any breach of, or act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise, by any other Borrower or any other Person.

15.04 Reliance. It is not necessary for the Administrative Agent or any other Lender to inquire into the capacity or powers of any U.S. Borrower or any of its Subsidiaries or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any U.S. Borrower Obligations made or created in reliance upon the professed exercise of such powers shall constitute the joint and several obligations of the U.S. Borrowers hereunder.

15.05 Contribution; Subrogation. No U.S. Borrower shall have any rights of contribution or subrogation with respect to any other U.S. Borrower as a result of payments made by it hereunder, in each case unless and until the Total Commitment has been terminated and all U.S. Borrower Obligations have been paid in full.

15.06 Waiver. Each U.S. Borrower waives any right to require the Administrative Agent or the other Lenders to (i) proceed against any other U.S. Borrower, any Guarantor or any other party, (ii) proceed against or exhaust any security held from any U.S. Borrower, any Guarantor or any other party or (iii) pursue any other remedy in the Administrative Agent’s or the Lenders’ power whatsoever. Each U.S. Borrower waives any defense based on or arising out of suretyship or any impairment of security held from any U.S. Borrower, any Guarantor or any other party or on or arising out of any defense of any other U.S. Borrower, any Guarantor or any other party other than payment in full in cash of the U.S. Borrower Obligations, including, without limitation, any defense based on or arising out of the disability of any other U.S. Borrower, any Guarantor or any other party, or the unenforceability of the U.S. Borrower Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other U.S. Borrower, in each case other than as a result of the payment in full in cash of the U.S. Borrower Obligations.

15.07 Limitation on Canadian Borrower Obligations and European Borrower Obligations. Notwithstanding anything to the contrary herein or in any other Credit Document (including provisions that may override any other provision), in no event shall the Canadian Borrowers or any other Canadian Subsidiary of any Borrower, the European Borrower, any other European Distribution Subsidiary of the European Borrower, any other Foreign Subsidiary of Aleris or any Domestic Subsidiary of a Foreign Subsidiary of Aleris guarantee or be deemed to have guaranteed or become liable or obligated on a joint and several basis or otherwise for, or to have pledged any of its assets to secure, any Obligation of a U.S. Credit Party under this Agreement or any of the other Credit Documents. All provisions contained in any Credit Document shall be interpreted consistently with this Section 15.07 to the extent possible, and where such other provisions conflict with the provisions of this Section 15.07, the provisions of this Section 15.07 shall govern.

15.08 Limited Recourse Against Corus Aluminium Inc. Notwithstanding the fact that, as the general partner of Corus LP, Corus Aluminium Inc. is jointly and severally liable with Corus LP for all of Corus LP’s obligations and liabilities provided for herein and under the other Credit Documents, any recourse against Corus Aluminium Inc. pursuant to this Agreement or any other Credit Document, including without limitation the Canadian Security Agreements, shall be limited exclusively to the assets of Corus LP and the assets of Corus Aluminium Inc. held or owned by it as general partner for and on behalf of Corus LP and there shall be no recourse against other assets of Corus Aluminium Inc.

15.09 Maximum Liability. It is the desire and intent of (i) each U.S. Borrower and the U.S./European Lenders and (ii) each Canadian Borrower and the Canadian Lenders, that, in each case, their respective joint and several liability shall be enforced against each U.S. Borrower or Canadian Borrower, as applicable, to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of any U.S. Borrower or Canadian Borrower under any Credit

Document shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of each U.S. Borrower’s obligations (in the case of any invalidity or unenforceability with respect to a U.S. Borrower’s obligations) or each Canadian Borrower’s obligations (in the case of any invalidity or unenforceability with respect to a Canadian Borrower’s obligations) under the Credit Documents shall be deemed to be reduced and such U.S. Borrower or Canadian Borrower, as applicable, shall pay the maximum amount of the ABL Obligations which would be permissible under applicable law.

SECTION 16. U.S./European Revolving Loans; Intra-Lender Issues.

16.01 Specified Foreign Currency Participations. Notwithstanding anything to the contrary contained herein, all U.S./European Revolving Loans which are denominated in a Specified Foreign Currency (each, a “Specified Foreign Currency Loan”) shall be made solely by the U.S./European Lenders (including DBNY) who are not Participating Specified Foreign Currency Lenders (as defined below). Each U.S./European Lender acceptable to DBNY that does not have Specified Foreign Currency Funding Capacity (a “Participating Specified Foreign Currency Lender”) shall irrevocably and unconditionally purchase and acquire and shall be deemed to irrevocably and unconditionally purchase and acquire from DBNY, and DBNY shall sell and be deemed to sell to each such Participating Specified Foreign Currency Lender, without recourse or any representation or warranty whatsoever, an undivided interest and participation (a “Specified Foreign Currency Participation”) in each U.S./European Revolving Loan which is a Specified Foreign Currency Loan funded by DBNY in an amount equal to such Participating Specified Foreign Currency Lender’s U.S./European Percentage of the Borrowing that includes such U.S./European Revolving Loan. Such purchase and sale of a Specified Foreign Currency Participation shall be deemed to occur automatically upon the making of a Specified Foreign Currency Loan by DBNY, without any further notice to any Participating Specified Foreign Currency Lender. The purchase price payable by each Participating Specified Foreign Currency Lender to DBNY for each Specified Foreign Currency Participation purchased by it from DBNY shall be equal to 100% of the principal amount of such Specified Foreign Currency Participation (i.e., the product of (i) the amount of the Borrowing that includes the relevant U.S./European Revolving Loan and (ii) such Participating Specified Foreign Currency Lender’s U.S./European Percentage), and such purchase price shall be payable by each Participating Specified Foreign Currency Lender to DBNY in accordance with the settlement procedure set forth in Section 16.02 below. DBNY and the Administrative Agent shall record on their books the amount of the U.S./European Revolving Loans made by DBNY and each Participating Specified Foreign Currency Lender’s Specified Foreign Currency Participation and Funded Specified Foreign Currency Participation therein, all payments in respect thereof and interest accrued thereon and all payments made by and to each Participating Specified Foreign Currency Lender pursuant to this Section 16.01.

16.02 Settlement Procedures for Specified Foreign Currency Participations. Each Participating Specified Foreign Currency Lender’s Specified Foreign Currency Participation in the Specified Foreign Currency Loans shall be in an amount equal to its U.S./European Percentage of all such Specified Foreign Currency Loans. However, in order to facilitate the administration of the Specified Foreign Currency Loans made by DBNY and the Specified Foreign Currency Participations, settlement among DBNY and the Participating

Specified Foreign Currency Lenders with regard to the Participating Specified Foreign Currency Lenders’ Specified Foreign Currency Participations shall take place in accordance with the following provisions:

(i) DBNY and the Participating Specified Foreign Currency Lenders shall settle (a “Specified Foreign Currency Participation Settlement”) by payments in respect of the Specified Foreign Currency Participations as follows: So long as any Specified Foreign Currency Loans are outstanding, Specified Foreign Currency Participation Settlements shall be effected upon the request of DBNY through the Administrative Agent on such Business Days as requested by DBNY and as the Administrative Agent shall specify by a notice by telecopy, telephone or similar form of notice to each Participating Specified Foreign Currency Lender requesting such Specified Foreign Currency Participation Settlement (each such date on which a Specified Foreign Currency Participation Settlement occurs herein called a “Specified Foreign Currency Participation Settlement Date”), such notice to be delivered no later than 2:00 p.m. (New York time) at least one Business Day prior to the requested Specified Foreign Currency Participation Settlement Date; provided that DBNY shall have the option but not the obligation to request a Specified Foreign Currency Participation Settlement Date and, in any event, shall not request a Specified Foreign Currency Participation Settlement Date prior to the occurrence of an Event of Default; provided further, that if (x) such Event of Default is cured or waived in writing in accordance with the terms hereof, (y) no ABL Obligations have yet been declared due and payable under Article 11 and (z) the Administrative Agent has actual knowledge of such cure or waiver, all prior to the Administrative Agent’s giving notice to the Participating Specified Foreign Currency Lenders of the first Specified Foreign Currency Participation Settlement Date under this Agreement, then the Administrative Agent shall not give notice to the Participating Specified Foreign Currency Lenders of a Specified Foreign Currency Participation Settlement Date based upon such cured or waived Event of Default. If on any Specified Foreign Currency Participation Settlement Date the total principal amount of the Specified Foreign Currency Loans made or deemed made by DBNY during the period ending on (but excluding) such Specified Foreign Currency Participation Settlement Date and commencing on (and including) the immediately preceding Specified Foreign Currency Participation Settlement Date (or the Restatement Effective Date in the case of the period ending on the first Specified Foreign Currency Participation Settlement Date) (each such period herein called a “Specified Foreign Currency Participation Settlement Period”) is greater than the principal amount of Specified Foreign Currency Loans repaid during such Specified Foreign Currency Participation Settlement Period to DBNY, each Participating Specified Foreign Currency Lender shall pay to DBNY (through the Administrative Agent), no later than 11:00 a.m. (New York time) on such Specified Foreign Currency Participation Settlement Date, an amount equal to such Participating Specified Foreign Currency Lender’s ratable share of the amount of such excess. If in any Specified Foreign Currency Participation Settlement Period the outstanding principal amount of the Specified Foreign Currency Loans repaid to DBNY in such period exceeds the total principal amount of the Specified Foreign Currency Loans made or deemed made by DBNY during such period, DBNY shall pay to each Participating Specified Foreign Currency Lender (through the Administrative Agent) on such Specified Foreign Currency Participation Settlement Date an amount equal to such Participating Specified

Foreign Currency Lender’s ratable share of such excess. Specified Foreign Currency Participation Settlements in respect of Specified Foreign Currency Loans shall be made in the respective Available Currency in which such Specified Foreign Currency Loan was funded on the Specified Foreign Currency Participation Settlement Date for such Specified Foreign Currency Loans.

(ii) If any Participating Specified Foreign Currency Lender fails to pay to DBNY on any Specified Foreign Currency Participation Settlement Date the full amount required to be paid by such Participating Specified Foreign Currency Lender to DBNY on such Specified Foreign Currency Participation Settlement Date in respect of such Participating Specified Foreign Currency Lender’s Specified Foreign Currency Participation (such Participating Specified Foreign Currency Lender’s “Specified Foreign Currency Participation Settlement Amount”) with DBNY, DBNY shall be entitled to recover such unpaid amount from such Participating Specified Foreign Currency Lender, together with interest thereon (in the same respective currency or currencies as the relevant Specified Foreign Currency Loans) at the Base Rate plus 2.00%. Without limiting DBNY’s rights to recover from any Participating Specified Foreign Currency Lender any unpaid Specified Foreign Currency Participation Settlement Amount payable by such Participating Specified Foreign Currency Lender to DBNY, the Administrative Agent shall also be entitled to withhold from amounts otherwise payable to such Participating Specified Foreign Currency Lender an amount equal to such Participating Specified Foreign Currency Lender’s unpaid Specified Foreign Currency Participation Settlement Amount owing to DBNY and apply such withheld amount to the payment of any unpaid Specified Foreign Currency Participation Settlement Amount owing by such Participating Specified Foreign Currency Lender to DBNY.

If any Specified Foreign Currency Loans convert to U.S. Dollars pursuant to Section 2.14, a Specified Foreign Currency Participation Settlement Date shall be deemed to automatically occur on the date of such conversion and DBNY shall receive an amount expressed in the respective Available Currency immediately prior to such conversion.

16.03 Obligations Irrevocable. The obligations of each Participating Specified Foreign Currency Lender to purchase from DBNY a participation in each Specified Foreign Currency Loan made by DBNY and to make payments to DBNY with respect to such participation, in each case as provided herein, shall be irrevocable and not subject to any qualification or exception whatsoever, including any of the following circumstances:

(i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents or of any Loans, against the Borrowers or any other Credit Party;

(ii) the existence of any claim, setoff, defense or other right which the Borrowers or any other Credit Party may have at any time against the Administrative Agent, any Participating Specified Foreign Currency Lender, or any other Person, whether in connection with this Agreement, any Specified Foreign Currency Loans, the transactions contemplated herein or any unrelated transactions;

(iii) any application or misapplication of any proceeds of any Specified Foreign Currency Loans;

(iv) the surrender or impairment of any security for any Specified Foreign Currency Loans;

(v) the occurrence of any Default or Event of Default;

(vi) the commencement or pendency of any events specified in Section 11.05, in respect of the Borrowers or any of its Subsidiaries or any other Person; or

(vii) the failure to satisfy the applicable conditions precedent set forth in Section 6 or 7.

16.04 Recovery or Avoidance of Payments. In the event any payment by or on behalf of any Borrower or any other Credit Party received by the Administrative Agent with respect to any Specified Foreign Currency Loan made by DBNY is thereafter set aside, avoided or recovered from the Administrative Agent in connection with any insolvency proceeding or due to any mistake of law or fact, each Participating Specified Foreign Currency Lender shall, upon written demand by the Administrative Agent, pay to DBNY (through the Administrative Agent) such Participating Specified Foreign Currency Lender’s U.S./European Percentage of such amount set aside, avoided or recovered, together with interest at the rate and in the currency required to be paid by DBNY or the Administrative Agent upon the amount required to be repaid by it.

16.05 Indemnification by Lenders. Each Participating Specified Foreign Currency Lender agrees to indemnify DBNY (to the extent not reimbursed by the Borrowers and without limiting the obligations of the Borrowers hereunder or under any other Credit Document) ratably for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against DBNY in any way relating to or arising out of any Specified Foreign Currency Loans or any action taken or omitted by DBNY in connection therewith; provided that no Participating Specified Foreign Currency Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of DBNY (as determined by a court of competent jurisdiction in a final non-appealable judgment). Without limiting the foregoing, each Participating Specified Foreign Currency Lender agrees to reimburse DBNY promptly upon demand for such Participating Specified Foreign Currency Lender’s ratable share of any costs or expenses payable by the Borrowers to DBNY in respect of the Specified Foreign Currency Loans to the extent that DBNY is not promptly reimbursed for such costs and expenses by the Borrowers. The agreement contained in this Section 16.05 shall survive payment in full of all Specified Foreign Currency Loans.

16.06 Specified Foreign Currency Loan Participation Fee. In consideration for each Participating Specified Foreign Currency Lender’s participation in the Specified Foreign Currency Loans made by DBNY, DBNY agrees to pay to the Administrative Agent for the account of each Participating Specified Foreign Currency Lender, as and when DBNY receives payment of interest on its Specified Foreign Currency Loans, a fee (the “Specified Foreign Currency Participation Fee”) at a rate per annum equal to the Applicable Margin on such Specified Foreign Currency Loans minus 0.25% on the Unfunded Specified Foreign Currency Participation of such Participating Specified Foreign Currency Lender in such Specified Foreign Currency Loans of DBNY. The Specified Foreign Currency Participation Fee in respect of any unfunded Specified Foreign Currency Participation in a Specified Foreign Currency Loan shall be payable to the Administrative Agent in the Available Currency in which the respective Specified Foreign Currency Loan was funded when interest on such Specified Foreign Currency Loan is received by DBNY. If DBNY does not receive payment in full of such interest, the Specified Foreign Currency Participation Fee in respect of the unfunded Specified Foreign Currency Participation in such Specified Foreign Currency Loans shall be reduced proportionately. Any amounts payable under this Section 16.06 by the Administrative Agent to the Participating Specified Foreign Currency Lenders shall be paid in the Available Currency in which the respective Specified Foreign Currency Loan was funded (or, if different, the currency in which such interest payments are actually received).

*     *     *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

ALERIS INTERNATIONAL, INC.

By:	/s/ Michael D. Friday
	Name:	Michael D. Friday
	Title:	Executive Vice President and Chief Financial Officer

AURORA ACQUISITION MERGER SUB, INC.

By:	/s/ Clive Bode
	Name:	Clive Bode
	Title:	Vice President

ALCHEM ALUMINUM, INC.

ALCHEM ALUMINUM SHELBYVILLE, INC.

ALERIS, INC.

ALERIS OHIO MANAGEMENT, INC.

ALSCO HOLDINGS, INC.

ALSCO METALS CORPORATION

ALUMITECH OF CLEVELAND, INC.

ALUMITECH OF WABASH, INC.

ALUMITECH OF WEST VIRGINIA, INC.

ALUMITECH, INC.

AWT PROPERTIES, INC.

CA LEWISPORT, LLC

CI HOLDINGS, LLC

COMMONWEALTH ALUMINUM CONCAST, INC.

COMMONWEALTH ALUMINUM LEWISPORT, LLC

COMMONWEALTH ALUMINUM METALS, LLC

COMMONWEALTH ALUMINUM SALES CORPORATION

Amended and Restated ABL Credit Agreement

COMMONWEALTH ALUMINUM TUBE ENTERPRISES, LLC

COMMONWEALTH ALUMINUM, LLC

COMMONWEALTH FINANCING CORP.

COMMONWEALTH INDUSTRIES, INC.

ETS SCHAEFER CORPORATION

GULF REDUCTION CORPORATION

IMCO INTERNATIONAL, INC.

IMCO INVESTMENT COMPANY

IMCO RECYCLING OF CALIFORNIA, INC.

IMCO RECYCLING OF IDAHO, INC.

IMCO RECYCLING OF ILLINOIS INC.

IMCO RECYCLING OF INDIANA INC.

IMCO RECYCLING OF MICHIGAN L.L.C.

IMCO RECYCLING OF OHIO INC.

IMCO RECYCLING OF UTAH INC.

IMCO RECYCLING SERVICES COMPANY

IMSAMET, INC.

ALERIS BLANKING AND RIM PRODUCTS, INC. (f/k/a/ INDIANA ALUMINUM INC.)

INTERAMERICAN ZINC, INC.

METALCHEM, INC.

MIDWEST ZINC CORPORATION

ROCK CREEK ALUMINUM, INC.

SILVER FOX HOLDING COMPANY

U.S. ZINC CORPORATION

U.S. ZINC EXPORT CORPORATION

WESTERN ZINC CORPORATION

By:	/s/ Michael D. Friday
Name:	Michael D. Friday
Title:	Director

Amended and Restated ABL Credit Agreement

IMCO INDIANA PARTNERSHIP L.P.
By: IMCO International, Inc., its General Partner

By:	/s/ Michael D. Friday
	Name:	Michael D. Friday
	Title:	President

IMCO INVESTMENT COMPANY

By:	/s/ Michael D. Friday
	Name:	Michael D. Friday
	Title:	President

IMCO MANAGEMENT PARTNERSHIP, L.P. By: Aleris International, Inc., its General Partner

By:	/s/ Michael D. Friday
	Name:	Michael D. Friday
	Title:	Executive VP and CFO

Amended and Restated ABL Credit Agreement

CORUS S.E.C./CORUS L.P., acting and represented by its general partner, CORUS ALUMINIUM INC.

By:	/s/ Michael D. Friday
	Name:	Michael D. Friday
	Title:	Director

Amended and Restated ABL Credit Agreement

ALERIS SWITZERLAND GMBH

By:	/s/ Michael D. Friday
	Name:	Michael D. Friday
	Title:	Managing Officer

Amended and Restated ABL Credit Agreement

BANK OF MONTREAL,

By:	/s/ Ben Ciallella
	Name:	Ben Ciallella
	Title:	Vice President

Amended and Restated ABL Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, Individually and as Administrative Agent

By:	/s/ Carin Keegan
	Name:	Carin Keegan
	Title:	Vice President

By:	/s/ Scottye Lindsey
	Name:	Scottye Lindsey
	Title:	Director

Amended and Restated ABL Credit Agreement

DEUTSCHE BANK AG, CANADA BRANCH, Individually and as Canadian Administrative Agent

By:	/s/ ILLEGIBLE
Name:
	Title:	Vice President

By:	/s/ Marcellus Leung
	Name:	Marcellus Leung
	Title:	Assistant Vice President

Amended and Restated ABL Credit Agreement

The CIT Group/Business Credit, Inc.,

By:	/s/ Debra Putzer
	Name:	Debra Putzer
	Title:	Senior Vice President

Amended and Restated ABL Credit Agreement

NATIONAL CITY BUSINESS CREDIT, INC., Individually and as Co-Documentation Agent

By:	/s/ Anthony Alexander
	Name:	Anthony Alexander
	Title:	Vice President

Amended and Restated ABL Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, Individually and as Co-Documentation Agent

By:	/s/ Timothy Culver
	Name:	Timothy Culver
	Title:	Vice President

Amended and Restated ABL Credit Agreement

COMMERZBANK AG, New York and Grand Cayman Branches

By:	/s/ Graham A. Warning
	Name:	Graham A. Warning
	Title:	Assistant Vice President

By:	/s/ John Marlatt
	Name:	John Marlatt
	Title:	Senior Vice President

Amended and Restated ABL Credit Agreement

Citicorp North America Inc.,

By:	/s/ Keith R. Gerding
	Name:	Keith R. Gerding
	Title:	Director & Vice President

Amended and Restated ABL Credit Agreement

LASALLE BUSINESS CREDIT, LLC,

By:	/s/ Mitchell J. Tarvid
	Name:	Mitchell J. Tarvid
	Title:	First Vice President

Amended and Restated ABL Credit Agreement

HSBC Business Credit (USA) Inc.,

By:	/s/ Matthew W. Rickert
	Name:	Matthew W. Rickert
	Title:	Vice President

Amended and Restated ABL Credit Agreement

BAYERISCHE LANDESBANK, New York Branch

By:	/s/ Christopher Dowd
	Name:	Christopher Dowd
	Title:	Vice President

By:	/s/ Dorma M. Quilty
	Name:	Dorma M. Quilty
	Title:	Vice President

Amended and Restated ABL Credit Agreement

[NAME OF INSTITUTION],

By:	/s/ Jeremy Harrison
	Name:	Jeremy Harrison
	Title:	Vice President - ABL
Lloyds TSB Commercial Finance LTD 1251 Avenue of the Americas, 39th Floor New York, New York 10020

Amended and Restated ABL Credit Agreement

Wells Fargo Bank, N.A., as a Lender

By:	/s/ Bruce McGrath
	Name:	Bruce McGrath
	Title:	Senior Vice President

Amended and Restated ABL Credit Agreement

REGIONS BANK,

By:	/s/ Wendy B. Nelson
	Name:	Wendy B. Nelson
	Title:	Attorney-in-Fact

Amended and Restated ABL Credit Agreement

Key Bank National Association,

By:	/s/ Alex Strazzella
Name: Alex Strazzella
Title: Senior Vice President

Amended and Restated ABL Credit Agreement

BURDALE FINANCIAL LIMITED

By:	/s/ Brian Gitlin
Name: Brian Gitlin
Title: Director

By:	/s/ Nigel Hogg
Name: Nigel Hogg
Title: Director

Amended and Restated ABL Credit Agreement

FORTIS CAPITAL CORP.

By:	/s/ John Crawford
Name: John Crawford
Title: Managing Director

By:	/s/ Michiel van der Voort
Name: Michiel van der Voort
Title: Managing Director

Amended and Restated ABL Credit Agreement

Union Bank of California, N.A.,

By:	/s/ Brent Housteau
Name: Brent Housteau
Title: Vice President

Amended and Restated ABL Credit Agreement

UPS Capital Corporation,

By:	/s/ John P. Holloway
Name: John P. Holloway
Title: Director of Portfolio Management

Amended and Restated ABL Credit Agreement

WACHOVIA BANK, NATIONAL ASSOCIATION,

By:	/s/ J. Patrick Moody
Name: J. Patrick Moody
Title: Vice President

Amended and Restated ABL Credit Agreement

Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc.,

By:	/s/ Richard Holston
Name: Richard Holston
Title: Vice President

Amended and Restated ABL Credit Agreement

ING CAPITAL LLC, As a Lender,

By:	/s/ William C. Beddingfield
Name: William C. Beddingfield
Title: Managing Director

Amended and Restated ABL Credit Agreement

RBC Royal Bank of Canada

By:	/s/ Aboudy Asha
Name: Aboudy Asha
Title: Manager, Underwriting

By:	/s/ Stuart Coulter
Name: Stuart Coulter
Title: Sr. Portfolio Manager

Amended and Restated ABL Credit Agreement

JPMORGAN CHASE BANK, N.A., Individually and as Lender

By:	/s/ Michael F. McCullough
Name: Michael F. McCullough
Title: Senior Vice President

Amended and Restated ABL Credit Agreement

FIFTH THIRD BANK

By:	/s/ Roy C. Lanctot
Name: Roy C. Lanctot
Title: Vice President

Amended and Restated ABL Credit Agreement

Allied Irish Banks, p.l.c.

By:	/s/ Martin Chin
	Name:	Martin Chin
	Title:	Senior Vice President

By:	/s/ John F. Farrace
	Name:	John F. Farrace
	Title:	Co-Head Leverage Finance Director of Corporate Banking North America

Amended and Restated ABL Credit Agreement

ISRAEL DISCOUNT BANK OF NEW YORK,

By:	/s/ Rahum Williams
Name: Rahum Williams
Title: Vice President

By:	/s/ Roy Grossman
Name: Roy Grossman
Title: Senior Vice President

Amended and Restated ABL Credit Agreement

General Electric Capital Corporation,

By:	/s/ Mark E. Blankstein
Name: Mark E. Blankstein
Title: Duly Authorized Signatory

Amended and Restated ABL Credit Agreement